As filed with the Securities and Exchange Commission on September 23, 1998

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-4

                                ---------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                            BROOKS AUTOMATION, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                         3559                  04-304066
(State or other jurisdiction of      (primary standard        (I.R.S. employer
 incorporation or organization)          industrial          identification no.)
                                    classification code)

                              15 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                                (978) 262-2610
  (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                              ROBERT J. THERRIEN
                            Brooks Automation, Inc.
                              15 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                                (978) 262-2610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

       LAWRENCE M. LEVY, ESQ.                        MICHAEL A. CONZA, ESQ.
   Brown, Rudnick, Freed & Gesmer               Testa, Hurwitz & Thibeault, LLP
       One Financial Center                              125 High Street
     Boston, Massachusetts 02111                  Boston, Massachusetts 02110
          (617) 856-8200                                  (617) 248-7000

                                ---------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of FASTech Acquisition Corporation, a wholly-owned subsidiary of Brooks Automation, Inc., with and into FASTech Integration, Inc. pursuant to an Agreement and Plan of Merger dated September 21, 1998 described in the enclosed Consent Statement/Prospectus have been satisfied or waived.

                                ---------------

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                   Amount              Proposed          Proposed maximum
          Title of each class of                    to be          maximum offering     aggregate offering    Amount of registration

        securities to be registered             registered(1)     price per share(2)         price(2)                   fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per share.....     1,000,000 shares           $10.77          $10,768,000             $3,176.56
------------------------------------------------------------------------------------------------------------------------------------

Rights to Purchase Preferred Stock (3).....         1,000,000                ---               ---                    ---
====================================================================================================================================

(1) Based upon an estimate of the maximum number of shares of the Registrant's Common Stock, $ .01 par value per share, issuable in the merger described herein to holders of shares of capital stock of FASTech Integration, Inc.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended. The Registrant is acquiring all of the capital stock of FASTech Integration, Inc. ("FASTech"). There is no market for the securities of FASTech being acquired by the Registrant and FASTech has an accumulated capital deficit. One third of the par value of the FASTech securities being acquired by the Registrant equals $10,768,000.

(3) Pursuant to a Rights Agreement entered into in 1992, one right (each a "right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                    PRELIMINARY CONSENT STATEMENT MATERIALS

                           FASTECH INTEGRATION, INC.
                                 LINCOLN NORTH
                              55 OLD BEDFORD ROAD
                               LINCOLN, MA  01773

                               CONSENT STATEMENT
               CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

                                ---------------

     This Consent Statement/Prospectus is being furnished to stockholders of FASTech Integration, Inc., a Delaware corporation ("FASTech"), in connection with the solicitation of written consents by the Board of Directors of FASTech (the "Board") with respect to the matters set forth below. This Consent Statement/Prospectus is first being mailed to stockholders of FASTech on or about [ ], 1998.

     In connection with this Consent Statement/Prospectus, stockholders are being asked:

     (i) to consider and consent to a proposal to adopt an Agreement and Plan of Merger, dated as of September 21, 1998 (the "Merger Agreement"), by and among Brooks Automation, Inc. ("Brooks"), FASTech Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Brooks ("Merger Sub"), and FASTech, and the merger of the Merger Sub with and into FASTech (the "Merger"). If the Merger Agreement and the Merger are approved, and the Merger becomes effective, FASTech will become a wholly-owned subsidiary of Brooks and all shares of FASTech common stock, $0.000002 par value per share ("FASTech Common Stock") and FASTech preferred stock, $0.01 par value per share ("FASTech Preferred Stock," together with the FASTech Common Stock, the "FASTech Capital Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive a total of approximately 850,000 shares of Brooks' common stock, $0.01 par value per share (together with certain rights to purchase preferred stock of Brooks, "Brooks Common Stock"),

     (ii) to consider and consent to a proposal to amend (the "Amendment")
Section 4.3 of Article FOURTH of FASTech's Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), so that the Merger shall not be deemed, for purposes of Section 4 of FASTech's Certificate of Incorporation, to be a liquidation, dissolution or winding up of FASTech entitling the holders of FASTech Preferred Stock to certain preferences upon distribution of the Brooks Common Stock as a result of the Merger, provided that nothing in this proposal shall affect the rights of the holders of FASTech Common Stock or FASTech Preferred Stock to receive shares of Brooks Common Stock as provided in the Merger Agreement. The Amendment, if approved, shall be effected prior to the consummation of the Merger,

     (iii) to consider and consent to a proposal to waive any requirement of advance written notice that may have been required in connection with the Merger pursuant to Section 4.3 of Article FOURTH and any other section of FASTech's Certificate of Incorporation.

The approval of the foregoing proposals requires the affirmative consent of the holders of: (i) a majority of the outstanding shares of FASTech Common Stock and FASTech Preferred Stock, voting together as a single class; (ii) a majority of the outstanding shares of FASTech Common Stock, voting as a single class;
(iii) at least 60% of the outstanding shares of FASTech Preferred Stock, voting as a single class; (iv) a majority of the outstanding shares of FASTech Series A Preferred Stock, voting as a separate class; (v) a majority of the outstanding shares of FASTech Series B Preferred Stock, voting as a separate class; (vi) at least 60% of the outstanding shares of FASTech Series C Preferred Stock, voting as a separate class; (vii) at least 51% of the outstanding shares of FASTech Series D

Preferred Stock, voting as a separate class; and (viii) a majority of the outstanding shares of FASTech Series E Preferred Stock, voting as a separate class.

     The principal executive offices of FASTech are located at Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773. The telephone number of the principal executive offices of FASTech is (781) 259-3131.

     Your Board of Directors deems the Merger advisable, unanimously has determined that the Merger is fair to and in the best interest of FASTech and its stockholders, unanimously has approved the Merger Agreement (and the transactions contemplated thereby) and unanimously recommends that stockholders consent in favor of the Merger, the proposal to amend FASTech's Certificate of Incorporation and the proposal relating to the waiver of certain notice requirements.

     In connection with the proposed Merger, appraisal rights will be available to those stockholders of FASTech who comply with the requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Appendix C of the Consent Statement/Prospectus. See the section entitled "The Merger and Related TransactionsAppraisal Rights" in the Consent Statement/Prospectus for a discussion of the requirements of and the procedures to be followed in exercising appraisal rights in connection with the proposed Merger under Section 262 of the DGCL.

     THE MATTERS DESCRIBED HEREIN ARE OF GREAT IMPORTANCE TO FASTech. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT STATEMENT/PROSPECTUS.

           The date of this Consent Statement/Prospectus is [ ], 1998

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. THIS CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE CONSENT STATEMENT/PROSPECTUS IS DELIVERED IN FINAL FORM.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   PRELIMINARY CONSENT STATEMENT/PROSPECTUS
                           DATED SEPTEMBER 23, 1998

                                ---------------

   BROOKS AUTOMATION, INC.                         FASTECH INTEGRATION, INC.

        PROSPECTUS                                      CONSENT STATEMENT

                         COMMON STOCK, $0.01 PAR VALUE

                                ---------------

  This Consent Statement/Prospectus is being furnished to stockholders of FASTech Integration, Inc., a Delaware corporation ("FASTech"), in connection with the solicitation of written consents by the Board of Directors of FASTech with respect to matters set forth in this Consent Statement/Prospectus.

  This Consent Statement/Prospectus relates to the proposed merger (the "Merger") of FASTech Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Brooks Automation, Inc., a Delaware corporation ("Brooks"), with and into FASTech, with FASTech surviving the Merger, pursuant to an Agreement and Plan of Merger, dated as of September 21, 1998, a copy of which is attached hereto as Appendix A (the "Merger Agreement"), among FASTech, Merger Sub and Brooks. As a result of the Merger, FASTech will become a wholly-owned subsidiary of Brooks.

  At the effective time of the Merger (the "Effective Time"), each share of FASTech common stock, $0.000002 par value per share (the "FASTech Common Stock"), issued and outstanding immediately prior to the Effective Time will be converted into 0.127469 shares of Brooks common stock, $0.01 par value per share (the "Brooks Common Stock"), provided that the total number of shares of Brooks Common Stock issuable in conversion for FASTech Common Stock shall not exceed 175,000 shares, subject to upward adjustment for shares of FASTech Common Stock issued upon exercise of options to purchase FASTech Common Stock or upon conversion of FASTech Preferred Stock (as defined below) prior to the Effective Time. At the Effective Time, each share of each series of preferred stock, $0.01 par value per share, of FASTech (collectively, the "FASTech Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into shares of Brooks Common Stock, as follows: (i) each share of FASTech Series A Preferred Stock will be converted into 0.147209 shares of Brooks Common Stock; (ii) each share of FASTech Series B Preferred Stock will be converted into 0.167118 shares of Brooks Common Stock; (iii) each share of FASTech Series C Preferred Stock will be converted into 0.197585 shares of Brooks Common Stock; (iv) each share of FASTech Series D Preferred Stock will be converted into 0.372104 shares of Brooks Common Stock; and (v) each share of FASTech Series E Preferred Stock will be converted into 0.252057 shares of Brooks Common Stock. The total number of shares of Brooks Common Stock issuable upon the conversion of FASTech Preferred Stock shall not exceed 675,000 shares, subject to downward adjustment for FASTech Preferred Stock which is converted into shares of FASTech Common Stock prior to the Effective Time. Holders of FASTech Common Stock and FASTech Preferred Stock (together, "FASTech Capital Stock") will also receive, together with each share of Brooks Common Stock issued in connection with the Merger, an associated junior preferred stock purchase right ("Rights") pursuant to the Rights Agreement dated as of July 23, 1997, as amended (the "Rights Agreement"), between Brooks and BankBoston, N.A., as Rights Agent. References herein to the Brooks Common Stock issuable in the Merger shall be deemed to include the associated Rights.

  Shares of FASTech which are not voted in favor of the Merger and as to which the holders have properly demanded appraisal in accordance with the Delaware General Corporation Law (the "DGCL") will be entitled to receive such consideration as is determined to be due in accordance with the DGCL.

  At the Effective Time, Brooks will cause 85,000 shares of Brooks Common Stock issued in connection with the Merger to be deposited in escrow with State Street Bank and Trust Company, as escrow agent to secure certain indemnification obligations. The number of shares received by each FASTech stockholder in connection with the Merger will be reduced by such stockholder's pro rata portion of such escrow shares. The escrow shares will be distributed to the stockholders of FASTech Capital Stock entitled thereto only if certain conditions are met. See "Risk Factors."

  In addition, in connection with this Consent Statement/Prospectus, the holders of FASTech Capital Stock will be asked to consider and consent to a proposal to amend FASTech's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") so that the Merger shall not be deemed for certain purposes to be a liquidation, a dissolution or winding up of FASTech entitling the holders of FASTech Preferred Stock to certain preferences on distribution of the Brooks Common Stock as a result of the Merger. The form of amendment to the Certificate of Incorporation is attached hereto as Appendix B. In addition, the holders of FASTech Capital Stock will be asked to consider and consent to a proposal to waive any advance written notice that may have been required in connection with the Merger under FASTech's Certificate of Incorporation.

  This Consent Statement/Prospectus also constitutes the Prospectus of Brooks under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Brooks Common Stock to be issued in connection with the Merger. Shares of Brooks Common Stock are traded on the Nasdaq National Market under the symbol "BRKS." On September 21, 1998, the closing sales price of the Brooks Common Stock, as reported on the Nasdaq National Market, was $87/8 per share.

  This Consent Statement/Prospectus and the accompanying form of consent are first being mailed to FASTech stockholders on or about [ ], 1998.

  The Board of Directors of FASTech deems the Merger advisable, has unanimously determined that the Merger is fair to and in the best interests of FASTech and its stockholders, unanimously approved the Merger Agreement (and the transactions contemplated thereby) and unanimously recommends that holders of FASTech Capital Stock consent in favor of the approval and adoption of the Merger Agreement and the Merger, the proposal to amend FASTech's Certificate of Incorporation and the proposal relating to the waiver of certain notice requirements. See "The Merger and Related Transactions--Background of the Merger," "--FASTech's Reasons for the Merger," "--Recommendation of FASTech's Board of Directors" and "--Interests of Certain Persons in the Merger."

THE PROPOSED MERGER IS A COMPLEX TRANSACTION. FASTECH STOCKHOLDERS ARE STRONGLY URGED TO READ THIS CONSENT STATEMENT/PROSPECTUS IN ITS ENTIRETY. THE COMMON STOCK OF BROOKS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 20.

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
 HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Consent Statement/Prospectus is [ ], 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS CONSENT STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CONSENT STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS CONSENT STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A CONSENT, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS CONSENT STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED BY REFERENCE HEREIN AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

   Brooks is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and North-West Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website (the "Commission Website") that contains reports, proxy and information statements and other information regarding Brooks. The address of the Commission Website is http://www.sec.gov. In addition, material filed by Brooks may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

   Brooks has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the shares of Brooks Common Stock to be issued in the Merger. This Consent Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 or on the Commission Website. Statements contained in this Consent Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  ALL INFORMATION CONTAINED IN THIS CONSENT STATEMENT/PROSPECTUS WITH RESPECT TO BROOKS AND MERGER SUB HAS BEEN PROVIDED BY BROOKS. ALL INFORMATION CONTAINED IN THIS CONSENT STATEMENT/PROSPECTUS WITH RESPECT TO FASTECH HAS BEEN PROVIDED BY FASTECH.

                                ---------------

  Aculigner/TM/, Acutran/TM/, Acutrav/TM/, BiSymmetrik/TM/, Caliber/TM/, Hercules/TM/, InCooler/TM/, InLigner/TM/, LeapFrog/TM/, MagnaTran/TM/, Marathon/TM/, Marathon Express/TM/, MultiTran/TM/, VCE/TM/, VacuTran/TM/, We Deliver Productivity/TM/ and the Brooks logo are trademarks of Brooks.

  CELLguide/R/, CELLman/R/, CELLworks/R/, FACTORYworks/R/, FASTech/R/, FASTech Integration/R/, FASTech Integration, Inc./R/, SPCsrv/TM/, STATIONworks/TM/, FASTspc/TM/, WinClient/TM/, WinSECS/TM/, TOM/TM/, Xsite/TM/, FMMS/TM/ and the FASTech logo are trademarks of FASTech.

Service marks and trademarks of other companies are used in this Consent Statement/Prospectus.

                               TABLE OF CONTENTS

PRELIMINARY CONSENT STATEMENT/PROSPECTUS DATED SEPTEMBER 23, 1998............  1
AVAILABLE INFORMATION........................................................  3
SUMMARY......................................................................  6
 INDEMNIFICATION AND ESCROW.................................................. 11
RISK FACTORS................................................................. 20
CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING........................... 28
 GENERAL..................................................................... 28
 OUTSTANDING SHARES.......................................................... 28
 VOTING OF SHARES............................................................ 28
 SHARE OWNERSHIP OF MANAGEMENT............................................... 28
 AGREEMENTS TO VOTE.......................................................... 28
 SOLICITATION OF CONSENTS AND EXPENSES....................................... 28
 MATTERS TO BE VOTED UPON; CONSENTS REQUIRED................................. 29
THE MERGER AND RELATED TRANSACTIONS.......................................... 31
 GENERAL..................................................................... 31
 BACKGROUND OF THE MERGER.................................................... 32
 BROOKS' REASONS FOR THE MERGER.............................................. 35
 FASTECH'S REASONS FOR THE MERGER............................................ 35
 RECOMMENDATION OF FASTECH'S BOARD OF DIRECTORS.............................. 36
 INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................. 36
 MATERIAL CONTACTS BETWEEN BROOKS AND FASTECH................................ 36
 REPRESENTATIONS, WARRANTIES AND COVENANTS................................... 37
 CONDUCT OF BUSINESS OF FASTECH PENDING THE MERGER........................... 38
 NO SOLICITATION............................................................. 38
 CONDITIONS TO THE MERGER.................................................... 39
 EFFECTIVE TIME.............................................................. 40
 INDEMNIFICATION, ESCROW AND THE STOCKHOLDERS REPRESENTATIVE................. 40
 TERMINATION................................................................. 42
 CONSEQUENCES OF TERMINATION................................................. 42
 CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES............... 43
 CERTAIN FEDERAL INCOME TAX MATTERS.......................................... 44
 ACCOUNTING TREATMENT........................................................ 45
 FEDERAL SECURITIES LAW CONSEQUENCES......................................... 46
 REGULATORY MATTERS.......................................................... 46
 NASDAQ NATIONAL MARKET LISTING.............................................. 46
 APPRAISAL RIGHTS............................................................ 46
 WAIVER AND AMENDMENT........................................................ 48
COMPARATIVE MARKET PRICE DATA................................................ 49
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............................. 51
UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA......................... 54
BROOKS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS........................................................ 55
FASTECH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS........................................................ 62
INFORMATION REGARDING BROOKS................................................. 67
INFORMATION REGARDING FASTECH................................................ 76
BROOKS MANAGEMENT............................................................ 77
CERTAIN TRANSACTIONS......................................................... 82
FASTECH MANAGEMENT........................................................... 82
PRINCIPAL STOCKHOLDERS OF BROOKS............................................. 83
PRINCIPAL STOCKHOLDERS OF FASTECH............................................ 84

DESCRIPTION OF BROOKS SECURITIES............................................. 86
COMPARISON OF RIGHTS OF STOCKHOLDERS OF BROOKS AND FASTECH................... 89
CHANGE IN INDEPENDENT ACCOUNTANTS............................................ 92
LEGAL MATTERS................................................................ 92
EXPERTS...................................................................... 92
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................... 93
APPENDIX A  -  AGREEMENT AND PLAN OF MERGER..................................A-1
APPENDIX B  -  AMENDMENT TO CERTIFICATE OF INCORPORATION.....................B-1
APPENDIX C  -  DELAWARE GENERAL CORPORATION LAW SECTION 262..................C-1

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Consent Statement/Prospectus or incorporated by reference herein. References to "Brooks Common Stock" include "rights" issuable pursuant to that certain Rights Agreement entered into in July 1997 providing for the delivery of a Right along with each share of Brooks Common Stock issued by Brooks. FASTech stockholders should carefully consider the information set forth under the heading "Risk Factors."

  Certain statements in this Consent Statement/Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The information contained herein under the headings "Brooks Management's Discussion and Analysis of Financial Condition and Results of Operations", "FASTech Management's Discussion and Analysis of Financial Condition and Results of Operations", "Information Regarding Brooks" and "Information Regarding FASTech" contain such forward-looking statements concerning the future of the industry, product development, business strategy (including future acquisitions), continued acceptance and growth of Brooks' and FASTech's products and dependence on significant customers. The words "believe," "expect," "anticipate," "intend," "project" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. All such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brooks or FASTech to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed below under the heading entitled "Risk Factors."

                                 THE COMPANIES

BROOKS AUTOMATION, INC.

  Brooks Automation, Inc., a Delaware corporation ("Brooks") is a leading worldwide independent developer, manufacturer and supplier of substrate handling robots, modules, software, controls and fully integrated cluster tool handling systems for the semiconductor and flat panel display process equipment industries. Brooks' products have evolved from individual robots used to transfer semiconductor wafers in advanced production equipment to fully integrated handling system solutions that increase the throughput and utilization of semiconductor and flat panel display process equipment. In 1996, Brooks acquired Techware Systems Corporation (now Brooks Canada), a designer and supplier of integrated equipment control software for the semiconductor and related industries, expanding its software and control capability. In 1997, Brooks introduced a line of products for the atmospheric handling market, including in-line and controlled environment systems, robots, aligners and traversers. The mailing address of Brooks' principal executive offices is:
15 Elizabeth Drive, Chelmsford, Massachusetts 01824, and its telephone number is
(978) 262-2400.

FASTECH ACQUISITION CORPORATION

  FASTech Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Brooks, is a newly formed Delaware corporation created for the sole purpose of consummating the transactions contemplated by the Merger Agreement. Merger Sub has not conducted any activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Consent Statement/Prospectus. As a result of the Merger, Merger Sub will be merged with and into FASTech, with FASTech surviving the Merger and becoming a wholly-owned subsidiary of Brooks. The mailing address and telephone number of Merger Sub are the same as those of Brooks.

FASTECH INTEGRATION, INC.

  FASTech Integration, Inc. ("FASTech"), a Delaware corporation, designs, develops, markets and supports an integrated suite of manufacturing execution system ("MES") workflow software products to the semiconductor, electronics and general discrete manufacturing industries. MES software is designed to control plant floor operations and fill the gap between control applications and enterprise resource planning ("ERP") systems. MES applications coordinate and track the activities of manufacturing resources, including equipment, material, operators, engineers and software applications. FASTech provides integrated MES products for controlling complex manufacturing processes, a flexible, distributed MES framework for improved scaleability and integration, and, object-based software tools for customization and equipment integration. In 1998, FASTech acquired Midas Software, Inc. (now Midas Software, a FASTech Company), a designer and developer of equipment maintenance tracking software. The mailing address of FASTech's principal executive offices is: Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773 and its telephone number is:
(781) 259-3131.

               CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

PURPOSES OF THE CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING AND CONSENT REQUIREMENTS

  In connection with this Consent Statement/Prospectus, stockholders are being asked:

  (i) to consider and consent to a proposal to adopt an Agreement and Plan of Merger, dated as of September 21, 1998 (the "Merger Agreement"), by and among Brooks, Merger Sub, and FASTech, and the merger of the Merger Sub with and into FASTech (the "Merger"). If the Merger Agreement and the Merger are approved, and the Merger becomes effective, FASTech will become a wholly-owned subsidiary of Brooks and all shares of FASTech common stock, $0.000002 par value per share ("FASTech Common Stock") and FASTech preferred stock, $0.01 par value per share ("FASTech Preferred Stock," together with the FASTech Common Stock, the "FASTech Capital Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive a total of approximately 850,000 shares of Brooks common stock, $0.01 par value per share (together with certain rights to purchase preferred stock of Brooks, "Brooks Common Stock"),

  (ii) to consider and consent to a proposal to amend (the "Amendment") Section
4.3 of Article FOURTH of FASTech's Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), so that the Merger shall not be deemed, for purposes of Section 4 of FASTech's Certificate of Incorporation, to be a liquidation, dissolution or winding up of FASTech entitling the holders of FASTech Preferred Stock to certain preferences upon distribution of the Brooks Common Stock as a result of the Merger, provided that nothing in this proposal shall affect the rights of the holders of FASTech Common Stock or FASTech Preferred Stock to receive shares of Brooks Common Stock as provided in the Merger Agreement. The Amendment, if approved, shall be effected prior to the consummation of the Merger,

  (iii) to consider and consent to a proposal to waive any requirement of advance written notice that may have been required in connection with the Merger pursuant to Section 4.3 of Article FOURTH and any other section of FASTech's Certificate of Incorporation.

  The approval of the foregoing proposals requires the affirmative consent of the holders of: (i) a majority of the outstanding shares of FASTech Common Stock and FASTech Preferred Stock, voting together as a single class; (ii) a majority of the outstanding shares of FASTech Common Stock, voting as a single class; (iii) at least 60% of the outstanding shares of FASTech Preferred Stock, voting as a single class; (iv) a majority of the outstanding shares of FASTech Series A Preferred Stock, voting as a separate class; (v) a majority of the outstanding shares of FASTech Series B Preferred Stock, voting as a separate class; (vi) at least 60% of the outstanding shares of FASTech Series C Preferred Stock, voting as a separate class; (vii) at least 51% of the outstanding shares of FASTech Series D

Preferred Stock, voting as a separate class; and (viii) a majority of the outstanding shares of FASTech Series E Preferred Stock, voting as a separate class.

  As of September 22, 1998, 1,372,880 shares of FASTech Common Stock, 731,156 shares of FASTech Series A Preferred Stock, 480,572 shares of FASTech Series B Preferred Stock, 600,000 shares of FASTech Series C Preferred Stock, 942,909 shares of FASTech Series D Preferred Stock and 70,000 shares of FASTech Series E Preferred Stock were outstanding. Each share of FASTech Capital Stock is entitled to one vote on each matter to be acted upon by the class or classes of FASTech Capital Stock of which it is a part.

COMPARISON OF MERGER PROCEEDS ALLOCATION IN LIGHT OF PROPOSALS

  FASTech's Certificate of Incorporation currently provides each series of FASTech Preferred Stock with a preference over the FASTech Common Stock with respect to any payments or distributions made to the holders of FASTech Capital Stock upon certain liquidation, dissolution or winding up transactions involving FASTech. A merger of FASTech which results in the exchange of a majority of the outstanding shares of FASTech for securities issued by another corporation, such as the Merger, is deemed under the current Certificate of Incorporation to be a liquidation, dissolution or winding up transaction under the terms of FASTech's Certificate of Incorporation. The FASTech Preferred Stock preference payment amounts are not equal in amount or priority among the respective five series of FASTech Preferred Stock.

  The preference payment amount of each series of FASTech Preferred Stock is as follows: FASTech Series A Preferred Stock, original purchase price of $1.60 per share plus accrued dividends of $0.128 per share per annum from the date of issuance; FASTech Series B Preferred Stock, original purchase price of $1.75 per share plus accrued dividends of $0.14 per share per annum from the date of issuance; FASTech Series C Preferred Stock, original purchase price of $2.00 per share plus accrued dividends of $0.16 per share per annum from the date of issuance; FASTech Series D Preferred Stock, original purchase price of $3.50 per share plus accrued dividends of $0.28 per share per annum from the date of issuance; and FASTech Series E Preferred Stock, original purchase price of $3.50 per share. Further, if upon a liquidation, dissolution or winding up of FASTech, the assets to be distributed among the holders of FASTech Preferred Stock are insufficient to satisfy the preference payment amounts of each series of FASTech Preferred Stock in full, then any assets to be distributed shall be distributed first among the holders of FASTech Series D Preferred Stock until such series preference amount is satisfied, then among the holders of FASTech Series C Preferred Stock until such series preference amount is satisfied, then among the holders of FASTech Series B Preferred Stock until such series preference amount is satisfied, then among the holders of FASTech Series A Preferred Stock until such series preference amount is satisfied, and lastly among the holders of FASTech Series E Preferred Stock until such series preference amount is satisfied.

  Under FASTech's Certificate of Incorporation, assuming a trading price of Brooks Common Stock of $8.50 per share and assuming the FASTech Preferred Stock preference payment amounts are calculated as of September 30, 1998, the Merger consideration of 850,000 shares of Brooks Common Stock to be issued to holders of FASTech Capital Stock would be distributed as follows: (i) 582,534 shares to the holders of FASTech Series D Preferred Stock (100% of the Series D Preferred Stock preference amount), (ii) 238,677 shares to the holders of FASTech Series C Preferred Stock (100% of the Series C Preferred Stock preference amount), (iii) 28,789 shares to the holders of FASTech Series B Preferred Stock (approximately 16% of the Series B Preferred Stock preference amount) and (iv) no shares to the holders of FASTech Series A Preferred Stock, FASTech Series E Preferred Stock and FASTech Common Stock.

  After amendment to FASTech's Certificate of Incorporation as proposed in this Consent Statement/Prospectus, assuming a trading price of Brooks Common Stock of $8.50 per share, the Merger consideration of 850,000 shares of Brooks Common Stock will be distributed to the holders of FASTech capital stock as follows:
(i) 107,633 shares to the holders of FASTech Series A Preferred Stock (approximately 42% of the FASTech Series A Preferred Stock preference amount),
(ii) 80,312 shares to the holders of FASTech Series B Preferred Stock (approximately 46% of the FASTech Series B Preferred Stock preference amount),
(iii) 118,551 shares to the holders of FASTech Series C

Preferred Stock (approximately 50% of the FASTech Series C Preferred Stock preference amount), (iv) 350,860 shares to the holders of FASTech Series D Preferred Stock (approximately 60% of the FASTech Series D Preferred Stock preference amount), (v) 17,644 shares to the holders of FASTech Series E Preferred Stock (approximately 61% of the FASTech Series E Preferred Stock preference amount), and (vi) 175,000 shares to the holders of FASTech Common Stock.

  The number of shares of Brooks Common Stock received by each stockholder of FASTech in connection with the Merger will be reduced by such shareholder's pro rata portion of a total of 85,000 shares to be held in escrow. In addition, the Internal Revenue Service ("IRS") may take the position that the holders of FASTech Common Stock, FASTech Series A Preferred Stock, FASTech Series B Preferred Stock and FASTech Series E Preferred Stock, will recognize ordinary income as a result of the Amendment because such Amendment will entitle them to receive a greater portion of the shares of Brooks Common Stock in connection with the Merger than they otherwise would have received. See "Risk Factors-- Risks Relating to the Merger--Tax Risks of Amendment to Certificate of Incorporation" and "--Risks Relating to Indemnification and Escrow."


CONSENTING OF SHARES

  A form of consent for shares of FASTech Capital Stock is enclosed. Consents in the accompanying form which are properly executed, duly returned and not revoked will be counted in the determination of whether or not the proposals set forth herein have been approved.. If a consent is executed but no indication is made with respect to any one or more particular matters contained in such consent as to what action is to be taken, such consent will be deemed to constitute a consent to each particular matter contained thereon with respect to which no indication is made. Any consent may be revoked in writing at any time provided such written revocation is received by FASTech at the place fixed for receipt of consents prior to the close of business on September 29, 1998. The Board of Directors of FASTech, in their sole discretion, may extend the date upon which consents may be received or revoked.

SHARE OWNERSHIP OF MANAGEMENT

  As of September 21, 1998, the directors and executive officers of FASTech beneficially owned approximately 436,200 (approximately 28.7%) of the outstanding shares of FASTech Common Stock, 250,000 (41.7 %) of the outstanding shares of FASTech Series C Preferred Stock and 433,333 (46.0%) of the outstanding shares of FASTech Series D Preferred Stock.

AGREEMENTS TO VOTE

  James A. Pelusi and Steven D. Boulanger, the President and Treasurer of FASTech, respectively, have entered into agreements with Brooks pursuant to which they have agreed to vote and have granted Brooks irrevocable proxies with respect to all shares of FASTech Capital Stock over which they hold or have voting control (a total of 286,700 shares, or approximately 20.9% of the outstanding shares of FASTech Common Stock.

                                   THE MERGER

EFFECTS OF THE MERGER

  The Merger will become effective after satisfaction of all conditions to the Merger Agreement and on the date the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). Assuming all of the conditions to the Merger are fulfilled, it is expected that the Effective Time will occur on September 30, 1998, or as soon thereafter as practicable. Upon consummation of the Merger, FASTech will become a wholly-owned subsidiary of Brooks, and the stockholders of FASTech will become stockholders of Brooks.

CONVERSION OF SHARES

  FASTech Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party thereto or the holder of any of the following securities, each share of FASTech Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares held by stockholders ("Dissenting Stockholders") who properly perfect their rights to appraisal in accordance with Section 262 of the Delaware General Corporation Law, as amended (the "DGCL")) will be converted, before reduction on a pro rata basis for the Escrow Shares (as defined below), into 0.127469 shares of Brooks Common Stock (the "Common Stock Conversion Ratio"), provided that the total number of shares of Brooks Common Stock issuable to holders of FASTech Common Stock shall not exceed 175,000 shares, subject to upward adjustment for shares of FASTech Common Stock issued upon exercise of certain options to purchase FASTech Common Stock outstanding on August 17, 1998 or upon conversion of FASTech Preferred Stock prior to the Effective Time.

  FASTech Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party thereto or the holder of any of the following securities, each share of FASTech Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Dissenting Stockholders) will be converted, before reduction on a pro rata basis for the Escrow Shares, into shares of Brooks Common Stock as set forth below (each a "Preferred Stock Conversion Ratio"):

     (A)  each share of FASTech Series A Preferred Stock will be converted into
          0.147209 shares of Brooks Common Stock;

     (B)  each share of FASTech Series B Preferred Stock will be converted into
          0.167118 shares of Brooks Common Stock;

     (C)  each share of FASTech Series C Preferred Stock will be converted into
          0.197585 shares of Brooks Common Stock;

     (D)  each share of FASTech Series D Preferred Stock will be converted into
          0.372104 shares of Brooks Common Stock;

     (E)  each share of FASTech Series E Preferred Stock will be converted into
          0.252057 shares of Brooks Common Stock.

Notwithstanding the foregoing, in no event shall the total number of shares of Brooks Common Stock issuable upon conversion of the FASTech Preferred Stock exceed 675,000 shares, subject to downward adjustment for FASTech Preferred Stock which is converted into shares of FASTech Common Stock prior to the Effective Time.

  Upon consummation of the Merger, Brooks would issue a total of approximately 850,000 shares of Brooks Common Stock, representing approximately 7.7% of the shares of Brooks Common Stock that would be outstanding after the Merger, to the holders of outstanding shares of FASTech Capital Stock.

  Conversion of FASTech Options and Warrants. Each outstanding option to purchase FASTech Common Stock (the "FASTech Options") and each outstanding warrant to purchase FASTech Common Stock ("FASTech Warrants"), will be assumed by Brooks. Each FASTech Option or Warrant so assumed shall continue to have, and be subject to, the same terms and conditions set forth in the FASTech Option or Warrant prior to the Effective Time, except that (a) each FASTech Option and FASTech Warrant shall be exercisable for that number of whole shares of Brooks Common Stock equal to the number of shares of FASTech Common Stock that were issuable upon exercise of the FASTech Option and FASTech Warrant immediately prior to the Effective Time multiplied by the Common Stock Conversion Ratio, and
(b) the per share exercise price for the Brooks Common Stock issuable upon exercise of the FASTech Options and the FASTech Warrants will be equal to the quotient determined by dividing the exercise price at which such option or warrant was exercisable immediately prior to the Effective Time by the Common Stock Conversion Ratio. See "The Merger and Related Transactions--General."

RECOMMENDATION OF FASTECH'S BOARD OF DIRECTORS

  The FASTech Board of Directors deems the Merger advisable, has unanimously determined that the Merger is fair to, and in the best interests of, the FASTech stockholders and has approved the Merger Agreement and the Merger. The FASTech Board of Directors unanimously recommends that FASTech stockholders approve and adopt the Merger Agreement and the Merger. See "The Merger and Related Transactions--Background of the Merger," "--FASTech's Reasons for the Merger," "--Recommendation of FASTech's Board of Directors" and "--Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of FASTech's Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of FASTech's management (some of whom are members of FASTech's Board of Directors) and the FASTech Board of Directors have certain interests in the Merger in addition to their interests as stockholders of FASTech generally. The Merger Agreement includes provisions obligating Brooks to preserve and assume certain indemnification rights and benefits of the officers and directors of FASTech. Upon consummation of the Merger, James A. Pelusi, Jeffrey Cassis and Steven D. Boulanger, the President, Chief Executive Officer and director, Executive Vice President of Sales and Operations and Treasurer of FASTech, respectively, will be entitled to bonuses in the amounts of $98,000, $45,800 and $125,000. Upon consummation of the Merger, Messrs. Pelusi and Cassis and Michael Smith, Steve Aulds, and Marty Petraitis, the Vice President Engineering, Vice President Consulting Services and Vice President Asia Sales and Operations, respectively of FASTech, will become employees of Brooks and receive standard Brooks options for the purchase of Brooks Common Stock on terms to be determined by Brooks.

INDEMNIFICATION AND ESCROW

     Each FASTech stockholder, whether or not he or she votes in favor of the Merger, will be liable for indemnification of FASTech (after consummation of the Merger), Brooks and their respective affiliates (the "Indemnified Persons") for damages incurred or suffered by them as a result of a misrepresentation, breach of warranty or a failure to perform any covenant or agreement contained in the Merger Agreement or as a result of certain expenses incurred in connection with the Merger Agreement. However, except as specifically provided in the Merger Agreement, the liability of each FASTech stockholder is limited to 10% of the fair market value (determined as of the Effective Time based upon the closing price of Brooks Common Stock on the Nasdaq National Market) of the shares of Brooks Common Stock received by that stockholder pursuant to the Merger Agreement, the total liability of all FASTech stockholders is limited to an aggregate of 85,000 shares of Brooks Common Stock issued pursuant to the Merger, claims made by the Indemnified Persons must be asserted within one year of the Effective Time and (except for certain expense obligations) FASTech stockholders will not be liable under this provision unless and until the aggregate damages to the Indemnified Persons exceed $50,000 (at which point the stockholders shall become liable for the aggregate damages, and not just amounts in excess of $50,000).

     To secure the indemnification obligations of the FASTech stockholders, at the Effective Time, Brooks will cause 85,000 shares of Brooks Common Stock issued in connection with the Merger (the "Escrow Shares") to be deposited into an escrow fund (consisting of the Escrow Shares, as adjusted for any stock splits or combinations, the "Escrow Fund"), held by State Street Bank and Trust Company (the "Escrow Agent"). The number of shares of Brooks Common Stock to be received by each FASTech stockholder will be reduced by such stockholder's pro rata portion of such Escrow Shares. Subject to certain conditions, one year after the Effective Time, the Escrow Fund will be distributed to the FASTech stockholders entitled to receive such shares after adjustment for Escrow Shares paid in satisfaction of indemnification claims and for Escrow Shares being held by the Escrow Agent pending resolution of claims for indemnification. See "Risk Factors--Risks Relating to the Merger--Risks Relating to Indemnification and Escrow" and "The Merger and Related Transactions--Indemnification, Escrow and the Stockholder Representative."

CONDITIONS TO THE MERGER

  In addition to the requirement that the stockholders of FASTech approve the Merger Agreement and the Merger, consummation of the Merger is subject to a number of other conditions that, if not satisfied or waived, may result in the termination of the Merger Agreement. Each party's obligation to consummate the Merger is conditioned upon, among other things, the accuracy of the other party's representations and warranties in the Merger Agreement, the other party's performance of its covenants in the Merger Agreement and the absence of certain litigation. Brooks' obligation to consummate the Merger is also conditioned upon the absence of a material adverse change to the business of FASTech. See "The Merger and Related Transactions--Conditions to the Merger."

TERMINATION

  At any time prior to the Effective Time, the Merger Agreement may be terminated and the Merger abandoned under certain circumstances, including without limitation by mutual consent of Brook and FASTech, or by either Brooks or FASTech if the other party commits certain material breaches of any of its representations, warranties or covenants in the Merger Agreement. The Merger Agreement may also be terminated by either party if (i) without fault of the party seeking termination, the Merger has not been not consummated on or before November 30, 1998, or (ii) subject to certain conditions, FASTech's Board of Directors shall have approved, recommended or resolved to recommend to its stockholders an acquisition transaction other than the Merger. Brooks may terminate the Merger Agreement if, on or prior to September 30, 1998, FASTech furnishes or discloses information to a third party with respect to any acquisition transaction or shall have resolved to do the foregoing and publicly disclosed such resolution. See "The Merger and Related Transactions-- Termination."

CONSEQUENCES OF TERMINATION

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring the expense.

  Notwithstanding the foregoing, FASTech shall be obligated to pay Brooks a termination fee of $300,000 (the "Termination Fee"), less certain documented expenses, if any, paid to Brooks, if the Merger Agreement is terminated because FASTech's Board of Directors shall have approved or recommended or resolved to recommend to its stockholders an acquisition transaction other than the Merger. FASTech shall be obligated to pay Brooks certain documented expenses in an amount not to exceed $150,000 if the Merger Agreement is terminated by Brooks because FASTech, on or prior to September 30, 1998, furnishes or discloses information to a third party with respect to any acquisition transaction or shall have resolved to do the foregoing and publicly disclosed such resolution.

NO SOLICITATION

  FASTech has agreed that it will not directly or indirectly encourage, solicit, initiate, engage or participate in negotiations with or disclose any information to any person or entity (other than Brooks) concerning any business combination with FASTech or take any other action intended or designed to facilitate the efforts of any person or entity (other than Brooks) relating to a possible acquisition of FASTech, subject to certain qualifications. See "The Merger and Related Transactions--No Solicitation."

FEDERAL SECURITIES LAW CONSEQUENCES

  Brooks Common Stock received in the Merger will be freely transferable by the holders thereof, except for those shares held by holders who may be deemed to be "affiliates" of FASTech (generally the current executive officers and directors of FASTech) under applicable federal securities laws. See "The Merger and Related Transactions--Federal Securities Laws Consequences."

CERTAIN FEDERAL INCOME TAX MATTERS

  The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Brook's legal counsel is rendering an opinion to the effect that, among other things: (i) the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code: (ii) each of Brooks, Merger Sub and FASTech will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by a holder of FASTech Capital Stock as a result of the Merger with respect to shares of FASTech Capital Stock converted solely into shares of Brooks Common Stock (except with respect to cash, if any, received in lieu of fractional share interests). The IRS may take the position that the holders of FASTech Common Stock, FASTech Series A Preferred Stock, FASTech Series B Preferred Stock and FASTech Series E Preferred Stock, will recognize ordinary income as a result of the amendment of FASTech's Certificate of Incorporation because such amendment will entitle them to receive a greater portion of the shares of Brooks Common Stock in connection with the Merger than they otherwise would have received. FASTech and Brooks will not seek a private letter ruling from the IRS regarding the tax effects of the proposed series of transactions and counsel will not render an opinion regarding the federal income tax effects of the amendment to the FASTech Certificate of Incorporation. See "Risk Factors--Risks Relating to the Merger--Tax Risks of Amendment to Certificate of Incorporation" and "The Merger and Related Transactions--Certain Federal Income Tax Matters."

  TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO A PARTICULAR STOCKHOLDER WILL DEPEND ON THE FACTS OF THE STOCKHOLDER'S SITUATION. FASTECH STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes under generally accepted accounting principles. Brooks has been advised by, and will receive a letter from PricewaterhouseCoopers LLP, Brooks' independent accountants, to the effect that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Brooks and FASTech will be combined at their historically recorded amounts, the consolidated revenue and expenses of Brooks will include the revenue and expenses of Brooks and FASTech for the entire fiscal year in which the combination occurs, and the reported revenue and expenses of the separate companies for prior periods will be combined and restated as the consolidated revenue and expenses of Brooks.

REGULATORY APPROVALS

  Neither Brooks nor FASTech is aware of any governmental or regulatory approvals required for the consummation of the Merger other than (i) compliance with applicable securities laws and (ii) certain filings under Delaware Law.

APPRAISAL RIGHTS

  Holders of FASTech Capital Stock who (i) elect to dissent from the approval and adoption of the Merger Agreement, (ii) have not voted their shares in favor of the Merger, (iii) have delivered to FASTech a written demand for appraisal of such shares and (iv) meet certain other statutory requirements, will be entitled to have the value of their shares appraised in accordance with Section 262 of the

DGCL, the text of which is attached as Appendix C. See "The Merger and Related Transactions--Appraisal Rights."

COMPARATIVE RIGHTS OF STOCKHOLDERS

  See "Comparison of Rights of Stockholders of Brooks and FASTech" for a summary of certain differences between the rights of holders of Brooks Common Stock and the rights of holders of FASTech Capital Stock.

EXCHANGE OF STOCK CERTIFICATES

  If the Merger becomes effective, the holders of record of FASTech Capital Stock will be required to surrender their stock certificates in exchange for certificates representing shares of Brooks Common Stock and a cash payment in lieu of fractional shares, if any. CERTIFICATES SHOULD NOT BE SURRENDERED AT THIS TIME. See "The Merger and Related Transactions--Conversion of Shares; Procedures for Exchange of Certificates."

RECENT MARKET PRICES

  Brooks Common Stock is traded on the Nasdaq National Market under the symbol "BRKS." No established trading market exists for any FASTech Capital Stock. The following table sets forth the closing prices per share of the Common Stock of Brooks on the Nasdaq National Market on September 18, 1998, the last trading day preceding the public announcement of the Merger, and on September 21, 1998, the latest practicable trading day before the printing of this Consent Statement/Prospectus, and the equivalent per share prices of the FASTech Common Stock based on the closing prices of the Brooks Common Stock multiplied by the Common Stock Conversion Ratio or a Preferred Stock Conversion Ratio, as applicable:

                                                           FASTech Equivalent
                                     --------------------------------------------------------------
                          Brooks                               Preferred Stock
                       Common Stock  Common Stock  Series A  Series B  Series C  Series D  Series E
                       ------------  ------------  --------  --------  --------  --------  --------
September 18, 1998           $8.875        $1.131   $1.3065    $1.483    $1.754    $3.302    $2.237
September 21, 1998           $8.875        $1.131   $1.3065    $1.483    $1.754    $3.302    $2.237

  FASTECH STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR BROOKS COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF BROOKS COMMON STOCK AT OR AFTER THE EFFECTIVE TIME OF THE MERGER. SEE "RISK FACTORS--RISKS RELATING TO BROOKS AND FASTECH--VOLATILITY OF STOCK PRICE."

NUMBER OF HOLDERS

  As of the Record Date, there were 97 holders of record of Brooks Common Stock and 152 holders of record of FASTech Capital Stock.

DIVIDEND POLICY

  Other than dividends paid by Brooks Canada prior to its acquisition by Brooks, neither Brooks nor FASTech has ever paid or declared any cash dividends on its capital stock and neither plans to pay any cash dividends in the foreseeable future. Brooks' current policy is to retain all of its earnings to finance future growth. FASTech's credit facilities prohibit FASTech from making distributions on the FASTech Common Stock.

             BROOKS SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following summary historical consolidated financial data of Brooks have been derived from its historical Consolidated Financial Statements and should be read in conjunction with such Consolidated Financial Statements and the Notes thereto, include elsewhere herein.

                                                             FISCAL YEARS ENDED              NINE MONTHS ENDED
                                                                SEPTEMBER 30,                     JUNE 30,
                                               -------------------------------------------  -------------------
                                                 1993     1994     1995     1996     1997      1997     1998(2)
                                               -------  -------  -------  -------  -------  --------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenues(1).................................   $16,425  $26,651  $50,958  $90,432  $86,409  $55,603    $67,166
Income (loss) before income taxes...........     1,189    2,340    7,194   12,973      406   (1,591)    (7,859)
Net income (loss)...........................     1,138    1,616    4,945    8,497      806   (1,237)    (4,782)
Net income (loss) per share:
  Basic.....................................   $  0.32  $  0.36  $  0.82  $  1.13  $  0.10   ($0.16)    ($0.47)
  Diluted...................................   $  0.24  $  0.32  $  0.73  $  1.04  $  0.09   ($0.16)    ($0.47)
Number of shares used in calculating net
 income (loss) per share:
  Basic.....................................     3,529    4,474    5,997    7,503    7,681    7,614     10,091
  Diluted...................................     4,737    5,045    6,803    8,199    8,634    7,614     10,091

                                                                   SEPTEMBER 30,
                                                    --------------------------------------------  JUNE 30,
                                                     1993     1994     1995     1996      1997      1998
                                                    -------  -------  -------  -------  --------  --------
CONSOLIDATED BALANCE SHEET DATA:
Working capital...................................  $ 4,261  $ 6,032  $32,563  $32,582  $112,668  $108,813
Total assets......................................   12,487   14,488   53,580   64,761   149,730   141,828
Long-term debt, capital lease obligations and
 other liabilities, less current portion..........    3,413    3,475      700      687     1,095     1,068
Total stockholders' equity........................    3,388    5,589   42,222   50,691   134,199   129,747

(1) Includes revenues from related party of $916, $6,361, $10,530, $19,109, $18,176, $12,622 and $13,629 in the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997 and the nine months ended June 30, 1997 and 1998, respectively.
(2) The results of operations for the nine month period ended June 30, 1998 include a nonrecurring charge of $4.0 million to provide additional reserves for slow-moving and obsolete inventories.

             FASTECH SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following summary historical consolidated financial data of FASTech have been derived from its historical Consolidated Financial Statements and should be read in conjunction with such Consolidated Financial Statements and Notes thereto, included elsewhere herein.

                                                                FISCAL YEARS ENDED                            SIX MONTHS
                                                                   DECEMBER 31,                                  ENDED
                                                 ------------------------------------------------              JUNE 30,
                                                   1993     1994     1995      1996     1997(1)      1997        1998
                                                 --------  -------  -------  --------  ----------  --------  -------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues.......................................  $ 7,999   $11,445  $17,530  $22,298   $22,332     $11,404        $ 7,366
Income (loss) before income taxes..............     (895)      866    1,116      220      (740)        115         (4,761)
Net income (loss)..............................     (908)      537    1,660       97    (2,407)         69         (4,823)
Net income (loss) available to common
 stockholders..................................   (1,429)       16    1,139     (424)   (2,928)       (191)        (5,083)

Net income (loss) per common share:
  Basic........................................   ($2.20)  $  0.02  $  1.52   ($0.43)   ($2.73)     ($0.18)        ($3.82)
  Diluted......................................   ($2.20)  $  0.02  $  0.41   ($0.43)   ($2.73)     ($0.18)        ($3.82)
Number of shares used in calculating net
 income (loss) per common share:
  Basic........................................      649       709      751      982     1,074       1,047          1,331
  Diluted......................................      649       723    4,042      982     1,074       1,047          1,331

                                                                 DECEMBER 31,
                                                    --------------------------------------       JUNE 30,
                                                      1993      1994      1995      1996      1997      1998
                                                    --------  --------  --------  --------  --------  ---------
CONSOLIDATED BALANCE SHEET DATA:
Working capital...................................  $ 1,610   $ 2,092   $ 2,307   $ 1,712   $ 2,771    ($1,948)
Total assets......................................    5,203     6,592    11,436    13,413    11,259      8,582
Long-term debt and capital lease obligations,
 less current portion.............................      269       370       238       244     2,330      2,291

Redeemable convertible preferred stock............    8,230     8,764     9,298     9,831    10,366     10,625
Total stockholders' equity (deficit)..............   (5,648)   (5,597)   (4,428)   (4,761)   (7,329)   (12,225)

(1) In the fourth quarter of fiscal 1997, a full valuation allowance was established against the Company's net deferred tax assets.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following summary unaudited pro forma combined financial data is derived from the Unaudited Pro Forma Condensed Combined Financial Statements, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such Pro Forma Statements and Notes thereto, included elsewhere herein.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the combination had been consummated, nor is it necessarily indicative of the future operating results or financial position of Brooks or FASTech.


                                                                            FISCAL YEARS ENDED        NINE MONTHS ENDED
                                                                               SEPTEMBER 30,               JUNE 30
                                                                       ----------------------------  --------------------
                                                                        1995      1996      1997       1997       1998
                                                                       -------  --------  ---------  ---------  ---------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Revenues........................................................       $68,488  $112,730  $108,741    $72,917   $ 79,550
Income (loss) before income taxes...............................         8,310    13,193      (334)    (1,181)   (13,770)
Net income (loss)...............................................         6,605     8,594    (1,601)    (1,020)   (12,229)
Net income (loss) per share:
  Basic.........................................................       $  0.98  $   1.04    ($0.19)    ($0.12)    ($1.12)
  Diluted.......................................................       $  0.86  $   0.94    ($0.19)    ($0.12)    ($1.12)
Number of shares used in calculating net income (loss)
 per share:
  Basic.........................................................         6,768     8,303     8,493      8,424     10,936
  Diluted.......................................................         7,673     9,152     8,493      8,424     10,936

                                                                                                          JUNE 30,
                                                                                                            1998
                                                                                                         ---------
PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital (1)................................................................................      $106,265
Total assets.......................................................................................       150,410
Long-term debt, capital lease obligations and other liabilities, less current portion..............         3,359
Redeemable convertible preferred stock.............................................................            --
Total stockholders' equity (1).....................................................................      $127,547

(1) Gives effect at June 30, 1998 to a reserve for direct costs of the Merger, which are estimated to be $600,000.

          COMPARATIVE HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA

   The following tables set forth certain share data for Brooks and FASTech on both a historical and pro forma combined basis after giving effect to the Merger as a pooling of interests as though it occurred on October 1, 1994. The equivalent pro forma and combined pro forma per share data is based upon a Common Stock Conversion Ratio of 0.127469, and Preferred Stock Conversion Ratios of 0.147209, 0.167118, 0.197585, 0.372104 and 0.252057 for FASTech Series A, B,
C, D and E Preferred Stock, respectively, as provided by the Merger Agreement. The comparative historical and combined per share data are not necessarily indicative of the results that actually would have occurred if the Merger had been completed on October 1, 1994, or which may be expected in the future. The combined financial information should be read in conjunction with the historical Consolidated Financial Statements of Brooks and of FASTech and in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements included elsewhere herein. Estimated direct costs of the Merger are not included in pro forma combined net income (loss) per share below. Neither Brooks nor FASTech have ever declared or paid cash dividends to holders of Brooks Common Stock or FASTech Common Stock, respectively, with the exception of dividends paid by Brooks Canada prior to its acquisition by Brooks.

                                                                        COMPARATIVE PER SHARE DATA
                                                                 ----------------------------------------
                                                                                            PERIOD ENDED
                                                                       FISCAL YEARS           JUNE 30,
                                                                 1995     1996      1997        1998
                                                                 -----  --------  --------  -------------
BROOKS HISTORICAL:
 Income (loss) from continuing operations:
    Basic......................................................  $0.82  $  1.13   $  0.10         ($0.47)
    Diluted....................................................  $0.73  $  1.04   $  0.09         ($0.47)
 Book value(1).................................................                   $ 13.35        $ 12.80
FASTECH HISTORICAL:
 Income (loss) from continuing operations available to Common
  Stockholders:
    Basic......................................................  $1.52   ($0.43)   ($2.73)        ($3.82)
    Diluted....................................................  $0.41   ($0.43)   ($2.73)        ($3.82)
 Book value(2).................................................                    ($6.75)        ($9.22)
PRO FORMA COMBINED-BROOKS AND FASTECH:
 Income (loss) from continuing operations (3):
    Basic......................................................  $0.98  $  1.04    ($0.19)        ($1.12)
    Diluted....................................................  $0.86  $  0.94    ($0.19)        ($1.12)
 Book value(3).................................................                   $ 12.63        $ 11.61
FASTECH EQUIVALENT PRO FORMA:
 Income (loss) from continuing operations (4):
    Basic......................................................  $0.12  $  0.13    ($0.02)        ($0.14)
    Diluted....................................................  $0.11  $  0.12    ($0.02)        ($0.14)
 Book Value(4).................................................                   $  1.61        $  1.48

(1) Brooks historical book value per share as of September 30, 1997 and June 30, 1998 is computed by dividing total stockholders' equity by the number of shares of Brooks Common Stock outstanding at the end of the period.
(2) FASTech historical book value per share as of December 31, 1997 and June 30, 1998 is computed by dividing total stockholders' equity, excluding FASTech Preferred Stock, by the number of shares of FASTech Common Stock outstanding at the end of the period.
(3) Pro forma combined net income (loss) per share is computed based upon the weighted average number of common and dilutive potential common shares of Brooks and FASTech for each period presented, giving effect to the Merger as if it occurred at the beginning of the earliest period presented. See the Unaudited Pro Forma Condensed Combined Financial Statements, included elsewhere herein, for a discussion of the historical periods combined. Pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the number of shares of Brooks Common Stock outstanding at the end of the period after giving effect to the assumed conversion of FASTech Common and Preferred Stock based on the Common Stock Conversion Ratio and the Preferred Stock Conversion Ratios, respectively.

(4) Equivalent pro forma combined net income (loss) and book value per share are computed by multiplying the pro forma combined net income (loss) per share and book value per share by the Common Stock Conversion Ratio.

                                  RISK FACTORS

  In addition to the other information in this Consent Statement/Prospectus, the following risk factors should be considered carefully by the FASTech stockholders in determining whether to vote for the approval and adoption of the Merger Agreement and the Merger, and the acquisition of the securities offered hereby. For the period following the Merger, references to the business and operations of Brooks should be considered to refer to Brooks and its subsidiaries, including FASTech, unless the context otherwise requires.

RISKS RELATING TO THE MERGER

   Integration of the Two Companies. The combination of the two companies will require, among other things, integration of the companies' respective products, technologies, management information systems, distribution channels and key personnel and the coordination of their sales, marketing and research and development efforts. There can be no assurance that such integration will be accomplished smoothly or successfully, if at all. If significant difficulties are encountered in the integration of the existing products or technologies or the development of new products and technologies, resources could be diverted from new product development, and delays in new product introductions could occur. Successful integration of the two companies' sales and marketing organizations will require the sales and marketing personnel of each company to learn about the often technically-complex products, services and technologies of the other company. There can be no assurance that the combined company will be able to take full advantage of the combined sales forces' efforts. The difficulties of integrating Brooks and FASTech may be increased by the necessity of coordinating organizations with distinct cultures. The integration of operations and technologies following the Merger will require the dedication of management and other personnel which may distract their attention from the day-to-day business of the combined company, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities. Failure to successfully accomplish the integration and development of the two companies' operations and technologies would likely have a material adverse effect on the combined company's business, financial condition and results of operations.

   Partial Failure to Achieve Beneficial Synergies. The managements of Brooks and FASTech have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies. See "The Merger and Related Transactions--Brooks' Reasons for the Merger" "--FASTech's Reasons for the Merger"; and "--Recommendations of FASTech's Board of Directors." Achieving these anticipated synergies will depend on a number of factors including, without limitation, the successful integration of Brooks' and FASTech's operations and general and industry-specific economic factors. Even if Brooks and FASTech are able to integrate their operations and economic conditions remain stable, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

  Tax Risks of Amendment to Certificate of Incorporation. The IRS may take the position that the holders of FASTech Common Stock, FASTech Series A Preferred Stock, FASTech Series B Preferred Stock and FASTech Series E Preferred Stock will recognize ordinary income as a result of the amendment of FASTech's Certificate of Incorporation because such amendment will entitle them to receive a greater portion of the shares of Brooks Common Stock in connection with the Merger than they otherwise would have received. Under this theory, a given stockholder might be taxable at the maximum rate of 39.6% on the difference between the value of Brooks Common Stock that such stockholder would have received had the Certificate of Incorporation not been amended and the value of the Brooks Common Stock actually received in the Merger. FASTech and Brooks will not seek a private letter ruling from the IRS regarding the tax effects of the proposed series of transactions and counsel will not render an opinion regarding the federal income tax effects of the amendment to the FASTech Certificate of Incorporation. FASTech stockholders should consult their own tax advisors regarding this issue. See "The Merger and Related Transactions--Certain Tax Effects."

   Risks Relating to Indemnification and Escrow. Each FASTech stockholder, whether or not he or she votes in favor of the Merger, will be liable for indemnification of FASTech (after consummation of the Merger), Brooks and their respective affiliates (the "Indemnified Persons") for damages incurred or suffered by them as a result of a misrepresentation, breach of warranty or a failure to perform any covenant or agreement contained in the Merger Agreement or as a result of certain expenses incurred in connection with the Merger Agreement. To secure the indemnification obligations of the FASTech stockholders, at the Effective Time, Brooks will cause 85,000 shares of Brooks Common Stock issued in connection with the Merger (the "Escrow Shares") to be deposited into an escrow fund (consisting of the Escrow Shares, as adjusted for any stock splits or combinations, the "Escrow Fund"), held by the Escrow Agent. The number of shares of Brooks Common Stock to be received by each FASTech stockholder will be reduced by such stockholder's pro rata portion of such Escrow Shares. Subject to certain conditions, one year after the Effective Time, the Escrow Shares remaining in the Escrow Fund, if any, will be distributed to the FASTech stockholders entitled to receive such shares after adjustment for Escrow Shares paid in satisfaction of indemnification claims and for Escrow Shares being held by the Escrow Agent pending resolution of any claims for indemnification. There can be no assurance that the Escrow Fund will not be reduced in whole or in part due to the indemnification and expense claims of Brooks in accordance with the Merger Agreement. The value of the Escrow Share payable upon the satisfaction of any indemnification claim will be determined as of the Effective Time based upon the closing price of Brooks Common Stock on the Nasdaq National Market. There can be no assurance that FASTech stockholders will not be required to satisfy indemnification obligations with Escrow Shares having a value artificially lower than the market value of shares of Brooks Common Stock. The Merger Agreement provides for the appointment of Andrew Marcovitz (the "Stockholders Representative"), among other things, to take all actions necessary or appropriate in his judgment for the accomplishment of the terms of the Escrow Agreement relating to the Escrow Fund. The Stockholder Representative will not be liable for any liability or loss for any act performed or omitted to be performed by him under the Escrow Agreement in the absence of gross negligence or willful misconduct. There can be no assurance that the Stockholder Representative will not make any mistakes or errors in judgment for which FASTech stockholders will have no recourse. See "The Merger and Related Transactions--Indemnification, Escrow and the Stockholder Representative."

   Potential Loss of Customers. There can be no assurance that customers of Brooks and FASTech will continue their current and historical buying patterns without regard to the Merger. Certain customers may defer purchasing decisions as they evaluate the proposed Merger, the combined company's future product strategy and current and anticipated product offerings of competitors. In addition, as commonly occurs with mergers of technology companies, during the pre-merger and integration phases, aggressive competitors may undertake initiatives to attract customers through various incentives. Customers may ultimately decide to purchase competitors' products in lieu of the combined company's products. FASTech and Brooks have each historically depended upon a limited number of customers for a significant portion of its business. Consequently, decisions by a relatively small number of customers to defer their purchasing decisions or to purchase products elsewhere could have a material adverse effect on the business, results of operations and financial condition of the combined company.

   Dependence on Retention and Integration of Key Employees. The success of the combined company is dependent on the retention and integration of the key management, sales, marketing, engineering and other technical employees of Brooks and FASTech. Competition for qualified personnel in the industries in which Brooks and FASTech compete is very intense, and competitors may use aggressive tactics to recruit key employees of Brooks and FASTech during the period leading up to the Merger and during the integration phase following the Merger. The loss of services of key employees of the combined company could materially and adversely affect the combined company's business, financial condition and results of operation. See "The Merger--Interests of Certain Persons in the Merger."

   Risks Associated with Fixed Conversion Ratios Despite Changes in Brooks Stock Price. As a result of the Merger, each outstanding share of FASTech Capital Stock will be converted into a fixed number of shares of Brooks Common Stock. Because the Conversion Ratios are fixed, they will not increase or decrease due
to fluctuations in the market price of Brooks Common Stock.   The Merger
Agreement does not provide for adjustment of the Conversion Ratios based on fluctuations in the price of Brooks Common Stock prior to the Effective Time. Accordingly, the specific dollar value of the consideration to be received by FASTech stockholders in the Merger will depend on the market price of Brooks Common Stock at the Effective Time. No assurance can be given as to the market price of Brooks Common Stock at any time before the Effective Time or at any time thereafter. See "Comparative Market Price Data."

   Transaction Costs. Brooks and FASTech estimate they will incur direct transaction costs relating primarily to regulatory filing costs, and the fees of financial advisors, attorneys, accountants and financial printers of approximately $600,000 in the aggregate associated with the Merger, which will be charged to operations upon consummation of the Merger. Brooks and FASTech expect the combined company to incur an additional significant charge to operations, which is not currently reasonably estimable, in the quarter in which the Merger is consummated, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger.

     FASTech Capital Needs if the Merger Fails to Occur. If the Merger is not consummated, the availability of additional financial resources will be critical to FASTech's future operations. At June 30, 1998, FASTech's principal sources of liquidity were cash and cash equivalents of approximately $2.9 million and FASTech had a working capital deficit of approximately $1.9 million. If the Merger is not consummated, FASTech's long term financial stability will be dependent upon quickly achieving profitable operations, obtaining additional financing or selling all or part of FASTech's operations or technology. FASTech's future capital requirements will depend on many factors, including its ability to market new and enhanced products successfully, the size of its research and development programs, and competing technological and market developments. There can be no assurance that FASTech will be able to raise any additional funds required for the continued conduct of its business or that, if available, such funds would be on terms acceptable to FASTech. In addition, in order to sell equity securities, FASTech may be required to do so at a price that is less than the then current market value. If losses continue and additional financing is not obtained when needed, FASTech may not be able to continue as a going concern and will be required to restructure its operations and curtail its spending in research and development, attempt a merger with another company, or seek protection under the bankruptcy laws. See "FASTech Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RISKS RELATING TO BROOKS AND FASTECH

  The risks factors in this subsection apply to each of Brooks and FASTech individually, where appropriate, and also are expected to apply to Brooks following the consummation of the Merger.

  Fluctuations in Operating Results. Brooks' operating results have in the past fluctuated and may in the future continue to fluctuate significantly depending upon a variety of factors. Such factors may include: the demand for semiconductors in general; cyclicality in the market for semiconductor manufacturing equipment; the timing and size of orders from Brooks' customer base; the ability of Brooks to manufacture, test and deliver products in a timely and cost effective manner; the ability of Brooks' competitors to obtain orders from Brooks' customers; the timing of new product announcements and releases by Brooks and its competitors; the mix of products sold by Brooks; and competitive pricing pressures.


  Brooks has historically derived a substantial portion of its quarterly and annual revenues from the sale of a relatively small number of semiconductor and flat panel display substrate handling systems, which have relatively high selling prices compared to its other products. As a result, the precise timing of the recognition of revenue from an order for one or a small number of systems can have a significant impact on Brooks' total revenues and operating results for a particular period. Brooks' operating results for a particular period could be adversely affected if orders for a small number of systems are canceled or rescheduled by customers or cannot be filled in time to recognize revenue during that period due to, for example, unanticipated manufacturing, testing, shipping or product acceptance delays. Brooks' expense levels are based, in large part, on Brooks' expectations as to future revenues and are, therefore, relatively fixed in the short term. If revenue levels fall below expectations, net income will be disproportionately and adversely affected. The impact of these and other factors on Brooks' revenues and operating results in any future period cannot be forecast with any degree of certainty. These factors could have a material adverse effect on Brooks' business, financial condition and results of operations. See "Brooks Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Dependence on Semiconductor Industry. Brooks' business is significantly dependent on capital expenditures by manufacturers of semiconductors. The semiconductor industry is highly cyclical and is presently experiencing a period of oversupply, resulting in significantly reduced demand for capital equipment, including the products manufactured and marketed by Brooks. Brooks' financial condition, revenues and operating results have been materially and adversely affected by semiconductor industry downturns or slowdowns and may be materially and adversely affected by future downturns. Brooks believes (on the basis of its experience during the present downturn) that downturns in the semiconductor manufacturing industry will occur in the future, and will result in decreased demand for semiconductor manufacturing equipment. In addition, Brooks believes that its ability to reduce expenses in a future downturn will be constrained by the need for continual investment in research and development, and the need to maintain extensive ongoing customer service and support capability. Accordingly, any downturn in the semiconductor industry could have a material adverse effect on Brooks' business, financial condition and results of operations. See "Brooks Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Customer Concentration. Relatively few customers account for a substantial portion of Brooks' revenues. Sales to Brooks' ten largest customers in the first nine months of fiscal 1998 and in fiscal 1997 accounted for 72% and 71% of revenues, respectively. In the first nine months of fiscal 1998 and in fiscal 1997, sales to Lam Research Corporation ("Lam"), Brooks' largest customer in these periods, accounted for 20% and 21% of Brooks' revenues, respectively. Brooks expects that sales to Lam will continue to represent a significant portion of Brooks' revenues for the foreseeable future. Brooks' customers, including Lam, generally do not enter into long-term agreements obligating them to purchase Brooks' products. A reduction or delay in orders from Lam or other significant customers, including reductions or delays due to market, economic or competitive conditions in the semiconductor or flat panel display industries, could have a material adverse effect on Brooks' business, financial condition and results of operations. See "Brooks Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information Regarding Brooks--Customers."

  Reliance on OEM Customers; Lengthy Sales Cycle. Brooks' products are principally sold to OEMs which incorporate Brooks' products into their equipment. Due to the significant capital commitments usually incurred by semiconductor and flat panel display manufacturers in their purchases of these OEMs' equipment, these manufacturers demand highly reliable products which may require several years for OEMs to develop. Brooks' revenues are therefore primarily dependent upon the timing and effectiveness of the efforts of its OEM customers in developing and marketing equipment incorporating Brooks' products.

  Brooks' new products are generally incorporated into an OEM customer's process tools at the design stage. However, customer decisions to use Brooks' products, which can often require significant expenditures by Brooks without any assurance of success, often precede the generation of volume sales, if any, by a year or more. There can be no assurance that Brooks will continue to achieve design wins, that the process tools manufactured by Brooks' customers will be introduced in a timely manner or that such systems will achieve market acceptance. Brooks' or its customers' failure to develop and introduce new products successfully and in a timely manner could materially and adversely affect Brooks' business, financial condition and results of operations. See "Information Regarding Brooks--Customers" and "--Marketing, Sales and Customer Support."

  Risks of International Sales and Operations. Approximately 38% of Brooks' revenues in the first nine months of fiscal 1998 and in fiscal 1997 were derived from customers located outside the United States. Brooks anticipates that international sales will continue to account for a significant portion of its revenues. To support its overseas customers, Brooks maintains subsidiaries in Japan, Europe, South Korea and Taiwan. There can be no assurance that Brooks will be able to manage these operations effectively or that Brooks' investment in these activities will enable it to compete successfully in international markets or to meet the service and support needs of its customers.

  Brooks has and will continue to be affected, for the foreseeable future, by unstable Asian economies, particularly in Japan and South Korea. As a result, there are uncertainties that may affect future operations. It is not possible to determine the future effect a continuation of the Asian economic crisis may have on Brooks' business, financial condition and results of operations.

  Additionally, a significant portion of Brooks' sales and operations could be subject to certain risks, including tariffs, foreign government standards and regulations and other barriers, difficulties in staffing and managing foreign subsidiary and branch operations, currency exchange risks and exchange controls, adverse tax consequences and difficulty in accounts receivable collection. International trade regulations, such as United States export controls, could change in the future and make it more difficult for Brooks to export its products to various countries. There can be no assurance that any of these factors will not have a material adverse effect on Brooks' business, financial condition and results of operations. See "Brooks Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information Regarding Brooks--Marketing, Sales and Customer Support."

  New Products and Rapid Technological Change. The semiconductor and flat panel display manufacturing industries have been characterized by rapid technological change and evolving industry requirements and standards. Brooks believes that these trends will continue. Brooks' success will depend upon its ability to enhance its existing products and to develop and market new products to meet customer requirements. Successful product development and introduction depends on a number of factors, including accurate new product definition, timely completion and introduction of new product designs and market acceptance of Brooks' products and its customers' products. Currently, Brooks' major development programs include expanding its product offerings of semiconductor and flat panel display substrate handling systems to address emerging industry requirements for 300mm wafer and fourth generation flat panel substrates, as well as wafer handling systems and modules for atmospheric process tools. In addition, Brooks continues to develop and enhance its process control software product offerings. There can be no assurance that Brooks will adjust to changing market conditions or be successful in introducing products or product enhancements on a timely basis, if at all, or that Brooks will be able to market successfully these products and product enhancements once developed. Further, there can be no assurance that Brooks' products will not be rendered obsolete by new industry standards or changing technology. See "Information Regarding Brooks--Research and Development."

  Highly Competitive Industry. The markets for Brooks' products are highly competitive and subject to rapid technological change. Brooks believes that its primary competition is from integrated OEMs that satisfy their semiconductor and flat panel display handling needs in-house rather than by purchasing systems or modules from an independent supplier such as Brooks. Many of these other potential competitors have substantially greater resources than Brooks. Applied Materials, Inc. ("Applied Materials"), the leading process equipment OEM, develops and manufactures its own central wafer and flat panel display substrate handling systems and modules. There can be no assurance that Brooks will be successful in selling its products to OEMs that currently satisfy their substrate handling needs in-house, regardless of the performance or the price of Brooks' products. Moreover, there can be no assurance that integrated OEMs will not begin to commercialize their handling capabilities. Competitors may develop superior products or products of similar quality at the same or lower prices. Other technical innovations may impair Brooks' ability to market its products. There can be no assurance that Brooks will be able to compete successfully. See "Information Regarding Brooks--Competition."

  Attraction and Retention of Key Personnel. Due to the level of technical and marketing expertise necessary to support its existing and new customers, Brooks must attract and retain highly qualified and well-trained domestic and international personnel. There is a limited number of persons with the requisite skills to serve in these positions and it may become increasingly difficult for Brooks to hire such personnel. Competition for such personnel is intense and there can be no assurance that Brooks will attract and retain personnel necessary for the development of its business.

  Risks Associated with Possible Acquisitions. Brooks may pursue potential acquisitions of businesses, products and technologies that could complement or expand Brooks' business. Other than the proposed Merger described herein, Brooks currently has no plans, commitments or agreements with respect to any material acquisitions and there can be no assurance that Brooks will be able to identify any appropriate acquisition candidates. If Brooks identifies an acquisition candidate, there can be no assurance that Brooks will be able to successfully negotiate the terms of any such acquisition, finance such acquisition or integrate such acquired businesses, products or technologies into Brooks' existing business and products. The negotiation of potential acquisitions as well as the integration of an acquired business could cause diversion of management's time and resources as well as Brooks' financial resources. Future acquisitions by Brooks could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses. If any such acquisition were to occur, there can be no assurance that, whether or not consummated, any such acquisition would not have a material adverse effect on Brooks' business, financial condition and results of operations.

  Impact of the Year 2000. The year 2000 issue is the potential for system and processing failure of date-related data and the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  Brooks may be affected by year 2000 issues related to non-compliant information technology ("IT") systems or non-IT systems operated or sold by Brooks or by third parties. Brooks has substantially completed assessment of its internal IT systems and non-IT systems. At this point in its assessment, Brooks is not currently aware of any year 2000 problems relating to systems operated or sold by Brooks that would have a material adverse effect on Brooks' business, results of operations or financial condition, without taking into account Brooks' efforts to avoid such problems.

  Although Brooks believes that its systems are year 2000 compliant, Brooks utilizes third-party equipment and software that may not be year 2000 compliant. In addition, Brooks products and software are often sold to be integrated into or interface with third party equipment or software. Failure of third-party equipment or software to operate properly with regard to the year 2000 and thereafter could require Brooks to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on Brooks business, results of operations and financial condition. Brooks may also be vulnerable to any failures by its major suppliers, service providers and customers to remedy their own internal IT and non-IT system year 2000 issues which could, among other things, have a material and adverse affect on Brooks' supplies and orders. At this time, Brooks is unable to estimate the nature or extent of any potential adverse impact resulting from the failure of third parties, such as its suppliers, service providers and customers, to achieve year 2000 compliance. Moreover, such third parties, even if year 2000 compliant, could experience difficulties resulting from year 2000 issues that may affect their suppliers, service providers and customers. As a result, although Brooks does not currently anticipate that it will experience any material shipment delays from their major product suppliers or any material sales delays from its major customers due to year 2000 issues, there can be no assurance that these third parties will not experience year 2000 problems or that any problems would not have a material adverse effect on Brooks' business, results of operations and financial condition. Because the cost and timing of year 2000 compliance by third parties such as suppliers, service providers and customers is not within Brooks' control, Brooks cannot give any assurance with respect to the cost or timing of such efforts or any potential adverse effects on Brooks of any failure by these third parties to achieve year 2000 compliance.

  To the extent that Brooks does not identify any material non-complaint IT systems or non-IT systems operated by Brooks or by third parties, such as Brooks' suppliers, service providers and customers, the most reasonably likely worst case year 2000 scenario is a systemic failure beyond the control of Brooks, such as a prolonged telecommunications or electrical failure, or a general disruption in United States or global business activities that could result in a significant economic downturn. Brooks believes that the primary business risks, in the event of such failure or other disruption, would include but not be limited to, loss of customers or orders, increased operating costs, inability to obtain inventory on a timely basis, disruptions in product shipments, or other business interruptions of a material nature, as well as claims of mismanagement, misrepresentation, or breach of contract, any of which could have a material adverse effect on Brooks' business, results of operations and financial condition.

  Intellectual Property Risks. Brooks believes that the success of its business depends more on such factors as the technical expertise and innovative skills of its employees, than on patents, copyrights, trade secrets and other intellectual property rights. Nevertheless, the success of Brooks may depend in part on patents. As of September 21, 1998, Brooks had obtained 26 United States patents and had 28 United States patent applications pending on its behalf. In addition, as of that date, Brooks had obtained 13 foreign patents and had 75 foreign patent applications pending on its behalf. Brooks' United States patents expire at various times from 1999 to 2017. There can be no assurance that Brooks' pending patent applications or any future applications will be approved, that any patents will provide it with competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on Brooks' ability to do business. Because foreign patents may afford less protection under foreign law than is available under United States patent law, there can be no assurance that any such patents issued to Brooks will adequately protect Brooks' proprietary information. There can be no assurance that others will not independently develop similar products, duplicate Brooks' products or, if patents are issued to Brooks, design around the patents issued to Brooks.

  Others may have filed and may file patent applications in the future that are similar or identical to those of Brooks. To determine the priority of inventions, Brooks may have to participate in interference proceedings declared by the United States Patent and Trademark Office that could result in substantial cost to Brooks. No assurance can be given that any such patent application will not have priority over patent applications filed on behalf of Brooks.

  Brooks also relies upon trade secret protection, employee and third-party nondisclosure agreements and other intellectual property protection methods to protect its confidential and proprietary information. Despite these efforts, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Brooks' trade secrets or disclose such technology or that Brooks can meaningfully protect its trade secrets.

  There has been substantial litigation regarding patent and other intellectual property rights in the semiconductor and related industries. Brooks has received notice from General Signal Corporation ("General Signal") alleging infringements of its patent rights by certain of Brooks' products. The notification advised Brooks that General Signal was attempting to enforce its rights to those patents in litigation against Applied Materials, and that, at the conclusion of that litigation, General Signal intended to enforce its rights against Brooks and others. According to a press release issued by Applied Materials in November 1997, Applied Materials settled its litigation with General Signal by acquiring ownership of five General Signal patents. Although not verified by Brooks, these five patents would appear to be the patents referred to by General Signal in its prior notice to Brooks. Applied Materials has not contacted Brooks regarding these patents.

   In 1992, at the time that General Signal first raised patent claims in the cluster tool area, Brooks joined with six major semiconductor process tool equipment manufacturers in forming an "Ad Hoc Committee for the Defense against General Signal Cluster Tool Patents." At that time, the members of the Ad Hoc Committee notified General Signal that the member companies were of the opinion that the General Signal patents were invalid based on (i) prior art, (ii) inequitable conduct before the Patent & Trademark Office and (iii) estoppel as a result of General Signal's activities in establishing standards for cluster tools and interfaces within the semiconductor industry. Brooks believes that the position taken by the Ad Hoc Committee remains valid. However, if the holder of these patents were to seek to enforce these patents against Brooks, there can be no assurance that Brooks would prevail in such litigation.

  Brooks has in the past been, and may in the future be, notified that it may be infringing intellectual property rights possessed by other third parties. Any patent litigation would be costly and could divert the efforts and attention of Brooks' management and technical personnel, which could have a material adverse effect on Brooks' business, financial condition and results of operations. There can be no assurance that infringement claims by third parties or other claims for indemnification by customers or end users of Brooks' products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not materially and adversely affect Brooks' business, financial condition and results of operations. If any such claims are asserted against Brooks' intellectual property rights it may seek to enter into a royalty or licensing arrangement. There can be no assurance, however, that a license will be available on reasonable terms or at all. Brooks could decide, in the alternative, to resort to litigation to challenge such claims or to design around the patented technology. Such actions could be costly and would divert the efforts and attention of Brooks' management and technical personnel, which would materially and adversely affect Brooks' business, financial condition and results of operations. See "Information Regarding Brooks--Patents and Proprietary Rights."

  Antitakeover Provisions; Rights Agreement; Issuance of Preferred Stock. Brooks' Certificate of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire, or discourage acquisition bids for, or discourage changes in management of, Brooks. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Brooks' Common Stock. Also, Brooks has adopted a Rights Agreement, pursuant to which Brooks has distributed to its stockholders rights to purchase shares of junior participating preferred stock (the "Rights Agreement"). Upon certain triggering events, such rights become exercisable to purchase Brooks' Common Stock at a price substantially discounted from the then applicable market price of Brooks' Common Stock. The Rights Agreement could generally discourage a merger or tender offer involving the securities of Brooks that is not approved by Brooks' Board of Directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on stockholders who might want to vote in favor of such merger or participate in such tender offer. In addition, shares of Brooks' Preferred Stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of any holders of Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Brooks. Brooks has no present plans to issue any shares of Preferred Stock. The Certificate of Incorporation and Bylaws impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. See "Description of Brooks Securities."

  Volatility of Stock Price. Brooks believes that a variety of factors could cause the price of Brooks' Common Stock to fluctuate, perhaps substantially, including: announcements of developments related to Brooks' business; quarterly fluctuations in Brooks' actual or anticipated operating results and order levels; general conditions in the semiconductor and flat panel display industries or the worldwide economy; announcements of technological innovations; new products or product enhancements by Brooks or its competitors; developments in patents or other intellectual property rights and litigation; and developments in Brooks' relationships with its customers and suppliers. In addition, in recent years the stock market in general and the market for shares of small capitalization and semiconductor industry-related companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Any such fluctuations in the future could adversely affect the market price of Brooks' Common Stock. There can be no assurance that the market price of the Common Stock of Brooks will not decline. See "Comparative Market Price Data."

               CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

GENERAL

     Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. FASTech's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of FASTech to take action by written consent.

OUTSTANDING SHARES

     As of September 21, 1998, there were 1,372,880 shares of FASTech Common Stock, 731,156 shares of FASTech Series A Preferred Stock, 480,572 shares of FASTech Series B Preferred Stock, 600,000 shares of FASTech Series C Preferred Stock, 942,909 shares of FASTech Series D Preferred Stock and 70,000 shares of FASTech Series E Preferred Stock were outstanding. Each share of FASTech Capital Stock is entitled to one vote on each matter to be acted upon by the class or classes of which it is a part.

VOTING OF SHARES

     A form of consent for shares of FASTech Capital Stock is enclosed. Consents in the accompanying form which are properly executed, duly returned and not revoked will be voted in accordance with the instructions thereon. If a consent is executed but no indication is made with respect to any one or more particular matters contained in such consent as to what action is to be taken, such consent will be deemed to constitute a consent to each particular matter contained thereon with respect to which no indication is made. Any consent may be revoked in writing at any time provided such written revocation is received by FASTech at the place fixed for receipt of consents prior to the close of business on September 29, 1998. The Board of Directors of FASTech, in its sole discretion, may extend the date upon which consents may be received or revoked.

SHARE OWNERSHIP OF MANAGEMENT

     As of September 21, 1998, the directors and executive officers of FASTech beneficially owned approximately 436,200 (approximately 28.7%) of the outstanding shares of FASTech Common Stock, 250,000 (41.7%) of the outstanding shares of FASTech Series C Preferred Stock and 433,333 (46.0%) of the outstanding shares of FASTech Series D Preferred Stock.

AGREEMENTS TO VOTE

     James A. Pelusi and Steven D. Boulanger, the President and a Treasurer of FASTech, respectively, have entered into agreements with Brooks pursuant to which they have agreed to vote and have granted Brooks irrevocable proxies with respect to all shares of FASTech Capital Stock over which they hold or have voting control (a total of 286,700 shares, or approximately 20.9% of the outstanding shares of FASTech Common Stock.

SOLICITATION OF CONSENTS AND EXPENSES

     FASTech will bear the cost of the solicitation of consents in the enclosed form from its stockholders, which solicitation will be primarily by use of the mails. In addition to solicitation by use of the mails, consents may be solicited by directors, officers and employees of FASTech in person or by telephone, telegram, facsimile transmission or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

MATTERS TO BE VOTED UPON; CONSENTS REQUIRED

     In connection with this Consent Statement/Prospectus, stockholders are being asked:

     (i) to consider and consent to a proposal to adopt the Merger Agreement and the Merger. If the Merger Agreement and the Merger are approved, and the Merger becomes effective, FASTech will become a wholly-owned subsidiary of Brooks and all shares of FASTech Capital Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive a total of approximately 850,000 shares of Brooks Common Stock,

     (ii)  to consider and consent to a proposal to amend (the "Amendment")
Section 4.3 of Article FOURTH of FASTech's Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), so that the Merger shall not be deemed, for purposes of Section 4 of FASTech's Certificate of Incorporation, to be a liquidation, dissolution or winding up of FASTech entitling the holders of FASTech Preferred Stock to certain preferences upon distribution of the Brooks Common Stock as a result of the Merger, provided that nothing in this proposal shall affect the rights of the holders of FASTech Common Stock or FASTech Preferred Stock to receive shares of Brooks Common Stock as provided in the Merger Agreement. The Amendment, if approved, shall be effected prior to the consummation of the Merger,

     (iii) to consider and consent to a proposal to waive any requirement of advance written notice that may have been required in connection with the Merger pursuant to Section 4.3 of Article FOURTH and any other section of FASTech's Certificate of Incorporation.

     The approval of the foregoing proposals requires the affirmative consent of the holders of: (i) a majority of the outstanding shares of FASTech Common Stock and FASTech Preferred Stock, voting together as a single class; (ii) a majority of the outstanding shares of FASTech Common Stock, voting as a single class;
(iii) at least 60% of the outstanding shares of FASTech Preferred Stock, voting as a single class; (iv) a majority of the outstanding shares of FASTech Series A Preferred Stock, voting as a separate class; (v) a majority of the outstanding shares of FASTech Series B Preferred Stock, voting as a separate class; (vi) at least 60% of the outstanding shares of FASTech Series C Preferred Stock, voting as a separate class; (vii) at least 51% of the outstanding shares of FASTech Series D Preferred Stock, voting as a separate class; and (viii) a majority of the outstanding shares of FASTech Series E Preferred Stock, voting as a separate class.

COMPARISON OF MERGER PROCEEDS ALLOCATION IN LIGHT OF PROPOSALS

     FASTech's Certificate of Incorporation currently provides each series of FASTech Preferred Stock with a preference over the FASTech Common Stock with respect to any payments or distributions made to the holders of FASTech Capital Stock upon certain liquidation, dissolution or winding up transactions involving FASTech. A merger of FASTech which results in the exchange of a majority of the outstanding shares of FASTech for securities issued by another corporation, such as the Merger, is deemed under the current Certificate of Incorporation to be a liquidation, dissolution or winding up transaction under the terms of FASTech's Certificate of Incorporation. The FASTech Preferred Stock preference payment amounts are not equal in amount or priority among the respective five series of FASTech Preferred Stock.

     The preference payment amount of each series of FASTech Preferred Stock is as follows: FASTech Series A Preferred Stock, original purchase price of $1.60 per share plus accrued dividends of $0.128 per share per annum from the date of issuance; FASTech Series B Preferred Stock, original purchase price of $1.75 per share plus accrued dividends of $0.14 per share per annum from the date of issuance; FASTech Series C Preferred Stock, original purchase price of $2.00 per share plus accrued dividends of $0.16 per share per annum from the date of issuance; FASTech Series D Preferred Stock, original purchase price of $3.50 per share plus accrued dividends of $0.28 per share per annum from the date of issuance; and FASTech Series E Preferred Stock, original purchase price of $3.50 per share. Further, if upon a liquidation, dissolution or winding up of FASTech, the assets to be distributed among the holders of FASTech Preferred Stock are insufficient to satisfy the preference payment amounts of each series of FASTech Preferred Stock in full, then any assets to be distributed shall be distributed first among the holders of FASTech Series D Preferred Stock until such series preference amount is satisfied, then among the holders of FASTech Series C Preferred Stock until such series preference amount is satisfied, then among the holders of FASTech Series B Preferred Stock until such series preference amount is satisfied, then among the holders of FASTech Series A Preferred Stock until such series preference amount is satisfied, and lastly among the holders of FASTech Series E Preferred Stock until such series preference amount is satisfied.

     Under FASTech's Certificate of Incorporation, assuming a trading price of Brooks Common Stock of $8.50 per share and assuming the FASTech Preferred Stock preference payment amounts are calculated as of September 30, 1998, the Merger consideration of 850,000 shares of Brooks Common Stock to be issued to holders of FASTech Capital Stock would be distributed as follows: (i) 582,534 shares to the holders of FASTech Series D Preferred Stock (100% of the Series D Preferred Stock preference amount), (ii) 238,677 shares to the holders of FASTech Series C Preferred Stock (100% of the Series C Preferred Stock preference amount), (iii) 28,789 shares to the holders of FASTech Series B Preferred Stock (approximately 16% of the Series B Preferred Stock preference amount) and (iv) no shares to the holders of FASTech Series A Preferred Stock, FASTech Series E Preferred Stock and FASTech Common Stock.

     After amendment to FASTech's Certificate of Incorporation as proposed in this Consent Statement/Prospectus, assuming a trading price of Brooks Common Stock of $8.50 per share, the Merger consideration of 850,000 shares of Brooks Common Stock will be distributed to the holders of FASTech capital stock as follows: (i) 107,633 shares to the holders of FASTech Series A Preferred Stock (approximately 42% of the FASTech Series A Preferred Stock preference amount),
(ii) 80,312 shares to the holders of FASTech Series B Preferred Stock (approximately 46% of the FASTech Series B Preferred Stock preference amount),
(iii) 118,551 shares to the holders of FASTech Series C Preferred Stock (approximately 50% of the FASTech Series C Preferred Stock preference amount),
(iv) 350,860 shares to the holders of FASTech Series D Preferred Stock (approximately 60% of the FASTech Series D Preferred Stock preference amount),
(v) 17,644 shares to the holders of FASTech Series E Preferred Stock (approximately 61% of the FASTech Series E Preferred Stock preference amount), and (vi) 175,000 shares to the holders of FASTech Common Stock.

     The number of shares of Brooks Common Stock received by each stockholder of FASTech in connection with the Merger will be reduced by such shareholder's pro rata portion of a total of 85,000 shares to be held in escrow. In addition, the IRS may take the position that the holders of FASTech Common Stock, FASTech Series A Preferred Stock, FASTech Series B Preferred Stock and FASTech Series E Preferred Stock will recognize ordinary income as a result of the Amendment because such Amendment will entitle them to receive a greater portion of the shares of Brooks Common Stock in connection with the Merger than they otherwise would have received. See "Risk Factors--Risks Relating to the Merger--Tax Risks of Amendment to Certificate of Incorporation" and "--Risks Relating to Indemnification and Escrow."

     THE FASTECH BOARD OF DIRECTORS DEEMS THE MERGER ADVISABLE, UNANIMOUSLY HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FASTECH AND ITS STOCKHOLDERS AND HAS THEREFORE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT STOCKHOLDERS OF FASTECH CONSENT IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, THE PROPOSAL TO AMEND FASTECH'S CERTIFICATE OF INCORPORATION AND THE PROPOSAL RELATING TO THE WAIVER OF CERTAIN NOTICE REQUIREMENTS.

                      THE MERGER AND RELATED TRANSACTIONS

     The following is a summary of the material features of the proposed merger of FASTech Acquisition Corporation. ("Merger Sub"), a wholly-owned subsidiary of Brooks Automation, Inc. ("Brooks"), into FASTech Integration, Inc. ("FASTech"). To the extent that this summary relates to the Agreement and Plan of Merger dated September 21, 1998 (the "Merger Agreement"), among FASTech, Brooks and Merger Sub, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Appendix A and is incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety. Defined terms that are not expressly defined in the following summary shall have the meanings provided in the Merger Agreement.

GENERAL

     The Merger Agreement provides for the merger of Merger Sub, a newly formed Delaware subsidiary of Brooks, into FASTech. As a result of the Merger, FASTech will become a wholly-owned subsidiary of Brooks and stockholders of FASTech will receive shares of Brooks Common Stock. In addition, their rights as Brooks stockholders will be governed by the Brooks' Restated Articles of Association and by Delaware law. See "Description of Brooks' Securities" and "Comparison of Rights of Stockholders of Brooks and FASTech."

     The directors and officers of Brooks will continue to serve in their current capacities following the Merger. The current officers of FASTech are not expected to continue to serve FASTech in their current capacities following the Merger. Following the Merger, the Board of Directors of FASTech will consist of individuals appointed by Brooks.

CONVERSION OF SHARES

     FASTech Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party thereto or the holder of any of the following securities, each share of FASTech Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares held by stockholders ("Dissenting Stockholders") who properly perfect their rights to appraisal in accordance with Section 262 of the DGCL) will be converted, before reduction on a pro rata basis for the Escrow Shares (as defined below), into 0.127469 shares of Brooks Common Stock (the "Common Stock Conversion Ratio"), provided that the total number of shares of Brooks Common Stock issuable to holders of FASTech Common Stock shall not exceed 175,000 shares, subject to upward adjustment for shares of FASTech Common Stock issued upon exercise of certain options to purchase FASTech Common Stock outstanding on August 17, 1998 or upon conversion of FASTech Preferred Stock prior to the Effective Time.

     FASTech Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party thereto or the holder of any of the following securities, each share of FASTech Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Dissenting Stockholders) will be converted, before reduction on a pro rata basis for the Escrow Shares, into shares of Brooks Common Stock as set forth below (each a "Preferred Stock Conversion Ratio"):

     (A)  each share of FASTech Series A Preferred Stock will be converted into
          0.147209 shares of Brooks Common Stock;

     (B)  each share of FASTech Series B Preferred Stock will be converted into
          0.167118 shares of Brooks Common Stock;

     (C)  each share of FASTech Series C Preferred Stock will be converted into
          0.197585 shares of Brooks Common Stock;

     (D)  each share of FASTech Series D Preferred Stock will be converted into
          0.372104 shares of Brooks Common Stock;

     (E)  each share of FASTech Series E Preferred Stock will be converted into
          0.252057 shares of Brooks Common Stock.

Notwithstanding the foregoing, in no event shall the total number of shares of Brooks Common Stock issuable upon conversion of the FASTech Preferred Stock exceed 675,000 shares, subject to downward adjustment for FASTech Preferred Stock which is converted into shares of FASTech Capital Stock prior to the Effective Time.

     Upon consummation of the Merger, Brooks would issue a total of approximately 850,000 shares of Brooks Common Stock, representing approximately 7.7% of the shares of Brooks Common Stock that would be outstanding after the Merger, to the holders of outstanding shares of FASTech Common Stock.

     In lieu of any fractional shares of Brooks Common Stock that would otherwise be issued, each former FASTech stockholder that would have been entitled to a fraction of a share of Brooks Common Stock will be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the average closing price per share of Brooks Common Stock as reported on the Nasdaq National Market for the ten trading days on the Nasdaq National Market ending on the day prior to the date on which the Effective Time occurs.

     Conversion of FASTech Options and Warrants. Each outstanding option to purchase FASTech Common Stock (the "FASTech Options") and each outstanding warrant to purchase FASTech Common Stock ("FASTech Warrants"), will be assumed by Brooks. Each FASTech Option or Warrant so assumed shall continue to have, and be subject to, the same terms and conditions set forth in the FASTech Option or Warrant prior to the Effective Time, except that (a) each FASTech Option and FASTech Warrant shall be exercisable for that number of whole shares of Brooks Common Stock equal to the number of shares of FASTech Common Stock that were issuable upon exercise of the FASTech Option and FASTech Warrant immediately prior to the Effective Time multiplied by the Common Stock Conversion Ratio, and
(b) the per share exercise price for the Brooks Common Stock issuable upon exercise of the FASTech Options and the FASTech Warrants will be equal to the quotient determined by dividing the exercise price at which such option or warrant was exercisable immediately prior to the Effective Time by the Common Stock Conversion Ratio.

     As of September 21, 1998, there were (i) 650,450 shares of FASTech Common Stock subject to outstanding FASTech Options with exercise prices ranging from $0.60 to $6.00 per share, and (ii) 250,000 shares of FASTech Common Stock subject to FASTech Warrants with an exercise price of $6.50 per share. Assuming no exercise or grant of any FASTech Options or Warrants after the Record Date, upon consummation of the Merger (i) the FASTech Options would be converted into the right to purchase approximately 82,912 shares of Brooks Common Stock at exercise prices ranging from approximately $4.70 to $47.07 per share, and
(ii) the FASTech Warrants would be converted into the right to purchase approximately 31,867 shares of Brooks Common Stock, with an exercise price of approximately $50.99 per share. Brooks has agreed to file and maintain the effectiveness of a Registration Statement on Form S-8 under the Securities Act with respect to all shares of Brooks Common Stock subject to FASTech Options to be assumed by Brooks that may be registered on Form S-8.

BACKGROUND OF THE MERGER

     Initial contact between Brooks and FASTech occurred in September 1996 when representatives of Brooks met with representatives of FASTech to discuss potential synergies and strategic business alliances. Representatives of Brooks then visited FASTech's offices in Lincoln, Massachusetts in October 1996. Thereafter, further discussions between Brooks and FASTech were discontinued indefinitely.

     During 1997, no discussions were held between Brooks and FASTech regarding a business combination.

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

     In November 1997, FASTech engaged Broadview Associates LLC ("Broadview") to assist FASTech in the solicitation and consideration of acquisition offers or other transactions.

     On February 10, 1998, representatives of Brooks and FASTech met to discuss preliminarily a possible business combination. The parties discussed the viability of a business combination in general terms; however, at that time, both parties concluded that further discussions of a business combination between Brooks and FASTech were not warranted. FASTech and Broadview continued to pursue discussions with several companies other than Brooks.

     On May 18, 1998, representatives of FASTech met with representatives of Brooks for a general discussion of FASTech's business outlook particularly in view of declining semiconductor industry business conditions. The benefits and opportunities associated with a potential alliance between Brooks and FASTech were also discussed.

     On June 15, 1998, the Board of Directors of FASTech met to review the status of FASTech's strategic alliance discussions with several third parties, including Brooks. The Board instructed FASTech management to pursue these possible strategic alliances with the goal of maximizing stockholder value.

     On July 1, 1998, James Pelusi, President and Chief Executive Officer of FASTech visited Brooks' Chelmsford, Massachusetts facility and met with representatives of Brooks. Mr. Pelusi presented a general overview of FASTech's history and market position. FASTech's sales and financial outlook were reviewed by the group. Preliminary technical discussions about strategic synergies and potential end-user opportunities were also conducted.

     On July 8, 1998, representatives of Brooks and FASTech met to discuss potential synergies. FASTech management presented an overview of fiscal year 1998 and fiscal year 1999 business plans.

     Between July 8, 1998 and July 15, 1998, Robert J. Therrien, Chief Executive Officer and President of Brooks, and Brooks' board members discussed the strategic benefit of a potential business combination with FASTech. Brooks' board instructed Mr. Therrien to use his best judgment in negotiating the terms of a proposal to acquire FASTech.

     From July 8, 1998 through September 21, 1998, Brooks and FASTech continued to negotiate the structure and terms of the potential business combination.

     On July 20, 1998, Brooks delivered a proposal letter to FASTech, indicating Brooks' strong interest in acquiring FASTech in a business combination with a preliminary enterprise value of $10 million, subject to the completion of due diligence and the negotiation of definitive agreements. Brooks indicated its intent that such a transaction would be structured to qualify for pooling of interests accounting treatment.

     On July 21, 1998, the Board of Directors of FASTech met to discuss the proposal letter from Brooks which outlined the terms of a potential business combination between FASTech and Brooks and the strategic benefit of such combination to FASTech and the FASTech stockholders. After review of the proposal letter and the terms of the proposed business combination between FASTech and Brooks, the Board of Directors directed FASTech management to pursue the Brooks proposal.

     On July 22, 1998, representatives of Brooks and FASTech met to discuss the proposed structure and terms of the potential business combination and to review FASTech's financial results for the second quarter ended June 30, 1998.

     At the July 23, 1998 meeting of the board of directors of Brooks, Robert J. Therrien, Chief Executive Officer and President, indicated that a proposal letter, a copy of which was provided to all board members, had been delivered to FASTech. The board concluded that Mr. Therrien should actively engage in further negotiations aimed at acquiring FASTech.

     On July 24, 1998, representatives of Brooks and FASTech met to continue to discuss the structure and terms of the potential business combination, including the continued employment of FASTech executives and other key employees.

     On July 28, 1998, Robert J. Therrien, Chief Executive Officer and President of Brooks, met with Jeff Cassis, Executive Vice President, Sales and Marketing of FASTech, to discuss FASTech's international sales and support organization and to further evaluate customer relationships and sales plans.

     On August 6, 1998 the Board of Directors of FASTech met to discuss a draft Letter of Intent, received from Brooks, dated August 6, 1998 in light of other proposals received by FASTech concerning possible business combinations.

     On August 19, 1998, the Board of Directors of FASTech met to further discuss possible alliances involving FASTech and various strategic partners, including the Brooks proposal.

     On August 26, 1998, the Board of Directors of FASTech met to discuss a revised draft Letter of Intent dated August 26, 1998 providing for the acquisition of FASTech by Brooks through the merger of a wholly-owned subsidiary of Brooks with and into FASTech. After lengthy discussion concerning the merits of the transaction with respect to maximizing value to the FASTech stockholders, the Board directed FASTech management to negotiate and enter into a Letter of Intent with Brooks on terms substantially similar to those in the draft Letter of Intent dated August 26, 1998.

     On August 26, 1998, Robert J. Therrien, Chief Executive Officer and President of Brooks, met with James Pelusi, President and Chief Executive Officer of FASTech to discuss Mr. Pelusi's interest in and level of commitment to joining Brooks and completing the proposed merger.

     On August 28, 1998, Brooks and FASTech executed a letter of intent which outlined the structure and several of the basic terms including the total consideration of approximately 850,000 shares of Brooks Common Stock, of the proposed merger. The terms set forth in the letter of intent were conditioned, among other things, on the execution of a definitive, binding agreement between Brooks and FASTech and were not binding on the parties, other than with respect to confidentiality provisions and certain provisions restricting FASTech's ability to solicit or communicate with third parties regarding potential acquisition transactions.

     On September 3, 1998, Robert J. Therrien, Chief Executive Officer and President of Brooks, met with James Pelusi, President and Chief Executive Officer of FASTech to discuss the integration of the two companies and specifically the process for engaging the management teams of the respective companies in integration planning.

     On September 4, 1998, the FASTech management team met with members of Brooks' management team at Brooks' Chelmsford facility. Representatives of Brooks presented an overview of the Company including financial performance, organization structure, information systems and employee benefit plans. There was a general discussion of FASTech's annual user group conference and attendance of Brooks' representatives.

     On September 11, 1998, the Board of Directors of FASTech met, along with counsel and accountants for FASTech, to review drafts of the Merger Agreement and related Merger documents. After deliberation and consultation with legal counsel and accountants, the Board authorized FASTech management to continue negotiations with Brooks in connection with the parties' efforts to prepare the definitive Merger Agreement and close the Merger.

     On September 15, 1998, the Board of Directors of FASTech met, along with counsel for FASTech, to review later drafts of the Merger Agreement and related Merger documents. After deliberation and consultation with counsel, the Board deemed the Merger and the Merger Agreement advisable, fair and in the best interests of FASTech and its stockholders. The Board approved the Merger and the Merger Agreement and authorized and directed the President or Treasurer of FASTech to execute the Merger Agreement on behalf of FASTech with such modifications as the President or Treasurer deem to be in the best interests of FASTech. Upon execution of the Merger Agreement, the Board directed management of FASTech to submit the Merger and the Merger Agreement to the stockholders of FASTech for their approval and recommends that the stockholders approve the Merger and the Merger Agreement.

     Due diligence and negotiations between the managements of Brooks and FASTech and their respective legal counsel and accounting firms continued throughout the period from August 28, 1998 to September 21, 1998, both as to terms of the Merger Agreement and as to certain other agreements related to the Merger Agreement. Final agreement on the terms of the Merger Agreement, the related agreements and other issues was reached on September 21, 1998. On September 21, 1998, Brooks, FASTech and Merger Sub executed the Merger Agreement and certain related agreements.


BROOKS' REASONS FOR THE MERGER

     The Board of Directors of Brooks has determined that the Merger is in the best interests of Brooks and its stockholders and, therefore, unanimously approved the Merger.

     Brooks strives to invest in technologies that are synergistic with its core business areas to compete in its intensely competitive industries. Following the Merger, Brooks believes the combined company will be in an improved competitive position to effectively meet the information technology and information challenges and customer demands of both semiconductor and flat panel display fabrication equipment OEMs and end-users. The Brooks Board believes that the Merger will be beneficial to Brooks for the following reasons: (i) the products of Brooks and FASTech are complementary, (ii) the combined company has the potential to offer customers a more comprehensive factory automation solution than either could independently, (iii) the Merger would be positively received by customers of each of the companies and the combined company would benefit by an enhanced ability to compete in the factory automation software market (iv) FASTech's MES and cell control products should position Brooks to offer its customers a more complete solution with the development of integrated software links between MES factory software and tool automation software; (v) FASTech's research and development, management and technical teams have significant expertise in the development of a wide range of manufacturing automation and control applications which is expected to enhance Brooks' effort to develop new tool and factory automation products and (vi) FASTech's distribution organization may enhance Brooks' ability to market existing products and services to end-user semiconductor companies worldwide.

     The Brooks Board also considered a number of potentially negative factors, including those discussed under "Risk Factors." There can be no assurance that the benefits Brooks expects to achieve following the consummation of the Merger will be achieved or will outweigh the costs and other negative factors associated with the Merger. Brooks did not assign any relative or specific weights to any of the factors it considered in connection with the Merger.

FASTECH'S REASONS FOR THE MERGER

     The following factors were considered by the Board of Directors of FASTech in recommending to the stockholders the approval of the Plan of Merger, the Merger Agreement, and the transactions contemplated thereby, including the Merger and the other proposals set forth herein:

 .  The Merger may permit FASTech to leverage Brooks' position with semiconductor
   OEM customers to provide improved integration between FASTech solutions and equipment control systems.

 . Brooks' liquidity and capital resources will enhance FASTech's financial position.

 . FASTech may enable Brooks to accelerate the expansion from tool automation into factory automation solutions and extend FASTech's existing solution portfolio.

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

 . The consideration paid to FASTech stockholders in the Merger will be shares of Brooks Common Stock, which are securities that are listed on the Nasdaq National Market and are more readily marketable than shares of FASTech Capital Stock.

     In the course of its deliberations regarding the Merger, the FASTech Board of Directors reviewed with FASTech management and FASTech's legal advisors a number of additional factors which the FASTech Board deemed relevant to the Merger, including, but not limited to: (i) the strategic importance to FASTech of the proposed Merger; (ii) the consideration to be received by FASTech stockholders in the Merger; (iii) information concerning FASTech's and Brook's respective businesses, prospects, strategic business plans, financial performance and condition, results of operations, technology positions, management and competitive positions; (iv) FASTech management's view as to the financial condition, results of operations and business of FASTech before and after giving effect to the Merger; (v) FASTech management's view as to the prospects of FASTech's continuing as an independent company; (vi) FASTech management's view as to FASTech's ability to gain access to the necessary capital to meet its strategic business goals in both the near-term and long-term and the relative costs associated with obtaining such capital; and (vii) current and historical market prices, volatility and trading information with respect to Brooks Common Stock.

     The foregoing discussion of the information and factors considered by the FASTech Board of Directors is not intended to be exhaustive, but is believed to include the material factors considered by the FASTech Board of Directors. In addition, in reaching its decision to approve and recommend the Merger, given the broad variety of factors considered in its evaluation of the proposed Merger, the FASTech Board of Directors did not find it practical to, and did not attempt to, assign any relative or specific weights to any one or more of the foregoing factors.

RECOMMENDATION OF FASTECH'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF FASTECH HAS DEEMED THE MERGER ADVISABLE, HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FASTECH AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of FASTech's Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of FASTech's management (some of whom are members of FASTech's Board of Directors) and the FASTech Board of Directors have certain interests in the Merger in addition to their interests as stockholders of FASTech generally. The Merger Agreement includes provisions obligating Brooks to preserve and assume certain indemnification rights and benefits of the officers and directors of FASTech. Upon consummation of the Merger, James A. Pelusi, Jeffrey Cassis and Steven D. Boulanger, the President, Chief Executive Officer and director, Executive Vice President of Sales and Operations and Treasurer of FASTech, respectively, will be entitled to bonuses in the amounts of $98,000, $45,800 and $125,000. Upon consummation of the Merger, Messrs. Pelusi and Cassis and Michael Smith, Steve Aulds, and Marty Petraitis, the Vice President Engineering, Vice President Consulting and Vice President Asia Sales and Operations, respectively of FASTech, will become employees of Brooks and receive standard Brooks stock options for the purchase of Brooks Common Stock on terms to be determined by Brooks.

MATERIAL CONTACTS BETWEEN BROOKS AND FASTECH

     Other than the discussions during the period from September 1996 through September 21, 1998 between Brooks and FASTech concerning the feasibility of a strategic business combination between the companies and the negotiations resulting in the Merger Agreement discussed in "The Merger and Related Transactions--Background of the Merger," the option agreements discussed under "--Interests of Certain Persons in the Merger," the affiliates agreements, noncompetition and proprietary information agreements and escrow agreement discussed under

     "--Conditions to the Merger" and the agreements between Brooks and Messrs. Pelusi and Boulanger, the President and a former Vice President of FASTech, respectively, discussed under "Consent of Stockholders in Lieu of Special Meeting--Agreements to Vote," Brooks and FASTech do not know of any past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions between FASTech or its affiliates and Brooks or its affiliates.

REPRESENTATIONS, WARRANTIES AND COVENANTS

      Brooks and FASTech have made certain representations and warranties to each other relating to, among other things, (i) organization and qualification,
(ii) capitalization, (iii) authorization of the Merger, (iv) absence of conflicts resulting from the Merger, (v) the accuracy and completeness of financial statements, (vi) claims and legal proceedings, (vii) present compliance with obligations and laws, (viii) permits, (ix) disclosure of material information, and (x) pooling matters. FASTech made additional representations to Brooks, among other things, regarding (i) subsidiaries,
(ii) conduct of business, (iii) employee benefits and ERISA, (iv) payment of taxes, (v) contracts, and commitments (including government contracts),
(vi) insurance, (vii) warranty or other claims, (viii) accounts receivable,
(ix) environmental matters, (x) title to properties, (xi) labor and employee relations, (xii) absence of undisclosed liabilities and certain changes,
(xiii) intellectual property rights, (xiv) borrowings and guaranties,
(xv) financial service relations and powers of attorney, (xvi) corporate books and records, (xvii) transactions with interested persons, (xviii) regulatory correspondence, (xx) absence of sensitive payments, (xxi) finder's fees,
(xxii) year 2000 compliance and (xxiii) company action.

     Brooks and FASTech have agreed to: (i) use their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement;
(ii) obtain all waivers, permits, consents, approvals or other authorizations from third parties and governmental entities necessary for the consummation of the transactions contemplated by the Merger Agreement; (iii) jointly prepare and file with the Commission under the Securities Act this Consent Statement/Prospectus and the Registration Statement for the purpose of soliciting consents from FASTech stockholders in favor of the approval of the Merger Agreement; (iv) promptly notify the other party in writing of the occurrence of any event or development that would (a) render any statement, representation or warranty of either party in the Merger Agreement inaccurate or incomplete in any material respect or (b) constitute or result in a breach by either party of or a failure by either party to comply with, any agreement or covenant in the Merger Agreement applicable to such party; (v) advise and cooperate with the other party prior to a party's issuance of any press release or other written information to the press or to any third party with respect to the transactions contemplated by the Merger Agreement; (vi) permit representatives of the other to have reasonable access to all their premises, properties, financial and accounting records, contracts, other records and documents and keep confidential and not use in any manner any information or documents obtained from the other party, except as provided in the Merger Agreement and (vii) use all reasonable efforts to cause the merger to be treated as a "tax-free" reorganization.

     Brooks has also agreed, on or before the Effective Time, to list the Brooks Common Stock on the Nasdaq National Market.

WORKING CAPITAL LOAN

     If the Effective Time has not occurred on or prior to September 30, 1998, and FASTech requires additional working capital, FASTech may pursue a working capital loan. In such event, FASTech is required to first request that Brooks extend an unsecured working capital loan in the principal amount of up to $2,000,000 subject to customary terms and conditions. Brooks, in its sole discretion, may decline to extend the loan. If Brooks declines to extend the loan, FASTech will be entitled to pursue a loan from other sources. If FASTech obtains the loan from other sources, FASTech will not be deemed in violation of any obligations, representations or warranties under this Agreement. However, the loan would have an effect for the purpose of determining whether the conditions to the obligations of Brooks and the Acquisition Subsidiary to the consummation of the Merger have been satisfied.

CONDUCT OF BUSINESS OF FASTECH PENDING THE MERGER

     FASTech has agreed in the Merger Agreement that prior to the consummation of the Merger, it will, among other things, conduct its operations in the ordinary course of business and consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, preserve its relationship with customers, suppliers and others having business dealings with it and maintain its goodwill and ongoing business in all material respects.

     FASTech has also agreed that prior to the consummation of the Merger it will not, without the prior written consent of Brooks, take certain actions including without limitation: (i) the issuance, sale, purchase or delivery of securities, or the commitment or authorization therefor; (ii) the split, recombination or reclassification of shares of its capital stock or the payment of any dividend; (iii) the creation or assumption of debt (except in the ordinary course of business or to satisfy working capital requirements); (iv) the adoption or amendment of any employee benefit plan or employment or severance arrangement; (v) the acquisition, sale or transfer of any equity interests in any entity or any of its assets (except in the ordinary course of business and other than the sale of assets located in the FASTech's Singapore offices with a total fair market value no greater than $200,000 ("Singapore Assets Sales")); (vi) any amendment of the FASTech Certificate of Incorporation or Bylaws; (vii) any changes in accounting methods; (viii) the discharge or satisfaction of security interests, subject to certain exceptions; (ix) the mortgage or pledge of any property or assets, except in connection with Singapore Asset Sales; (x) the transfer of any intellectual property (except in the ordinary course of business); (xi) the taking of any action that would result in a material violation or material default under any material contract;
(xii) the making or commitment to make any capital expenditure in excess of specified dollar amounts; (xiii) hiring any management or supervisory personnel without Brooks prior oral consultation; or (xiv) agreeing in writing or otherwise to take any of the foregoing actions.

NO SOLICITATION

     The Merger Agreement provides that subject to certain exceptions described below, FASTech will not, and shall use its commercially reasonable efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly: (i) encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in negotiations with any third person or entity (other than Brooks or its affiliates) concerning any merger, consolidation, or other business combination involving FASTech, acquisition of all or any significant portion of the assets or capital stock of FASTech, or inquiries or proposals concerning or which could reasonably be expected to lead to, any of the foregoing (an "Acquisition Transaction"); or
(ii) negotiate or take any other action intended or designed to facilitate the efforts of any third person or entity (other than Brooks or its affiliates) relating to a possible Acquisition Transaction, or enter into any agreements, arrangements or understanding requiring FASTech to abandon, terminate or fail to consummate the transaction. Nonetheless, if FASTech receives an unsolicited written proposal for an Acquisition Transaction, FASTech shall advise Brooks orally and in writing of all the terms and conditions of such written proposal and (unless the disclosure of the identity of such party would constitute a breach of any confidentiality agreement of FASTech existing on August 28, 1998) the identity of the party making any such proposal or on whose behalf such inquiry or proposal is being made, within one day following FASTech's receipt of any such proposal or on whose behalf such inquiry or proposal is being made. Notwithstanding anything herein to the contrary, in the event that any third party requests information, FASTech may furnish to and communicate with such third party information and otherwise negotiate and enter into any agreement, arrangement or understanding with such party, only if (i) one (1) business day prior written notice shall have been given to Brooks and (ii) (A) FASTech's Board of Directors shall have determined in good faith, after conducting a reasonable investigation, that such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction, (B) FASTech's Board of Directors shall have considered the advice of independent counsel to FASTech regarding whether any failure to take such action would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to FASTech Stockholders and (C) FASTech's Board of Directors, after weighing such advice and in light of its investigation, shall have determined in good faith that failing to furnish such information would constitute a breach of the Board's fiduciary responsibilities to FASTech's stockholders. The provisions under the Merger Agreement as to no solicitation shall remain in effect for a period extending from the date of the Merger Agreement through November 30, 1998 (the "Exclusivity Period") if the Registration Statement is reviewed by the Commission. The Exclusivity Period shall be 30 days from the date hereof if the Registration Statement is not reviewed by the Commission.

CONDITIONS TO THE MERGER

     The obligations of each party to effect the Merger are subject to the following conditions: (i) the Merger Agreement shall have been approved by the holders of FASTech's Capital Stock; (ii) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state and remain in effect; and (iii) the shares of Brooks Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market.

     The obligation of Brooks to consummate the Merger is subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of FASTech contained in the Merger Agreement shall continue to be true and correct in all material respects as of the Effective Time; (ii) FASTech shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under the Merger Agreement; (iii) FASTech shall have delivered to Brooks all certificates and opinions required pursuant to the Merger Agreement;
(iv) FASTech shall have obtained all of the waivers, permits, consents, approvals and other authorizations, and effected all of the registrations, filings and notices required pursuant to the Merger Agreement; (v) Brooks shall have received written agreements from all FASTech affiliates that they will not transfer the shares of Brooks Common Stock held by them or obtained by them in connection with the Merger, otherwise than in accordance with the terms of such agreements; (vi) Brooks shall have received a letter from PricewaterhouseCoopers LLP, its independent accountants, that in its opinion the transactions contemplated herein meet the requirements for pooling-of-interests treatment under GAAP as set forth in Opinion No. 16, as amended, of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(vii) no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Brooks, Merger Sub or FASTech which prohibits the consummation of the Merger; provided, however, that FASTech shall have contested or cooperated with Brooks or the Merger Sub, as applicable, in contesting the action suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed; (viii) Brooks and the Merger Sub shall have received an opinion of Testa, Hurwitz & Thibeault, LLP, or other counsel to FASTech reasonably acceptable to Brooks, with respect to the due authorization, execution, delivery and enforceability of the Merger Agreement and certain other matters; (ix) from the date of the Merger Agreement to the Effective Time, there shall not have been any event or development that, individually or in the aggregate, results in a material adverse effect to FASTech or its subsidiaries ("Material Adverse Effect"), nor shall there have occurred any event or development which is reasonably likely to result in a Material Adverse Effect;
(x) Brooks shall have received an executed escrow agreement to secure payment of indemnification; (xi) holders of not more than 10% of the issued and outstanding FASTech Capital Stock shall have exercised appraisal rights pursuant to Section 262 of the DGCL; (xii) each of Messrs. Pelusi, Cassis, Smith, Aulds, and Petraitis shall have executed a noncompetition and proprietary information agreement; (xiii) FASTech shall have delivered to Brooks an unaudited balance sheet as of August 31, 1998 and an unaudited statement of income for the eight months ended August 31, 1998; and (xiv) all agreements among FASTech and any of its securityholders, or among any of the FASTech securityholders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of FASTech securities or requiring FASTech to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, shall have been terminated in their entirety.

     The obligation of FASTech to consummate the Merger is subject to the satisfaction of the following additional conditions: (i) the representations and warranties of Brooks and

Merger Sub contained in the Merger Agreement shall continue to be true and correct in all material respects as of the Effective Time; (ii) Brooks and Merger Sub shall have performed or complied with in all material respects with its agreements and covenants required to be performed or complied with under the Merger Agreement as of the Effective Time; (iii) Brooks and Merger Sub shall have delivered to FASTech all necessary certificates and opinions required pursuant to the Merger Agreement; (iv) Brooks and Merger Sub shall have obtained all waivers, permits, consents, approvals or other authorizations necessary to consummate the Merger, and effected all registrations, filings and notices necessary to consummate the Merger; (v) no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Brooks, Merger Sub or FASTech which prohibits the consummation of the Merger provided, however, that Brooks or the Merger Sub, as applicable, shall have contested or cooperated with FASTech in contesting the action, suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed; (vi) FASTech shall have received an opinion from Brown, Rudnick, Freed & Gesmer, counsel to Brooks and the Merger Sub, with respect to the due authorization, execution, delivery and enforceability of the Merger Agreement, the validity of the shares of Brooks Common Stock to be issued in the Merger and certain other matters.

EFFECTIVE TIME

     The Effective Time of the Merger will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is specified on such certificate. The filing of the Certificate of Merger will occur as soon as practicable after the satisfaction of the conditions set forth in the Merger Agreement, which is currently expected to be on or about September 30, 1998. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before November 30, 1998 and under certain other conditions. See "The Merger and Related Transactions--Conditions to the Merger," "--Consequences of Termination" and "--Termination."

INDEMNIFICATION, ESCROW AND THE STOCKHOLDER REPRESENTATIVE

     Each FASTech stockholder, whether or not he or she votes in favor of the Merger, will be liable for indemnification of the Indemnified Persons in respect of, and hold the Indemnified Persons harmless against, any and all damages of any kind (including without limitation amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons thereof resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in the Merger Agreement ("Indemnification Obligation"). The Indemnification Obligation includes the obligation of FASTech stockholders to pay any legal, accounting, finders and financial advisor fees and expenses of FASTech incurred in connection with the transactions contemplated by the Merger Agreement which aggregate in excess of $150,000 (or $175,000 if the Registration Statement is reviewed by the Commission and the Effective Time occurs after September 30, 1998).

     However, the Indemnification Obligation of the Stockholders is limited in several ways: (i) the aggregate liability of the FASTech stockholders for damages pursuant to this provision shall not exceed 85,000 shares of Brooks Common Stock issued, and placed into escrow as described below, pursuant to the Merger Agreement; (ii) FASTech stockholders shall not be liable under this provision (except with respect to expenses as described above) unless and until the aggregate damages exceed $50,000 (at which point the FASTech stockholders shall become liable for the aggregate damages, and not just amounts in excess of $50,000); (iii) the liability of the FASTech stockholders shall only extend to any claim asserted within one year after the Closing Date; and (iv) the liability of the FASTech stockholders is several and not joint.

     To satisfy the Indemnification Obligation of the Stockholders, pursuant to an escrow agreement ("Escrow Agreement") called for under the Merger Agreement, Brooks will deposit in escrow with the Escrow Agent a single stock certificate representing the 85,000 (the "Escrow Shares") to be registered in the name of the Escrow Agent as nominee for the beneficial owners of such Escrow Shares. The number of shares of Brooks Common Stock to be received by each FASTech stockholder will be reduced by such stockholder's pro rata portion of such Escrow

Shares. The Escrow Fund will be held and distributed by the Escrow Agent in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement.

     The Escrow Agreement will terminate on the earlier of (a) the date on which the parties have delivered a written notice to the Escrow Agent directing the delivery of the Escrow Fund to the persons entitled thereto; (b) the date on which a decision is rendered by an arbitrator selected pursuant to the Merger Agreement as to the disposition of the Escrow Fund; and (c) the one year anniversary of the Effective Time. Promptly following termination of the Escrow Fund, the Escrow Fund will be distributed to the FASTech stockholders entitled to receive such shares after adjustment for Escrow Shares paid in satisfaction of Indemnification Obligations and for Escrow Shares being held by the Escrow Agent pending resolution of any claims relating to the Indemnification Obligation.

     All cash dividends of the Escrow Fund delivered to the Escrow Agent will be distributed to FASTech stockholders entitled thereto pro rata with their portion of the Escrow Fund. All stock dividends on the Escrow Fund shall be deposited with the Escrow Agent and deemed Escrow Shares.

     Brooks will pay the fees of the Escrow Agent.

     For purposes of the Merger Agreement and the Escrow Agreement, each FASTech Stockholder shall have appointed the Stockholder Representative to, among other things, take all actions necessary or appropriate in his judgment for the accomplishment of the terms of the Escrow Agreement including without limitation as to any claim that Brooks may have under the Merger Agreement ("Claim").
Under the Escrow Agreement, Brooks may give written notice ("Notice") to the Stockholder Representative and Escrow Agent specifying in reasonable detail the nature and dollar amount of any Claim. If the Stockholder Representative gives written notice to Brooks and Escrow Agent disputing any Claim (a "Counter Notice ") within 20 days following receipt by the Escrow Agent and the Stockholder Representative of the Notice regarding any such Claim, such Claim shall be resolved as provided in the Escrow Agreement. If no Counter Notice is received by the Escrow Agent within such 20 day period, then the dollar amount of the Claim as set forth by Brooks in its Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreement and, at the end of such 20 day period, the Escrow Agent shall cause Brooks to be paid the full amount of such Claim by delivery of Escrow Shares (taken proportionately from each FASTech Stockholder holding Escrow Shares thereunder). For purposes of the Escrow Agreement, the value of the Escrow Shares shall be determined as of the Effective Time based upon the closing price of Brooks Common Stock on the Nasdaq National Market.

     The Escrow Shares will be voted by the Escrow Agent on behalf of the stockholders in accordance with the instructions received by the Escrow Agent from the Stockholder Representative. In the absence of such instructions, the Escrow Agent is not required to vote such shares.

     The Stockholder Representative will not be liable for any liability for loss for any act performed or omitted to be performed by him under the Escrow Agreement in the absence of gross negligence or willful misconduct. The Stockholder Representative may consult with counsel and other experts as may be reasonably necessary to advise him with respect to his rights and obligations under the Escrow Agreement and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of such counsel or experts. The holders of a majority in interest of the Escrow Fund may replace the Stockholders Representative in the event of his death, disability or resignation upon prompt written notice to Brooks and the Escrow Agent.

TERMINATION

     The party or parties identified below may terminate the Merger Agreement prior to the Effective Time (whether before or after stockholder approval is obtained) with the prior authorization of its or their respective Boards of Directors, as the case may be, as follows:

     (i)  Brooks and FASTech by mutual consent;

     (ii) either Brooks or FASTech if (a) without fault of such terminating party, the Merger shall not have been consummated on or before October 21, 1998 if the Registration Statement is not reviewed by the Commission and November 30, 1998 if the Registration Statement is reviewed by the Commission, or (b) the Board of Directors of FASTech shall have approved, recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Merger after determining, in compliance with the procedures outlined in the Merger Agreement, that the failure to approve, recommend or resolve to recommend such transaction would result in a breach by such Board of Directors of its fiduciary duties to the FASTech stockholders;

     (iii) Brooks, if (a) FASTech shall have failed to comply with any of the covenants or agreements contained in the Merger Agreement such that the conditions to closing set forth in the Merger Agreement would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to FASTech of written notice of such failure,
(b) there exists a breach or breaches of any representation or warranty of the Merger Agreements such that the condition to Closing relative thereto under the Merger Agreement would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 15 days of delivery to FASTech of written notice of such breach, or (c) on or prior to September 30, 1998, FASTech furnishes or discloses information to a third party with respect to any acquisition transaction or shall have resolved to do the foregoing and publicly disclosed such resolution; or

     (iv) FASTech if (a) Brooks or Merger Sub shall have failed to comply with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by Brooks or Merger Sub at or prior to such date of termination; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to Brooks of written notice of such failure or failures; or (b) there exists a breach or breaches of any representation or warranty of Brooks or Merger Sub contained in the Merger Agreement; provided, however, that if such failure, breach or breaches are capable of being cured prior to the Effective Time, such failure, breach or breaches shall not have been cured within 15 days of delivery to Brooks of written notice of such failure, breach or breaches.

CONSEQUENCES OF TERMINATION

     In the event of a termination of the Merger Agreement generally, the Merger Agreement shall become void and no party shall have any liability or further obligation to any other party, except as to those provisions of the Merger Agreement that provide for confidentiality and non-disclosure of certain confidential information and the non-release of press releases and other written public disclosures relating to the Merger without the prior knowledge and consent of the other party, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of the Merger Agreement.

     In the event of a termination of the Merger Agreement by either party because the Board of Directors of FASTech shall have approved, recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Merger after determining, in compliance with the procedures outlined in the Merger Agreement, that the failure to approve, recommend or resolve to recommend such transaction would result in a breach by such Board of Directors of its fiduciary duties to the FASTech Stockholders, then FASTech shall, within five business days thereafter, pay Brooks by wire transfer of immediately available funds to an account specified by Brooks up to $150,000 for all documented out of pocket reasonable fees and expenses incurred by Brooks

(including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with the Merger Agreement and the transactions contemplated thereby (subject to such $150,000 limit, "Brooks Documented Expenses"). FASTech shall be obligated to pay Brooks the Brooks Documented Expenses if the Merger Agreement is terminated by Brooks because FASTech, on or prior to September 30, 1998, furnishes or discloses information to a third party with respect to any Acquisition Transaction or shall have resolved to do the foregoing and publicly disclosed such resolution.

     In the event of a termination of this Agreement because the Board of Directors of FASTech shall have approved, recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Merger after determining, in compliance with the procedures outlined in the Merger Agreement, that the failure to approve, recommend or resolve to recommend such transaction would result in a breach by such Board of Directors of its fiduciary duties to the Company Stockholders, the Company shall, within five business days thereafter, pay Brooks by wire transfer of immediately available funds to an account specified by Brooks a fee of $300,000 (the "Termination Fee"), less any Brooks Documented Expenses paid to Brooks.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion, at the Conversion Ratios, of FASTech Capital Stock into shares of Brooks Common Stock will occur automatically at the Effective Time.

     As soon as practicable after the Effective Time, a transmittal letter will be mailed by Boston Equiserve (the "Exchange Agent") to each stockholder of FASTech informing such stockholder of the procedures to follow in forwarding his or her certificates for FASTech Capital Stock to the Exchange Agent. Upon receipt of such certificates, the Exchange Agent will deliver whole shares of Brooks Common Stock to such stockholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder is entitled, without interest. For a description of how the amount of cash in lieu of fractional shares will be determined, see "The Merger Agreement and Related Transactions--General."

     If any issuance of shares of Brooks Common Stock in exchange for shares of FASTech Capital Stock is to be made to a person other than the holder of FASTech Capital Stock in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the holder of FASTech Capital Stock requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of Brooks that such tax has been paid or is not payable.

     After the Effective Time, there will be no further transfers of FASTech Capital Stock on the stock transfer books of FASTech. If a certificate representing FASTech Capital Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of whole shares of Brooks Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor, without interest.

     After the Effective Time and until surrendered, shares of FASTech Capital Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of whole shares of Brooks Common Stock into which such shares of FASTech Capital Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of Brooks Common Stock will be paid to the holders of any certificates for shares of FASTech Capital Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions payable after the Effective Time will be paid to the holder of record of the whole shares of Brooks Common Stock represented by the certificate issued in exchange therefor, without interest.

     HOLDERS OF FASTECH CAPITAL STOCK SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. HOLDERS OF FASTECH CAPITAL STOCK SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED CONSENT CARD.

CERTAIN FEDERAL INCOME TAX MATTERS

     Set forth below is a discussion of certain federal income tax consequences of the Merger to stockholders of FASTech who hold shares as a capital asset. The discussion does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, stockholders who acquired their shares of FASTech Capital Stock pursuant to the exercise of options or otherwise as compensation, and persons holding (directly or indirectly) five percent or more of the outstanding shares of Brooks Common Stock following the Merger. In addition, the following discussion does not address the tax consequences of the Merger arising under the laws of any state, local or foreign jurisdiction or the tax consequences of transactions effectuated prior or subsequent to or concurrently with the Merger (whether or not such transactions are in connection with the Merger), including, without limitation, transactions in which shares of FASTech Capital Stock are acquired or shares of Brooks Common Stock are disposed of. Moreover, the tax consequences to holders of options or warrants are not discussed. The discussion is based upon the Code, treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of this discussion. The parties do not intend to request a ruling from the IRS with respect to the Merger, and opinions of counsel are not binding on the IRS or the courts.

     The IRS may take the position that the holders of FASTech Common Stock, FASTech Series A Preferred Stock, FASTech Series B Preferred Stock and FASTech Series E Preferred Stock, will recognize ordinary income as a result of the amendment of FASTech's Certificate of Incorporation because such amendment will entitle them to receive a greater portion of the shares of Brooks Common Stock in connection with the Merger than they otherwise would have received. FASTech stockholders should consult their own tax advisors regarding this issue.

     FASTECH'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

     This summary is based upon the advice of Brown, Rudnick, Freed and Gesmer, counsel to Brooks, which will be delivering opinion to Brooks that, subject to certain limitations and qualifications, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (a "Reorganization"). Qualification of the Merger as a Reorganization will generally result in the following federal income tax consequences:

     (a) No gain or loss will be recognized by FASTech, Brooks or Merger Sub solely as a result of the consummation of the Merger;

     (b) No gain, loss or income will be recognized by holders of FASTech Capital Stock upon the receipt of shares of Brooks Common Stock in exchange therefor (except with respect to any cash received by holders of FASTech Capital Stock in respect of fractional shares);

     (c) The aggregate tax basis of the shares of Brooks Common Stock received by a holder of FASTech Capital Stock in the Merger will be the same as the aggregate tax basis of FASTech Capital Stock surrendered in exchange therefor by such stockholder, reduced by amounts allocable to fractional shares for which cash is to be received;

     (d) The holding period of the shares of Brooks Common Stock received in the Merger by the holders of FASTech Capital Stock will include the period during which the shares of FASTech Capital Stock surrendered in exchange therefor were held, provided that FASTech Capital Stock is held as a capital asset in the hands of the holders of FASTech Capital Stock on the date of the exchange; and

     (e) Cash payments received by holders of FASTech Capital Stock in lieu of a fractional share will be treated as if such fractional share of Brooks Common Stock had been issued in the Merger and then redeemed by Brooks. A holder of FASTech Capital Stock receiving such cash will generally recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

     Any FASTech stockholder who effectively dissents from the Merger and receives cash for his or her shares of FASTech Capital Stock will recognize income or loss as if such shares were redeemed by Brooks in full payment and exchange therefor. The amount of income or loss will be treated as ordinary income or loss, long-term capital gain or loss or short-term capital gain or loss depending on the length of time the shares are held by such dissenting stockholder, whether the shares are held as capital assets, and whether the dissenting stockholder is deemed to own shares of FASTech stock pursuant to the attribution rules of Section 318 of the Code. In certain circumstances, a dissenting stockholder can be deemed for tax purposes to own shares that are actually owned by a nondissenting stockholder that is related to the dissenting stockholder, with the possible result that the cash received in the exercise of the dissenting stockholders' rights could be treated as a dividend received pursuant to a corporate distribution, rather than an amount received pursuant to a sale or exchange of stock.

     The foregoing advice is based upon the representation of management of Brooks that the Brooks Purchase Rights have no value and that the likelihood of their being exercisable is both speculative and remote. In the event that such rights were determined to have value, the FASTech shareholders might recognize taxable income, limited in the case of each shareholder to the lesser of the gain realized upon the Merger or the value of the rights.

     In rendering its advice, Brown, Rudnick, Freed and Gesmer may rely upon information contained in this Consent Statement/Prospectus, representations and warranties of FASTech and Brooks and certificates of officers of FASTech and Brooks with regard to the particular facts and circumstances applicable to the transactions contemplated, without independent verification.

     A successful IRS challenge to the reorganization status of the Merger would result in a holder of FASTech Capital Stock recognizing gain or loss with respect to each share of FASTech Capital Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the date of the Merger, of the shares of Brooks Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of Brooks Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes under generally accepted accounting principals. Brooks has been advised by, and will receive a letter from PricewaterhouseCoopers LLP, Brooks' independent accountants, to the effect that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Brooks and FASTech will be combined at their historically recorded amounts, the consolidated revenue and expenses of Brooks will include the revenue and expenses of Brooks and FASTech for the entire fiscal year in which the combination occurs, and the reported revenue and expenses of the separate companies for prior periods will be combined and restated as the consolidated revenue and expenses of Brooks. See "The Merger and Related Transactions--Conditions to the Merger" and "Brooks Unaudited Pro Forma Combined Condensed Financial Statements."

  FASTech is required, as a condition to the consummation of the Merger, to obtain executed written agreements of each of its affiliates to the effect that such person will not transfer shares of Brooks Common Stock or FASTech

Capital Stock until the date that Brooks publishes financial statements which reflect 30 days of post-merger combined continued operations of Brooks (which agreements relate to the ability of Brooks to account for the Merger as a pooling of interests).

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Brooks Common Stock to be issued in the Merger will be freely transferable, except that any shares of Brooks Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of FASTech or Brooks prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of FASTech, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Brooks, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of FASTech or Brooks generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     Affiliates of FASTech may not sell their shares of Brooks Common Stock, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who are or become affiliates of Brooks) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time, an affiliate of FASTech prior to the Merger (together with certain related persons) will be entitled to sell shares of Brooks Common Stock acquired in the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by such an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Brooks Common Stock or the average weekly trading volume of the shares of Brooks Common Stock during the four calendar weeks preceding such sale. Rule 145 will only remain available, however, to persons who were affiliates of FASTech prior to the Merger, if Brooks remains current with its informational filings with the Commission under the Exchange Act. One year after the Effective Time, a person who was an affiliate of FASTech prior to the Merger will be able to sell shares of Brooks Common Stock without regard to such manner of sale or volume limitations, provided that Brooks is current with its Exchange Act informational filings and such person is not then an affiliate of Brooks. Two years after the Effective Time, a person who was an affiliate of FASTech prior to the Merger will be able to sell such shares of Brooks Common Stock without any restrictions so long as such person had not been an affiliate of Brooks for at least three months prior to the sale.

REGULATORY MATTERS

     Neither Brooks nor FASTech is aware of any governmental or regulatory approvals required for the consummation of the Merger other than (i) compliance with applicable securities laws and (ii) certain filings under Delaware Law.

NASDAQ NATIONAL MARKET LISTING

     Pursuant to the Merger Agreement, Brooks has agreed to cause the shares of Brooks Common Stock to be issued in the Merger to be listed, upon official notice of issuance, on the Nasdaq National Market.

APPRAISAL RIGHTS

     Stockholders of FASTech can decide to receive, instead of the Merger Consideration offered by Brooks for their shares of FASTech Capital Stock, an amount which the Court of Chancery of the State of Delaware decides is the "fair value" of their shares of FASTech Capital Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court. This right is known as an "appraisal right." If a FASTech stockholder wishes to exercise his or her appraisal right he or she must not vote in favor of the Merger and must meet certain other conditions, which are set out in full in Appendix C. This summary is not meant to be a complete statement on appraisal rights, but rather is only a guide for a stockholder who wishes to exercise his or her appraisal right. If FASTech stockholders do not follow the procedures set out below and in Appendix C, they will lose their appraisal right.

     All references in this summary and in Section 262 of the Delaware General Corporation Law ("Section 262") to a "stockholder" or to a "holder" of FASTech Capital Stock are to the record holder of the shares of FASTech Capital Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of FASTech Capital Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect his or her appraisal right.

     If the Merger is approved by written consent of the FASTech stockholders in lieu of a Special Meeting as is being solicited hereby, the combined company, within ten days after the Effective Time, shall notify each of the holders of FASTech Capital Stock who did not execute a Consent approving the Merger that appraisal rights are available for any or all shares of such capital stock, and shall include in such notice a copy of Section 262. In order to exercise his or her appraisal rights, any such FASTech stockholder must, within 20 days after the date of the mailing of such notice, demand in writing the appraisal of such holder's FASTech shares. A vote against the Merger, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262; a separate written demand for appraisal is required. In addition, a FASTech stockholder wishing to exercise his or her appraisal right must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares of record until the Effective Time.

     A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on his or her stock certificates, and must state that the stockholder intends thereby to demand appraisal of his or her shares of FASTech Capital Stock in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of FASTech Capital Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of FASTech Capital Stock held in the name of the record owner.

     Within 120 days after the Effective Time, but not thereafter, the surviving corporation or any FASTech stockholder who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of his or her shares of FASTech Capital Stock. The surviving corporation will have no obligation to file such a petition, and neither FASTech nor Brooks has any present intention to cause the surviving corporation to file such a petition. Accordingly, it is the obligation of the holders of shares of FASTech Capital Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Any FASTech stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of FASTech Capital Stock not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

     If a petition for an appraisal is timely filed by a FASTech stockholder, the Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of shares of FASTech Capital Stock who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the holders of shares of FASTech Capital Stock who demanded appraisal of their shares to submit their stock certificates to the Register of Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

     After determining the holders entitled to appraisal, the Court of Chancery will appraise the "fair value" of their shares of FASTech Capital Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. Stockholders considering seeking appraisal should be aware that the fair value of their shares of FASTech Capital Stock as determined in an appraisal proceeding under
Section 262 could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares. In addition, Delaware courts have decided that dissenters may have rights other than statutory appraisal rights in some circumstances. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of FASTech Capital Stock have been appraised.

     The costs of the appraisal action may be determined by the Court and taxed upon the parties as the Court deems equitable. Each party must bear his or her own other expenses of the proceeding, although the Court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all of the shares of FASTech Capital Stock entitled to be appraised.

     Any FASTech stockholder who duly demands appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record as of a record date prior to the Effective Time).

     If any FASTech stockholder who demands appraisal of his or her shares of FASTech Capital Stock under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, the shares of such FASTech stockholder will be converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as described herein (without interest). A stockholder will effectively lose his or her right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to the surviving corporation a written withdrawal of his or her demand for appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

     Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

WAIVER AND AMENDMENT

     The Merger Agreement may not be amended except by a written agreement signed by Brooks, Merger Sub and FASTech and authorized by their respective Board of Directors.

                         COMPARATIVE MARKET PRICE DATA

BROOKS

  Brooks' Common Stock is traded on the Nasdaq National Market under the symbol "BRKS." The following table sets forth, for the periods indicated, the high and low sales prices per share of Brooks Common Stock, as reported by the Nasdaq National Market.

                                                            HIGH            LOW
                                                            ----           -----
Fiscal Year Ended September 30, 1996
  First Quarter  ........................................   $22.25        $13.00
  Second Quarter ........................................    16.00         10.00
  Third Quarter  ........................................    15.88          9.00
  Fourth Quarter ........................................    14.75          9.00

Fiscal Year Ended September 30, 1997
  First Quarter  ........................................    19.50          9.50
  Second Quarter ........................................    19.75         14.75
  Third Quarter  ........................................    19.50         12.38
  Fourth Quarter ........................................    39.75         19.00

Fiscal Year Ending September 30, 1998
  First Quarter .........................................    41.13         12.38
  Second Quarter ........................................    19.25         13.00
  Third Quarter  ........................................    17.50         11.38
  Fourth Quarter (through September 18, 1998) ...........    13.25          8.00

FASTECH

     No established trading market exists for any FASTech Capital Stock.

RECENT MARKET PRICES

     The following table sets forth the closing prices per share of the Common Stock of Brooks on the Nasdaq National Market on September 18, 1998, the last trading day preceding the public announcement of the Merger, and on September 21, 1998, the latest practicable trading day before the printing of this Consent Statement/Prospectus, and the equivalent per share prices of the FASTech Common Stock based on the closing prices of the Brooks Common Stock multiplied by the Conversion Ratio:

                                                           FASTech Equivalent
                                     --------------------------------------------------------------
                                                                   Preferred Stock
                          Brooks                   ------------------------------------------------
                       Common Stock  Common Stock  Series A  Series B  Series C  Series D  Series E
                       ------------  ------------  --------  --------  --------  --------  --------
September 18, 1998           $8.875        $1.131   $1.3065    $1.483    $1.754    $3.302    $2.237
September 21, 1998           $8.875        $1.131   $1.3065    $1.483    $1.754    $3.302    $2.237

NUMBER OF HOLDERS

     As of September 21, 1998, there were 97 holders of record of Brooks Common Stock and 152 holders of record of FASTech Capital Stock.

DIVIDEND POLICY

     Other than dividends paid by Brooks Canada prior to its acquisition by Brooks, neither Brooks nor FASTech has ever paid or declared any cash dividends on its capital stock and does not plan to pay any cash dividends in the foreseeable future. Brooks' current policy is to retain all of its earnings to finance future growth. FASTech's credit facilities prohibit FASTech from making distributions on the FASTech Common Stock.

     FASTECH STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR BROOKS COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF BROOKS COMMON STOCK ON OR AFTER THE EFFECTIVE TIME OF THE MERGER.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data set forth below related to Brooks as of September 30, 1996 and 1997 and for the fiscal years ended September 30, 1995, 1996 and 1997 have been derived from the Brooks Consolidated Financial Statements and Notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this Consent Statement/Prospectus. The selected historical consolidated financial data set forth below related to FASTech as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 have been derived from the FASTech Consolidated Financial Statements and Notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this Consent Statement/Prospectus. The selected historical consolidated financial data set forth below related to Brooks as of September 30, 1993, 1994 and 1995 and for the fiscal years ended September 30, 1993 and 1994 have been derived from the Brooks Consolidated Financial Statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are not included in this Consent Statement/ Prospectus. The selected historical consolidated financial data set forth below related to FASTech as of December 31, 1993, 1994, and 1995 and for the fiscal years ended December 31, 1993 and 1994 have been derived from the FASTech Consolidated Financial Statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are not included in this Consent Statement/Prospectus.

     The selected historical consolidated financial data set forth below related to Brooks as of June 30, 1998 and for the nine months ended June 30, 1997 and 1998 have been derived from the Brooks Unaudited Consolidated Financial Statements which are included elsewhere in this Consent Statement/Prospectus. The selected historical consolidated financial data set forth below related to FASTech as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 have been derived from the FASTech Unaudited Consolidated Financial Statements which are included elsewhere in this Consent Statement/Prospectus. The unaudited financial statements have been prepared by Brooks and FASTech on a basis consistent with Brooks' and FASTech's audited financial statements and, in the opinion of each respective company's management, include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of their financial positions and results of operations for such periods. The results of operations for those interim periods are not necessarily indicative of the results to be expected for the entire year.

     The selected historical consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each company and the companies' respective Consolidated Financial Statements and Notes thereto included elsewhere herein.

                            BROOKS AUTOMATION, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       FISCAL YEARS ENDED                NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                       JUNE 30,
                                                      --------------------------------------------  ---------------------------
                                                       1993     1994     1995     1996      1997       1997           1998(2)
                                                      -------  -------  -------  -------  --------  ---------  ----------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues(1).........................................  $16,425  $26,651  $50,958  $90,432  $86,409   $ 55,603         $  67,166
Cost of revenues....................................    9,664   16,005   29,783   52,610   58,395     38,094            52,665
                                                      -------  -------  -------  -------  -------   --------         ---------
 Gross profit.......................................    6,761   10,646   21,175   37,822   28,014     17,509            14,501
Operating expenses:
 Research and development...........................    2,120    3,843    6,818   12,359   14,222      9,722            13,140
 Selling, general and administrative................    3,226    4,025    7,188   12,436   12,846      8,979            11,725
                                                      -------  -------  -------  -------  -------   --------         ---------
Income (loss) from operations.......................    1,415    2,778    7,169   13,027      946     (1,192)          (10,364)
Interest expense....................................      233      506      482      388      610        415               178
Interest income.....................................        7       68      507      334       70         16             2,683
                                                      -------  -------  -------  -------  -------   --------         ---------
Income (loss) before income taxes...................    1,189    2,340    7,194   12,973      406     (1,591)           (7,859)
Income tax provision (benefit)......................       51      724    2,249    4,476     (400)      (354)           (3,077)
                                                      -------  -------  -------  -------  -------   --------         ---------
Net income (loss)...................................  $ 1,138  $ 1,616  $ 4,945  $ 8,497  $   806    ($1,237)          ($4,782)
                                                      =======  =======  =======  =======  =======   ========         =========
Net income (loss) per share:
  Basic.............................................    $0.32    $0.36    $0.82    $1.13    $0.10     ($0.16)           ($0.47)
                                                      =======  =======  =======  =======  =======   ========         =========
  Diluted...........................................    $0.24    $0.32    $0.73    $1.04    $0.09     ($0.16)           ($0.47)
                                                      =======  =======  =======  =======  =======   ========         =========
Number of shares used in calculating net income
 (loss) per share:
  Basic.............................................    3,529    4,474    5,997    7,503    7,681      7,614            10,091
  Diluted...........................................    4,737    5,045    6,803    8,199    8,634      7,614            10,091

                                                                            SEPTEMBER 30,
                                                          --------------------------------------------  JUNE 30,
                                                           1993     1994     1995     1996      1997      1998
                                                          -------  -------  -------  -------  --------  --------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.....................................      $ 4,261  $ 6,032  $32,563  $32,582  $112,668  $108,813
Total assets........................................       12,487   14,488   53,580   64,761   149,730   141,828
Current portion of long-term debt and capital
 lease obligations..................................          267      432    1,522    1,431       399        73
Long-term debt, capital lease obligations and
 other liabilities, less current portion............        3,413    3,475      700      687     1,095     1,068
Total stockholders' equity..........................        3,388    5,589   42,222   50,691   134,199   129,747

(1) Includes revenues from related party of $916, $6,361, $10,530, $19,109, $18,176, $12,622 and $13,629 in the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997 and the nine months ended June 30, 1997 and 1998, respectively.
(2) The results of operations for the nine month period ended June 30, 1998 include a nonrecurring charge of $4.0 million to provide additional reserves for slow-moving and obsolete inventories.

                           FASTECH INTEGRATION, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FISCAL YEAR ENDED                     SIX MONTHS ENDED
                                                                        DECEMBER 31,                           JUNE 30,
                                                     ---------------------------------------------------  -------------------
                                                       1993      1994      1995      1996      1997(1)     1997       1998
                                                     ---------  --------  --------  --------  ----------  --------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues............................................. $  7,999   $11,445   $17,530   $22,298   $  22,332   $11,404   $  7,366
Cost of revenues.....................................    1,478     2,437     4,301     5,351       5,366     2,723      2,947
                                                      --------   -------   -------   -------   ---------   -------   --------
 Gross profit........................................    6,521     9,008    13,229    16,947      16,966     8,681      4,419
Operating expenses:
 Research and development............................    2,563     2,946     4,440     5,977       6,370     3,120      3,399
 Selling, general and administrative.................    4,845     5,213     7,710    10,740      11,106     5,387      5,622
                                                      --------   -------   -------   -------   ---------   -------   --------
Income (loss) from operations........................     (887)      849     1,079       230        (510)      174     (4,602)
Interest expense.....................................       36        37        47        81         251        76        183
Interest income......................................       28        54        83        73          70        32         27
Foreign exchange gains (losses), net.................        -         -         1        (2)        (49)      (15)        (3)
                                                      --------   -------   -------   -------   ---------   -------   --------
Income (loss) before income taxes....................     (895)      866     1,116       220        (740)      115     (4,761)
Income tax provision (benefit).......................       13       329      (544)      123       1,667        46         62
                                                      --------   -------   -------   -------   ---------   -------   --------
Net income (loss)....................................     (908)      537     1,660        97      (2,407)       69     (4,823)
Dividends on preferred stock.........................     (521)     (521)     (521)     (521)       (521)     (260)      (260)
                                                      --------   -------   -------   -------   ---------   -------   --------
Net income (loss) available to common
 stockholders........................................  ($1,429)  $    16   $ 1,139     ($424)    ($2,928)    ($191)   ($5,083)
                                                      ========   =======   =======   =======   =========   =======   ========
Net income (loss) per common share:
 Basic...............................................   ($2.20)    $0.02     $1.52    ($0.43)     ($2.73)   ($0.18)    ($3.82)
                                                      ========   =======   =======   =======   =========   =======   ========
 Diluted.............................................   ($2.20)    $0.02     $0.41    ($0.43)     ($2.73)   ($0.18)    ($3.82)
                                                      ========   =======   =======   =======   =========   =======   ========
Number of shares used in calculating net
 income (loss) per common share:
 Basic...............................................      649       709       751       982       1,074     1,047      1,331
 Diluted.............................................      649       723     4,042       982       1,074     1,047      1,331


                                                                                 DECEMBER 31,
                                                               ------------------------------------------------  JUNE 30,
                                                                1993      1994      1995      1996      1997       1998
                                                               --------  --------  --------  --------  --------  ---------
CONSOLIDATED BALANCE SHEET DATA:
Working capital..............................................  $ 1,610   $ 2,092   $ 2,307   $ 1,712   $ 2,771   $ (1,948)
Total assets.................................................    5,203     6,592    11,436    13,413    11,259      8,582
Short-term borrowings and current portion of
 capital lease obligations...................................       51       147       175     1,259       234      1,363
Long-term debt and capital lease obligations,
 less current portion........................................      269       370       238       244     2,330      2,291
Redeemable convertible preferred stock.......................    8,230     8,764     9,298     9,831    10,366     10,625
Total stockholders' equity (deficit).........................   (5,648)   (5,597)   (4,428)   (4,761)   (7,329)   (12,225)

(1) In the fourth quarter of fiscal 1997, a full valuation allowance was established against the Company's net deferred tax assets.

              UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

     The unaudited selected pro forma combined financial data set forth below have been derived from the Unaudited Pro Forma Condensed Combined Financial Statements, included elsewhere herein. The unaudited selected pro forma combined balance sheet data as of June 30, 1998 set forth below give effect to the Merger as if it had occurred on June 30, 1998. The unaudited selected pro forma combined statement of operations data set forth below give effect to the Merger as if it had occurred at the beginning of the earliest period presented. The pro forma combined financial data does not purport to represent what the combined companies' financial position or results of operations would have actually been had the Merger occurred at the beginning of the earliest period presented or to project the combined companies' financial position or results of operations for any future date or period. In addition, it does not incorporate any benefits from anticipated cost savings or synergies of operations of the combined companies. Direct costs of the Merger are estimated to be $600,000. Other costs of consolidation have not been determined. Neither direct costs or other costs are included in the pro forma combined statement of operations data for the periods presented.


                                                                             FISCAL YEARS ENDED        NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                JUNE 30,
                                                                        ----------------------------  -------------------
                                                                         1995      1996      1997       1997      1998
                                                                        -------  --------  ---------  --------  ---------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Revenues..............................................................  $68,488  $112,730  $108,741   $72,917   $ 79,550
Income (loss) before income taxes.....................................    8,310    13,193      (334)   (1,181)   (13,770)
Net income (loss).....................................................    6,605     8,594    (1,601)   (1,020)   (12,229)
Net income (loss) per share:
  Basic...............................................................  $  0.98  $   1.04    ($0.19)   ($0.12)    ($1.12)
  Diluted.............................................................  $  0.86  $   0.94    ($0.19)   ($0.12)    ($1.12)
Number of shares used in calculating net income (loss) per share:
  Basic...............................................................    6,768     8,303     8,493     8,424     10,936
  Diluted.............................................................    7,673     9,152     8,493     8,424     10,936

                                                                                                            JUNE 30,
                                                                                                              1998
                                                                                                           ---------
PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital(1)..........................................................................................$106,265
Total assets................................................................................................ 150,410
Current portion of long-term debt and capital lease obligations.............................................     264
Redeemable convertible preferred stock......................................................................      --
Long-term debt, capital lease obligations and other liabilities, less current portion ......................   3,359
Total stockholders' equity(1)............................................................................... 127,547

(1) Gives effect at June 30, 1998 to a reserve for direct costs of the Merger, which are estimated to be $600,000.

       BROOKS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     Brooks' Massachusetts predecessor was organized in February 1989 and acquired the semiconductor wafer handling business of the Brooks Automation Division of Aeronca Electronics, Inc., a subsidiary of Fleet Aerospace Corporation, in March 1989. Brooks and its predecessors have been in the semiconductor wafer handling business since 1978.

     Since the acquisition in 1989, Brooks has invested over $50.0 million in research and development focused on developing vacuum transfer robots and other vacuum automation modules and systems. In 1992, Brooks introduced the family of vacuum central wafer handling systems and modules that forms the foundation of Brooks' current business. In 1994, Brooks introduced a similar family of systems and modules for flat panel display substrates, including a next-generation magnetically driven vacuum transfer robot. In 1996, Brooks acquired Techware Systems Corporation (now Brooks Canada), a designer and supplier of integrated equipment control software for the semiconductor and related industries, expanding its software and control capability. In 1997, Brooks introduced a line of products for the atmospheric handling market, including in-line and controlled environment systems, robots, aligners and traversers.

     Many of Brooks' customers purchase Brooks' vacuum transfer robots and other modules before purchasing Brooks' vacuum central wafer handling systems. Brooks believes that once a customer has selected Brooks' products for a process tool, the customer is likely to rely on those products for the life of that process tool model, which can be in excess of five years.

     Brooks records revenue from product sales upon shipment to the customer provided that no significant Brooks' obligations remain outstanding and collection of the related receivable is deemed probable by management. When insignificant Brooks' obligations remain after shipment of the product, Brooks accrues for the estimated costs of such obligations upon shipment. Additionally, Brooks accrues for warranty costs upon shipment.

     The majority of Brooks' revenues have been generated by sales to customers in the United States, although Brooks believes that a significant portion of these customers incorporate Brooks' products into equipment sold to their foreign customers. Brooks' foreign sales have occurred principally in Japan, South Korea and Europe.

     Brooks' foreign revenues are generally denominated in United States dollars. Accordingly, foreign currency fluctuations have not had a significant impact on the comparison of the results of operations for the periods presented. The costs and expenses of Brooks' international subsidiaries are generally denominated in currencies other than the United States dollar. However, since the functional currency of Brooks' international subsidiaries is the local currency, foreign currency translation adjustments are reflected as a component of stockholders' equity. To the extent that Brooks expands its international operations or changes its pricing practices to denominate prices in foreign currencies, Brooks will be exposed to increased risks of currency fluctuation. See "Risk Factor--Risks Relating to Brooks and FASTech--Risks of International Sales and Operations."

     Brooks' business is highly dependent upon the capital expenditures of semiconductor and flat panel display manufacturers, which historically have been cyclical, and Brooks' ability to develop, manufacture and sell new products and product enhancements. Brooks' results will also be affected, especially when measured on a quarterly basis, by the volume, composition and timing of orders, conditions in the industries served by Brooks, competition and general economic conditions.

RESULTS OF OPERATIONS

     The following table sets forth certain financial data for the periods indicated as a percentage of revenues:

                                                  FISCAL YEARS ENDED       NINE MONTHS ENDED
                                                    SEPTEMBER 30,              JUNE 30,
                                                ----------------------    -------------------
                                                 1995    1996    1997       1997       1998
                                                ------  ------  ------    --------   --------
Revenues  .................................     100.0%  100.0%  100.0%       100.0%    100.0%
Cost of revenues  .........................      58.4    58.2    67.6         68.5      78.4
                                                -----   -----   -----        -----     -----

Gross profit  .............................      41.6    41.8    32.4         31.5      21.6
Operating expenses:
 Research and development  ................      13.4    13.7    16.5         17.5      19.6
 Selling, general and administrative  .....      14.1    13.7    14.9         16.1      17.4
                                                -----   -----   -----        -----     -----

Income (loss) from operations  ............      14.1    14.4     1.0         (2.1)    (15.4)
Interest expense  .........................       1.0     0.4     0.6          0.8       0.3
Interest income  ..........................       1.0     0.4     0.1          0.0       4.0
                                                -----   -----   -----        -----     -----

Income (loss) before income taxes  ........      14.1    14.4     0.5         (2.9)    (11.7)
Income tax provision (benefit)  ...........       4.4     5.0    (0.4)        (0.7)     (4.6)
                                                -----   -----   -----        -----     -----

Net income (loss)  ........................       9.7%    9.4%    0.9%        (2.2)%    (7.1)%
                                                =====   =====   =====        =====     =====

NINE MONTHS ENDED JUNE 30, 1998 COMPARED WITH NINE MONTHS ENDED JUNE 30, 1997

REVENUES

     Revenues for the nine months ended June 30, 1998 increased 20.8% to $67.2 million compared with revenues of $55.6 million in the comparable prior fiscal period. Revenues from 200mm vacuum central wafer handling systems and components increased 31.3% or $9.7 million for the nine months ended June 30, 1998 compared to the comparable prior fiscal period. Increased revenues from shipments of 200mm and 300mm products as well as increased service revenues, partially offset by decreased flat panel display product revenues, contributed to the overall increase revenues in the first nine months of fiscal 1998 compared to the nine months ended June 30, 1997. Brooks expects revenues in the fiscal 1998 fourth quarter will decrease compared with the three months ended June 30, 1998 due primarily to the prolonged economic downturn currently impacting the semiconductor industry and related fabrication equipment sector.

     Foreign revenues for the nine months ended June 30, 1998 increased 47.7% to $25.3 million (37.6% of revenues), including $21.3 million of direct sales to Asian customers, compared with foreign revenues of $17.1 million (30.8% of revenues), including $13.0 million of direct sales to Asian customers in the comparable prior fiscal period. Brooks expects that foreign revenues will continue to account for a significant portion of total revenues in fiscal 1998. However, there can be no assurance that the geographical growth rates, if any, in the foreseeable future, particularly in Asia which is suffering regional economic downturns, will be comparable to those achieved in the first nine months of fiscal 1998.

GROSS PROFIT

     Gross profit as a percentage of revenues decreased to 21.6%, for the nine months ended June 30, 1998 from 31.5% for the comparable prior fiscal period. The decrease in the gross profit percentage for the nine months ended June 30, 1998 was primarily attributable to $4.2 million of nonrecurring charges in the second quarter of fiscal 1998 related to inventory reserves and severance costs, underutilization of manufacturing capacity (due in part to customer requested shipment delays primarily in the first half of fiscal 1998) and pricing pressure from volume production customers. Global support costs, which are included in Cost of Goods Sold, decreased 4.6% to $4.5 million (6.7% of revenues) for the nine months ended June 30, 1998 from $4.7 million (8.5% of revenues) in the comparable prior fiscal period. The overall decrease in global support costs reflects the impact of increased global cost efficiencies and overall cost controlling measures. In future periods, gross profit may be adversely affected by changes in the mix of products sold, continued pricing pressure or increases in the cost of goods.

RESEARCH AND DEVELOPMENT

     Research and development expenses increased 35.2% to $13.1 million (19.6% of revenues) for the nine months ended June 30, 1998 from $9.7 million (17.5% of revenues) in the comparable prior fiscal period. The increase in research and development expenses in the nine months ended June 30, 1998 primarily resulted from incremental spending associated with the launch of new atmospheric products and the transition to next generation vacuum wafer handling products. Brooks believes that research and development expenditures are essential to maintaining its competitive position in the semiconductor and flat panel display fabrication equipment market and expects these expenditure levels to continue at or above current levels in the foreseeable future.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses increased 30.6% to $11.7 million (17.4% of revenues) for the nine months ended June 30, 1998 from $9.0 million (16.1% of revenues) in the comparable prior fiscal period. The increase in selling, general and administrative expenses is due primarily to the worldwide expansion of Brooks' sales and administrative organizations. Brooks expects expenditure levels to support the growth of its world wide sales and administrative organizations will continue at or above current levels in the foreseeable future, reflecting Brooks' commitment to further penetrate key international markets.

INTEREST EXPENSE AND INTEREST INCOME

     Interest expense for the nine months ended June 30, 1998 decreased to $178,000 (0.3% of revenues) from $415,000 (0.8% of revenues) in the comparable prior fiscal period. The decrease in interest expense is due primarily to the repayment of short-term borrowings under revolving credit facilities in September 1997, partially offset by amortization of $115,000 of deferred financing costs in the first quarter of fiscal year 1998. The amortization of deferred financing costs included in interest expense in the first quarter of fiscal 1998 resulted from the repayment of the related note payable. Interest income for the nine months ended June 30, 1998 increased to $2.7 million (4.0% of revenues) from $16,000 in the comparable prior fiscal period. The increases in interest income are due to higher cash and investment balances during the first nine months of fiscal 1998, resulting from Brooks' $80.8 million public stock offering in September 1997.

INCOME TAX PROVISION (BENEFIT)

     Brooks recorded net tax benefits of $3.1 million during the nine months ended June 30, 1998, primarily due to the anticipated future tax benefit of domestic net operating losses and research and development tax credit carryforwards generated during 1998.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

REVENUES

     Revenues decreased 4.4% to $86.4 million in fiscal 1997 compared with revenues of $90.4 million in fiscal 1996. Revenues from 200mm central wafer handling systems and components decreased 19.2%, or $12.6 million, in fiscal 1997. The decrease in 200mm product revenues was partially offset by increased shipments of 300mm and flat panel display products. Brooks attributes lower fiscal 1997 revenues to a broad decline in capital spending by the semiconductor manufacturing equipment industry which adversely affected Brooks' revenues particularly in the first half of fiscal 1997.

     Foreign revenues increased 77.5% to $32.5 million (37.6% of revenues), including $26.7 million of sales to Asian customers, compared with foreign revenues of $18.3 million (20.2% of revenues), including $13.3 million of sales to Asian customers in the prior fiscal year. The increase in foreign revenues is attributable to shipments of 200mm and 300mm central wafer handling systems and flat panel display systems to customers primarily in Japan and South Korea. Brooks expects that foreign revenues will continue to grow in fiscal 1998 and account for a significant portion of total revenues. However, there can be no assurance that geographical growth rates, if any, in the foreseeable future, particularly in Japan and South Korea which are suffering regional economic downturns, will be comparable to those achieved in fiscal 1997.

GROSS PROFIT

     Gross profit as a percentage of revenues decreased to 32.4% in fiscal 1997 compared with 41.8% for the prior fiscal year. The decrease in the gross profit percentage is attributable to underutilization of manufacturing capacity, higher concentration of shipments of lower gross margin platforms, increased global support costs and to a lesser extent, pricing pressure and higher new product introduction costs. Global support costs, consisting primarily of personnel costs and travel expenses, increased 100.5% to $6.5 million (7.5% of revenues) in fiscal 1997 from $3.2 million (3.6% of revenues) in the prior fiscal year.

RESEARCH AND DEVELOPMENT

     Research and development expenses increased 15.1% to $14.2 million (16.5% of revenues) in fiscal 1997 from $12.4 million (13.7% of revenues) in the prior fiscal year. During fiscal 1997, Brooks continued to make investments in research and development to enhance existing and develop new semiconductor and flat panel display products. As a percentage of revenues, the increase in research and development expenses reflects the effect on Brooks' cost structure of the lower revenue level in fiscal 1997.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses increased 3.3% to $12.8 million (14.9% of revenues) in fiscal 1997 from $12.4 million (13.7% of revenues) in the prior fiscal year. Selling, general and administrative expenses for fiscal 1996 included merger-related expenses of $230,000 in connection with the acquisition of Brooks Canada during the second quarter. There were no such merger-related expenses incurred by Brooks during fiscal 1997. As a percentage of revenues, the increase in selling, general and administrative expenses reflects the effect on Brooks' cost structure of the lower revenue level in fiscal 1997.

INTEREST INCOME AND EXPENSE

     Interest income decreased 79.0% to $70,000 (0.1% or revenues) in fiscal 1997 from $334,000 (0.4% of revenues) in the prior fiscal year. The decrease in interest income is due to lower cash and investment balances during fiscal 1997 compared with fiscal 1996. Interest expense increased 57.2% to $610,000 (0.6% or revenues) in fiscal 1997 from $388,000 (0.4% of revenues) in the prior fiscal year. The increase in interest expense is primarily due to higher borrowings during the second and third quarters of fiscal 1997 compared with the same periods of fiscal 1996.

INCOME TAX PROVISION (BENEFIT)

     During fiscal 1997, Brooks recorded a net tax benefit of $1,289 in the United States primarily due to the tax benefit of domestic operation loss and tax credit carrybacks. This benefit was partially offset by a net foreign tax provision of $889 resulting largely from the net taxable income of Brooks' foreign subsidiaries. During fiscal 1996, Brooks recorded a net tax provision due to its taxable income position for both domestic and foreign operations.

FISCAL YEAR ENDED SEPTEMBER 30, 1996 AS COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1995

REVENUES

     Revenues increased 77.5% to $90.4 million in fiscal 1996 from $51.0 million in fiscal 1995. Sales of vacuum central wafer handling systems, modules and control software comprised approximately 74% of the increase in revenues, which was primarily attributable to increased unit sales. The remainder of the increase was primarily attributable to increased unit sales of flat panel display substrate handling systems and modules, and service revenues, comprising approximately 14% and 12%, respectively, of the increase in 1996 revenues. Fiscal 1996 shipments included initial deliveries of 300mm vacuum central wafer handling systems incorporating the MagnaTran 6 high speed vacuum transport robot, Brooks' sixth generation product developed to enable the production of advanced semiconductors (0.35 micron feature sizes and below). Foreign revenues increased 192.4% to $18.3 million (20.2% of revenues), including $13.3 million of sales to Asian customers in fiscal 1996, compared to foreign revenues of $6.3 million (12.3% of revenues), including $3.9 million of sales to Asian customers in fiscal 1995.

GROSS PROFIT

     Gross profit as a percentage of revenues improved slightly to 41.8% in fiscal 1996 compared to 41.6% in fiscal 1995. Cost reductions attributable to manufacturing efficiencies from increased unit sales and increased sales of products incorporating higher value-added control software were partially offset by higher material costs related to changes in product mix and new product introductions, including the introduction of Brooks' Marathon 300mm vacuum central wafer handling systems and modules, increased global support costs and generally competitive price pressure. Global support costs, consisting primarily of personnel costs and travel expenses, increased 117.0% to $3.2 million (3.6% or revenues) in fiscal 1996 from $1.5 million (2.9% of revenues) in the prior fiscal year.

RESEARCH AND DEVELOPMENT

     Research and development expenses increased 81.3% to $12.4 million (13.7% of revenues) in fiscal 1996 from $6.8 million (13.4% or revenues) in fiscal 1995. The increase in research and development expenses primarily resulted from continued enhancement of Brooks' semiconductor and flat panel display products, including 300mm Marathon vacuum central wafer handling systems and modules, control and scheduling software, and factory automation wafer cassette delivery systems.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses increased 73.0% to $12.4 million (13.7% of revenues) in fiscal 1996 from $7.2 million (14.1% of revenues) in fiscal 1995. The increase in selling, general and administrative expenses resulted from the hiring of additional sales, marketing and administrative staff to manage and support Brooks' international expansion in Japan, South Korea, Taiwan and Europe.

INTEREST INCOME AND EXPENSE

     Interest income decreased 34.1% to $334,000 (0.4% of revenues) in fiscal 1996 from $507,000 (1.0% of revenues) in fiscal 1995. The decrease reflects lower cash balances in fiscal 1996 as a result of Brooks' investments in infrastructure. Interest expense decreased 19.5% to $388,000 (0.4% of revenues) in fiscal 1996 from $482,000 (1.0% of revenues) in fiscal 1995. The decrease in interest expense was due to Brooks' improved working capital position and reduced borrowings following Brooks' fiscal 1995 public offerings of common stock.

INCOME TAX PROVISION (BENEFIT)

     Brooks' effective tax rate was 34.5% in fiscal 1996 compared to 31.3% in fiscal 1995. The increase in the effective rate is primarily due to the statutory lapse of federal research and development tax credits during the first nine months of 1996.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1998, Brooks had working capital of $108.8 million, including $65.3 million of cash and cash equivalents, compared with working capital of $112.7 million, including $71.8 million of cash and cash equivalents, as of September 30, 1997. During the nine months ended June 30, 1998, Brooks used net cash of $2.6 million in operating activities, which was primarily the result of the net loss for the period combined with an increase in the deferred tax asset attributable to net operating losses generated during the period and the repayment of current liabilities. The overall decrease in cash due to the aforementioned activities was partially offset by a decrease of $4.7 million in the accounts receivable balance. Investing activities during the nine months ended June 30, 1998 consisted primarily of capital spending for information systems and facility improvements. Brooks anticipates that it will continue to make capital expenditures to support its business activities. Financing activities during the nine months ended June 30, 1998 consisted primarily of the issuance of common stock under Brooks' employee stock purchase plan and the repayment of long-term debt and capital lease obligations. As of June 30, 1998, Brooks elected to terminate its revolving credit facility. There were no borrowings outstanding at June 30, 1998. Brooks believes that available funds will be adequate to fund Brooks' currently planned working capital and capital expenditure requirements for at least the next twelve months.

CONTINGENCY

     Brooks has received notice from a third-party alleging infringements of such party's patent rights by certain of Brooks' products. Brooks believes the patents claimed may be invalid. In the event of litigation with respect to this claim, Brooks is prepared to vigorously defend its position. Currently, Brooks does not believe that it is probable that future events related to this threatened matter will have a material adverse effect on Brooks' business; however, there can be no assurance that this will be the case. Brooks is currently unable to reasonably estimate any possible loss related to this matter. See "Risk Factors--Risks Relating to Brooks and FASTech--Intellectual Property Risks."

IMPACT OF THE YEAR 2000

     The year 2000 issue is the potential for system and processing failure of date-related data and the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     Brooks may be affected by year 2000 issues related to non-compliant information technology ("IT") systems or non-IT systems operated or sold by Brooks or by third parties. Brooks has substantially completed assessment of its internal IT systems and non-IT systems. At this point in its assessment, Brooks is not currently aware of any year 2000 problems relating to systems operated or sold by Brooks that would have a material adverse effect on

Brooks' business, results of operations or financial condition, without taking into account Brooks' efforts to avoid such problems.

     Although Brooks believes that its systems are year 2000 compliant, Brooks utilizes third-party equipment and software that may not be year 2000 compliant. In addition, Brooks products and software are often sold to be integrated into or interface with third party equipment or software. Failure of third-party equipment or software to operate properly with regard to the year 2000 and thereafter could require Brooks to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on Brooks business, results of operations and financial condition. Brooks may also be vulnerable to any failures by its major suppliers, service providers and customers to remedy their own internal IT and non-IT system year 2000 issues which could, among other things, have a material and adverse affect on Brooks' supplies and orders. At this time, Brooks is unable to estimate the nature or extent of any potential adverse impact resulting from the failure of third parties, such as its suppliers, service providers and customers, to achieve year 2000 compliance. Moreover, such third parties, even if year 2000 compliant, could experience difficulties resulting from year 2000 issues that may affect their suppliers, service providers and customers. As a result, although Brooks does not currently anticipate that it will experience any material shipment delays from their major product suppliers or any material sales delays from its major customers due to year 2000 issues, there can be no assurance that these third parties will not experience year 2000 problems or that any problems would not have a material adverse effect on Brooks' business, results of operations and financial condition. Because the cost and timing of year 2000 compliance by third parties such as suppliers, service providers and customers is not within Brooks' control, Brooks cannot give any assurance with respect to the cost or timing of such efforts or any potential adverse effects on Brooks of any failure by these third parties to achieve year 2000 compliance.

     To the extent that Brooks does not identify any material non-complaint IT systems or non-IT systems operated by Brooks or by third parties, such as Brooks' suppliers, service providers and customers, the most reasonably likely worst case year 2000 scenario is a systemic failure beyond the control of Brooks, such as a prolonged telecommunications or electrical failure, or a general disruption in United States or global business activities that could result in a significant economic downturn. Brooks believes that the primary business risks, in the event of such failure or other disruption, would include but not be limited to, loss of customers or orders, increased operating costs, inability to obtain inventory on a timely basis, disruptions in product shipments, or other business interruptions of a material nature, as well as claims of mismanagement, misrepresentation, or breach of contract, any of which could have a material adverse effect on Brooks' business, results of operations and financial condition.

RECENTLY ENACTED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) and Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). SFAS 130 establishes standards for reporting comprehensive income and its components in the consolidated financial statements. SFAS 131 establishes standards for reporting information on operating segments in interim and annual financial statements. Brooks will adopt SFAS 130 and SFAS 131 in fiscal 1998. Adoption of SFAS 130 and 131 will not have any effects on Brooks' results of operations or financial position.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (October 1, 1999 for Brooks). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of Brooks anticipates that the adoption of SFAS 133 will not have a significant effect on Brooks' results of operations or financial position.

FASTECH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     FASTech's revenues are derived from (1) licensing of its software products,
(2) maintenance services to provide product support and upgrades, and (3) consulting and training services. Maintenance services are pursuant to agreements that are generally renewed annually.

     In January 1998, FASTech increased its solutions offering by acquiring Midas Software Inc., a developer of Computerized Maintenance Management Systems
(CMMS). The acquisition was accounted for as a pooling of interests.

RESULTS OF OPERATIONS--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     Net revenue was $7,366,000 for the six months ended June 30, 1998, a decrease of 35% from same period the previous year. Revenue from software licenses decreased 52% to $3,939,000. Services revenue increased 5% to $3,427,000. The decline in overall revenue and software license revenue reflected the downturn in semiconductor capital spending, the decline in spending in key Asian markets and the reduction in the number of new semiconductor factories. Service revenue continued to rise slightly due to ongoing maintenance on previous purchases, and to ongoing support of projects started in 1997.

     The cost of software licenses increased 40% to $696,000 in the six months ended June 30, 1998, from $498,000 in the corresponding period of the prior year. The increase in software license costs was related to royalties paid to third parties for sales of the Company's STATIONworks and Xsite products. The cost of services increased to $2,251,000 in the six months ended June 30, 1998 from $2,225,000 for the comparable period ended June 30, 1997, an increase of 1%, consistent with the increase in service revenue.

     Selling and marketing expense ("S&M") was $3,902,000 in the six months ended June 30, 1998, compared to $4,009,000 for the corresponding period of the prior year, a decrease of 3%. S&M expense stated as a percentage of revenue for the six months ended June 30, 1998 and the comparable period in 1997 was 53% and 35%, respectively. The slight reduction in S&M expenses was related to an expense reduction initiative taken in May of 1998.

     Research and development costs ("R&D") for the six months ended June 30, 1998 were $3,399,000 compared to $3,120,000 in the corresponding period of 1997, an increase of 9%. This increase reflected the Company's continued R&D investment in STATIONworks and FACTORYworks products during the first half of 1998. An expense reduction initiative was implemented in May of 1998.

     General and administrative ("G&A") costs were $1,720,000 in the six months ended June 30, 1998, compared to $1,378,000 in the six months ended June 30, 1997, an increase of 25%. G&A expense stated as a percentage of revenue for the first six months of 1998 and 1997 was 23% and 12%, respectively with the increased percentage primarily due to the decrease in revenue. The increase in G&A expenses was primarily related to the Company's acquisition of Midas Software, Inc. in January of 1998.

     Interest expense increased 141% to $183,000 in the first six months of 1998, compared to $76,000 in the same period of the prior year. The increase was the result of the Company's Subordinated Note issued with attached warrants in 1997, as well as increased borrowings on the line of credit.

     Provision for income taxes increased from $46,000 for the six months ended June 30, 1997 to $62,000 for the six months ended June 30, 1998, despite a decrease in pre-tax income over the same period. In the fourth quarter of fiscal 1997, the Company recorded a full valuation allowance against the Company's deferred tax assets as a result of a decrease in pre-tax income in 1997. For the six months ended June 30, 1998, the Company continued to record a full valuation allowance. Accordingly, since no tax benefits were generated in the first six months of 1998 to offset the Company's foreign withholdings tax expense, the provision for income taxes increased overall.


RESULTS OF OPERATIONS--THREE MONTHS ENDED JUNE 30, 1998 COMPARED TO THREE MONTHS ENDED JUNE 30, 1997

     Net revenue was $3,502,000 for the three months ended June 30, 1998, a decrease of 40% from same period the previous year. Revenue from software licenses decreased 59% to $1,731,000. Services revenue increased 10% to $1,771,000. The decline in overall revenue and software license revenue reflected the downturn in semiconductor capital spending, the decline in spending in key Asian markets and the drop in investment into new semiconductor factories. Service revenue continued to rise slightly due to growth of the Company's installed base and to ongoing support of projects started in 1997.

     The cost of software licenses decreased 10% to $263,000 in the three months ended June 30, 1998, from $293,000 in the corresponding period of the prior year. The decrease was the result of lower royalty costs on decreased sales revenues. The cost of services decreased to $1,094,000 in the three months ended June 30, 1998 from $1,132,000 for the comparable period ended June 30, 1997, a decrease of 3%.

     Selling and marketing expense ("S&M") was $1,851,000 in the three months ended June 30, 1998, compared to $2,043,000 for the corresponding period of the prior year, a decrease of 9%. S&M expense stated as a percentage of revenue for the three months ended June 30, 1998 and the comparable period in 1997 was 53% and 35%, respectively. The slight reduction in S&M expenses was related to an expense reduction initiative that was taken in May of 1998.

     Research and development costs for the three months ended June 30, 1998 were $1,643,000 compared to $1,579,000 in the corresponding period of 1997, an increase of 4%. This increase reflected the Company's continued R&D investment in STATIONworks and FACTORYworks products during the first half of 1998. An expense reduction initiative was implemented in May of 1998.

     General and administrative ("G&A") costs were $717,000 in the three months ended June 30, 1998, compared to $702,000 in the three months ended June 30, 1997, an increase of 2%. G&A expense stated as a percentage of revenue for the first three months of 1998 and 1997 was 20% and 12%, respectively. An expense reduction initiative was implemented in May of 1998.

     Interest expense increased 143% to $90,000 in the three months ended June 30, 1998, compared to $37,000 in the same period of the prior year. The increase was the result of the Company's Subordinated Note issued with attached warrants in 1997, as well as increased borrowings on the line of credit.

     Provision for income taxes increased from $7,000 for the three months ended June 30, 1997 to $62,000 for the comparable period of 1998, despite a decrease in pre-tax income over the same period. In the fourth quarter of fiscal 1997, the Company recorded a full valuation allowance against the Company's deferred tax assets as a result of a decrease in pre-tax income in 1997. For the three months ended June 30, 1998, the Company continued to record a full valuation allowance. Accordingly, since no tax benefits were generated in the first six months of 1998 to offset the Company's foreign withholdings tax expense, the provision for income taxes increased overall.


RESULTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net revenue was $22,332,000 for the year ended December 31, 1997, an increase of less than 1% over the previous year. Revenue from software licenses declined 6% to $15,356,000. Services revenue increased 17% to $6,976,000. The software license revenue decrease resulted from a slowdown in semiconductor capital spending, specifically in the Korean and Japanese markets. The increase in services revenue was related to larger service contracts associated with the Company's FACTORYworks product and maintenance on the Company's increasing installed base.

     The cost of software licenses declined 11% to $1,010,000 in 1997 from $1,141,000 in 1996. The cost of services increased to $4,356,000 in 1997 from $4,210,000 in 1996, an increase of 3%. The decline in software license cost reflected the decrease in software license revenue and an increase in overall order size from 1996 to 1997 which reduced the cost of documentation and packaging as a percentage of overall revenue.

     Selling and marketing expense ("S&M") was $8,053,000 in 1997, compared to $7,859,000 in 1996, an increase of 2%. S&M expense stated as a percentage of revenue for 1997 and 1996 was 36% and 35%, respectively.

     Research and development costs for 1997 were $6,370,000 compared to $5,977,000 in 1996, an increase of 7%. The increase in R&D expenses were primarily related to the investment in the Company's new STATIONworks products.

     General and administrative ("G&A") costs were $3,053,000 in 1997, compared to $2,881,000 in 1996, an increase of 6%. G&A expense stated as a percentage of revenue for 1997 and 1996 was 14% and 13%, respectively. The increase was the combined result of a 1997 initiative to improve infrastructure and costs associated with the acquisition of Midas.

     Interest expense increased 210% to $251,000 in 1997, compared to $81,000 in 1996. The increase was the result of the Company's Subordinated Note issued with attached warrants in 1997, as well as increased borrowings on the line of credit.

     Foreign exchange losses were $49,000 in 1997, an increase of $47,000 over the previous year. The increase was caused by large fluctuations in exchange rates due to economic conditions in the Far East.

     Provision for income taxes increased from $123,000 in 1996 to $1,667,000 in 1997, an increase of $1,544,000. The increase is primarily due to changes in the Company's valuation of its deferred tax assets. The decrease in pre-tax income in 1997 prompted the Company to establish a full valuation allowance against the deferred tax assets which resulted in an increase of $1.5 million in the 1997 provision for income taxes.

RESULTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net revenue was $22,298,000 for the year ended December 31, 1996, an increase of 27% from the previous year. Revenue from software licenses increased 31% to $16,329,000. Services revenue increased 18% to $5,969,000. The increase in software license revenue was primarily related to the market acceptance and growth of the Company's FACTORYworks product which was introduced in June of 1995. The services revenue increase was also related to larger service contracts associated with the Company's FACTORYworks product.

     The cost of software licenses increased 22% to $1,141,000 in 1996 from $936,000 in 1995. The cost of services increased to $4,210,000 in 1996 from $3,365,000 in 1995, an increase of 25%. The increases were the result of the increase in revenue.

     Selling and marketing expense was $7,859,000 in 1996, compared to $5,830,000 in 1995, an increase of 35%. S&M expense stated as a percentage of revenue for 1996 and 1995 was 35% and 33%, respectively. During 1996, the Company invested in additional sales, field support and marketing resources to support the introduction and rollout of the FACTORYworks product.

     Research and development costs for 1996 were $5,977,000 compared to $4,440,000 in 1995, an increase of 35%. The increase in R&D expenses was primarily related to the investment in the FACTORYworks product.

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

     General and administrative costs were $2,881,000 in 1996, compared to $1,880,000 in 1995, an increase of 53%. G&A expense stated as a percentage of revenue for 1996 and 1995 was 13% and 11%, respectively. The increase was primarily the result of costs incurred in an attempt to raise equity financing.

     Interest expense increased 72% to $81,000 in 1996, compared to $47,000 in 1995. The increase was the result of increased borrowings on the Company's line of credit. Interest income fell from $83,000 in 1995 to $73,000 in 1996 as a result of falling interest rates.

     Provision (benefit) for income taxes increased from a tax (benefit) of ($544,000) in 1995 to a tax provision of $123,000 in 1996. The increase was primarily the result of a benefit for income taxes recorded in 1995 relating to the valuation of the Company's deferred tax assets. Favorable operating results and forecasts in 1995 prompted the Company to record a deferred tax asset of $1.1 million in 1995, and a corresponding benefit for income taxes in 1995, with no comparable change in valuation in 1996. The increase was partially offset by a decrease in tax expense related to a decrease in pre-tax income from 1995 to 1996.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1998, FASTech had working capital of ($1,948,000) including cash and cash equivalents of $2,916,000, compared to $2,771,000 including cash and cash equivalents of $3,500,000 at December 31, 1997. Net accounts receivable decreased from $4,952,000 at December 31, 1997 to $2,735,000 at June 30, 1998.
The decline in working capital and accounts receivable were related to the decline in revenue and associated losses incurred in the first half of 1998. At June 30, 1998, the accounts receivable days sales outstanding ("DSO") was 70 days compared to 89 days at December 31, 1997.

     The consummation of the Merger is subject to approval by FASTech's stockholders. If the Merger is not consummated, FASTech will be forced to seek to obtain additional capital to fund its operations through fiscal 1998. There can be no assurances that the Merger will be consummated or, if not consummated, that FASTech will be successful in its attempt to raise the necessary capital to continue in operation. If additional financing is not obtained, FASTech may be required to restructure its operations, curtail its spending in research and development, attempt a merger with another company, or seek protection under the bankruptcy laws. Private equity financing, if available, would likely result in dilution of FASTech's existing stockholders. See "Risk FactorsRisks Relating to the MergerFASTech Capital Needs if the Merger Fails to Occur."

YEAR 2000 ISSUES

     Assessment The Year 2000 Problem could affect computers, software, and other equipment used, operated, or maintained by FASTech. Accordingly, FASTech is reviewing its internal computer programs and systems to ensure that the programs and systems will be Year 2000 compliant. FASTech presently believes that its critical computer systems will be Year 2000 compliant in a timely manner. However, while the estimated cost of these efforts are not expected to be material to FASTech's financial position or any year's results of operations, there can be no assurance to that effect.

     Software Sold to Customers FASTech believes that it has substantially identified and has resolved, or is in the process of resolving, all known Year 2000 Problems with specified versions of its software products. However, management also believes that it is not possible to determine with complete certainty that all Year 2000 Problems affecting FASTech's software products have been identified or corrected due to complexity of these products and the fact that these products interact with other third party vendor products and operate on computer systems which are not under FASTech's control.

     Internal Infrastructure FASTech is in the process of identifying substantially all of the major computers, software applications, and related equipment used in connection with its internal operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption to its business. FASTech has commenced the process of modifying, upgrading, and replacing critical major systems that have been identified as adversely affected, and expects to complete this process before the end of 1999.

     FASTech estimates the total cost to FASTech of completing any required modifications, upgrades, or replacements of these internal systems will not have a material adverse effect on FASTech's business or results of operations.

     Suppliers FASTech has initiated communications with key third party suppliers of the major computers, software, and other equipment used, operated, or maintained by FASTech to identify and, to the extent possible, to resolve issues involving the Year 2000 Problem. However, FASTech has limited or no control over the actions of these third party suppliers. Thus, while FASTech expects that it will be able to resolve any significant Year 2000 Problems with these systems, there can be no assurance that these suppliers will resolve any or all Year 2000 problems with these systems before the occurrence of a material disruption to the business of FASTech or any of its customers. Any failure of these third parties to resolve Year 2000 Problems with their systems in a timely manner could have material adverse effect on FASTech's business, financial condition, and results of operations.

     Disclaimer The discussion of FASTech's efforts, and management's expectations, relating to Year 2000 compliance are forward-looking statements. FASTech's ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be adversely impacted, by among other things, the availability and cost of programming and testing resources, vendor's ability to modify proprietary software, and unanticipated problems identified in the ongoing compliance review.

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

                         INFORMATION REGARDING BROOKS

     Brooks Automation, Inc. ("Brooks") is a leading worldwide independent developer, manufacturer and supplier of substrate handling robots, modules, software, controls and fully integrated cluster tool handling systems for the semiconductor and flat panel display process equipment industries. Brooks' products have evolved from individual robots used to transfer wafers in advanced production equipment to fully integrated handling system solutions that increase the throughput and utilization of semiconductor and flat panel display process equipment. In 1996, Brooks acquired Techware Systems Corporation (now Brooks Canada), a designer and supplier of integrated equipment control software for the semiconductor and related industries, expanding its software and control capability. In 1997, Brooks introduced a line of products for the atmospheric handling market, including in-line and controlled environment systems, robots, aligners and traversers.

PRODUCTS

     Brooks offers a broad complement of semiconductor wafer and flat panel display substrate handling systems. Brooks has developed product lines that encompass automation modules, complete handling systems and integrated software and controls for its targeted markets. Brooks' systems, robots and modules are designed, developed and produced with similar technologies and can use Brooks' ClusterLink software. Brooks uses the synergies of its complementary products to respond to changing industry demands such as processing 300mm semiconductor wafers and the larger, fourth generation flat panel display substrates. Brooks believes that its products offer significant advantages in a number of areas, including those set forth below:

     Throughput. Brooks' patented LeapFrog robots have been able to achieve significant improvements in throughput compared to other robots. Brooks also has been able to increase throughput by developing patented algorithms to calculate efficient trajectories and acceleration and deceleration profiles (time optimal trajectories) for its robot arms while reducing vibrations and maintaining position control of the substrate being transported. Brooks has developed system software to improve cluster tool throughput. By combining digital signal processing ("DSP") technology with time optimal trajectory software, Brooks believes that it has achieved additional reductions in transfer time.

     Reliability. Brooks has developed and implemented a rigorous design and test program to enhance and evaluate product reliability. Brooks' reliability initiative is guided by the computer-based reliability models developed by SEMATECH and Sandia National Laboratories. The magnetic drive in Brooks' latest generation robots transmits force magnetically, without piercing the vacuum barrier, and eliminates the need for moveable vacuum seals. By designing robots with fewer moving parts and eliminating moveable seals, Brooks believes that it will be able to increase the reliability of its transfer robots significantly. Brooks' goal is to continue to increase mean time between failures.

     Accuracy. As wafer and substrate sizes increase and placement accuracy becomes more demanding, it is becoming increasingly important to minimize tracking errors, substrate sliding and arm deflection (the bending or wobbling of the robot arm). Brooks' transfer robots contain a closed loop servo control which monitors and maintains placement accuracy in the rotational axis by obtaining constant positioning feedback. Many other transfer robots use an open loop stepper control system which commands a robot to move a specified number of steps with limited or no feedback as to the final position of the robot. These stepper systems can lead to misplacement of the robot arm if the number of steps is miscounted. To further enhance tracking, Brooks has incorporated a closed loop feedback system with a proprietary DSP-based controller in its latest generation robots.

     Contamination Control. Brooks has designed its wafer and flat panel display substrate handling systems and modules to reduce contamination by using several design criteria: limited moving parts within the tool environment and above the wafer or substrate plane; picking and placing with a vertical motion to prevent wafer or substrate sliding on process module surfaces and cassette slots; gentle handling motions which reduce relative wafer or substrate vibration and movement on the transfer robot end effectors; controlled load lock pumping and

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

venting; incorporation of materials that reduce contamination; and assembly, test and packaging in Brooks' clean rooms.

     Brooks currently manufactures products for the semiconductor and flat panel display markets. The following table lists Brooks' product offerings within each of the markets it serves:

----------------------------------------------------------------------------------------------------------
                     MARKET                                             PRODUCT LINES
----------------------------------------------------------------------------------------------------------

Semiconductor Vacuum Products                      Central Wafer Handling Systems
                                                   Transfer Robots
                                                   Thermal Conditioning Modules (Cool and Degas)
                                                   Cassette Elevator Load Locks
                                                   Aligners
                                                   Factory Automation Interface Modules
                                                   System Software and Controls

----------------------------------------------------------------------------------------------------------

Semiconductor Atmospheric and Inert                Central Wafer Handling Systems
Environmental Products
                                                   In-line Wafer Handling Systems
                                                   Transfer Robots
                                                   Robot Traversers
                                                   Thermal Conditioning Modules (Cool)
                                                   Cassette Elevator Load Locks
                                                   Aligners
                                                   Factory Automation Interface Modules
                                                   System Software and Controls

----------------------------------------------------------------------------------------------------------

Flat Panel Display Products                        Central Substrate Handling Systems
                                                   Transfer Robots
                                                   Cassetts Elevator Load Locks
                                                   Thermal Conditioning Modules (Degas)
                                                   System Software and Controls

----------------------------------------------------------------------------------------------------------

SEMICONDUCTOR VACUUM PRODUCTS

     Vacuum Central Wafer Handling Systems. Brooks' family of Marathon vacuum central wafer handling systems handle wafer sizes of 100mm to 300mm in diameter, are offered with four to eight sides (referred to as ports) and have vacuum ranges of 10[-3] to 10[-8] torr (a measure of vacuum pressure). Each port can accommodate process modules meeting SEMI/MESC standards. Using a two load lock configuration, Brooks' Marathon 800 eight-sided central wafer handling system can accommodate up to six process modules.

     Brooks' Marathon systems currently incorporate either Brooks' single VacuTran or dual MultiTran frog-arm vacuum transfer robot, one or more of Brooks' vacuum cassette elevator (VCE) load locks, Brooks' InLigner wafer aligner, and, if required, Brooks' InCooler wafer cooling module. Brooks has been able to increase the availability of ports for use with process modules by developing a wafer aligner and a cooling module which mount between a

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

vacuum cassette elevator load lock or process module and the central wafer handling chamber. Brooks is developing degas modules for its Marathon systems.

     Brooks has also developed tool control ClusterLink 3 system software to control its vacuum wafer handling systems, graphical user interface and process modules. The software interfaces with process tool controllers and provides environment control, profiled load lock pumping and venting, error recovery diagnostics, safety control and scheduling of wafer transfers. When providing a turn-key solution that includes Brooks' system control and scheduling software, Brooks is able to provide guarantees relating to throughput and particle contamination.

     In 1997, Brooks developed a next-generation 200mm wafer handling system, the Marathon Express 800, which features the dual same-side LeapFrog robot and offers improvement to throughput, vacuum performance and serviceability. In anticipation of the emergence of next-generation 300mm wafers, Brooks has developed central wafer handling systems (the Marathon 4000 and 6000) and a Marathon Express 8000 eight-sided configuration. These systems have incorporated handling technology developed by Brooks for flat panel display substrates, which are generally significantly more demanding to handle than wafers.

     Vacuum Transfer Robots. Brooks' next-generation vacuum transfer robot, the MagnaTran 7, is a second generation magnetic drive robot which incorporates Brooks' patented time optimal trajectory software algorithims to control and monitor its operation. The MagnaTran 7 is smaller and lighter than its predecessor. Building on its experience in developing robot wafer transfer technology, Brooks has developed the dual, same-side LeapFrog high-productivity arm configuration. The LeapFrog arm is only available on the MagnaTran 7 robot and is a feature of Brooks' Marathon Express central handling systems. These robots are constructed to SEMI/MESC standards and are sold separately for use with other vacuum wafer handling applications. Brooks believes that the technical advances implemented to meet the requirements of the flat panel display industry enabled Brooks to adopt its MagnaTran robots, with minimal technical modifications, to handle 300mm wafers.

     Other Vacuum Wafer Handling and Conditioning Modules

     Vacuum Cassette Elevator Load Locks. Brooks has developed a family of vacuum cassette elevator load locks to hold and index (raise and lower) cassettes of wafers for cluster tools and other vacuum automated equipment. Brooks' VCE 4 200mm cassette load lock features flexible and changeable interfaces, is field upgradable and is available with either a manual or automatic door configuration. The automatic door uses an innovative low particle, low profile drive mechanism, which opens vertically below the cluster platform for SMIF, automated guided vehicle ("AGV") and rail guided vehicle ("RGV") compatibility. Brooks has developed the VCE 5 for 300mm wafers with a batch wafer transfer arm and a front opening unified pod ("FOUP") interface. Brooks is developing the VCE 7 for 300mm wafers to interface with Brooks' Caliber atmospheric, in-line handling system.

     Vacuum Aligners. Wafer processing requires precise alignment and, often, orientation of a wafer for processing. Brooks' InLigner intermodule wafer aligner provides fast one-step wafer alignment by optically sensing the location of the wafer on the aligner and communicating that position to the vacuum transfer robot. Using this information, the transfer robot adjusts the placement of its arm to pick up the wafer in the proper position. The InLigner is designed for intermodule mounting between a module, such as the cassette load lock and the central wafer handling chamber, in order to conserve a port of the cluster tool. Brooks' InLigner 3 is designed for 300mm wafer alignment. In 1998, Brooks introduced a new family of aligners for 200mm and 300mm wafers, the TopLigners, that mount from the top in the central transport chamber and offer improved serviceability.

     Vacuum Cool Modules. Brooks' InCooler intermodule cool station cools wafers after hot processing to a temperature that allows placement into a plastic wafer cassette. This module is also designed for intermodule mounting. Brooks' InCooler 3 is designed for 300mm wafer applications. In 1998, Brooks introduced a family of new cooling modules for 200mm and 300mm wafers, the TopCoolers, that mount from the top in the central transport chamber and offer improved serviceability.

     Vacuum Degas Modules. Brooks is developing degas modules to remove water from the surface of the wafer. Brooks is developing a stand alone 200mm and a top mount 300mm module that offer improved serviceability.

SEMICONDUCTOR ATMOSPHERIC AND INERT ENVIRONMENT PRODUCTS

     Building upon its vacuum wafer handling systems, Brooks is pursuing the development of a broad line of products for atmospheric applications. Atmospheric wafer handling systems may be segregated into two subcategories: the traditional ambient atmospheric wafer handling systems and "inert" (principally nitrogen) environment wafer handling systems. The traditional atmospheric wafer handling systems include fully integrated automated wafer handling platforms for open, ambient air in-line wafer handling platforms. The inert environment wafer handling systems include fully integrated, automated wafer handling platforms for, at or above atmospheric pressure cluster tools.

     Atmospheric Wafer Handling Systems

     Brooks' Caliber atmospheric, in-line wafer handling systems handle wafer sizes from 150mm to 300mm in diameter and are offered with two to four cassette staging locations and may be operated in Class 1 clean room environments. These configurations have been developed to meet broad market requirements. The Caliber 200 and 400 are used for 200mm wafer open cassettes and the Caliber 400 S is being developed for use with 200mm SMIF applications. Brooks is developing the Caliber 2000 in-line wafer handling system to handle 300mm wafers in open cassette or FOUP applications.

     Brooks' Caliber systems incorporate Brooks' single scara-arm AcuTran atmospheric transfer robot, Brooks' AcuTrav robot traverser, two or more of Brooks' cassette staging locations, and, if required, Brooks' AcuLigner wafer aligner. Brooks' Caliber systems also incorporate a system controller to control all wafer handling functions and to interface to the process tool's primary controller.

     Atmospheric Transfer Robots

     Building on its experience in developing transfer robots and employing its magnetic direct drive technology, Brooks has developed the AcuTran 3, its next-generation atmospheric transfer robot, to handle up to 300mm wafers. These robots are a standard feature of Brooks' Caliber in-line wafer handling systems, are constructed to SEMI standards and are sold separately for use with other atmospheric wafer handling applications. Brooks' robots incorporate DSP technology and patented time optimal trajectory software to control and monitor their operation.

     Other Atmospheric Wafer Handling Modules

     Atmospheric Robot Traverser. Brooks' AcuTrav provides high speed horizontal motion permitting the AcuTran 3 robot to access multiple process tool load ports and cassette staging locations. The AcuTrav uses direct drive mechanism which allows high speed motions comparable to Brooks' robot family.

     Atmospheric Aligners. Brooks' AcuLigner 3 wafer aligner is being designed for fast one-step 150mm to 300mm wafer alignment by optically sensing the location of the wafer on the aligner and communicating that position to the vacuum transfer robot. Using this information, the transfer robot adjusts the placement of its arm to pick up the wafer in the proper position.

     Inert Environment Wafer Handling Systems

     In 1997, Brooks introduced a new central wafer handling system to address market needs for reduced water vapor environment central handling systems for high temperature wafer processing (e.g. rapid thermal processing and epitaxial deposition).

     Building upon its expertise in vacuum central wafer handling systems and modules, Brooks developed the Atmospheric Express 600 "inert" environment wafer handling system for 150mm to 200mm wafers. This inert environment central wafer handling system transfers wafers at or above atmospheric pressure in a principally nitrogen environment. The Atmospheric Express incorporate robots and modules from Brooks' vacuum wafer handling product line. In 1998, Brooks introduced the Atmospheric Express 6000 to handle up to 300mm wafers.

FLAT PANEL DISPLAY PRODUCTS

     In 1994, Brooks introduced a family of vacuum central substrate handling systems and modules for the flat panel display deposition and etch process equipment markets, shipping its first Hercules central substrate handling system for a flat panel display vacuum cluster tool in July 1994. The Hercules systems can handle flat panel display substrates from 350mm x 460mm to 600mm x 720mm in size. Brooks is developing next-generation flat panel display vacuum robotics for substrates up to approximately 1 meter x 1 meter.

     The Hercules system includes Brooks' MagnaTran 60 magnetically driven frog-arm vacuum transfer robot with two or three axes of motion and single or dual arm options, a single substrate load lock, or a 20 to 30 substrate cassette elevator load lock (VCE 40), and a seven substrate batch degas module.

     Brooks is developing a next-generation magnetic drive robot, the MagnaTran 70, for the flat panel display market. The MagnaTran 70 robot series is expected to be smaller and lighter and to feature an optional extended vertical axis for deployment in Brooks' next-generation platforms.

CUSTOMERS

     Brooks' customers are primarily semiconductor wafer and flat panel display substrate OEMs and semiconductor manufacturers who are retrofitting the vacuum automation of their process equipment or developing advanced process equipment for internal use. Brooks' current customers are primarily located in the United States, Japan, South Korea and Europe. Brooks intends to market its developing family of atmospheric central wafer handling equipment to its existing customers in the vacuum and flat panel display markets and other potential customers.

     In the first nine months of fiscal 1998 and in fiscal 1997, Lam Research Corporation ("Lam") accounted for 20% and 21% of Brooks' revenues, respectively, and sales to Brooks' top ten customers accounted for approximately 72% and 71% of revenues, respectively. A reduction or delay in orders from Lam or other significant customers could have a material adverse effect on Brooks' results of operations. See "Risk Factors--Risks Relating to Brooks and FASTech Customer Concentration."

MARKETING, SALES AND CUSTOMER SUPPORT

     Brooks markets and sells its wafer and substrate handling systems and modules in the United States, Japan, South Korea, Taiwan and Europe through its direct sales and marketing organization. As of June 30, 1998, 42 persons were engaged in sales and marketing activities worldwide. The selling process for Brooks' products is often multilevel, involving a team comprised of individuals from sales, marketing, engineering, operations and senior management. Each significant customer is assigned a team that engages the customer at different organization levels to provide planning and product customization and to assure open communication and support.

     Brooks' marketing activities also include participation in trade shows, publication of articles in trade journals, participation in industry forums and distribution of sales literature. To enhance this communication and support, particularly with its international customers, Brooks maintains technology centers in California, British Columbia, South Korea and Japan. These facilities, together with Brooks' headquarters, maintain demonstration equipment for customers to evaluate. Customers are also encouraged to discuss the features and applications of Brooks' demonstration equipment with Brooks' engineers located at these facilities. Brooks also maintains regional sales and service personnel in Taiwan and the United Kingdom. In both the first nine months of fiscal 1998 and in fiscal 1997, foreign revenues accounted for approximately 38% of Brooks' revenues. Brooks expects foreign revenues to continue to represent a significant percentage of total revenues in the foreseeable future. However, there can be no assurance that geographical growth rates, if any, in the foreseeable future, particularly in Japan and South Korea which are suffering regional economic downturns, will be comparable to those achieved in fiscal 1997. See "Risk Factors--Risks Relating to Brooks and FASTech--Risks of International Sales and Operations".

     Brooks has developed as sales and marketing tool, a process tool throughput simulator, to enable the evaluation of various wafer handling system configurations to identify the preferred tool configuration for a specific application. This tool simulates the movement of wafers with execution times, scheduling algorithms, and flow sequences similar to those of actual process tools and outputs this information visually. This tool is capable of comparing multiple tool configurations simultaneously for preferred fit comparison.

     Brooks provides support to its customers with (i) telephone technical support access 24-hours a day, 365 days a year, (ii) direct training programs and (iii) operating manuals and other technical support information for Brooks' products. Brooks maintains spare parts inventories at all of its locations to enable its personnel to serve Brooks' customers and repair their products more efficiently.

COMPETITION

     The semiconductor and flat panel display process equipment manufacturing industries are highly competitive and characterized by continual change and improvement in technology. Although other independent companies sell vacuum and atmospheric wafer and flat panel display substrate handling automation systems and vacuum transfer robots to OEMs, Brooks believes that its primary competition is from the larger, integrated semiconductor and flat panel display OEMs that satisfy their substrate handling needs in-house rather than by purchasing handling systems or modules from an independent source such as Brooks. Such OEMs comprise the majority of Brooks' current and potential customers. Applied Materials, the leading process equipment OEM, develops and manufactures its own central wafer handling systems and modules. Brooks believes that most vacuum central wafer handling systems and modules are manufactured in-house by OEMs. Many of the companies in these industries have significantly greater research and development, clean room manufacturing, marketing and financial resources than Brooks.

     Many OEMs have substantial resources and expertise in substrate handling and automation in vacuum and atmospheric environments and will only purchase Brooks' products if Brooks can demonstrate improved product performance as measured by throughput, reliability, contamination control and accuracy, at an acceptable price. Brooks believes that it competes favorably with OEMs and other independent suppliers with respect to all of these factors. However, there can be no assurance that Brooks will be successful in selling its products to OEMs that currently satisfy their wafer and flat panel handling needs in-house or from other independent suppliers, regardless of the performance or the price of Brooks' products.

     Brooks' sale of its products for the flat panel display process equipment market is heavily dependent upon its penetration of the Japanese market. Brooks is also seeking to expand its presence in the Japanese semiconductor process equipment market. In addressing the Japanese markets, Brooks may be at a competitive disadvantage to Japanese suppliers. See "Risk Factors--Risks Relating to Brooks and FASTech--Risks of International Sales and Operations."

RESEARCH AND DEVELOPMENT

     Brooks' research and development efforts are focused on developing new products for the semiconductor and flat panel display process equipment industries and further enhancing the functionality, reliability and performance of existing products. Brooks' engineering, marketing, operations and management personnel have developed close collaborative relationships with many of their customer counterparts and have used these relationships to identify market demands and target its research and development to meet those demands.

     Brooks' current research and development efforts include the continued development and enhancement of Brooks' semiconductor and flat panel display products, including 300mm Marathon Express vacuum central wafer handling systems and modules, fourth generation flat panel display substrate handling systems and modules, control and scheduling software, and atmospheric handling systems and modules. There can be no assurance that Brooks will be able to develop new products effectively, to enhance its existing products, or to respond effectively to technological changes or new industry standards or developments on a timely basis, if at all. In the first nine months of fiscal 1998 and in fiscal 1997, 1996 and 1995, Brooks' research and product development expenses were $13.1 million, $14.2 million, $12.4 million and $6.8 million, respectively, representing 19.6%, 16.5%, 13.7% and 13.4% of Brooks' revenues, respectively. See "Risk Factors--Risks Relating to Brooks and FASTech--New Products and Rapid Technological Change."

MANUFACTURING

     Brooks' manufacturing operations consist primarily of product assembly, integration, and testing. Brooks has adopted stringent quality assurance procedures that include standard design practices, component selection procedures, vendor control procedures and comprehensive reliability testing and analysis to assure the performance of its products. Brooks received ISO 9001 certification in February 1996.

     Brooks employs a just-in-time manufacturing strategy. Brooks believes that this strategy, coupled with the outsourcing of noncritical subassemblies, reduces fixed operating costs, improves working capital efficiency, reduces manufacturing cycle times and improves flexibility to rapidly adjust its production capacities. While Brooks often uses single source suppliers for certain key components and common assemblies to achieve quality control and the benefits of economies of scale, Brooks believes that these parts and materials are readily available from other supply sources.

PATENTS AND PROPRIETARY RIGHTS

     Brooks relies upon trade secrets and patents to protect its technology. Due to the rapid technological change that characterizes the semiconductor and flat panel display process equipment industries, Brooks believes that the improvement of existing technology, reliance upon trade secrets and unpatented proprietary know-how and the development of new products may be more important than patent protection in establishing and maintaining a competitive advantage. It is Brooks' policy to require all technical and management personnel to enter into nondisclosure agreements. Nevertheless, Brooks has obtained patents and will continue to make efforts to obtain patents, when available, in connection with its product development program. There can be no assurance that any patent obtained will provide protection or be of commercial benefit to Brooks, or that its validity will not be challenged.

     As of September 21, 1998, Brooks had obtained 26 United States patents and had 28 United States patent applications pending on its behalf. In addition, Brooks had obtained 13 foreign patents and had 75 foreign patent applications pending on its behalf. Brooks' United States patents expire at various times from 1999 to 2017.

     There can be no assurance that Brooks' pending patent applications or any future applications will be approved, that any patents will provide it with competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on Brooks' ability to do business. Because foreign patents may afford less protection under foreign law than is available under United States patent law, there can be no assurance that any such patents issued to Brooks will adequately protect Brooks' proprietary information. There can be no assurance that others will not independently develop similar products, duplicate Brooks' products or, if patents are issued to Brooks, design around the patents issued to Brooks.

     Others may have filed and in the future may file patent applications that are similar or identical to those of Brooks. To determine the priority of inventions, Brooks may have to participate in interference proceedings declared by the United States Patent and Trademark Office that could result in substantial cost to Brooks. No assurance can be given that any such patent application will not have priority over patent applications filed by Brooks.

     Brooks also relies upon trade secret protection, employee and third-party nondisclosure agreements and other intellectual property protection methods to protect its confidential and proprietary information. Despite these efforts, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Brooks' trade secrets or disclose such technology or that Brooks can meaningfully protect its trade secrets.

     There has been substantial litigation regarding patent and other intellectual property rights in the semiconductor related industries. Brooks had received notice from General Signal Corporation ("General Signal") alleging infringements of General Signal's patent rights, relating to cluster tool architecture, by certain of Brooks' products. The notification advised Brooks that General Signal was attempting to enforce its rights to those patents in litigation against Applied Materials, and that, at the conclusion of that litigation, General Signal intended to enforce its rights against Brooks and others. According to a press release issued by Applied Materials in November 1997, Applied Materials settled its litigation with General Signal by acquiring ownership of five General Signal patents. Although not verified, these five patents would appear to be the patents referred to by General Signal in its prior notice to Brooks. Applied Materials has not contacted Brooks regarding these newly-acquired patents.

     In 1992, at the time that General Signal first raised patent claims in the cluster tool area, Brooks joined with six major semiconductor process tool equipment manufacturers in forming an "Ad Hoc Committee for the Defense against General Signal Cluster Tool Patents." At that time, the members of the Ad Hoc Committee notified General Signal that the member companies were of the opinion that the General Signal patents were invalid based on (i) prior art, (ii) inequitable conduct before the Patent & Trademark Office and (iii) estoppel as a result of General Signal's activities in establishing standards for cluster tools and interfaces within the semiconductor industry. Brooks believes that the position taken by the Ad Hoc Committee remains valid. However, if the holder of these patents were to seek to enforce these patents against Brooks, there can be no assurance that Brooks would prevail in such litigation.

     Brooks has in the past been, and may in the future be, notified that it may be infringing intellectual property rights possessed by other third parties.
Any patent litigation would be costly and could divert the efforts and attention of Brooks' management and technical personnel, which could have a material adverse effect on Brooks' business, financial condition and results of operations. There can be no assurance that infringement claims by third parties or other claims for indemnification by customers or end users of Brooks' products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not materially and adversely affect Brooks' business, financial condition and results of operations. If any such claims are asserted against Brooks' intellectual property rights it may seek to enter into a royalty or licensing arrangement. There can be no assurance, however, that a license will be available on reasonable terms or at all. Brooks could decide, in the alternative to resort to litigation to challenge such claims or to design around the patented technology. Such actions could be costly and would divert the efforts and attention of Brooks' management and technical personnel, which would materially and adversely affect Brooks' business, financial condition and results of operations. See "Risk Factors--Risks Relating to Brooks and FASTech--Intellectual Property Risks."

BACKLOG

     Backlog for Brooks' products as of June 30, 1998 and 1997 totaled $39.0 million and $44.2 million, respectively. Backlog consists of purchase orders for which a customer has scheduled delivery within the next 12 months. Orders included in the backlog may be canceled or rescheduled by customers without significant penalty. Backlog as of any particular date should not be relied upon as indicative of Brooks' revenues for any future period.

EMPLOYEES

     As of June 30, 1998, Brooks had approximately 453 employees. Of these, 140 were involved in engineering, 42 in sales and marketing, 223 in global customer support and manufacturing operations and 48 in general and administrative. Brooks believes its future success will depend in large part on its ability to attract and retain highly skilled employees. None of the employees of Brooks are covered by a collective bargaining agreement. Brooks considers its relationships with its employees to be good.

                         INFORMATION REGARDING FASTECH

     FASTech Integration, Inc. ("FASTech"), a Delaware corporation, designs, develops, markets and supports an integrated suite of manufacturing execution system ("MES") workflow software products for the semiconductor, electronics and general discrete manufacturing industries. MES software is designed to control plant floor operations and fill the gap between control applications and enterprise resource planning ("ERP") systems. MES applications coordinate and track the activities of manufacturing resources, including equipment, material, operators, engineers and software applications. FASTech provides integrated MES products for controlling complex manufacturing processes, a flexible, distributed MES framework for improved scaleability and integration, and object-based software tools for customization and equipment integration. In 1998, FASTech acquired Midas Software, Inc. (now Midas Software, a FASTech Company), a designer and developer of equipment maintenance tracking software.

     The Company's products are generally categorized within four product families: CELLworks/R/, FACTORYworks/TM/, STATIONworks and Xsite.

     CELLworks, the Company's initial product suite, is a set of software tools for developing manufacturing applications that manage, monitor and coordinate equipment, material and operators. These object-based tools are designed to provide an integrated environment for building and deploying applications that are independent of specific manufacturing devices, hardware platforms and databases.

     FACTORYworks, launched in 1995, is a set of integrated, graphical MES application modules that allow customers to configure their factory resources and process plans, track inventory and orders, collect and analyze production data, monitor equipment, dispatch work orders to manufacturing operators and trace consumption of components into finished products. These modules provide tools that are designed to allow customers to define manufacturing workflow and extend and customize the standard applications to meet site-specific needs. STATIONworks, introduced in 1997, is a packaged set of tools that integrates process and production data from various equipment with MES systems, including the Company's FACTORYworks product. STATIONworks includes a library of equipment interface drivers (currently 150 unique drivers) that are provided as a part of the Tool-Object-Model (TOM) portion of the product. The product also provides a common service architecture that gives customers the capability to develop custom services that are re-usable across various applications.

     In January of 1998, FASTech acquired Midas, Inc. and its computerized maintenance management system ("CMMS") called Xsite. Xsite is an integrated software package providing a computerized means of controlling many aspects of maintenance activity, from breakdown analysis and work order control to condition monitoring and preventive maintenance scheduling. The product provides the ability to display and utilize charts, diagrams and drawings.

                               BROOKS MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is certain biographical information regarding the executive officers and directors of Brooks, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages.

NAME                        AGE      POSITION WITH BROOKS
--------------------------  ---      --------------------------------------------------------------
Robert J. Therrien           63      President, Chief Executive Officer, Treasurer and Director
David R. Beaulieu            39      Vice President, Engineering
Deborah D. Fox               45      Corporate Controller and Chief Accounting Officer
Michael W. Pippins           37      Vice President, Sales and Marketing
Michael F. Werner            52      Vice President, Manufacturing and Operations
Roger D. Emerick (1)(2)      58      Director
Amin J. Khoury (1)(2)        58      Director

(1)  Member of Brooks' Compensation Committee.
(2)  Member of Brooks' Audit Committee.

     Mr. Robert J. Therrien has been the President, Chief Executive Officer and a director of Brooks since its incorporation in 1989 when he initiated the acquisition of the Brooks Automation Division of Aeronca Electronics, Inc.. From 1983 to 1989, Mr. Therrien served as a consultant to Brooks and other firms in the semiconductor industry. From 1972 until its sale to Schlumberger Industries in 1983, Mr. Therrien cofounded and served as Chairman and President of Accutest Corporation, a semiconductor automatic test equipment company. Mr. Therrien is currently a director of MKS Instruments, Inc., a supplier of measurement and control components for laboratory and industrial applications throughout the microelectronics industry. Mr. Therrien also serves on the NYNEX Customer Advisory Board and the Advisory Committee of the Massachusetts Office of Business Development.

     Mr. David R. Beaulieu joined Brooks in May 1996 as its Vice President, Engineering. From 1993 to 1996, Mr. Beaulieu served as Vice President, Product Operations of the Time/Data Systems Division of Simplex Corporation, a manufacturer of industrial equipment. From 1991 to 1993, Mr. Beaulieu served as Vice President of Research and Development for Tropel Corporation, a manufacturer of advanced optical systems for semiconductor equipment. From 1979 to 1991, Mr. Beaulieu served GCA, a unit of General Signal Corporation, in a variety of positions including Director of Lithographic Engineering.

     Deborah D. Fox joined the Company in July 1996 as Corporate Controller and has served as Chief Accounting Officer since February 1997. Prior to joining the Company, Ms. Fox was employed in various positions by Price Waterhouse LLP from June 1987 to June 1996, most recently serving as Senior Manager from July 1994 to June 1996 in the High Technology Services Group.

     Mr. Michael W. Pippins joined Brooks in March 1992 as its Director of Sales and Marketing and in June 1993 was promoted to Vice President, Sales and Marketing. From 1989 to 1992, Mr. Pippins served as strategic marketing manager for Varian Associates, a manufacturer of semiconductor production equipment.

     Mr. Roger D. Emerick has been a director of Brooks since October 1993. Mr. Emerick has been a director of Lam Research Corporation ("Lam"), a semiconductor equipment supplier, since 1982 and Chairman of the Board of Directors of Lam since 1984. Mr. Emerick served as President of Lam from 1982 to 1989 and as its Chief Executive Officer from 1982 to August 1997. See "Certain Transactions." Mr. Emerick is currently a director of Electroglas, Inc., a manufacturer of automatic wafer probing equipment and Semiconductor Equipment and Materials International.

     Mr. Amin J. Khoury has been a director of Brooks since July 1994. Since 1987, Mr. Khoury has served as Chairman of the Board of B/E Aerospace, Inc., a designer, manufacturer and marketer of airline interior furnishings. Mr. Khoury is also Chairman of the Board of Applied Extrusion Technologies, Inc., a manufacturer of oriented polypropylene films and extruded polymer nets.

NEW OFFICER

     Brooks has agreed that James A. Pelusi shall become Senior Vice President of Brooks. Biographical information regarding Mr. Pelusi is set forth below. See "The Merger and Related Transactions--Interests of Certain Persons in the Merger."

                                               POSITION WITH BROOKS
                          NAME                 FOLLOWING THE MERGER
                    ----------------        ---------------------------
                    James A. Pelusi            Senior Vice President

     Mr. James A. Pelusi is a founder of FASTech Integration, Inc. and has been Chief Executive Officer and a director of FASTech since its incorporation in 1987.

DIRECTOR COMPENSATION

     Nonemployee directors of Brooks receive $1,000 cash compensation for each Board meeting they attend, in addition to expenses reasonably incurred. Nonemployee directors receive $4,000 per year for their services on the Compensation Committee and $4,000 per year for their services on the Audit Committee. Each nonemployee director is granted options to purchase 10,000 shares of Common Stock on the date he is first elected a director and options to purchase 5,000 shares on July 1 of each year thereafter pursuant to the 1993 Nonemployee Director Stock Option Plan. Employee directors may elect to participate in the 1995 Employee Stock Purchase Plan (although no employee director who holds 5% or more of Brooks' Common Stock is eligible to participate) and may be granted options under the 1992 Combination Stock Option Plan.

     Indemnification Agreements. Brooks has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of the director.

     The indemnification agreements provide that Brooks will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of Brooks (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Chief Executive Officer and the four most highly-compensated executive officers of Brooks during fiscal 1997.

                          SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                               SECURITIES        ALL OTHER
                                                                                               UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR ENDED             ANNUAL COMPENSATION                OPTION (#)(2)     ($) (3)
---------------------------           ----------  -----------------------------------------   ---------------   -------------
                                                                           OTHER ANNUAL
                                                  SALARY($)  BONUS($)   COMPENSATION($) (1)
                                                  --------   -------    -------------------
Robert J. Therrien,                   9/30/97      244,596         --         27,329                  --            50,314
 Chief Executive Officer              9/30/96      259,794     97,548         33,263              10,000            27,156
 and President (4)                    9/30/95      229,115    117,500         14,600                  --            28,567

David R. Beaulieu,                    9/30/97      122,865         --         10,365               9,000             7,679
 Vice President, Engineering          9/30/96       49,000     26,000          5,790              20,000             7,626
                                      9/30/95           --         --             --                  --                --

Stanley D. Piekos,                    9/30/97      135,152         --         10,209                  --            14,036
 Former Vice President, Finance       9/30/96      143,893     39,598          9,723              10,000            12,438
 and Chief Financial Officer (4)(5)   9/30/95      119,481     52,000          7,200                  --            11,508

Michael W. Pippins,                   9/30/97      122,865         --         10,209                  --             6,784
 Vice President, Sales                9/30/96      131,068     36,000          9,653              10,000             5,546
 and Marketing                        9/30/95      115,500     47,200          8,210                  --             7,258

Michael F. Werner,                    9/30/97      128,536         --         10,185                  --            15,738
 Vice President, Manufacturing        9/30/96      137,232     37,663          9,756              10,000            12,933
 and Operations                       9/30/95      120,600     49,360          8,250                                12,792

(1) Represents lease and insurance payments made for automobiles used by Messrs. Therrien, Beaulieu, Piekos, Pippins and Werner.
(2) Brooks did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1995, 1996 or 1997.
(3) Consists of (i) matching contributions made by Brooks to its 401(k) plan of $924, $1,156 and $1,463 for Mr. Therrien; $0, $0 and $150 for Mr. Beaulieu; $1,642, $2,799 and $2,524 for Mr. Piekos; $3,347, $1,938 and $1,883 for Mr.
     Pippins; and $1,346, $1,702 and $2,475 for Mr. Werner in fiscal 1995, 1996 and 1997, respectively, and (ii) life insurance premiums paid by Brooks of $27,643, $26,000 and $48,851 for Mr. Therrien; $0, $7,626 and $7,529 for
     Mr. Beaulieu; $9,866, $9,639 and $11,512 for Mr. Piekos; $3,911, $3,608 and
     $4,901 for Mr. Pippins; and $11,446, $11,231 and $13,263 for Mr. Werner in fiscal 1995, 1996 and 1997, respectively. Brooks is not a beneficiary of any life insurance benefits resulting from the payment of these premiums.
(4)  See "Employment Contracts" below.
(5)  Mr. Piekos is no longer employed by Brooks.

EMPLOYMENT CONTRACTS

     Robert J. Therrien.   In October 1994, Brooks entered into an employment
agreement with Robert J. Therrien, its President and Chief Executive Officer, which entitled Mr. Therrien to a minimum annual salary of $230,000, subject to increases for inflation, and to consideration for discretionary bonuses. The employment agreement, which has a seven-year term, provides that Mr. Therrien will receive retirement compensation at the rate of Mr. Therrien's salary in effect as of the date he terminates employment with Brooks for a period equal to one and one-half times the number of years Mr. Therrien serves Brooks after October 1, 1994. In the event of Mr. Therrien's death or permanent disability, he or his estate has the option of receiving his retirement compensation over a period of not less than four years. Brooks will also provide Mr. Therrien with certain life insurance benefits over the term of the agreement and for so long as Brooks owes him retirement compensation, an automobile allowance and such other employment benefits as may be generally available to other employees of Brooks.

     Under the agreement, if Mr. Therrien terminates his employment with Brooks upon a change in control of Brooks or for good reason (a material reduction in his overall level of responsibility without his consent), Brooks shall pay Mr. Therrien, in addition to the retirement compensation, a lump sum severance payment equal to $1 less than three times Mr. Therrien's average annual compensation during the five most recent years.

     Mr. Therrien's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Therrien from directly or indirectly competing with Brooks so long as he is an employee of Brooks and for a period of two years thereafter.

     Stanley D. Piekos. In June 1994, Brooks entered into an employment agreement with Stanley D. Piekos, its then Vice President, Finance and Chief Financial Officer. Effective as of February 28, 1998, Mr. Piekos ceased to be employed by Brooks. Mr. Piekos' employment agreement was terminable by either party upon 30 days notice and entitled Mr. Piekos to a minimum annual salary of $127,000 and formula bonuses based on Brooks' annual financial performance. Mr. Piekos' agreement contained non-disclosure provisions and prohibited him from competing with Brooks during the term of his employment and for a period of one year thereafter. Pursuant to the agreement, Mr. Piekos subscribed to 75,000 shares of Brooks Common Stock for a purchase price of approximately $1.67 per share (a total of $125,000) and was granted options to purchase 67,500 shares of Brooks Common Stock at an exercise price of approximately $1.67 per share. Brooks also granted Mr. Piekos certain registration rights with respect to these shares while he was an employee of Brooks in the event Brooks registered the shares of any of its other executive officers. The employment agreement provided Mr. Piekos with certain other benefits, including an automobile allowance, the opportunity to participate in insurance plans and other employment benefits as may be generally available to senior executives of Brooks. Mr. Piekos has also entered into an indemnification agreement with Brooks on the same terms as Brooks' directors. See "Compensation of Directors--Indemnification Agreements."

BONUS PLAN

     Brooks maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of Brooks during the year.

GAINSHARING PROGRAM

     In 1995, Brooks introduced an informal Gainsharing Program. Gainsharing is an incentive program designed to compensate eligible employees, including executive officers, for their efforts toward achieving Brooks' goals. Eligible employees may earn up to 10% of their base pay each quarter if certain personal objectives for quality of work and customer satisfaction and certain Brooks objectives for revenues and operating profit are met. There were no payments made under the Gainsharing Program during fiscal 1997.

STOCK PURCHASE PLAN

     In February 1996, Brooks adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to provide employees of Brooks with additional incentives by permitting them to acquire an equity interest in Brooks through the purchase of shares in Brooks' Common Stock.

STOCK OPTION PLANS

     The following tables set forth certain information with respect to the stock options granted to the named executive officers during fiscal 1997 and the aggregate number of and value of options exercisable and unexercisable held by the named executive officers during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                             OPTION TERM(3)
                                ------------------------------------------------------------   ----------------------
                                NUMBER OF
                                SECURITIES       % OF TOTAL
                                UNDERLYING        OPTIONS
                                 OPTIONS         GRANTED TO
                                 GRANTED        EMPLOYEES IN   EXERCISE PRICE     EXPIRATION
           NAME                  (#)(1)         FISCAL YEAR      $/SHARE(2)          DATE         5%($)         10%($)
------------------------------  ----------      ------------   --------------     ----------   -----------   ------------
Robert J. Therrien  ..........       --                --               --                --          --            --
David R. Beaulieu  ...........    9,000                 8%           12.75           4/22/07      72,166       182,880
Stanley D. Piekos  ...........       --                --               --                --          --            --
Michael W. Pippins  ..........       --                --               --                --          --            --
Michael F. Werner  ...........       --                --               --                --          --            --

(1) Options are exercisable at the rate of 25 percent per year over a four year period commencing two years from the date of grant.
(2) The exercise price is equal to the fair market value of the stock on the date of grant.
(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Brooks' estimate or projection of future Common Stock prices.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                  SHARES          VALUE        UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON      REALIZED       OPTIONS AT 9/30/97(#)          9/30/97($)(2)
NAME                             EXERCISE (#)     ($)(1)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------------    -------------    ---------    -------------------------    -------------------------
Robert J. Therrien  ........           --               --             247,500/137,500         8,921,138/4,853,988
David R. Beaulieu  .........           --               --                 -- / 29,000               -- /  778,125
Stanley D. Piekos  .........       10,000          153,400              31,250/ 51,250         1,143,062/1,783,896
Michael W. Pippins  ........          666           17,429              26,334/ 25,000           967,972/  816,225
Michael F. Werner  .........       41,250        1,151,539               7,500/ 36,250           271,238/1,238,606

(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.
(2) Based on the closing price of Brooks' Common Stock on September 30, 1997 on the Nasdaq National Market of $38.375 minus the respective option exercise prices.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Emerick and Khoury. Neither Mr. Emerick nor Mr. Khoury is or was formerly an officer or employee of Brooks. Mr. Therrien, the President and Chief Executive Officer of Brooks, has the authority to grant options for not more than 9,000 shares to employees who are not executive officers on terms that are consistent with the 1992 Plan. Mr. Therrien granted options to purchase 80,800 shares in fiscal 1997. Prior to November 1994, all decisions regarding compensation of executive officers were made by the entire Board of Directors. Mr. Brooks, a member of the Board of Directors, was formerly an executive officer of Brooks.

                              CERTAIN TRANSACTIONS

     During fiscal 1995, 1996 and 1997 and the first nine months of 1998, Lam's purchases from Brooks aggregated approximately $10.5 $19.1 million, $18.2 million and $13.6 million, respectively, and accounted for approximately 21%, 21%, 21% and 20% of Brooks' net revenues during the respective periods. Lam's President and Chief Executive Officer, Roger Emerick, serves on the Brooks' Board of Directors. There is no agreement or arrangement requiring the election of Mr. Emerick or any other representative of Lam to serve as a director of Brooks. See " Brooks Management--Executive Officers and Directors." Sales to Lam have been made in the ordinary course of Brooks' business, and Brooks believes that the terms of its transactions with Lam have not been less favorable to Brooks than could have been obtained from a party unaffiliated with Brooks purchasing products of similar types and at comparable volume.

                               FASTECH MANAGEMENT

             Officers                                           Title
-----------------------------------  ------------------------------------------------------------
James A. Pelusi                      President, Chief Executive Officer, Director
Jeffrey Cassis                       Executive Vice President Sales and Operations
Michael Smith                        Vice President Engineering
Steve Aulds                          Vice President Consulting Services
Marty Petraitis                      Vice President Asia Sales and Operations
Andy Marcuvitz                       Director
Barry Fidelman                       Director
Reuben Wasserman                     Director
Robert Lepofsky                      Director

     Mr. James A. Pelusi is a founder of FASTech Integration, Inc. and has been Chief Executive Officer and a director of FASTech since its incorporation in 1987.

     Mr. Reuben Wasserman has been a director of FASTech since 1989. Mr. Wasserman is an independent business consultant.

     Mr. Barry Fidelman has been a director of FASTech since 1990. Mr. Fidelman is a General Partner of Atlas Venture, LP, an investment fund.

     Mr. Andrew Marcuvitz has been a director of FASTech since 1992. Mr. Marcuvitz is a General Partner in Matrix Partners, LP, an investment fund.

     Mr. Robert J. Lepofsky has been a director of FASTech since 1997. Mr. Lepofsky is the President and Chief Executive Officer of Helix Technology Corporation, a supplier of high-vacuum pumping systems used in the global semiconductor and integrated circuit manufacturing market.

                        PRINCIPAL STOCKHOLDERS OF BROOKS

     The following table sets forth certain information as of September 16, 1998 with respect to the beneficial ownership of Brooks' Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under " Compensation" above, all executive officers and directors as a group, and each person known by Brooks to be the beneficial owner of 5% or more of Brooks' Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                    SHARES OF COMMON STOCK
NAME**                                              BENEFICIALLY OWNED (1)   PERCENT OF CLASS
--------------------------------------------------  ----------------------   -----------------
Robert J. Therrien (2)  ..........................           1,269,046                11%
 c/o Brooks Automation, Inc.
 15 Elizabeth Drive
  Chelmsford, MA 01824
David R. Beaulieu (3)  ...........................               5,000                 *
Michael W. Pippins (4)  ..........................              79,412                 *
Michael F. Werner (5)  ...........................              70,000                 *
Roger D. Emerick (6)  ............................               8,000                 *
Amin J. Khoury (7)  ..............................              12,000                 *
All directors and executive officers as a group
  (6 persons) (2) (3) (4) (5) (6) (7)  ...........           1,443,458                13%
Kopp Investment Advisors  ........................           1,633,549                15%
 6600 France Ave. So., Suite 672
  Edina, MN 55435 (8)
Putnam Investment Management  ....................             662,000                 6%
 One Post Office Square
  Boston, MA 02109 (9)

*  Less than 1% of the outstanding Common Stock.
** Address provided for beneficial owners of more than 5% of Brooks' Common
   Stock.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed except to the extent shared by spouses under applicable law.
(2) Includes 332,500 shares issuable pursuant to immediately exercisable stock options. Excludes (i) shares held by certain children and grandchildren of Mr. Therrien, as to which he disclaims beneficial ownership and (ii) options to purchase 52,600 shares which are not exercisable within 60 days of September 21, 1998.
(3) Includes 5,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 24,100 shares which are not exercisable within 60 days of September 21, 1998.
(4) Includes 36,334 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 15,100 shares which are not exercisable within 60 days of September 21, 1998.
(5) Includes 28,750 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 15,100 shares which are not exercisable within 60 days of September 21, 1998.
(6) Includes 8,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 18,000 shares which are not exercisable within 60 days of September 21, 1998.
(7) Includes 8,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 16,000 shares which are not exercisable within 60 days of September 21, 1998.
(8) A Form 13G was filed with the Securities and Exchange Commission indicating that as beneficial owner, Kopp Investment Advisors, Inc. has sole voting power with respect to 432,000 shares.
(9) A Form 13F was filed with the Securities and Exchange Commission indicating that as beneficial owner, Putnam Investment Management, Inc. has sole voting power with respect to 109,300 shares.

                       PRINCIPAL STOCKHOLDERS OF FASTECH

     The following table sets forth certain information as of September 21, 1998 with respect to the beneficial ownership of FASTech's Common Stock by each director, each nominee for director, each named executive officer, all executive officers and directors as a group, and each person known by FASTech to be the beneficial owner of 5% or more of FASTech's Common Stock. This information is based upon information received from or on behalf of the named individuals


                                     SHARES OF                            SHARES OF
                                    COMMON STOCK                       PREFERRED STOCK                           PERCENT OF
                                    BENEFICIALLY       PERCENT OF        BENEFICIALLY       PERCENT OF         TOTAL CAPITAL
              NAME                     OWNED              CLASS             OWNED              CLASS             STOCK(10)
--------------------------------  ----------------  -----------------  ----------------  -----------------  --------------------
James A. Pelusi (1)                     255,800              18.3%                 0                --                6.1%
 c/o FASTech Integration, Inc.
 55 Old Bedford Road
 Lincoln, MA  01773
Steven D. Boulanger (2)                  65,000               4.7%                 0                --                1.5%
Jeffrey A. Cassis (3)                    58,000               4.1%                 0                --                1.4%
Robert J. Lepofsky (4)                   52,400               3.7%                 0                --                1.2%
Reuben Wasserman (5)                      5,000  *                                 0                --                  *
Barry Fidelman (6)                            0                --            297,619              10.5%               7.1%
 c/o Atlas Venture Fund, L.P.
 222 Berkeley Street
 Boston, MA  02116
Atlas Venture Fund, L.P.                      0                --            297,619              10.5%               7.1%
 222 Berkeley Street
 Boston, MA  02116
Andrew Marcuvitz (7)                          0                --            385,714              13.7%               9.2%
 c/o Matrix Partners III, L.P.
 1000 Winter Street, Suite 4500
 Waltham, MA  02154
Matrix Partners III, L.P.                     0                --            385,714              13.7%               9.2%
 1000 Winter Street, Suite 4500
 Waltham, MA  02154
All directors and executive             436,200              28.7%           683,333              24.2%              25.8%
 officers as a group (7 persons)
Aspen Venture Partners, L.P.                  0                --            636,452              22.5%              15.2%
 20 Williams Street, Suite G90
Wellesley, MA  02181
Advent International Group (8)                0                --            342,857              12.1%               8.2%
 c/o Advent International
  Corporation
 75 State Street
 Boston, MA  02109
Claflin Capital Entities (9)                  0                --            303,334              10.7%               7.2%
 77 Franklin Street
 Boston, MA  02110

(1) Includes 24,100 shares issuable pursuant immediately exercisable stock options. Excludes options to purchase 24,700 shares which are not exercisable within 60 days of September 21, 1998.
(2) Includes 10,000 shares issuable pursuant immediately exercisable stock options. Mr. Boulanger is no longer employed by FASTech.
(3) Includes 58,000 shares issuable pursuant immediately exercisable stock options. Excludes options to purchase 44,500 shares which are not exercisable within 60 days of September 21, 1998.
(4) Includes 2,400 shares issuable pursuant immediately exercisable stock options and 50,000 shares issuable pursuant to immediately exercisable common stock purchase warrants. Excludes options to purchase 9,600 shares which are not exercisable within 60 days of September 21, 1998.
(5) Includes 5,000 shares issuable pursuant immediately exercisable stock options.
(6) Mr. Fidelman, a general partner of Atlas Ventures Associates, L.P., the general partner of Atlas Venture Fund, L.P., is a director of FASTech. Mr. Fidelman, together with the other general partners of Atlas Ventures Associates, L.P., shares voting and investment power with respect to the shares owned by Atlas Venture Fund, L.P. Mr. Fidelman disclaims beneficial ownership of shares owned by Atlas Venture Fund, L.P., except to the extent of his pecuniary interest.
(7) Mr. Marcuvitz, a general partner of Matrix III Management Company, L.P. the general partner of Matrix Partners III, L.P., is a director of FASTech.
     Mr. Marcuvitz, together with the other general partners of Matrix III Management Company, L.P., shares voting and investment power with respect to the shares owned by Matrix Partners III, L.P. Mr. Marcuvitz disclaims beneficial ownership of shares owned by Matrix Partners III, L.P., except to the extent of his pecuniary interest.
(8) Includes ownership by the following venture capital funds managed by Advent International Corporation: 56,429 shares held by Adtel Limited Partnership, 27,856 shares held by Adval Limited Partnership, 171,429 shares held by International Network Fund Limited Partnership, 27,857 shares held by Adwest Limited Partnership, 2,857 shares held by Advent International Investors Limited Partnership, and 56,429 shares held by ADVENTACT Limited Partnership. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares held by these funds.
(9) Includes 160,359 shares held by Claflin Capital III, 113,572 shares held by Claflin Capital IV and 29,403 shares held by Claflin Capital V.
(10) Assuming conversion of all series of Preferred Stock into Common Stock at a ratio of one-to-one.

                        DESCRIPTION OF BROOKS SECURITIES

     Brooks' authorized capital stock consists of 21,500,000 shares of Brooks Common Stock and 1,000,000 shares of Preferred Stock, $0.01 par value (the "Brooks Preferred Stock").

BROOKS COMMON STOCK

     As of September 21, 1998, there were 10,154,853 shares of Brooks Common Stock outstanding. These shares were held of record by 97 stockholders. There will be 11,004,853 shares of Brooks Common Stock outstanding after giving effect to the Merger.

     The holders of Brooks Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefore. Upon liquidation or dissolution of Brooks, the holders of Brooks Common Stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential or other rights of the holders of Brooks Preferred Stock. The Brooks Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. The holders of Brooks Common Stock do not have cumulative voting rights in the election of directors. All of the shares of Brooks Common Stock are, and the shares to be sold in this offering will be, fully paid and nonassessable.

PREFERRED STOCK

     Brooks has no Brooks Preferred Stock outstanding. The Board of Directors has the authority to issue Brooks Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Brooks Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Brooks without further action by the stockholders and may adversely affect the voting and other rights of the holders of Brooks Common Stock. The issuance of Brooks Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Brooks Common Stock, including the loss of voting control to others. Brooks currently has no plans to issue any of Brooks Preferred Stock.

ANTITAKEOVER EFFECT OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS, RIGHTS DISTRIBUTION PLAN AND DELAWARE LAW

     Certificate of Incorporation and Bylaws

     The Brooks Certificate of Incorporation includes several provisions in addition to Brooks Preferred Stock, which may render more difficult an unfriendly tender offer, proxy contest, merger or other change in control of Brooks. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of Brooks. These provisions are also designed to reduce the vulnerability of Brooks to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the shares of Brooks Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the shares of Brooks Common Stock which could result from actual or rumored takeover attempts. Such factors also may have the effect of preventing changes in the management of Brooks.

     The Brooks Certificate of Incorporation contains a so-called "anti-greenmail" provision. The provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from Brooks a premium price to repurchase the shares acquired by the speculator. This tactic has become known as greenmail. The anti-greenmail provision prohibits Brooks from purchasing any shares of Brooks Common Stock from a Related Person at a per share price in excess of the fair market value at the time of such purchase, unless the purchase is approved by two-thirds of the holders of the outstanding shares of the Brooks Common Stock, excluding any votes cast by the Related Person. The term "Related Person" is defined in general to mean any person, other than an existing stockholder of Brooks, who acquires more than 5% of Brooks' voting stock after the closing of the offering. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of Brooks Common Stock or when the purchases are effected on the open market.

     The Brooks Certificate of Incorporation also provides that all stockholder action must be effected at a duly called meeting and not by written consent and that certain stockholder proposals may only be approved by the holders of 80% of the shares of stock entitled to vote thereon. In addition, the Bylaws of Brooks do not permit stockholders of Brooks to call a special meeting of stockholders.

     The authority of the Board of Directors to issue authorized but unissued shares of Brooks Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of Brooks since the issuance of additional shares of Brooks Common Stock would dilute the voting power of Brooks Common Stock then outstanding.

     Rights Distribution

     In July 1997, the Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock on August 12, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from Brooks one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Shares"), of Brooks, at a purchase price of $135 per one one-thousandth of a Series A Preferred Share (the "Purchase Price"), subject to adjustment.

     Subject to certain limited exceptions, until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Brooks Common Stock, or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Brooks Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Brooks Common Stock certificates with a copy of the summary of Rights Attached thereto. As soon as practicable following the Distribution Date, the Rights will becomes exercisable, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to stockholders of record on the Distribution Date and the separate Rights Certificates alone will evidence the Rights. The Rights will expire on the earlier of (i) July 31, 2007, or (ii) the date on which the Rights are redeemed.

     In the event that any person becomes an Acquiring Person, proper provisions shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which shall thereafter be void), will thereafter have the right to receive upon exercise, that number of shares of Brooks Common Stock having a market value of two times the exercise price of the Right. In the event that, at any time after a person becomes an Acquiring Person, Brooks is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the surviving company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Brooks Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Brooks Common Stock per Right, subject to adjustment. At any time prior to the time any person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).


     Delaware Takeover Statute

     Brooks is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is now owned by the interested stockholder.

     Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for Brooks Common Stock is Boston EquiServe LP.

          COMPARISON OF RIGHTS OF STOCKHOLDERS OF BROOKS AND FASTECH


     Upon consummation of the Merger, holders of FASTech Common Stock and FASTech Preferred Stock (other than any FASTech stockholders who perfect their rights of appraisal), will become stockholders of Brooks and their rights will be governed by the Brooks Certificate of Incorporation (the "Brooks Charter") and the Brooks Bylaws, which differ in certain respects from the FASTech Amended and Restated Certificate of Incorporation (the "FASTech Charter") and the FASTech Bylaws. Because both FASTech and Brooks are incorporated in the State of Delaware, the rights of former FASTech stockholders who become stockholders of Brooks will continue to be governed by the DGCL.

     The following comparison of the Brooks Charter and the Brooks Bylaws with the FASTech Charter and the FASTech Bylaws is not intended to be complete and is qualified in its entirety by reference to the respective documents. Copies of the Brooks Charter and Brooks Bylaws are available without charge upon request from Brooks. Copies of the FASTech Charter and FASTech Bylaws are available without charge, upon request, from FASTech.

DIRECTORS

     Number and Classification. The FASTech Bylaws provide that the FASTech board will consist of a minimum of one director, and that the number of directors shall be determined by action of the FASTech board or by action of the stockholders at an annual or special meeting. The FASTech board currently consists of five directors. The Brooks Bylaws provide that the number of directors constituting the Brooks board will be fixed by the Brooks board before each annual or special meeting of the stockholders. The Brooks board currently consists of three directors.

     Election and Vacancies. The FASTech Bylaws provide for the election of all directors at the annual or special meeting of the stockholders. In addition, vacancies in the FASTech board may be filled only by a majority of directors then in office. The Brooks Bylaws also provide for the election of all directors annually by the stockholders and provide that vacancies in the Brooks board may be filled only by a majority of the directors then in office.

STOCKHOLDERS

     Stockholder Voting. The FASTech Charter further provides that holders of the FASTech Common Stock and the holders of the FASTech Preferred Stock shall vote together as a single class upon any matter presented to any annual or special meeting of the corporation's stockholders or proposed to be acted upon by written consent. The charter provides that for the purposes of such vote, the holders of FASTech Common Stock shall have one vote for each shares of FASTech Common Stock held by them and the holders of FASTech Preferred Stock shall have one vote for each share of FASTech Common Stock into which their shares could be converted.

     The FASTech Charter provides that so long as any shares of preferred stock are outstanding, FASTech will not, without the prior affirmative vote or written consent of 60% of the then outstanding shares of preferred stock voting as a single class: (i) amend the FASTech Charter with respect to any rights of FASTech Preferred Stock; (ii) alter or change the powers, preferences or rights of any other class or series of capital stock, or the qualifications, limitations or restrictions thereof, if such alteration or change would adversely affect the rights of the holders of the FASTech Preferred Stock; (iii) authorize or issue any additional class or series of FASTech Preferred Stock having equal or superior rights, privileges or preferences to the FASTech Preferred Stock or issue any additional shares of FASTech Preferred Stock; or
(iv) become a party to any merger, consolidation or reorganization (or permit any subsidiary to become a party to any merger or consolidation other than a merger of such subsidiary into FASTech or wholly owned subsidiary of FASTech), or sell, lease or otherwise dispose of all or substantially all of its assets (or permit any subsidiary to sell, lease or otherwise dispose of all or substantially all of its assets or than to the

Company or a wholly owned subsidiary of the Company). The FASTech Charter also provides that, in addition to any vote required by law or the FASTech Charter, so long as any shares of Series C Preferred Stock or Series D Preferred Stock are outstanding, FASTech shall not (i) without the prior affirmative vote or written consent of 60% of the then outstanding shares of Series C Preferred Stock voting as a separate class, alter or change the rights, preferences or privileges of the Series C Preferred Stock materially and adversely or (ii) without the prior affirmative vote or written consent of 51% of the then outstanding shares of Series D Preferred Stock voting as a separate class, alter or change the rights, preferences or privileges of the Series D Preferred Stock materially and adversely.

     The Brooks Charter provides that any vote required by the stockholders pursuant to the DGCL, other than the election of directors, shall be effective if recommended by a majority of the directors and the vote of a majority of each class of stock outstanding and entitled to vote thereon and that if any vote is not recommended by a majority of the directors, then the vote of 80% of each class of stock outstanding and entitled to vote thereon is required for the vote to be effective.

     Special Meeting of Stockholders. Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by the board of directors or by the person authorized in the corporation's certificate of incorporation or bylaws. The FASTech Bylaws provide that special meetings of the stockholders may be called by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders on a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. The Brooks Bylaws provide that special meetings of the stockholders may be called by the president or board of directors.

AMENDMENT OF CERTIFICATE OF INCORPORATION

     The FASTech Charter further provides that holders of the FASTech Common Stock and the holders of the Preferred Stock shall vote together as a single class to amend the FASTech Charter. The charter provides that for the purposes of such vote, the holders of FASTech Common Stock shall have one vote for each shares of FASTech Common Stock held by them and the holders of FASTech Preferred Stock shall have one vote for each share of FASTech Common Stock into which their shares could be converted.

     The FASTech Charter provides that so long as any shares of preferred stock are outstanding, FASTech will not, without the prior affirmative vote or written consent of 60% of the then outstanding shares of preferred stock voting as a single class: (i) amend the FASTech Charter with respect to any rights of FASTech Preferred Stock; (ii) alter or change the powers, preferences or rights of any other class or series of capital stock, or the qualifications, limitations or restrictions thereof, if such alteration or change would adversely affect the rights of the holders of the FASTech Preferred Stock; (iii) authorize or issue any additional class or series of FASTech Preferred Stock having equal or superior rights, privileges or preferences to the FASTech Preferred Stock or issue any additional shares of FASTech Preferred Stock; or
(iv) become a party to any merger, consolidation or reorganization (or permit any subsidiary to become a party to any merger or consolidation other than a merger of such subsidiary into FASTech or wholly owned subsidiary of FASTech), or sell, lease or otherwise dispose of all or substantially all of its assets (or permit any subsidiary to sell, lease or otherwise dispose of all or substantially all of its assets or than to the Company or a wholly owned subsidiary of the Company). The FASTech Charter also provides that, in addition to any vote required by law or the FASTech Charter, so long as any shares of Series C Preferred Stock or Series D Preferred Stock are outstanding, FASTech shall not (i) without the prior affirmative vote or written consent of 60% of the then outstanding shares of Series C Preferred Stock voting as a separate class, alter or change the rights, preferences or privileges of the Series C Preferred Stock materially and adversely or (ii) without the prior affirmative vote or written consent of 51% of the then outstanding shares of Series D Preferred Stock voting as a separate class, alter or change the rights, preferences or privileges of the Series D Preferred Stock materially and adversely.

     The Brooks Charter provides that Brooks reserves the right to amend or appeal any provision contained therein in the manner proscribed by the laws of the State of Delaware. Under the DGCL, in the absence of a specific provision, amendments to a corporation's certificate of incorporation must generally be approved by a vote of the holders of a majority of the stock to vote thereon.

PREFERENCE AND OTHER RIGHTS OF CERTAIN HOLDERS OF PREFERRED STOCK

     Rights on Liquidation or Merger. The FASTech Charter provides that, in the event of a liquidation or dissolution of FASTech, holders of FASTech Preferred Stock are entitled to receive, before any distribution to holders of FASTech Common Stock, cash equaling (a) $1.60 per share of Series A Preferred Stock held by such holder, (b) $1.75 per share of Series B Preferred Stock held by such holder, (c) $2.00 per share of Series C Preferred Stock held by such holder, (d) $3.50 per share of Series D Preferred Stock held by such holder and (e) $3.50 per share of Series E Preferred Stock, in each case appropriately adjusted for stock dividends, stock splits, reverse stock splits and other subdivisions and combinations of Preferred Stock, plus the amount, if any, of dividends declared but unpaid and accrued. Thereafter, the holders of FASTech Common Stock share ratably in any remaining amounts. The FASTech Charter provides that a merger or consolidation of FASTech with any other corporation which results in either (i) the exchange of a majority of the outstanding shares of the corporation for securities or other consideration issued or paid by such other corporation or stockholders of the corporation immediately prior to such merger or consolidation ceasing to hold a majority of the outstanding capital stock of the surviving entity, or (ii) a sale, or lease or other disposition by FASTech of all or substantially all of its assets, shall be deemed a liquidation, dissolution or winding up of the corporation.

     The Brooks Charter provides that the Brooks Preferred Stock shall have such preferences, rights and restrictions as determined by the Brooks board at the time of issuance. However, to date, Brooks has not issued any shares of Brooks Preferred Stock.

     Conversion Rights. The FASTech Charter provides that holders of FASTech Preferred Stock are entitled to convert each share of Preferred Stock into the number of shares of FASTech Common Stock determined by dividing the Original Issue Price by the Dilution Price set for each series. Therefore, such conversion is subject to adjustment in the event there is a subdivision or a recombination of the outstanding shares of FASTech Common Stock or dilutive issuance of FASTech Common Stock. The Brooks Charter does authorize a series of preferred stock (the "Brooks Preferred Stock").

DIVIDENDS AND OTHER DISTRIBUTIONS

     The FASTech Charter provides that the holders of the then outstanding Preferred Stock, other than the Series E Preferred Stock, shall be entitled to receive, cumulative dividends in an amount per annum which, in respect of the aggregate of all shares outstanding on the last day of such fiscal year, shall equal (i) $0.128 per annum per share of Series A Preferred Stock, (ii) $0.14 per annum per share of Series B Preferred Stock, (iii) $0.16 per annum per share of Series C Preferred Stock, (iv) $0.28 per annum per share of Series D Preferred Stock and (v) such other amounts per share of any class or series of Preferred Stock authorized the FASTech board. The Brooks Charter provides that holders of each class of Brooks Common Stock shall share equally, share for share, in all dividends and distributions, without regard to class.

INDEMNIFICATION

     Under the FASTech Charter, FASTech must indemnify any officer and director to the full extent permitted by the DGCL. In accordance with the DGCL, FASTech must identify any person who was or is a party, is threatened to be a party, to any suit (other than a "derivative" action by or in the right of FASTech), because such person is or was a director or officer of FASTech, against expenses and fines and amounts paid in settlement in connection with suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FASTech, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful. Under the DGCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to FASTech, only if and to the extent that the court in which such action was brought determines that such a person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

     The Brooks Charter provides that Brooks may indemnify officers and directors in a similar manner. The Brooks Charter provides that if the officer or director is successful, on the merits or otherwise, such officer or director shall be indemnified to the maximum extent permitted by law, against all expenses, judgments, penalties, fines, amounts paid in settlement, actually and reasonably incurred by such officer or director or on such officer's or director's behalf in connection therewith. The Brooks Bylaws provide that Brooks may, but is not obligated to, pay for the expenses incurred by an indemnified director or officer in defending such suits in advance of their final disposition.

     Brooks has issued and outstanding certain rights to junior participating preferred stock. See "Description of Brooks SecuritiesRights Distribution."


                       CHANGE IN INDEPENDENT ACCOUNTANTS

    In 1996, FASTech had a change in independent accountants. Prior to September 1996, the date of Price Waterhouse LLP's resignation as FASTech's independent accountants, FASTech had no disagreements with Price Waterhouse LLP on any matter of accounting principle or practices, financial statement disclosures, or auditing scope or procedure, which if not resolved to the satisfaction of Price Waterhouse LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. Effective September 1996, FASTech engaged Coopers & Lybrand L.L.P. as its independent accountants.

                                 LEGAL MATTERS

     The validity of the shares of Brooks Common Stock to be issued pursuant to the Merger will be passed upon for Brooks by Brown, Rudnick, Freed & Gesmer, Boston, Massachusetts. A member of Brown, Rudnick, Freed & Gesmer is the Secretary of Brooks and owns 1,000 shares of Brooks Common Stock and options to purchase 5,000 shares of Brooks Common Stock. Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts is acting as counsel for FASTech in connection with certain legal matters relating to the Merger.

                                    EXPERTS

     The Consolidated Financial Statements of Brooks as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997 included in this Consent Statement/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The Consolidated Financial Statements of FASTech as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Consent Statement/Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the restatement of FASTech's financial statements as of December 31, 1997 and for the year then ended) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

BROOKS AUTOMATION, INC.
                                                                            Page
                                                                            ----
Report of Independent Accountants.........................................  F-2

Consolidated Balance Sheet as of September 30, 1997 and 1996..............  F-3

Consolidated Statement of Operations for the three years ended
 September 30, 1997.......................................................  F-4

Consolidated Statement of Changes in Stockholders' Equity for the three years ended September 30, 1997...........................................  F-5

Consolidated Statement of Cash Flows for the three years ended
 September 30, 1997.......................................................  F-6

Notes to Consolidated Financial Statements................................  F-7

Unaudited Consolidated Balance Sheet as of June 30, 1998 and Consolidated
 Balance Sheet as of September 30, 1997...................................  F-21

Unaudited Consolidated Statement of Operations for the three and nine months ended June 30, 1998 and 1997......................................  F-22

Unaudited Consolidated Statement of Cash Flows for the nine months ended
 June 30, 1998 and 1997...................................................  F-23

Notes to Unaudited Consolidated Financial Statements......................  F-24

FASTECH INTEGRATION, INC.

Reports of Independent Accountants........................................  F-27

Consolidated Balance Sheet as of December 31, 1997 and 1996...............  F-29

Consolidated Statement of Operations for the three years ended
 December 31, 1997........................................................  F-30

Consolidated Statement of Stockholders' Deficit for the three years ended December 31, 1997..................................................  F-31

Consolidated Statement of Cash Flows for the three years ended
 December 31, 1997........................................................  F-32

Notes to Consolidated Financial Statements................................  F-33

Consolidated Balance Sheet as of December 31, 1997 and Unaudited
 Consolidated Balance Sheet as of June 30, 1998...........................  F-47

Unaudited Consolidated Statement of Operations for the six months ended
June 30, 1998 and 1997....................................................  F-48

Unaudited Consolidated Statement of Operations for the three months ended
June 30, 1998 and 1997....................................................  F-49

Unaudited Consolidated Statement of Cash Flows for the six months ended
 June 30, 1998 and 1997...................................................  F-50

Notes to Consolidated Financial Statements................................  F-51

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Description...............................................................  F-54

Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998............  F-55

Unaudited Pro Forma Combined Statements of Operations for the three years ended September 30, 1997 and the nine months ended June 30, 1997 and 1998.................................................................  F-56

Notes to Unaudited Pro Forma Condensed Combined Financial Statements......  F-57

Report of Independent Accountants




TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
OF BROOKS AUTOMATION, INC.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Brooks Automation, Inc. and its subsidiaries at September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP

Price Waterhouse LLP



Boston, Massachusetts
November 12, 1997

Consolidated Balance Sheet

(IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
SEPTEMBER 30,                                                               1997         1996
---------------------------------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                            $  71,753    $   2,102
  Accounts receivable, net of allowance for doubtful accounts of $160 and $100, respectively, and including related party
    receivables of $5,204 and $5,533, respectively                        28,408       24,381
  Inventories                                                             23,253       17,803
  Prepaid expenses and other current assets                                1,980        1,026
  Deferred income taxes                                                    1,710          653
---------------------------------------------------------------------------------------------
    Total current assets                                                 127,104       45,965
Fixed assets, net                                                         19,054       16,698
Other assets                                                               3,572        2,098
---------------------------------------------------------------------------------------------
    Total assets                                                       $ 149,730    $  64,761
=============================================================================================

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt and capital lease obligations      $     399    $   1,431
  Accounts payable                                                         9,125        8,103
  Accrued compensation and benefits                                        2,719        2,719
  Accrued expenses and other current liabilities                           2,193        1,130
---------------------------------------------------------------------------------------------
    Total current liabilities                                             14,436       13,383
Long-term debt and capital lease obligations                                 190          589
Deferred income taxes                                                        905           98
---------------------------------------------------------------------------------------------
    Total liabilities                                                     15,531       14,070
---------------------------------------------------------------------------------------------
Commitments and contingency (Note 12)                                         --           --
Stockholders' equity:
  Preferred stock, $.01 par value; 1,000,000 shares authorized; none
    issued and outstanding                                                    --           --
  Common stock, $.01 par value; 21,500,000 shares authorized;
    10,052,663 and 7,569,109 shares issued and outstanding,
    respectively                                                             101           76
  Additional paid-in capital                                             117,139       34,335
  Cumulative translation adjustment                                            5         (174)
  Deferred compensation                                                     (416)        (110)
  Retained earnings                                                       17,370       16,564
---------------------------------------------------------------------------------------------
    Total stockholders' equity                                           134,199       50,691
---------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                         $ 149,730    $  64,761
=============================================================================================


                The accompanying notes are an integral part of
                   these consolidated financial statements.

Consolidated Statement of Income



(IN THOUSANDS, EXCEPT PER SHARE DATA)
YEAR ENDED SEPTEMBER 30,                                       1997            1996          1995
---------------------------------------------------------------------------------------------------
                                                        FISCAL 1997     FISCAL 1996    FISCAL 1995
---------------------------------------------------------------------------------------------------
Revenues, including related party revenues of $18,176,
  $19,109 and $10,530, respectively                        $ 86,409        $ 90,432       $ 50,958
Cost of revenues                                             58,395          52,610         29,783
---------------------------------------------------------------------------------------------------
Gross profit                                                 28,014          37,822         21,175
---------------------------------------------------------------------------------------------------
Operating expenses:
  Research and development                                   14,222          12,359          6,818
  Selling, general and administrative                        12,846          12,436          7,188
---------------------------------------------------------------------------------------------------
    Total operating expenses                                 27,068          24,795         14,006
---------------------------------------------------------------------------------------------------
Income from operations                                          946          13,027          7,169
Interest expense                                                610             388            482
Interest income                                                  70             334            507
---------------------------------------------------------------------------------------------------
Income before income taxes                                      406          12,973          7,194
Income tax provision (benefit)                                 (400)          4,476          2,249
---------------------------------------------------------------------------------------------------
Net income                                                 $    806        $  8,497       $  4,945
===================================================================================================
Net income per share                                       $   0.10        $   1.04       $   0.73
===================================================================================================
Weighted average number of common and
  common equivalent shares                                    8,435           8,199          6,803
===================================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statement of Changes in Stockholders' Equity

                                     COMMON  ADDITIONAL   CUMULATIVE                                TOTAL
                                   STOCK AT     PAID-IN  TRANSLATION     DEFERRED  RETAINED  STOCKHOLDERS'
(IN THOUSANDS)                    PAR VALUE     CAPITAL   ADJUSTMENT COMPENSATION  EARNINGS        EQUITY
---------------------------------------------------------------------------------------------------------
Balance at September 30, 1994          $ 40   $  2,360      $ (171)      $     -    $ 3,360    $   5,589
Issuance of common stock-
  public offerings                       30     30,216                                            30,246
Exercise of common stock warrants         5      1,240                                             1,245
Exercise of common stock options                    57                                                57
Purchase and retire treasury stock                (119)                       80                     (39)
Currency translation adjustments                                35                                    35
Deferred compensation                              264                      (264)                      -
Amortization of deferred
  compensation                                                                45                      45
Payment of stockholders' notes
  receivable                                        60                                                60
Dividends                                                                               (91)         (91)
Income tax benefit related
  to stock options                                 130                                               130
Net income                                                                            4,945        4,945
---------------------------------------------------------------------------------------------------------
Balance at September 30, 1995            75     34,208        (136)         (139)     8,214       42,222
Issuance of common stock under
  employee stock purchase plan                     210                                               210
Exercise of common stock options          1        101                                               102
Purchase and retire treasury stock                (184)                                             (184)
Currency translation adjustments                               (38)                                  (38)
Amortization of deferred
  compensation                                                                29                      29
Elimination of Techware net income
  for the three-months ended
  December 31, 1995                                                                    (147)        (147)
Net income                                                                            8,497        8,497
---------------------------------------------------------------------------------------------------------
Balance at September 30, 1996            76     34,335        (174)         (110)    16,564       50,691
Issuance of common stock-
  public offering                        23     80,739                                            80,762
Issuance of common stock under
  employee stock purchase plan            1        531                                               532
Exercise of common stock options          1        240                                               241
Currency translation adjustments                               179                                   179
Deferred compensation                              368                      (368)                      -
Amortization of deferred
  compensation                                                                62                      62
Income tax benefit related
  to stock options                                 926                                               926
Net income                                                                              806          806
---------------------------------------------------------------------------------------------------------
Balance at September 30, 1997          $101   $117,139      $    5         $(416)   $17,370     $134,199

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statement of Cash Flows

(IN THOUSANDS)
YEAR ENDED SEPTEMBER 30,                                                 1997         1996         1995
-------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  FISCAL 1997  FISCAL 1996  FISCAL 1995
-------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income                                                           $    806    $  8,497    $  4,945
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities
    Depreciation and amortization                                       4,808       3,028       1,270
    Loss on disposal of fixed assets                                        7         122          50
    Compensation expense related to common stock options                   62          29          45
    Deferred income taxes                                                (249)       (443)        115
    Changes in operating assets and liabilities:
      Accounts receivable                                              (3,948)    (11,742)     (8,340)
      Inventories                                                      (5,555)     (5,005)     (8,413)
      Prepaid expenses and other current assets                           165         511        (715)
      Accounts payable                                                  1,046       2,127       4,195
      Accrued compensation and benefits                                   (15)      1,019         717
      Accrued expenses and other current liabilities                      882        (291)       (855)
-------------------------------------------------------------------------------------------------------
        Net cash used in operating activities                          (1,991)     (2,148)     (6,986)
-------------------------------------------------------------------------------------------------------

Cash flows from investing activities
Purchases of fixed assets                                              (6,363)     (9,689)     (7,673)
Increase in other assets                                               (2,069)     (1,267)       (511)
Proceeds from sales of short-term investments, net                         --          --         492
-------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                          (8,432)    (10,956)     (7,692)
-------------------------------------------------------------------------------------------------------

Cash flows from financing activities
Net (repayments of) borrowings under line of credit                    (1,019)        123         236
Principal payments on long-term debt and capital lease obligations       (412)       (462)     (2,293)
Proceeds from issuance of common stock, net of issuance costs          81,535         312      31,608
Dividends paid                                                             --         (91)         --
Purchase and retire treasury stock                                         --        (253)        (39)
-------------------------------------------------------------------------------------------------------
        Net cash provided by (used in) financing activities            80,104        (371)     29,512
-------------------------------------------------------------------------------------------------------

Effects of exchange rate changes on cash and cash equivalents             (30)        (17)         35
Net increase (decrease) in cash and cash equivalents                   69,651     (13,492)     14,869
Cash and cash equivalents, beginning of year                            2,102      15,594         725
Cash and cash equivalents, end of year                               $ 71,753    $  2,102    $ 15,594

Supplemental disclosure of cash flow information
Cash paid during the year for interest                               $    615    $    419    $    371
Cash paid during the year for income taxes                           $  1,486    $  4,076    $  2,786
-------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

1. Nature of Business and Summary of Significant Accounting Policies

N A T U R E  O F  B U S I N E S S
Brooks Automation, Inc. (the "Company") is an independent supplier of substrate handling robots, modules, software controls and fully-integrated cluster tool platforms to semiconductor, flat panel display and data storage manufacturers worldwide.

A summary of the Company's significant accounting policies follows:

P R I N C I P L E S  O F  C O N S O L I D A T I O N  A N D  B A S I S  O F
P R E S E N T A T I O N
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated. The consolidated financial information contained herein includes the accounts of Techware Systems Corporation ("Techware") for all periods presented (Note 2).


U S E  O F  E S T I M A T E S
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.


R E V E N U E  R E C O G N I T I O N
Revenue from product sales is recorded upon shipment to the customer provided that no significant obligations remain and collection of the related receivable is probable. When insignificant obligations remain after shipment of the product, the Company accrues the estimated costs of such obligations upon shipment. A provision for product warranty costs is recorded at the time of sale.


C A S H  A N D  C A S H  E Q U I V A L E N T S
The Company invests its excess cash in repurchase agreements with major banks and U.S. government securities that are subject to minimal credit and market risk. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 1997, cash and cash equivalents include $40,031,000 and $31,171,000 of securities which are classified as available-for-sale and held to maturity, respectively, and for which cost approximates fair value. At September 30, 1996, cash and cash equivalents include $1,758,000 of securities which are classified as held to maturity and for which cost approximates fair value.

Notes to Consolidated Financial Statements




I N V E N T O R I E S
Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method. The Company provides inventory reserves for excess, obsolete or damaged inventory based on changes in customer demand, technology and other economic factors. While the Company often uses sole source suppliers for certain key components and common assemblies to achieve quality control and the benefits of economies of scale, the Company believes that these parts and materials are readily available from several supply sources.


F I X E D  A S S E T S
Fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Equipment held under capital leases is recorded at the lower of the fair market value of the equipment or the present value of the minimum lease payments at the inception of the leases. Leasehold improvements and equipment held under capital leases are amortized over the shorter of their estimated useful lives or the term of the respective leases. Repair and maintenance costs are expensed as incurred.


P A T E N T S
The Company capitalizes the direct costs associated with obtaining patents. Capitalized patent costs are amortized using the straight-line method over the shorter of seven years or the estimated economic life of the patents.


R E S E A R C H  A N D  D E V E L O P M E N T  A N D  S O F T W A R E
D E V E L O P M E N T  C O S T S
Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Software development costs are expensed prior to establishing technological feasibility and capitalized thereafter until the related product is available for general release to customers. Capitalized software development costs are amortized to cost of sales on a product-by-product basis over the estimated lives of the related products.


S T O C K - B A S E D  C O M P E N S A T I O N
The Company's stock compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under this method, compensation expense on stock option grants to employees is recognized only to the extent that the exercise price on the date of grant is less than the current fair value of the Company's common stock. In October 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS123), for stock-based awards to employees (Note 8).

Notes to Consolidated Financial Statements





All stock based awards to non-employees are accounted for in accordance with SFAS123.


I N C O M E  T A X E S
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred income tax assets and liabilities are recognized for the expected future tax consequences, utilizing current tax rates, of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income tax expense represents the change in the net deferred tax asset and liability balances.


F O R E I G N  C U R R E N C Y
The functional currency of the Company's international subsidiaries is the local currency. Accordingly, foreign currency financial statements of the Company's international subsidiaries are translated into U.S. dollars using exchange rates in effect at period end for assets and liabilities and at average rates during the period for results of operations. The resulting foreign currency translation adjustments are reflected as a separate component of consolidated stockholders' equity.


N E T  I N C O M E  P E R  S H A R E
Net income per share is determined based on the weighted average number of common shares and common equivalent shares, if dilutive, assumed outstanding during the applicable period. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, certain common and common equivalent shares issued by the Company during the twelve month period prior to the initial filing of the registration statement relating to the Company's initial public offering have been included in the calculation of weighted average shares, using the treasury stock method and an estimated initial public offering price of $9.00 per share, as if these shares were outstanding for all periods prior to the initial public offering.


R E C E N T L Y E N A C T E D A C C O U N T I N G P R O N O U N C E M E N T S In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS128), which establishes standards for computing and presenting earnings per share. The new standard replaces the presentation of primary earnings per share prescribed in Accounting Principles Board Opinion No. 15, "Earnings per Share" (APB15) with a presentation of basic earnings per share and also requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to APB15. The Company will be required to implement SFAS128 in the first quarter of fiscal 1998 and to restate all prior periods. If the Company had been required to implement the guidance in SFAS128 during the year ended September 30, 1997, the following earnings per share amounts

Notes to Consolidated Financial Statements


would have been reported.


YEAR ENDED SEPTEMBER 30,                                   1997          1996          1995
-------------------------------------------------------------------------------------------
Net income per common share:
Basic                                                  $   0.10       $  1.13       $  0.82
===========================================================================================
Diluted                                                $   0.09       $  1.04       $  0.73
===========================================================================================
Weighted average number of common shares                  7,681         7,503         5,997
===========================================================================================
Weighted average number of common and dilutive
  potential common shares                                 8,634         8,199         6,803
===========================================================================================

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS130) and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS131). The Company will implement SFAS130 and SFAS131, as required in fiscal 1999, which require the Company to report and display certain information related to comprehensive income and operating segments, respectively. Adoption of SFAS130 and SFAS131 is not expected to impact the Company's financial position or results of operations.

Notes to Consolidated Financial Statements


2. Acquisition

In fiscal 1996, the Company issued 462,189 shares of common stock in exchange for all the outstanding shares of Techware pursuant to a Combination Agreement dated as of February 28, 1996. The Techware acquisition was accounted for as a pooling of interests. In connection with the Techware acquisition, the Company incurred expenses of $230,000, consisting primarily of transaction costs to effect the acquisition, in the quarter ended March 31, 1996.

Due to the previously differing year-ends of the Company and Techware, Techware's results of operations for the year ended December 31, 1995 have been combined with the Company's results of operations for the year ended September 30, 1995. The results of operations for fiscal 1996 are for the twelve-months ended September 30, 1996 for both the Company and Techware. Techware's unaudited results of operations for the three months ended December 31, 1995 (including revenues and net income of $1,810,000 and $147,000, respectively) are included in the consolidated statements of income for both the year ended September 30, 1996 and 1995. Therefore, an amount equal to Techware's net income for the three months ended December 31, 1995 was eliminated from consolidated retained earnings for the year ended September 30, 1996.

3. Inventories

Inventories consist of the following:


(IN THOUSANDS)

SEPTEMBER 30,                                        1997                1996
-----------------------------------------------------------------------------
Raw materials and purchased parts                 $14,750             $12,547
Work-in-process                                     7,745               2,899
Finished goods                                        758               2,357
-----------------------------------------------------------------------------
                                                  $23,253             $17,803
=============================================================================

4. Fixed Assets

Fixed assets consist of the following:


(IN THOUSANDS)                             ESTIMATED USEFUL

SEPTEMBER 30,                                 LIFE IN YEARS        1997           1996
--------------------------------------------------------------------------------------
Computer equipment and software                         3-5     $ 8,224       $  5,595
Computer equipment and software                     life of
  under capital leases                                lease         626            626
Machinery and equipment                                 5-7      10,764          7,861
Machinery and equipment                             life of
  under capital leases                                lease         753            753

Notes to Consolidated Financial Statements

Furniture and fixtures                            3-10         3,496      3,077
Leasehold improvements                               7         4,769      4,133
-------------------------------------------------------------------------------
                                                              28,632     22,045
Less-Accumulated depreciation and amortization                 9,578      5,347
-------------------------------------------------------------------------------
                                                             $19,054    $16,698
===============================================================================

Accumulated amortization on fixed assets under capital leases was $902,000 and $626,000 at September 30, 1997 and 1996, respectively. Amortization expense for fixed assets under capital leases was $276,000, $243,000 and $124,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

5. Long-term Debt and Capital Lease Obligations
Long-term debt consists of the following:

(IN THOUSANDS)

SEPTEMBER 30,                                                                 1997         1996
-------------------------------------------------------------------------------------------------
Outstanding borrowings under bank line of credit agreements                 $    -         $1,019

Subordinated note payable, principal payments in monthly
  installments of $5, interest payable monthly at prime plus 2.75%
  per annum (11.25% and 11.0% at September 30, 1997 and 1996)                  182            246

Capital lease obligations at rates of 5% to 21% per annum, secured
  by certain fixed assets; expiring at various dates through January 1999      407            755
-------------------------------------------------------------------------------------------------
                                                                               589          2,020
Less-Current portion                                                           399          1,431
-------------------------------------------------------------------------------------------------
                                                                            $  190         $  589
=================================================================================================

The aggregate maturities of long-term debt and capital lease obligations are as follows as of September 30, 1997:


(IN THOUSANDS)

FISCAL
-------------------------------------------------------------------------------------------------
1998                                                             $399
1999                                                              122
2000                                                               68
-------------------------------------------------------------------------------------------------
                                                                 $589
=================================================================================================

The Company has a $22.0 million unsecured revolving line of credit and a $6.0

Notes to Consolidated Financial Statements



million unsecured foreign currency line of credit, both of which expire December 31, 1998. Under the revolving credit facility, advances bear interest, at the option of the Company, at the prime rate or the LIBOR rate plus 2%. Foreign currency advances bear interest at the LIBOR rate plus 2%. There were no borrowings outstanding under these credit facilities at September 30, 1997. At September 30, 1996, the Company had $1,019,000 outstanding ($725,000 denominated in Japanese yen and $294,000 denominated in Canadian dollars) under the foreign currency line of credit. The terms of the Loan Agreement require the Company to comply with various covenants, including the maintenance of specified financial ratios and a minimum tangible capital base, as defined, and limits annual levels of capital expenditures.

Additionally, the Company has a $450,000 term note agreement with a third party due in June 2000. The note is secured by substantially all of the Company's assets and is personally guaranteed by the president of the Company. The note agreement contains various restrictive covenants.

At September 30, 1997, the Company was in compliance with the terms of these credit agreements or had obtained the appropriate waivers.

6. Income Taxes

The components of the income tax provision (benefit) are as follows:


(IN THOUSANDS)

YEAR ENDED SEPTEMBER 30,               1997          1996           1995
--------------------------------------------------------------------------------
Current:
  Federal                            ($987)       $ 3,695        $ 1,719
  State                                  8            625            241
  Foreign                              829            600            174
--------------------------------------------------------------------------------
                                      (150)         4,920          2,134
================================================================================

Deferred:
  Federal                            ($204)           (42)            67
  State                               (106)          (402)            48
  Foreign                               60             --             --
--------------------------------------------------------------------------------
                                      (250)          (444)           115
--------------------------------------------------------------------------------
                                     ($400)       $ 4,476        $ 2,249
================================================================================

The components of income (loss) before income taxes are as follows:


(IN THOUSANDS)

YEAR ENDED SEPTEMBER 30,             1997             1996            1995
--------------------------------------------------------------------------------
Domestic                          ($1,136)         $11,580          $6,651
Foreign                             1,542            1,393             543
--------------------------------------------------------------------------------
                                   $  406          $12,973          $7,194
================================================================================

Notes to Consolidated Financial Statements



The significant components of the net deferred tax asset are as follows:


(IN THOUSANDS)

SEPTEMBER 30,                                       1997         1996         1995
----------------------------------------------------------------------------------
Deferred tax assets:
  Reserves not currently deductible              $ 1,531       $  819        $ 382
  Foreign and state tax credit carryforwards         516          411           --
  Other                                               --           61           12
----------------------------------------------------------------------------------
  Gross deferred tax assets                        2,047        1,291          394
----------------------------------------------------------------------------------

Deferred tax liabilities:
  Depreciation and amortization                   (1,059)        (676)        (266)

  Other                                             (183)         (60)         (16)
----------------------------------------------------------------------------------
  Gross deferred tax liabilities                  (1,242)        (736)        (282)
----------------------------------------------------------------------------------
                                                 $   805       $  555        $ 112
==================================================================================

The differences between the income tax provision (benefit) and income taxes computed using the applicable U.S. statutory federal tax rate are as follows:


(IN THOUSANDS)

YEAR ENDED SEPTEMBER 30,                          1997         1996         1995
--------------------------------------------------------------------------------
Taxes computed at federal statutory rate        $  142      $ 4,540      $ 2,518
State income taxes, net of federal benefit         (98)         420          207
Research and development tax credits              (591)        (587)        (255)
Foreign sales corporation tax benefit             (381)        (325)         (85)
Foreign income taxed at different rates            407          161          (20)
Non-deductible transaction expenses                 --          110           --
Other                                              121          157         (116)
--------------------------------------------------------------------------------
                                                 ($400)     $ 4,476      $ 2,249
================================================================================

The Company does not provide for U.S. income taxes applicable to undistributed earnings of its foreign subsidiaries since these earnings are indefinitely reinvested.

7. Stockholders' Equity

In February 1995, the Company issued 2,000,000 shares of common stock

Notes to Consolidated Financial Statements



in an initial public offering and received proceeds, net of offering costs, of $13.6 million. In July 1995 and September 1997, the Company completed public stock offerings of 1,000,000 shares and 2,298,150 shares of common stock, respectively, and received proceeds, net of offering costs, of $16.6 million and $80.8 million, respectively.


8. Stock Plans
1995 EMPLOYEE STOCK PURCHASE PLAN

On February 22, 1996, the stockholders approved the 1995 Employee Stock Purchase Plan (the "1995 Plan") which enables eligible employees to purchase shares of the Company's common stock. Under the 1995 Plan, eligible employees may purchase up to an aggregate of 150,000 shares during six-month offering periods commencing on January 1 and July 1 of each year at a price per share of 85% of the lower of the market price per share on the first or last day of each six-month offering period. Participating employees may elect to have up to 10% of base pay withheld and applied toward the purchase of such shares. The rights of participating employees under the 1995 Plan terminate upon voluntary withdrawal from the plan at any time or upon termination of employment. As of September 30, 1997, the Company has reserved 82,744 shares of common stock for issuance under the 1995 Plan.


1992 COMBINATION STOCK OPTION PLAN

The 1992 Combination Stock Option Plan (the "1992 Plan") allows for the grant of non-qualified and incentive stock options for the purchase of up to 1,550,000 shares of the Company's common stock by employees, directors or consultants who provide services to the Company. The Board of Directors of the Company is responsible for administration of the 1992 Plan. Stock options granted under the plan have generally been granted at exercise prices of not less than the fair value per common share on the date of the grant. Non-qualified and incentive stock options are exercisable at various dates as determined by the Board of Directors. Incentive stock options are generally exercisable either within 10 years of the date of grant or within 5 years of the date of grant for employees holding greater than 10% of the Company's voting stock.


1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The 1993 Non-Employee Director Stock Option Plan (the "Director Plan") allows for the issuance of stock options to directors who provide services to the Company. In fiscal 1997, the Company's stockholders approved an increase in the number of shares issuable under the Director Plan from 90,000 to 190,000 shares. The price of the stock options is determined by the Board of Directors and are priced at not less than the fair market value on the date of

Notes to Consolidated Financial Statements


grant. Options vest over a five year period.

On July 25, 1996, the Board of Directors determined that certain stock options issued to employees of the Company had an exercise price significantly higher than the fair market value of the Company's common stock. In light of the Board's conclusions that such options were not providing the desired incentive, the Board provided employees with the opportunity to exchange options previously granted to them under the 1992 Plan for new options (the "replacement options") to purchase the same number of shares of common stock at an exercise price of $11.00 per share, the then fair market value of the Company's common stock. Employees were given the choice of retaining their existing options, with the original vesting schedule, or accepting the replacement options, with a vesting schedule commencing on July 25, 1996. The Company canceled and replaced options to purchase 344,600 shares of common stock with an average exercise price of $14.36 per share.

Stock option activity under all plans is summarized as follows:

                                                                    WEIGHTED-
                                                                      AVERAGE
                                                 NUMBER OF           EXERCISE
                                                    SHARES              PRICE
-----------------------------------------------------------------------------
Outstanding, September 30, 1994                    942,300          $    1.83
  Granted                                          128,500              12.52
  Canceled                                          (9,000)              1.54
  Exercised                                        (49,700)              1.12
-----------------------------------------------------------------------------
Outstanding, September 30, 1995                  1,012,100               3.18
  Granted                                          717,500              12.14
  Canceled                                        (405,375)             13.41
  Exercised                                       (101,575)              0.99
-----------------------------------------------------------------------------
Outstanding, September 30, 1996                  1,222,650               5.47
  Granted                                          133,300              16.08
  Canceled                                         (34,075)              7.55
  Exercised                                       (141,791)              1.70
-----------------------------------------------------------------------------
Outstanding, September 30, 1997                  1,180,084          $    7.02
=============================================================================

Notes to Consolidated Financial Statements



The weighted average fair value per share of options granted with exercise prices at fair market value during the years ended September 30, 1997 and 1996 was $12.51 and $8.69, respectively. The weighted average exercise price per share of options granted with exercise prices at fair market value during the year ended September 30, 1997 was $17.37. The weighted average fair value and weighted average exercise price per share of options granted at below fair market value during the year ended September 30, 1997 was $17.68 and $12.75, respectively.

The following table summarizes information about stock options outstanding at September 30, 1997:

                                  WEIGHTED-
                                    AVERAGE
                                  REMAINING     WEIGHTED-                  WEIGHTED-
                                CONTRACTUAL       AVERAGE                    AVERAGE
EXERCISE               NUMBER          LIFE      EXERCISE         NUMBER    EXERCISE
PRICE             OUTSTANDING     (IN YEARS)        PRICE    EXERCISABLE       PRICE
------------------------------------------------------------------------------------
$0.83-$1.67           113,559           5.9       $  1.35         47,434     $  1.25

$2.21-$2.43           505,875           4.7       $  2.31        248,625     $  2.33

$8.00-$10.25           18,650           8.1       $  8.77          1,500     $  8.00

$11.00                387,600           8.8       $ 11.00              -           -

$11.50-$14.75          99,400           9.4       $ 12.89          2,600     $ 12.08

$15.62-$21.50          44,000           9.1       $ 19.99          3,000     $ 19.00

$29.50-$38.38          11,000           9.9       $ 34.08              -           -
                    ---------                                    -------
                    1,180,084           6.8       $  7.02        303,159     $  2.44
                    =========                                    =======



At September 30, 1996 and 1995, there were 217,150 and 144,225 options exercisable, respectively, with weighted average exercise prices of $1.97 and $1.35, respectively.

Notes to Consolidated Financial Statements



The fair value of each option grant is estimated on the date of grant with the following assumptions used for grants made during fiscal years 1997 and 1996: no dividend yield, risk-free interest rates of 6.2% to 6.3%, expected option term of 4 years, expected forfeiture rate of 2.5% and a volatility factor of 100%.

Had compensation expense for the Company's option grants to employees been determined based on the fair value at the date of grant and for shares of common stock purchased pursuant to the Employee Stock Purchase Plan, consistent with the methods prescribed by SFAS123, the pro forma effect on the Company's net income for the years ended September 30, 1997 and 1996 would have been as follows:

Y E A R  E N D E D  S E P T E M B E R 30,                 1997          1996
----------------------------------------------------------------------------
Net income                             As reported    $806,000    $8,497,000
                                         Pro forma    $ 60,000    $8,021,000

Net income per share                   As reported       $0.10         $1.04
                                         Pro forma       $0.01         $1.02

Because most options vest over several years and additional option grants are expected to be made subsequent to September 30, 1997, the results of applying the fair value method may have a materially different effect on pro forma net income in future years.

R E S T R I C T E D   S T O C K   P U R C H A S E   P L A N
Prior to its initial public offering, the Company had an informal stock purchase plan whereby selected key employees and consultants were granted the opportunity to purchase common stock. The shares of common stock sold pursuant to this plan are generally subject to purchase by the Company at the original purchase price plus a specified interest rate, if the individual ceases to be employed or associated with the Company after various specified periods of time. In connection with this plan, the Company issued a total of 423,195 shares of common stock to employees and consultants at per share prices ranging from $.83 to $2.21. During fiscal 1996 and 1995, the Company purchased and retired 25,500 and 18,000 shares, respectively, under this plan. At September 30, 1997, the number of shares of common stock outstanding includes 62,295 shares subject to purchase by the Company.

R I G H T S  D I S T R I B U T I O N
In July 1997, the Board of Directors declared a dividend of one preferred share purchase right (a "right") for each share of common stock outstanding on August 12, 1997. Each right entitles the registered holder to purchase from the Company, upon certain triggering events, one-thousandth of a share of Series
A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Shares"), of the Company, at a purchase price of $135 per one-thousandth of a Series A Preferred Share, subject to adjustment. Redemption of the rights could generally discourage a merger or tender offer involving the securities of the Company that is not approved by the Company's Board of Directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on stockholders who might want to vote in favor of such merger or participate in such tender offer. The rights will expire on the earlier of (i) July 31, 2007, or (ii) the date on which the rights are redeemed. The terms of the rights may generally be amended by the Board of Directors without the consent of the holders of the rights.

9. Benefit Plan

The Company sponsors a defined contribution plan which meets the requirements of
Section 401(k) of the Internal Revenue Code. All domestic employees of the Company who meet minimum age and service requirements are eligible to participate in the plan. The plan allows employees to contribute 1% to 15% of their annual salary subject to statutory limitations. The Company contributes 50% of amounts contributed by employees up to 3% of their annual salary. The Company's contribution expense was $165,000, $133,000 and $82,000 in fiscal 1997, 1996 and 1995, respectively.

10. Geographic, Significant Customers and Related Party Information

Revenues from customers outside the United States were 38% (31% to Asia and 7% to Europe), 20% (15% to Asia and 5% to Europe) and 12% (8% to Asia and 4% to Europe) of total revenues for fiscal 1997, 1996 and 1995, respectively.

During fiscal 1997, 1996 and 1995, the Company had revenues from a related party representing 21% of revenues in each fiscal year. An executive of this customer is a member of the Company's Board of Directors.

During fiscal 1997, the Company had revenues from one customer (not a related party) representing 11% of revenues. During fiscal 1995, the Company had revenues from another customer (not a related party) representing 13% of revenues.

A financial instrument which potentially exposes the Company to concentration of credit risk is accounts receivable, as the Company's customers are concentrated in the semiconductor industry and relatively few customers account for a significant portion of the Company's revenues. At September 30, 1997 and 1996, accounts receivable from three customers and two customers, respectively, accounted for approximately 46% and 36%, respectively, of accounts receivable. The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

11. Supplemental Cash Flow Information

During fiscal 1996 and 1995, the Company acquired $630,000 and $348,000, respectively, of fixed assets under capital leases.

During fiscal 1997, the Company recorded deferred compensation of $368,000 relating to certain common stock options granted during the year. During fiscal 1996, the Company recorded compensation expenses of $69,000 in connection with the purchase and retirement of 25,500 shares of restricted common stock (Note
8). During fiscal 1995, the Company recorded deferred compensation of $264,000 relating to certain common stock issued and common stock options granted during the twelve month period prior to the initial filing of the registration statement relating to the Company's initial public offering.

12. Commitments and Contingency

L E A S E  C O M M I T M E N T S
The Company leases manufacturing and office facilities and certain equipment under operating and capital leases (Notes 4 and 5) that expire through 2003. Rent expenses under operating leases for fiscal 1997, 1996 and 1995 was $1,741,000, $976,000 and $725,000, respectively. Future minimum lease payments under operating and capital leases with initial or remaining noncancelable terms of one or more years are as follows as of September 30, 1997:.


(IN THOUSANDS)

                                                        OPERATING        CAPITAL
FISCAL                                                     LEASES         LEASES
--------------------------------------------------------------------------------
1998                                                       $1,282           $362
1999                                                        1,191             66
2000                                                        1,150             22
2001                                                        1,098              -
2002                                                        1,058              -
Thereafter                                                    623              -
--------------------------------------------------------------------------------
Total minimum lease payments                              $6,402             450
=================================================================
Less-Amount representing interest                                             43
--------------------------------------------------------------------------------
Net present value of minimum lease payments                                 $407
================================================================================

C O N T I N G E N C Y
There has been substantial litigation regarding patent and other intellectual property rights in the semiconductor and related industries. The Company has received notice from a third-party alleging infringements of such party's patent rights by certain of the Company's products. The Company's patent counsel is investigating the claim and the Company believes the patents claimed may be invalid. In the event of litigation with respect to this claim, the Company is prepared to vigorously defend its position. However, because patent litigation can be extremely expensive and time consuming, the Company may seek to obtain a license to one or more of the disputed patents. Based upon currently available information, the Company would only do so if such license fees would not be material to the Company's consolidated financial statements. Currently, the Company does not believe that it is probable that future events related to this threatened matter will have an adverse effect on the Company's business. The Company is currently unable to reasonably estimate any possible loss related to this matter.

                            BROOKS AUTOMATION, INC.
                          CONSOLIDATED BALANCE SHEET
                   (IN THOUSANDS, EXCEPT SHARE RELATED DATA)



                                                                       JUNE 30,      SEPTEMBER 30,
                                                                         1998             1997
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                           $  65,308       $  71,753
  Accounts receivable, net of allowance for doubtful accounts of $486 and $160, respectively, and including related party
      receivables of $3,469 and $5,204, respectively                     23,560          28,408
  Inventories                                                            23,689          23,253
  Prepaid expenses and other current assets                               2,306           1,980
  Deferred income taxes                                                   4,963           1,710
                                                                      ---------       ---------
    Total current assets                                                119,826         127,104

Fixed assets, net                                                        18,315          19,054
Other assets                                                              3,687           3,572
                                                                      ---------       ---------
    Total assets                                                      $ 141,828       $ 149,730
                                                                      =========       =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations     $      73       $     399
  Accounts payable                                                        5,843           9,125
  Accrued compensation and benefits                                       2,632           2,719
  Accrued expenses and other current liabilities                          2,465           2,193
                                                                      ---------       ---------
     Total current liabilities                                           11,013          14,436

Long-term debt and capital lease obligations                                 73             190
Deferred income taxes                                                       995             905
                                                                      ---------       ---------
     Total liabilities                                                   12,081          15,531
                                                                      ---------       ---------



Commitments and contingency                                                 -               -

Stockholders' equity:
  Preferred stock, $.01 par value; 1,000,000 shares authorized;
      none issued and outstanding                                           -               -
  Common stock, $.01 par value; 21,500,000 shares authorized;
      10,138,878 and 10,052,663 shares issued and outstanding,
      respectively                                                          101             101
  Additional paid-in capital                                            117,772         117,139
  Cumulative translation adjustment                                        (394)              5
  Deferred compensation                                                    (320)           (416)
  Retained earnings                                                      12,588          17,370
                                                                      ---------       ---------
     Total stockholders' equity                                         129,747         134,199
                                                                      ---------       ---------
     Total liabilities and stockholders' equity                       $ 141,828       $ 149,730
                                                                      =========       =========


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                            BROOKS AUTOMATION, INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                      NINE MONTHS ENDED             THREE MONTHS ENDED
                                                           JUNE 30,                       JUNE 30,
                                                      1998         1997             1998          1997
Revenues                                           $ 67,166     $ 55,603         $ 22,325      $ 23,059
Cost of revenues                                     52,665       38,094           17,105        15,428
                                                   --------     --------         --------      --------
    Gross profit                                     14,501       17,509            5,220         7,631
                                                   --------     --------         --------      --------
Operating expenses:
  Research and development                           13,140        9,722            3,407         3,614
  Selling, general and administrative                11,725        8,979            3,681         3,442
                                                   --------     --------         --------      --------
    Total operating expenses                         24,865       18,701            7,088         7,056
                                                   --------     --------         --------      --------
Income (loss) from operations                       (10,364)      (1,192)          (1,868)          575
Interest expense                                        178          415                4           158
Interest income                                       2,683           16              804           -
                                                   --------     --------         --------      --------
Income (loss) before income taxes                    (7,859)      (1,591)          (1,068)          417
Income tax provision (benefit)                       (3,077)        (354)            (316)          150
                                                   --------     --------         --------      --------
Net income (loss)                                  $ (4,782)    $ (1,237)        $   (752)     $    267
                                                   ========     ========         ========      ========


Basic income (loss) per share                      $  (0.47)    $  (0.16)        $  (0.07)     $   0.04
                                                   ========     ========         ========      ========

Diluted income (loss) per share                    $  (0.47)    $  (0.16)        $  (0.07)     $   0.03
                                                   ========     ========         ========      ========

Shares used in calculating basic income
    (loss) per share                                 10,091        7,614           10,114         7,606
                                                   ========     ========         ========      ========

Shares used in calculating diluted income
    (loss) per share                                 10,091        7,614           10,114         8,439
                                                   ========     ========         ========      ========


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                            BROOKS AUTOMATION, INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)
                                  (UNAUDITED)



                                                                           NINE MONTHS ENDED
                                                                                JUNE 30,
                                                                           1998             1997

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                $  (4,782)      $  (1,237)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                         4,221           3,290
      Compensation expense related to common stock options                     96              17
      Deferred income taxes                                                (2,930)            -
      Changes in operating assets and liabilities:
        Accounts receivable                                                 4,714            (208)
        Inventories                                                          (285)         (3,315)
        Prepaid expenses and other current assets                            (355)         (1,949)
        Accounts payable                                                   (3,260)            803
        Accrued compensation and benefits                                     116            (507)
        Accrued expenses and other current liabilities                       (114)             75
                                                                        ---------       ---------
          Net cash used in operating activities                            (2,579)         (3,031)
                                                                        ---------       ---------


CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets                                                  (2,880)         (5,742)
Increase in other assets                                                     (510)         (1,740)
                                                                        ---------       ---------
          Net cash used in investing activities                            (3,390)         (7,482)


CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under line of credit                                           -             9,430
Principal payments on long-term debt and capital lease obligations           (444)           (315)
Proceeds from issuance of common stock                                        633             349
                                                                        ---------       ---------
          Net cash provided by financing activities                           189           9,464
                                                                        ---------       ---------


Effects of exchange rate changes on cash and cash equivalents                (665)             76
                                                                        ---------       ---------

Net decrease in cash and cash equivalents                                  (6,445)           (973)

Cash and cash equivalents, beginning of period                             71,753           2,102
                                                                        ---------       ---------

Cash and cash equivalents, end of period                                $  65,308       $   1,129
                                                                        =========       =========


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                            BROOKS AUTOMATION, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



1. BASIS OF  PRESENTATION
   ----------------------

   The accompanying unaudited consolidated financial statements of Brooks Automation, Inc. and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles and with the instructions to Article 10 of Securities and Exchange Commission Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company which are included in the Company's Annual Report on Form 10-K for the year ended September 30, 1997.

   The results of operations for the nine months and three months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1998.

2. INVENTORIES
   -----------

   Inventories consist of the following:         June 30,   September 30,
   (in thousands)                                  1998         1997
                                                   ----         ----
   Raw materials and purchased parts              $16,819      $14,750
   Work-in-process                                  5,053        7,745
   Finished goods                                   1,817          758
                                                  -------      -------
                                                  $23,689      $23,253
                                                  =======      =======

3. EARNINGS (LOSSES) PER SHARE
   ---------------------------

   On October 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS128), which establishes standards for computing and presenting earnings per share. The new standard replaces the presentation of earnings per share as prescribed in Accounting Principles Board Opinion No. 15, "Earnings per Share" (APB15) with a presentation of basic and diluted earnings per share on the face of the statement of operations. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The diluted earnings per share computation is similar to primary diluted earnings per share pursuant to APB15. The Company has restated all prior period earnings per share amounts in accordance with the requirements of SFAS128. The dilutive potential shares have been excluded from the diluted earnings per share calculation for the three and nine month periods ended June 30, 1998 and the nine month period ended June 30, 1997 due to their anti-dilutive effect.

                            BROOKS AUTOMATION, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



   Below is a summary of the shares used in calculating basic and diluted earnings per share for the periods presented (in thousands):

                                                Nine months ended  Three months ended
                                                     June 30,           June 30,
                                                  1998     1997      1998      1997
                                                  ----     ----      ----      ----

Weighted average shares outstanding             10,091    7,614     10,114     7,606

Dilutive potential common equivalent shares          0        0          0       833
                                                ------    -----     ------     -----

Weighted average common and dilutive
 potential common shares outstanding            10,091    7,614     10,114     8,439
                                                ======    =====     ======     =====

4. RECENT ACCOUNTING PRONOUNCEMENTS
   --------------------------------

   In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) and Statement of Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 130 establishes standards for reporting comprehensive income and its components in the consolidated financial statements. SFAS 131 establishes standards for reporting information on operating segments in interim and annual financial statements. The Company will adopt SFAS 130 and SFAS 131 on October 1, 1998. Adoption of SFAS 130 and 131 will not have any effects on the Company's results of operations or financial position.

   In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
   133). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (October 1, 1999 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Company anticipates that the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or financial position.

5. SIGNIFICANT CUSTOMER AND RELATED PARTY INFORMATION
   --------------------------------------------------

   During the nine months ended June 30, 1998 and 1997, the Company had revenues from related parties representing 21% and 23% of revenues, respectively. During the three months ended June 30, 1998 and 1997, the Company had revenues from related parties representing 15% and 28% of revenues, respectively. At June 30, 1998 and September 30, 1997, related party accounts receivable accounted for 18% of total accounts receivable.

   During the three months ended June 30, 1998, revenues from one customer (not a related party) represented 11% of revenues. At June 30, 1998, accounts receivable from one customer accounted for 12% of accounts receivable. At September 30, 1997, accounts receivable from three customers accounted for 46% of accounts receivable.

                            BROOKS AUTOMATION, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



6. CONTINGENCY
   -----------

   There has been substantial litigation regarding patent and other intellectual property rights in the semiconductor related industries. The Company has received notice from a third party alleging infringements of such party's patent rights, relating to cluster tool architecture, by certain of the Company's products. In the event of litigation with respect to this claim, the Company is prepared to vigorously defend its position. However, because patent litigation can be extremely expensive and time consuming, the Company may seek to obtain a license to one or more of the disputed patents. Based upon currently available information, the Company would only do so if such license fees would not be material to the Company's consolidated financial statements. Currently, the Company does not believe that it is probable that future events related to this threatened matter will have a material adverse effect on the Company's business. The Company is currently unable to reasonably estimate any possible loss related to this matter.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of FASTech Integration, Inc.:


We have audited the accompanying consolidated balance sheet of FASTech Integration, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the accompanying consolidated financial statements, the Company has restated its financial statements as of December 31, 1997 and for the year then ended.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FASTech Integration, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                PricewaterhouseCoopers LLP

Boston, Massachusetts
March 2, 1998, except as to the information in Note 2 for which the date is June 16, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

In our opinion, the accompanying consolidated statements of operations, of cash flows and of stockholders' deficit for the year ended December 31, 1995 present fairly, in all material respects, the results of operations and cash flows of FASTech Integration, Inc. and its subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of FASTech Integration, Inc. for any period subsequent to December 31, 1995.


PRICE WATERHOUSE LLP


Boston, Massachusetts
May 17, 1996

                           FASTECH INTEGRATION, INC.

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 1997 and 1996


                                     ASSETS                                                 1997                 1996
                                                                                       ---------------      ---------------
Current assets:
    Cash and cash equivalents                                                          $    3,500,000       $    4,082,000
    Accounts receivable, net of allowance for doubtful accounts of $616,000
            and $740,000 at December 31, 1997 and 1996, respectively                        4,952,000            5,272,000
    Prepaid expenses and other current assets                                                 211,000              457,000
                                                                                       --------------       --------------

                Total current assets                                                        8,663,000            9,811,000

Property and equipment, net                                                                 2,295,000            2,263,000
Deferred income taxes                                                                               -            1,025,000
Other assets                                                                                  301,000              314,000
                                                                                       --------------       --------------

                    Total assets                                                       $   11,259,000       $   13,413,000
                                                                                       ==============       ==============

            LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
                         STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                                          787,000              772,000
    Accrued expenses                                                                        2,545,000            4,059,000
    Current portion of capital lease obligations                                              234,000              259,000
    Deferred revenue                                                                        2,326,000            2,009,000
    Short-term borrowings                                                                           -            1,000,000
                                                                                       --------------       --------------

                Total current liabilities                                                   5,892,000            8,099,000
                                                                                       --------------       --------------

Long-term portion of capital lease obligations                                                222,000              219,000
Subordinated debt, net of discount of $392,000                                              2,108,000                    -
Customer deposits                                                                                   -               25,000
                                                                                       --------------       --------------

                Total liabilities                                                           8,222,000            8,343,000
                                                                                       --------------       --------------

Commitments (Note 13)

Redeemable convertible preferred stock, $.01 par value; 2,946,988 shares authorized and issued, 2,754,637 shares issued and outstanding, at issuance price plus accumulated accretion of $3,942,000 and
       $3,407,000 at December 31, 1997 and 1996, respectively                              10,366,000            9,831,000
                                                                                       --------------       --------------

Stockholders' deficit:
    Series E convertible preferred stock, $.01 par value; 70,000 shares authorized, issued and outstanding, at issuance price (liquidation
       preference of $245,000)                                                                152,000              152,000
    Common stock, $.000002 par value; 5,000,000 shares authorized,
       1,131,484 and 1,041,744 shares issued at December 31, 1997 and
       1996, respectively                                                                           -                    -
    Common stock warrants, 250,000 issued and outstanding                                     420,000                    -
    Additional paid-in capital                                                                      -                    -
    Cumulative translation adjustment                                                        (111,000)              (5,000)
    Accumulated deficit                                                                    (7,790,000)          (4,908,000)
    Treasury stock, at cost; 23,684 shares of common stock                                          -                    -
                                                                                       --------------       --------------

                Total stockholders' deficit                                                (7,329,000)          (4,761,000)
                                                                                       --------------       --------------

                    Total liabilities, redeemable convertible preferred stock and
                        stockholders' deficit                                          $   11,259,000       $   13,413,000
                                                                                       ==============       ==============


   The accompanying notes are an integral part of the consolidated financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             for the years ended December 31, 1997, 1996, and 1995


                                                                   1997                 1996                   1995
                                                              ---------------      ---------------        ---------------
Revenues:
    Software licenses                                         $   15,356,000       $   16,329,000         $   12,488,000
    Services                                                       6,976,000            5,969,000              5,042,000
                                                              --------------       --------------         --------------

                                                                  22,332,000           22,298,000             17,530,000
                                                              --------------       --------------         --------------

Costs and expenses:
    Cost of software licenses                                      1,010,000            1,141,000                936,000
    Cost of services                                               4,356,000            4,210,000              3,365,000
    Selling and marketing                                          8,053,000            7,859,000              5,830,000
    Research and development                                       6,370,000            5,977,000              4,440,000
    General and administrative                                     3,053,000            2,881,000              1,880,000
                                                              --------------       --------------         --------------

                                                                  22,842,000           22,068,000             16,451,000
                                                              --------------       --------------         --------------

Income from operations                                              (510,000)             230,000              1,079,000

Interest income                                                       70,000               73,000                 83,000
Interest expense                                                    (251,000)             (81,000)               (47,000)
Foreign exchange gains (losses)                                      (49,000)              (2,000)                 1,000
                                                              --------------       --------------         --------------

Income (loss) before provision (benefit) for  income                (740,000)             220,000              1,116,000
 taxes
Provision (benefit) for income taxes                               1,667,000              123,000               (544,000)
                                                              --------------       --------------         --------------

Net income (loss)                                                 (2,407,000)              97,000              1,660,000

Dividends on preferred stock                                        (521,000)            (521,000)              (521,000)
                                                              --------------       --------------         --------------

Net income (loss) available to common stockholders            $   (2,928,000)      $     (424,000)        $    1,139,000
                                                              ==============       ==============         ==============

Earnings (loss) per common share:
    Basic                                                     $        (2.73)      $         (.43)        $         1.52
    Diluted                                                   $        (2.73)      $         (.43)        $          .41

Weighted average common shares outstanding:
    Basic                                                          1,074,000              982,000                751,000
    Diluted                                                        1,074,000              982,000              4,042,000

   The accompanying notes are an integral part of the consolidated financial statements.

                           FASTECH INTEGRATION, INC.

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

             for the years ended December 31, 1997, 1996 and 1995

                                 SERIES E CONVERTIBLE                     COMMON     ADDITIONAL  CUMULATIVE
                                  PREFERRED STOCK        COMMON STOCK     STOCK      PAID-IN     TRANSLATION   ACCUMULATED
                                   SHARES    AMOUNT     SHARES   AMOUNT   WARRANTS    CAPITAL    ADJUSTMENT      DEFICIT
                                 ---------  ---------  -------- --------  --------  ----------- ------------- --------------
Balance at December 31, 1994        70,000  $152,000    778,164                                                  $(5,749,000)

Exercise of common stock                                 82,610                      $  43,000
 options

Accretion of redeemable
 convertible preferred
 stock to redemption value                                                             (43,000)                     (491,000)

Net income                                                                                                         1,660,000
                                 ---------  ---------  --------                     -----------               --------------

Balance at December 31, 1995        70,000   152,000    860,774                                                   (4,580,000)

Exercise of common stock options                        180,970                        108,000

Translation adjustment                                                                             $  (5,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value                                                            (108,000)                     (425,000)

Net income                                                                                                            97,000
                                 ---------  --------- ---------                     ----------- ------------- --------------

Balance at December 31, 1996        70,000   152,000  1,041,744                                       (5,000)     (4,908,000)

Exercise of common stock options                         89,740                         60,000

Issuance of warrants attached to
 subordinated debt                                                       $420,000

Translation adjustment                                                                              (106,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value                                                             (60,000)                     (475,000)

Net loss                                                                                                          (2,407,000)
                                 ---------  --------- --------- --------  --------  ----------- ------------- --------------
Balance at December 31, 1997        70,000  $152,000  1,131,484           $420,000            -    $(111,000)    $(7,790,000)
                                 =========  ========= ========= ========  ========  =========== ============= ==============

                                     TOTAL
                                  STOCKHOLDERS'
                                      DEFICIT
                                 --------------
Balance at December 31, 1994        $(5,597,000)

Exercise of common stock                 43,000
 options

Accretion of redeemable
 convertible preferred
 stock to redemption value             (534,000)

Net income                            1,660,000
                                 --------------

Balance at December 31, 1995         (4,428,000)

Exercise of common stock options        108,000

Translation adjustment                   (5,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value             (533,000)

Net income                               97,000
                                 --------------

Balance at December 31, 1996         (4,761,000)

Exercise of common stock options         60,000

Issuance of warrants attached to
 subordinated debt                      420,000

Translation adjustment                 (106,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value             (535,000)

Net loss                             (2,407,000)
                                 --------------
Balance at December 31, 1997        $(7,329,000)
                                 ==============

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             for the years ended December 31, 1997, 1996 and 1995

                                                                         1997           1996          1995
                                                                         ----           ----          ----
Cash flows from operating activities:
   Net income (loss)                                                  $ (2,407,000)  $    97,000   $  1,660,000
   Adjustments to reconcile net income (loss) to net cash
       (used in) provided by operating activities:
     Depreciation and amortization                                       1,329,000     1,113,000        735,000
     Deferred income taxes                                               1,334,000      (211,000)    (1,123,000)
     Provision for doubtful accounts                                       171,000       431,000        398,000
     Changes in assets and liabilities:
       Accounts receivable                                                 125,000     1,373,000     (4,676,000)
       Prepaid expenses and other current assets                           (71,000)      113,000       (130,000)
       Accounts payable                                                     18,000      (161,000)       948,000
       Accrued expenses                                                 (1,492,000)    1,103,000        916,000
       Deferred revenue                                                    322,000      (255,000)     1,381,000
       Customer deposits                                                   (25,000)     (100,000)             -
                                                                      ------------   -----------   ------------

          Net cash (used in) provided by operating activities             (696,000)    3,503,000        109,000
                                                                      ------------   -----------   ------------

Cash flows from investing activities:
   Purchases of property and equipment                                  (1,362,000)   (1,841,000)    (1,205,000)
   (Increase) decrease in other assets                                       6,000        67,000         (1,000)
                                                                      ------------   -----------   ------------

          Net cash used in investing activities                         (1,356,000)   (1,774,000)    (1,206,000)
                                                                      ------------   -----------   ------------

Cash flows from financing activities:
   Principal payments on capital lease obligations                        (280,000)     (261,000)      (148,000)
   Proceeds (payments) from short-term borrowings                       (1,000,000)    1,000,000              -
   Proceeds from sale and leaseback of equipment                           258,000       451,000         44,000
   Proceeds from exercise of common stock options                           60,000       108,000         43,000
   Proceeds from issuance of subordinated notes                          2,500,000             -              -
                                                                      ------------   -----------   ------------

          Net cash provided by (used in) financing activities            1,538,000     1,298,000        (61,000)
                                                                      ------------   -----------   ------------

Effect of exchange rates on cash and cash equivalents                      (68,000)       (5,000)             -
Net (decrease) increase in cash and cash equivalents                      (582,000)    3,022,000     (1,158,000)
Cash and cash equivalents, beginning of year                             4,082,000     1,060,000      2,218,000
                                                                      ------------   -----------   ------------

Cash and cash equivalents, end of year                                $  3,500,000   $ 4,082,000   $  1,060,000
                                                                      ============   ===========   ============

Supplemental disclosure of cash flow information:
   Cash paid for interest                                             $    251,000   $    83,000   $     46,000
   Cash paid for income taxes                                         $     31,000   $   224,000   $    380,000


   The accompanying notes are an integral part of the consolidated financial statements.

                           FASTECH INTEGRATION, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Revenue from software licenses is recognized upon shipment provided that no significant obligations remain, and collection of the related receivable is probable. The estimated costs of insignificant support obligations are accrued upon shipment. In the event the Company has significant post-shipment obligations or uncertainties remain, software license revenue is deferred and recognized when such obligations are fulfilled by the Company or the uncertainties are resolved.

     Service revenue is recognized ratably over the period the services are performed for software maintenance contracts or as services are performed for certain application consulting contracts and training. Revenue from fixed fee application consulting contracts is recognized using the percentage-of-completion method of contract accounting based on the ratio that costs incurred to date bear to estimated total costs at completion. Revisions in revenue and cost estimates are recorded in the periods in which the facts that require such revisions become known. Losses, if any, are provided for in the period in which such losses are first identified by management.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and supersedes SOP 91-1, "Software Revenue Recognition." The Company will adopt SOP 97-2 effective January 1, 1998. The Company does not expect the new pronouncement will have a material impact on its financial position or results of operations in the future.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS 130 requires the presentation of comprehensive income and its components.

                                   Continued

                           FASTECH INTEGRATION, INC.

     Comprehensive income presents a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners. SFAS 130 requires restatement of all prior-period statements presented after the effective date. The Company will adopt SFAS 130 for the year ended December 31, 1998.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with maturities at date of purchase of three months or less to be cash equivalents. The Company invests its excess cash in mutual funds which invest in U.S. Treasury securities. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of customers' financial condition and, generally, does not require collateral. The Company maintains reserves for potential credit losses, and such losses in the aggregate have not exceeded management expectations.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, generally three years. Equipment held under capital leases is stated at the lower of the fair market value of the related asset or the present value of the minimum lease payments at the inception of the lease, and is amortized on a straight-line basis over the shorter of the life of the related asset or the term of the lease. Upon retirement or sale, the cost of the property and equipment disposed of and the related accumulated depreciation are removed from the accounts at which time any gain or loss is recorded in results of operations. Maintenance and repair costs are expensed as incurred.

     SOFTWARE DEVELOPMENT COSTS

     Software development costs incurred subsequent to the establishment of technological feasibility, and prior to general release of the Company's products, are capitalized and amortized to cost of software licenses on a straight-line basis over the estimated useful lives of the related products, generally three years or the ratio of current gross revenue to total current and expected future gross revenue of the related products. Unamortized software development costs included in other assets in the accompanying consolidated balance sheet as of December 31, 1996 were $42,684. Software development costs were fully amortized during 1997.

                                   Continued

                           FASTECH INTEGRATION, INC.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the expected future tax consequences, using current tax rates, of temporary differences between the financial statement carrying amounts and the income tax bases of assets and liabilities. A valuation allowance is applied against net deferred tax assets if, based on the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), in 1996. As permitted by SFAS No. 123, the Company will elect to continue to apply the intrinsic value methodology provisions of Accounting Principles Board Opinion No. 25 (APB No. 25) for grants or awards of equity instruments to employees. Accordingly, no compensation cost has been recognized in the Company's consolidated financial statements. As required by SFAS No. 123, the Company is using a fair value methodology to measure the compensation element of grants or awards of equity instruments to nonemployees and has disclosed, beginning in 1996, the pro forma effect on net income of using a fair value approach to measure compensation for grants or awards of equity instruments in 1997, 1996 and 1995.

     FOREIGN CURRENCY TRANSLATION

     Generally, the functional currency of the Company's wholly-owned foreign subsidiaries is the U.S. dollar. Accordingly, monetary assets and liabilities are translated using period-end exchange rates; nonmonetary assets and liabilities are translated at historical rates and results of operations are translated at average rates for the period. In 1996, the Company changed the functional currency of a wholly-owned subsidiary from the U.S. dollar to its local currency as a result of a change in economic circumstances. Accordingly, assets and liabilities of this foreign subsidiary are translated to U.S. dollars at period-end exchange rates and revenues and expenses are translated using the average rates during the period. In 1997 and 1996, the effects of foreign currency translation adjustments have been accumulated and are included as a separate component of stockholders' deficit.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1995 consolidated financial statements to conform to the 1996 and 1997 presentations.


2. RESTATEMENT OF FINANCIAL INFORMATION:
   ------------------------------------

   In May 1998, in response to a customer dispute regarding the payment due date of an account receivable, the Company re-examined the terms of the originating transaction. As a result of this re-examination, the Company has restated its financial position and operating results as of

                                   Continued

                           FASTECH INTEGRATION, INC.

   December 31, 1997, and for the year then ended, to exclude a software sale that, prior to the restatement, was recorded in the fourth quarter of 1997 and to increase the valuation allowance applied against net deferred tax assets from $1,886,000 (as reported) to $3,651,000 (as restated). The impact of the restatement for the year ended December 31, 1997, is summarized as follows:

                                                                              AS REPORTED          AS RESTATED
                                                                          ----------------     ----------------
         Revenue                                                            $   23,332,000       $   22,332,000
         Income (loss) before provision for income taxes                           227,000             (740,000)
         Provision for income taxes                                                197,000            1,667,000
         Net income (loss)                                                          30,000           (2,407,000)

         Total assets                                                           13,856,000           11,259,000
         Total liabilities                                                       8,382,000            8,222,000
         Total stockholders' deficit                                            (4,892,000)          (7,329,000)


3. BASIC AND DILUTED EARNINGS PER SHARE:
   ------------------------------------

   Basic earnings per share is based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share is based upon the weighted average number of common shares outstanding during the period plus additional weighted average common equivalent shares outstanding during the period when the effect is not antidilutive. Common equivalent shares result from the assumed exercise of outstanding stock options or the assumed conversion of convertible preferred stock. Common equivalent shares have not been included in the per share calculations for the years ended December 31, 1997 or 1996 as the effect would be antidilutive.

   The following table reconciles the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1995:

                                                                  INCOME AVAILABLE                              EARNINGS
                                                                     TO COMMON                                    PER
                                                                    STOCKHOLDERS         SHARES                  SHARE
                                                                --------------------    ----------           -------------

     Basic earnings per share                                     $    1,139,000         751,000             $        1.52

     Effect of dilutive securities:
        Stock options                                                                    466,000
        Convertible preferred stock                                                    2,825,000
        Dividends on convertible preferred stock                         521,000
                                                                  ---------------     -----------            -------------

     Diluted earnings per share                                   $    1,660,000       4,042,000             $         .41
                                                                  ================    ============           =============

                                   Continued

                           FASTECH INTEGRATION, INC.

     As of December 31, 1997, total potential common equivalent shares consist of 692,580 stock options outstanding with a weighted average exercise price of $3.14, 250,000 warrants with an exercise price of $6.50, 2,754,637 shares of redeemable convertible preferred stock and 70,000 shares of Series E convertible preferred stock.

4.   PROPERTY AND EQUIPMENT:
     -----------------------

     Property and equipment consist of the following:

                                                        USEFUL LIFE             DECEMBER 31,
                                                                           ---------------------
                                                        (IN YEARS)         1997             1996
                                                        ----------         ----             ----

      Equipment, furniture and fixtures                    3-7         $  5,512,000     $  4,454,000
      Leasehold improvements                                3               173,000          223,000
      Equipment under capital leases                        3             1,223,000          965,000
                                                                       ------------     ------------

                                                                          6,908,000        5,642,000

      Less accumulated depreciation and amortization                      4,613,000        3,379,000
                                                                       ------------     ------------

                                                                       $  2,295,000     $  2,263,000
                                                                       ============     ============


     Depreciation and amortization expense for the years ended December 31, 1997, 1996 and 1995 was $1,302,000, $1,113,000 and $735,000, respectively, of which $316,000, $194,000 and $139,000, respectively, related to equipment under capital leases. Accumulated amortization for equipment under capital leases was $938,000 and $622,000 at December 31, 1997 and 1996, respectively. The equipment under capital leases collateralizes the related lease obligations.


5.   DEBT:
     ----

     SUBORDINATED NOTES

     In July 1997, the Company issued $2,500,000 of subordinated notes with attached warrants to certain stockholders which are due June 30, 2004. One of the stockholders is also a member of the Company's Board of Directors. The Company is required to make quarterly interest payments on the subordinated notes at the rate of 9% per year. The effective interest rate on the subordinated notes is 10.8%. Interest expense on the subordinated notes was $107,000 for the year ended December 31, 1997. In connection with the issuance of the subordinated notes and warrants, the Company recorded a discount on the subordinated notes of $420,000 to reflect the value of the warrants as determined by use of the Black-Scholes option pricing model. Amortization of the discount on the subordinated notes totaled $28,000 for the year ended December 31, 1997.

                                   Continued

                           FASTECH INTEGRATION, INC.

     The warrants attached to the subordinated notes give the holders the right to purchase 250,000 shares of common stock at an exercise price of $6.50 per share, subject to antidilution adjustments, or by surrender of the subordinated notes in an amount equivalent to the exercise price. The warrants may also be exchanged, without payment of additional consideration, for shares of common stock as defined by the related agreement. The warrants expire on June 30, 2004.

     LINE OF CREDIT

     The Company has a line of credit arrangement with its principal bank that allows for borrowings to be used as working capital or for the purchase of equipment. The weighted average interest rate on these borrowings was 10.8% and 10.4% for the years ended December 31, 1997 and 1996, respectively.

     The line of credit provides for working capital borrowings of up to the lesser of $4,000,000 or 80% of eligible accounts receivable and bears interest at the prime rate plus 1/2%. The line of credit also provides for equipment purchase borrowings of up to $1,000,000 or 100% of eligible equipment purchases after March 31, 1997, and bears interest at the prime rate plus 1%. At December 31, 1997, there were no borrowings outstanding under the line of credit. The line of credit arrangement for working capital and equipment purchases expires on April 15, 1998 and March 31, 1998, respectively. The Company intends to renew a modified line of credit arrangement for working capital borrowings of up to the lesser of $1,500,000 or 80% of accounts receivable which will bear interest at the prime rate plus 2%.


6.   ACCRUED EXPENSES:
     -----------------

     Accrued expenses consist of the following:

                                                       DECEMBER 31,
                                                   -------------------
                                                   1997           1996
                                                   ----           ----
      Employee compensation                     $   758,000   $   940,000
      and benefits
      Income and withholding                        217,000       232,000
      taxes
      Commissions and                               526,000     1,613,000
      royalties
      Other accrued expenses                      1,044,000     1,274,000
                                                -----------   -----------

                                                $ 2,545,000   $ 4,059,000
                                                ===========   ===========

                                   Continued

                           FASTECH INTEGRATION, INC.

7.   INCOME TAXES:
     ------------

     The components of income (loss) before income taxes are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                     -------------------------------
                                                     1997         1996          1995
                                                     ----         ----          ----
      Domestic                                  $  (789,000)  $  140,000  $  1,135,000
      Foreign                                        49,000       80,000       (19,000)
                                                -----------   ----------  ------------

      Income (loss) before income taxes         $  (740,000)  $  220,000  $  1,116,000
                                                ===========   ==========  ============


     The components of the provision (benefit) for income taxes are as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
                                                     1997          1996           1995
                                                     ----         -----           ----
      Current:
        Federal                                                $  198,000    $    209,000
        State                                   $      4,000            -          31,000
        Foreign                                      329,000      136,000         339,000
                                                ------------   ----------    ------------

                                                     333,000      334,000         579,000
                                                ------------   ----------    ------------

      Deferred:
        Federal                                      848,000     (155,000)       (803,000)
        State                                        486,000      (46,000)       (320,000)
        Foreign                                            -      (10,000)              -
                                                ------------   ----------    ------------

                                                   1,334,000     (211,000)     (1,123,000)
                                                ============   ==========    ============

      Provision (benefit) for income taxes      $  1,667,000   $  123,000    $   (544,000)
                                                ============   ==========    ============


     The foreign income tax provision for the years ended December 31, 1997 and 1996 represents withholding taxes imposed upon software license fees in certain foreign jurisdictions.

                                   Continued

                           FASTECH INTEGRATION, INC.

The differences between the income tax provision (benefit) and income taxes computed using the applicable U.S. statutory federal tax rate are as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                            1997           1996           1995
                                                                         ----------      ---------     -----------
    Tax provision at statutory rate                                   $   (252,000)   $    75,000   $     391,000
    State income taxes, net of federal income
         tax effect                                                       (179,000)      (171,000)         19,000
    Foreign withholding taxes, net of federal
         income tax effect                                                       -              -         220,000
    Federal research and development                                      (279,000)      (110,000)        (85,000)
         tax credit
    Change in deferred tax asset valuation
         allowance                                                       2,317,000        313,000      (1,201,000)
    Permanent differences                                                   50,000         31,000          70,000
    Other                                                                   10,000        (15,000)         42,000
                                                                    ---------------------------------------------

                                                                      $  1,667,000   $    123,000   $    (544,000)
                                                                    =============================================


  Deferred tax assets consist of the following:

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                         1997            1996
                                                                                      -----------     -----------
      Deferred tax assets:
        Tax credit carryforwards                                                   $   2,634,000   $   1,933,000
        Net operating loss carryforwards                                                 232,000         130,000
        Reserves not currently deductible                                                785,000         605,000
                                                                                 -------------------------------

      Gross deferred tax assets                                                        3,651,000       2,668,000
      Deferred tax asset valuation allowance                                          (3,651,000)     (1,334,000)
                                                                                 -------------------------------
                                                                                               -   $   1,334,000
                                                                                 ===============================


Realization of the net deferred tax asset is dependent on the Company's ability to generate sufficient taxable income in the future and prior to expiration of the loss carryforwards and certain tax credits. Although management believes that it is more likely than not that all of the gross deferred tax assets will be realized, the weight of objective evidence requires the establishment of a full valuation allowance of approximately $3,651,000 at December 31, 1997.

As of December 31, 1997, the Company has federal net operating loss carryforwards of approximately $635,000, which expire at various dates between 2005 and 2008. The Company has federal and state research and development tax credit carryforwards of approximately $1,291,000 and $507,000, respectively, expiring at various dates between 2007 and 2011. The Company also has foreign tax credit carryforwards of approximately $802,000 which expire at various dates between 1999 and 2002.

Ownership changes, as defined in the Internal Revenue Code, have limited the amount of net operating loss and tax credit carryforwards generated prior to the respective changes in ownership

                                   Continued

                           FASTECH INTEGRATION, INC.

that can be utilized annually to offset future taxable income or tax liability. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Future ownership changes may further limit utilization of the net operating loss and credit carryforwards.


8.         REDEEMABLE CONVERTIBLE PREFERRED STOCK:
           --------------------------------------

Redeemable convertible preferred stock, $.01 par value, recorded at issuance price plus accumulated accretion and net of issuance costs, consists of the following:

                                                                                           DECEMBER 31,
                                                                                    -------------------------
                                                                                        1997          1996
                                                                                      --------      ---------
      Series D, 942,909 shares authorized, issued and                            $    4,733,000  $  4,462,000
      outstanding
      Series C, 600,000 shares authorized, issued and                                 1,951,000     1,853,000
      outstanding
      Series B, 480,572 shares authorized, issued and                                 1,431,000     1,362,000
      outstanding
      Series A, 923,507 shares authorized and issued;                                 2,251,000     2,154,000
      731,156 shares outstanding                                                 ----------------------------

                                                                                 $   10,366,000  $  9,831,000
                                                                                 ============================

In 1992, the Company repurchased 192,351 shares of Series A redeemable convertible preferred stock at a cost of $250,000. The carrying value of Series A redeemable convertible preferred stock and shares outstanding were reduced for the repurchased shares.

    VOTING

    Redeemable convertible preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of redeemable preferred stock is convertible.

    CONVERSION

    The redeemable preferred stock is convertible into common stock at the option of the stockholder based upon a conversion rate as defined by the related agreement (1 to 1 at December 31, 1997). In the event of a public offering of the Company's common stock resulting in gross proceeds of at least $10,000,000 and a price per share of at least $7.00, the redeemable preferred stock converts into common stock upon the effective date of the registration statement.

                                   Continued

                           FASTECH INTEGRATION, INC.

     DIVIDENDS

     Dividends are cumulative and accrue at an annual rate of $.28, $.16, $.14 and $.128 per share on the Series D, Series C, Series B and Series A redeemable convertible preferred stock, respectively.

     REDEMPTION

     On the earlier of June 30, 2004 or the repayment of a certain subordinated note, described in Note 3, the Company is required to redeem up to a maximum of 25%, in any twelve-month period, of the outstanding redeemable convertible preferred stock, at the election of at least two-thirds of the outstanding redeemable convertible preferred stockholders. The redemption price is $3.50, $2.00, $1.75 and $1.60 per share of Series D, Series C, Series B and Series A preferred stock, respectively, subject to anti-dilution adjustments, plus any accrued and unpaid dividends. The difference between the issuance price and the redemption price is being accreted through December 31, 2000 by charges to additional paid-in capital and accumulated deficit in an amount equal to the annual dividend.

     LIQUIDATION

     In the event of liquidation of the Company, holders of the Series D, Series C, Series B and Series A redeemable convertible preferred stock are entitled to receive, in preference to any distribution to the shareholders of Series E convertible preferred stock and common stock, $3.50, $2.00, $1.75 and $1.60 per share, respectively, subject to antidilution adjustments, plus any accrued but unpaid dividends.


9. SERIES E CONVERTIBLE PREFERRED STOCK AND COMMON STOCK:
   -----------------------------------------------------

     SERIES E CONVERTIBLE PREFERRED STOCK

     Series E convertible preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Series E preferred stock is convertible.

     The Series E preferred stock is convertible into common stock at the option of the stockholder based upon a conversion rate as defined by the related agreement (1 to 1 at December 31, 1997). In the event of a public offering of the Company's common stock resulting in gross proceeds of at least $10,000,000 and a price per share of at least $7.00, the Series E preferred stock converts into common stock upon the effective date of the registration statement.

     In the event of liquidation of the Company, holders of Series E convertible preferred stock are entitled to receive, in preference to any distribution to the common stockholders, $3.50 per share, subject to anti-dilution adjustments, plus any accrued but unpaid dividends.

                                   Continued

                           FASTECH INTEGRATION, INC.

       COMMON STOCK

       The holders of 481,216 common shares, designated as founders' shares, must provide the right of first refusal on the transfer of any of their common shares to preferred stockholders and the Company, pursuant to the stock transfer agreement. The agreement provides the Company with the right to repurchase restricted shares for $.01 per share in the event of termination of employment.

       The Company has reserved 4,565,265 shares of common stock for issuance upon the conversion of the Series D, Series C, Series B and Series A redeemable convertible preferred stock, Series E convertible preferred stock, common stock warrants and for use in the stock plan.


10.  STOCK PLAN:
     ----------

     The 1988 Stock Plan (the "Plan") provides for the grant of incentive stock options and nonqualified stock options, stock awards and stock purchase rights for the purchase of up to an aggregate of 1,298,277 shares of the Company's common stock by officers, employees, consultants and directors of the Company. The Board of Directors is responsible for administration of the Plan. The Board of Directors determines the term of each option, option exercise price, number of shares for which each option is granted and the rate at which each option is exercisable (generally ratably over five years from the grant date). The Company may not grant an employee incentive stock options, that are first exercisable during any one year, with a fair value in excess of $100,000. The Plan expired on February 3, 1998. It is the intention of the Company and the Board of Directors to adopt a new plan in the second quarter of 1998, having substantially similar provisions.

     Incentive stock options may be granted to any officer or employee at an exercise price per share of not less than the fair value per common share on the date of the grant (not less than 110% of the fair value in case of holders of more than 10% of the Company's voting stock). Nonqualified stock options may be granted to any officer, employee, director or consultant at an exercise price per share of not less than the book value per common share as of the end of the fiscal year immediately preceding the date of such grant, or 50% of the fair value per common share on the date of the grant. Options granted under the Plan generally expire seven years from the date of the grant (five years for incentive stock options granted to holders of more than 10% of the Company's voting stock).

     The Company has continued to account for stock-based compensation in accordance with APB 25. Had compensation cost for the Company's stock-based compensation plans been determined based on fair value at the grant dates as calculated in accordance with SFAS 123, the Company's pro forma net income (loss) and earnings per share for the years ended December 31, 1997, 1996 and 1995 would have been $(2,600,000) and $(2.90), $(26,000) and
     $(.56), and $1,649,000 and $1.50 (basic), respectively. In calculating these pro forma disclosures, the fair value of each option grant in 1997, 1996 and 1995 has been estimated on the date of grant using the minimum value method assuming
                                   Continued

                           FASTECH INTEGRATION, INC.

     a weighted average expected life of 6.1, 5.5, 6.0 years, respectively, and a weighted average risk-free interest rate of 6.40%, 6.29% and 6.82%, respectively. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts.

     The following table summarizes stock option activity under the Plan:

                                                                                 WEIGHTED
                                                            NUMBER OF            AVERAGE
                                                             SHARES           EXERCISE PRICE
                                                            ---------         --------------
     Outstanding at December 31, 1994                         660,050          $      .59

     Granted                                                  263,500                2.51
     Canceled                                                 (48,180)                .80
     Exercised                                                (82,610)                .52
                                                           ------------

     Outstanding at December 31, 1995                         792,760                1.21
                                                           ------------

     Granted                                                  332,800                8.31
     Canceled                                                (225,960)               8.92
     Exercised                                               (180,970)                .60
                                                           ------------

     Outstanding at December 31, 1996                         718,630                2.23
                                                           ------------

     Granted                                                  169,050                6.00
     Canceled                                                (105,360)               3.65
     Exercised                                                (89,740)                .67
                                                           ------------

     Outstanding at December 31, 1997                         692,580                3.14
                                                           ============

     The weighted average fair value of options granted in 1997, 1996 and 1995 were $1.93, $2.42 and $.76, respectively.

     The following table summarizes information about stock options outstanding and exercisable at December 31, 1997:

                                      OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                              --------------------------------------    ----------------------
                                              WEIGHTED
                                               AVERAGE     WEIGHTED                  WEIGHTED
                                             CONTRACTUAL   AVERAGE                   AVERAGE
                                  NUMBER      REMAINING    EXERCISE       NUMBER     EXERCISE
     RANGE OF EXERCISE PRICES   OUTSTANDING      LIFE       PRICE      EXERCISABLE    PRICE
     ------------------------ -------------  -----------   --------    -----------   ---------
            $0.60                336,930        2.9         $0.60         223,520     $0.60
             1.00                  7,500        4.4          1.00           3,000      1.00
             2.50                 36,050        4.0          2.50          14,630      2.50
             6.00                312,100        5.9          6.00          38,730      6.00
                              -------------                            -----------
                                 692,580                                  279,880
                             ==============                            ===========

     Options exercisable at December 31, 1996 and 1995 were 252,930 and 302,300, respectively.

                                   Continued

                           FASTECH INTEGRATION, INC.

     At December 31, 1997, there were 129,098 options available for grant under the 1988 Plan.


11.  EMPLOYEE BENEFIT PLAN:
     ---------------------

     The Company sponsors a 401(k) retirement savings plan for eligible employees. The Plan covers all employees of the Company who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. All full-time employees are eligible to participate in the 401(k) plan. On February 24, 1997, the Plan was amended to permit the Company to make mandatory matching contributions in an amount equal to 10 percent of an employee's pre-tax contribution. For the year ended December 31, 1997, the Company made mandatory matching contributions to the 401(k) plan in the amount of $54,000. No contributions were made to the 401(k) plan in 1996 or 1995.

12.  SEGMENT AND GEOGRAPHIC INFORMATION:
     ----------------------------------

     The Company operates in one industry segment. The Company designs, develops, markets and supports an integrated suite of Manufacturing Execution System ("MES") workflow software products used primarily by customers in the semiconductor and electronics industries. The Company markets its products primarily in the United States, the Far East and Europe through a direct sales force, system integrators and distributors.

     Unaffiliated export sales to the Far East and Europe were $5,209,000 and $2,140,000, $4,170,000 and $3,919,000, and $14,050,000 and $2,566,000 for
     1997, 1996 and 1995, respectively.

     Revenue from one customer accounted for 11%, 11% and 13% of total revenues for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, no customers accounted for greater than 10% of accounts receivable. At December 31, 1996, one customer accounted for 10% of total accounts receivable.

                                   Contiuned

                           FASTECH INTEGRATION, INC.

13.  COMMITMENTS:
     -----------

     The Company leases operating facilities leases operating facilities and certain equipment under noncancelable operating and capital leases that expire through 2000. Future minimum lease payments under noncancelable operating and capital leases are as follows as of December 31, 1997:

                                                      OPERATING            CAPITAL
                                                       LEASES              LEASES
                                                     ----------            --------
            1998                                   $  1,511,000       $     271,000
            1999                                      1,185,000             152,000
            2000                                        887,000              69,000
            2001                                              -                   -
            2002                                              -                   -
                                                   ------------       -------------
                                                   $  3,583,000             492,000
                                                   ============       =============

            Less amounts representing interest                               36,000
                                                                      -------------

            Present value of future minimum lease
             payments                                                 $     456,000
                                                                      =============

     Rent expense was $1,489,000, $1,511,000, and $676,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

14.  SUBSEQUENT EVENT:
     ----------------

     On January 29, 1998, the Company acquired MIDAS Software, Inc. (MIDAS), a developer of maintenance management software used to control and monitor equipment downtime in manufacturing operations. Under the terms of the merger, to be accounted for as a pooling of interests, the Company exchanged 200,000 shares of its common stock for all of the outstanding common stock of MIDAS.

     The Company's financial statements for 1997, 1996 and 1995 have not been prepared to give retroactive effect to the acquisition of MIDAS in accordance with pooling of interests requirements, due to immateriality. However, had the 1997 financial statements been restated, unaudited revenue and net income (loss) for the combined entity would have been $23,382,000 (unaudited) and $(2,431,000) (unaudited), respectively.

                           FASTECH INTEGRATION, INC.

                          CONSOLIDATED BALANCE SHEETS

                   as of June 30, 1998 and December 31, 1997

                        ASSETS                            1998             1997
                                                          ----             ----
                                                       (UNAUDITED)
Current assets:
 Cash and cash equivalents                          $  2,916,000       $  3,500,000
 Accounts receivable, net                              2,735,000          4,952,000
 Other current assets                                    292,000            211,000
                                                    ------------       ------------

     Total current assets                              5,943,000          8,663,000

Fixed assets, net                                      2,343,000          2,295,000
Other assets                                             296,000            301,000
                                                    ------------       ------------

     Total assets                                   $  8,582,000       $ 11,259,000
                                                    ============       ============

        LIABILITIES, REDEEMABLE CONVERTIBLE
     PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable                                      1,242,000            787,000
 Accrued expenses                                      2,071,000          2,545,000
 Current portion of capital lease obligations            191,000            234,000
 Deferred revenue                                      3,215,000          2,326,000
 Line of credit                                        1,172,000                  -
                                                    ------------       ------------

     Total current liabilities                         7,891,000          5,892,000

Long-term portion of capital lease obligations           153,000            222,000
Subordinated debt                                      2,138,000          2,108,000
                                                    ------------       ------------

     Total liabilities                                10,182,000          8,222,000
                                                    ------------       ------------
Commitments (Note 5)

Redeemable convertible preferred stock                10,625,000         10,366,000
                                                    ------------       ------------

Stockholders' deficit:
 Series E convertible preferred stock                    152,000            152,000
 Common stock
 Common stock warrants                                   420,000            420,000
 Additional paid-in capital
 Accumulated comprehensive loss                         (125,000)          (111,000)
 Accumulated deficit                                 (12,672,000)        (7,790,000)
                                                    ------------       ------------

     Total stockholders' deficit                     (12,225,000)        (7,329,000)
                                                    ------------       ------------

      Total liabilities, redeemable convertible
       preferred stock and stockholders' deficit    $  8,582,000       $ 11,259,000
                                                    ============       ============

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                for the six months ended June 30, 1998 and 1997
                                  (Unaudited)

                                                                           1998           1997
                                                                           ----           ----
Revenues:
     Software licenses                                                $  3,939,000   $  8,136,000
     Services                                                            3,427,000      3,268,000
                                                                      ------------   ------------

                                                                         7,366,000     11,404,000
                                                                      ------------   ------------
Cost and expenses:
     Cost of software licenses                                             696,000        498,000
     Cost of services                                                    2,251,000      2,225,000
     Selling and marketing                                               3,902,000      4,009,000
     Research and development                                            3,399,000      3,120,000
     General and administrative                                          1,720,000      1,378,000
                                                                      ------------   ------------

                                                                        11,968,000     11,230,000
                                                                      ------------   ------------

Income (loss) from operations                                           (4,602,000)       174,000

Other income and (expense), net                                           (159,000)       (59,000)
                                                                      ------------   ------------

Income (loss) before provision for income taxes                          (4,761,00)       115,000
Provision for income taxes                                                  62,000         46,000
                                                                      ------------   ------------

Net income (loss)                                                       (4,823,000)        69,000

Dividends on preferred stock                                              (260,000)      (260,000)
                                                                      ------------   ------------

Net loss available to common stockholders                             $ (5,083,000)  $   (191,000)
                                                                      ============   ============
Loss per common share:
     Basic                                                            $      (3.82)  $       (.18)
     Diluted                                                          $      (3.82)  $       (.18)

Weighted average common shares outstanding:
     Basic                                                               1,331,000      1,047,000
     Diluted                                                             1,331,000      1,047,000

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               for the three months ended June 30, 1998 and 1997
                                  (Unaudited)


                                                          1998         1997
                                                          ----         ----
Revenues:
  Software licenses                                   $ 1,731,000   $ 4,201,000
  Services                                              1,771,000     1,609,000
                                                      -----------   -----------

                                                        3,502,000     5,810,000
                                                      -----------   -----------

Cost and expenses:
   Cost of software licenses                              263,000       293,000
   Cost of services                                     1,094,000     1,132,000
   Selling and marketing                                1,851,000     2,043,000
   Research and development                             1,643,000     1,579,000
   General and administrative                             717,000       702,000
                                                      -----------   -----------

                                                        5,568,000     5,749,000
                                                      -----------   -----------

Income (loss) from operations                          (2,066,000)       61,000

Other income and (expense), net                           (73,000)      (43,000)
                                                      -----------   -----------

Income (loss) before provision for income taxes        (2,139,000)       18,000
Provision for income taxes                                 62,000         7,000
                                                      -----------   -----------

Net income (loss)                                      (2,201,000)       11,000

Dividends on preferred stock                             (130,000)     (130,000)
                                                      -----------   -----------

Net loss available to common stockholders             $(2,231,000)  $  (119,000)
                                                      ===========   ===========

Loss per common share:
  Basic                                               $     (1.74)  $      (.11)
  Diluted                                             $     (1.74)  $      (.11)

Weighted average common shares outstanding:
  Basic                                                 1,338,000     1,062,000
  Diluted                                               1,338,000     1,062,000

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOW

                for the six months ended June 30, 1998 and 1997
                                  (Unaudited)

                                                                                      1998             1997
                                                                                      ----             ----
Cash flows from operating activities:
  Net income(loss)                                                                $(4,823,000)     $     69,000
  Adjustments to reconcile net income(loss) to net cash used in operating activities:
    Depreciation and amortization                                                     672,000           600,000
    Provision for doubtful accounts                                                    64,000           117,000
    Changes in assets and liabilities:
      Accounts receivable                                                           2,430,000        (1,293,000)
      Prepaid expenses and other current assets                                       (48,000)          (74,000)
      Accounts payable                                                                260,000          (253,000)
      Accrued expenses                                                               (534,000)         (679,000)
      Deferred revenue                                                                589,000           365,000
      Customer deposits                                                                     -           (25,000)
                                                                                  -----------      ------------

Net cash used in operating activities                                              (1,390,000)       (1,173,000)
                                                                                  -----------      ------------

Cash flows from investing activities:
  Purchases of property and equipment                                                (678,000)         (653,000)
  Decrease in other assets                                                             11,000            36,000
  Cash acquired from MIDAS acquisition                                                394,000                 -
                                                                                  -----------      ------------

Net cash used in investing activities                                                (273,000)         (617,000)
                                                                                  -----------      ------------

Cash flows from financing activities:
  Principal payments on capital lease obligations                                    (112,000)         (149,000)
  Proceeds from short-term borrowings                                               1,166,000                 -
  Proceeds from exercise of common stock options                                       40,000            41,000
                                                                                  -----------      ------------

Net cash provided by (used in) financing activities                                 1,094,000          (108,000)
                                                                                  -----------      ------------

Effect of exchange rates on cash and cash equivalents                                 (15,000)           (4,000)

Net decrease in cash and cash equivalents                                            (584,000)       (1,902,000)

Cash and cash equivalents, beginning of period                                      3,500,000         4,082,000
                                                                                  -----------      ------------

Cash and cash equivalents, end of period                                          $ 2,916,000      $  2,180,000
                                                                                  ===========      ============

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



1.    Basis of Presentation:
      ---------------------

      The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company in accordance with generally accepted accounting principles.

      Certain information and footnote disclosures normally included in the Company's annual financial statements have been condensed or omitted. The interim financial statements, in the opinion of management, reflect all adjustments (including normal recurring accruals) necessary for a fair presentation of results for the interim periods ended June 30, 1998 and 1997.

      These interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1997.



2.    Midas Acquisition:
      -----------------

      On January 29, 1998, the Company acquired MIDAS Software, Inc. (MIDAS), a developer of maintenance management software used to control and monitor equipment downtime in manufacturing operations. The Company exchanged 200,000 shares of its common stock for all of the outstanding common stock of MIDAS. The MIDAS acquisition was accounted for as a pooling of interests.

      The condensed consolidated financial statements do not include the financial position, operating results and cash flows of MIDAS prior to January 1, 1998, due to immateriality.



3.    Basic and Diluted Earnings Per Share:
      -------------------------------------

      Basic earnings per share is based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share is based upon the weighted average number of common shares outstanding during the period plus additional weighted average common equivalent shares outstanding during the period when the effect is not anti-dilutive. Common equivalent shares result from the assumed exercise of outstanding stock options and warrants or the assumed conversion of convertible preferred stock. Common equivalent shares have not been included in the per share calculations for the three and six months ended June 30, 1998 and 1997 as the effect would be anti-dilutive. As of June 30, 1998, total potential common equivalent shares consist of 699,820 stock options outstanding with a weighted average exercise price of $4.01, 250,000 warrants with an exercise price of $6.50, 2,754,637 shares of redeemable convertible preferred stock and 70,000 shares of Series E convertible preferred stock.

                           FASTECH INTEGRATION, INC.

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS,
                                   CONTINUED



4.    Line of Credit:
      --------------

      On July 13, 1998, the Company renewed and modified an existing line of credit arrangement for working capital borrowings of up to the lesser of $1,500,000 or 80% of eligible accounts receivable. The line of credit bears interest at prime rate plus 2% and is payable on demand. As of June 30, 1998, there was $1,172,000 of borrowings outstanding under the line of credit.



5.    Commitments:
      -----------

      On April 22, 1998, the Company signed a development agreement with a software developer. The agreement requires the Company to make development payments totaling $1,540,000 over a four- year period. Under the agreement, minimum development payments for the years ended December 31, 1998, 1999, 2000 and 2001 are $420,000, $420,000, $420,000, and $280,000,
      respectively.


6.    Stockholders' Equity:
      --------------------

      On January 15, 1998, the Company permanently retired 192,351 shares of Series A redeemable convertible preferred stock and 23,684 shares of common stock.

      On April 28, 1998, the Company increased the number of authorized shares of common stock to 5,500,000. The Company also adopted the 1998 Stock Plan, the successor to the 1988 Stock Plan. The 1998 Stock Plan provides for the grant of incentive options and nonqualified stock options, stock awards and stock purchase rights for the purchase of up to an aggregate of 250,000 shares of the Company's common stock by officers, employees, consultants and directors of the Company.



7.    Comprehensive Income:
      --------------------

      The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that all components of comprehensive income and total comprehensive income be reported and that changes be shown in a financial statement displayed with the same prominence as other financial statements. The Company has elected to disclose this information in its statement of stockholders' equity. For the six months ended June 30, 1998 and 1997, total comprehensive income (loss) was as follows:

                                                                          Six months ended June 30,
                                                                           1998                    1997
                                                                           ----                    ----
         Net income (loss)                                               $(4,823,000)              $69,000

         Foreign currency translation adjustment                             (14,000)               (4,000)
                                                                      ---------------             ---------

         Total comprehensive income (loss)                               $(4,837,000)              $65,000
                                                                      ===============             =========

                           FASTECH INTEGRATION, INC.

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS,
                                   CONTINUED



8.    New Accounting Pronouncements:
      -----------------------------

      In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and supercedes SOP 91-1, "Software Revenue Recognition." The Company adopted the guidelines of SOP 97-2 as of January 1, 1998 and the impact of such adoption was not material to the results of operations or cash flows for the period ended June 30, 1998.

      In July 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. The interim reporting disclosures are not required in the first year of adoption. SFAS 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. SFAS 131 changes current practice under SFAS No. 14 by establishing a new framework on which to base segment reporting. The "management" approach expands the required disclosures for each segment. The Company will adopt SFAS 131 in the fourth quarter ended December 31, 1998 and has not yet determined the impact of such adoption on its segment reporting.


9.    Subsequent Event:
      ----------------

      In August 1998, the Company signed a Letter of Intent with Brooks Automation, Inc. ("Brooks") to merge the companies. Brooks is a developer, manufacturer and supplier of substrate handling robots, modules, software, controls and fully integrated cluster tool handling systems for the semiconductor and flat panel display process equipment industries. The merger is intended to be accounted for as a pooling of interest. The transaction has been approved by the Company's and Brooks' respective board of directors and is expected to close in September 1998.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements set forth below give effect to the Merger on a retroactive basis. The unaudited pro forma condensed combined balance sheet as of June 30, 1998 gives effect to the Merger as if it had occurred on June 30, 1998, and combines the historical consolidated balance sheets of Brooks and FASTech as of June 30, 1998. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the fiscal years ended September 30, 1995, 1996 and 1997 combine Brooks' historical consolidated statements of operations for the fiscal years ended September 30, 1995, 1996 and 1997 with FASTech's historical consolidated statements of operations for the fiscal years ended December 31, 1995, 1996 and 1997, respectively. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 1997 combines Brooks' historical consolidated statement of operations for the nine months ended June 30, 1997 with FASTech's historical consolidated statement of operations for the nine months ended September 30, 1997. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 1998 combines Brooks' historical consolidated statement of operations for the nine months ended June 30, 1998 with FASTech's historical consolidated statements of operations for the six months ended June 30, 1998 and the three months ended December 31, 1997. Accordingly, FASTech's historical consolidated statement of operations for the three months ended December 31, 1997 has been included in the unaudited pro forma condensed combined statements of operations for both the fiscal year ended September 30, 1997 and the nine months ended June 30, 1998.

     Brooks and FASTech estimate that they will incur direct transaction costs of approximately $600,000 associated with the Merger, which will be charged to operations as incurred. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies. See "Risk Factors - Integration of the Two Companies."

     The unaudited pro forma condensed combined financial information set forth below is presented for illustrative purposes only, and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of the future financial position or results of operations of the combined companies.

                            BROOKS AUTOMATION, INC.

                       PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                  (UNAUDITED)
                     (In thousands, except per share data)

                                                          Historical      Historical           Pro Forma            Pro Forma
                                                            Brooks         FASTech            Adjustments           Combined
                                                       --------------     -----------         -----------           ----------
 ASSETS
 Current Assets:
       Cash and cash equivalents                             $ 65,308         $ 2,916         $        -            $  68,224
       Accounts receivable, net                                23,560           2,735                  -               26,295
       Inventories                                             23,689               -                  -               23,689
       Prepaid expenses and other current assets                2,306             292                  -                2,598
       Deferred income taxes                                    4,963               -                  -                4,963
                                                       --------------     -----------         -----------          ----------

           Total current assets                               119,826           5,943                  -              125,769
 Fixed assets, net                                             18,315           2,343                  -               20,658
 Other assets                                                   3,687             296                  -                3,983
                                                       --------------     -----------         -----------          ----------

           Total assets                                     $ 141,828         $ 8,582         $        -            $ 150,410
                                                       ==============     ===========         ===========          ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
       Accounts payable                                       $ 5,843         $ 1,242      $           -            $   7,085
       Accrued expenses and other current liabilities           5,170           6,649                600  (1)          12,419
                                                       --------------     -----------         -----------          ----------

           Total current liabilities                           11,013           7,891                600               19,504
       Long-term debt and other liabilities                     1,068           2,291                  -                3,359
                                                       --------------     -----------         -----------          ----------

           Total liabilities                                   12,081          10,182                600               22,863
                                                       --------------     -----------         -----------          ----------

 Redeemable convertible preferred stock                             -          10,625            (10,625) (1)               -

 Stockholders' Equity:
       Preferred stock                                              -             152               (152) (1)               -
       Common stock                                               101               -                  9  (1)             110
       Common stock warrants                                        -             420                  -                  420
       Additional paid-in capital                             117,772               -             10,768  (1)         128,540
       Cumulative translation adjustment                         (394)           (125)                 -                 (519)
       Deferred compensation                                     (320)              -                  -                 (320)
       Retained earnings (Accumulated deficit)                 12,588         (12,672)              (600) (1)            (684)
                                                       --------------     -----------         -----------          ----------

           Total stockholders' equity (deficit)               129,747         (12,225)            10,025              127,547
                                                       --------------     -----------         -----------          ----------

           Total liabilities and stockholders' equity       $ 141,828         $ 8,582         $         -           $ 150,410
                                                       ==============     ===========         ===========          ==========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                            BROOKS AUTOMATION, INC.

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (In thousands, except per share data)

                                                        Years ended September 30,             Nine months ended June 30,
                                                --------------------------------------        --------------------------
                                                  1995           1996           1997              1997          1998
                                                --------------------------------------        --------------------------
 Revenues                                       $ 68,488      $ 112,730      $ 108,741          $ 72,917      $ 79,550
 Cost of revenues                                 34,084         57,961         63,761            42,060        57,012
                                                --------------------------------------        --------------------------

 Gross profit                                     34,404         54,769         44,980            30,857        22,538
                                                --------------------------------------        --------------------------

 Operating expenses:
      Research and development                    11,258         18,336         20,592            14,461        18,170
      Selling, general and administrative         14,898         23,176         23,952            17,057        20,375
                                                --------------------------------------        --------------------------

         Total operating expenses                 26,156         41,512         44,544            31,518        38,545
                                                --------------------------------------        --------------------------

 Income (loss) from operations                     8,248         13,257            436              (661)      (16,007)
 Other income (expense), net                          62            (64)          (770)             (520)        2,237
                                                --------------------------------------        --------------------------

 Income (loss) before income taxes                 8,310         13,193           (334)           (1,181)      (13,770)
 Income tax provision (benefit)                    1,705          4,599          1,267              (161)       (1,541)
                                                --------------------------------------        --------------------------

 Net income (loss)                               $ 6,605        $ 8,594       $ (1,601)         $ (1,020)    $ (12,229)
                                                ======================================        ==========================
 Net income (loss) per share:
      Basic                                        $0.98          $1.04         ($0.19)           ($0.12)       ($1.12)
      Diluted                                      $0.86          $0.94         ($0.19)           ($0.12)       ($1.12)

 Number of shares used in calculating
   net income (loss) per share:
      Basic                                        6,768          8,303          8,493             8,424        10,936
      Diluted                                      7,673          9,152          8,493             8,424        10,936

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1.  PRO FORMA BASIS OF PRESENTATION

     These unaudited pro forma condensed combined financial statements give effect to the Merger as if it had occurred on the dates or at the beginning of the periods presented (as applicable), reflecting the issuance of 0.127469 of a share of Brooks common stock for each share of FASTech common stock, and 0.147209, 0.167118, 0.197585, 0.372104 and 0.252057 of a share of Brooks common stock for each share of FASTech Series A, B, C, D and E preferred stock, respectively. Additionally at the Effective Time, all outstanding options and warrants to purchase FASTech common stock will be exchanged for options and warrants to purchase Brooks common stock, based on the Common Stock Conversion Ratio of 0.127469. As of June 30, 1998, options and warrants to purchase a total of 699,820 and 250,000 shares of FASTech common stock, respectively, were outstanding.

     The unaudited pro forma condensed combined financial statements set forth below give effect to the Merger on a retroactive basis. The unaudited pro forma condensed combined balance sheets as of June 30, 1998 give effect to the Merger as if it had occurred on June 30, 1998, and combines the historical consolidated balance sheets of Brooks and FASTech as of June 30, 1998. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the fiscal years ended September 30, 1995, 1996 and 1997 combine Brooks' historical consolidated statements of operations for the fiscal years ended September 30, 1995, 1996 and 1997 with FASTech's historical consolidated statements of operations for the fiscal years ended December 31, 1995, 1996 and 1997, respectively. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 1997 combines Brooks' historical consolidated statement of operations for the nine months ended June 30, 1997 with FASTech's historical consolidated statements of operations for the nine months ended September 30, 1997. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 1998 combines Brooks' historical consolidated statement of operations for the nine months ended June 30, 1998 with FASTech's historical consolidated statements of operations for the six months ended June 30, 1998 and the three months ended December 31, 1997. Accordingly, FASTech's historical consolidated statement of operations for the three months ended December 31, 1997, which includes revenues of $5,018,000 and a net loss of $2,624,000, has been included in the unaudited pro forma condensed combined statements of operations for both the fiscal year ended September 30, 1997 and the nine months ended June 30, 1998.


2.   PRO FORMA EARNINGS PER SHARE

     The unaudited pro forma combined earnings per share information is based upon the weighted average number of common and dilutive potential common shares outstanding of Brooks and FASTech for each period presented, giving effect to the Merger as if it occurred at the beginning of the earliest period presented, using exchange ratios of 0.127469 of a share of Brooks common stock for each share of FASTech common stock, and 0.147209, 0.167118, 0.197585, 0.372104 and
0.252057 of a share of Brooks common stock for each share of FASTech Series A, B, C, D and E preferred stock, respectively.


3.   CONFORMING ADJUSTMENTS AND INTERCOMPANY TRANSACTIONS

     There were no material adjustments required to conform the accounting policies of Brooks and FASTech. For the purposes of presenting the unaudited pro forma condensed combined statements of operations, dividends accrued on preferred stock in the historical FASTech financial statements were eliminated. There are no material intercompany transactions included in the unaudited pro forma condensed combined financial statements.

4.   TRANSACTION COSTS

     It is estimated that the combined company will incur charges to operations of approximately $600,000 representing direct transaction costs of the Merger, primarily for accounting and legal fees. The estimated charge is reflected in the unaudited condensed pro forma balance sheet as of June 30, 1998, but is not reflected in the unaudited pro forma condensed combined statements of operations. These non-recurring transaction costs will be charged to operations
as incurred.   These costs reflect a preliminary estimate only and, therefore, are subject to change.

     It is expected that following the Merger, the combined company will incur additional significant costs associated with integrating the two companies, which amounts will be charged to operations as incurred. The amount of such costs is not currently reasonably estimable and, accordingly, the amount has not been reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 1998. There can be no assurance that the combined company will not incur additional material charges to reflect costs associated with the Merger, or that management will be successful in its efforts to integrate the operations of the two companies.

                                                                      APPENDIX A
                                                                      ----------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                            BROOKS AUTOMATION, INC.

                        FASTech ACQUISITION CORPORATION

                                      and

                           FASTech INTEGRATION, INC.

                           DATED:  September 21, 1998




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


ARTICLE I THE MERGER.............................................................................................A5

1.1 THE MERGER...................................................................................................A5
1.2 THE CLOSING..................................................................................................A5
1.3 ACTIONS AT THE CLOSING.......................................................................................A6
1.4 ADDITIONAL ACTIONS...........................................................................................A6
1.5 CONVERSION OF SHARES.........................................................................................A6
1.6 EXCHANGE OF SHARES...........................................................................................A8
1.7 DIVIDENDS....................................................................................................A9
1.8 OPTIONS AND WARRANTS.........................................................................................A9
1.9 DISSENTING SHARES...........................................................................................A10
1.10 ESCROW SHARES..............................................................................................A10
1.11 STOCKHOLDER REPRESENTATIVES................................................................................A10
1.12 CERTIFICATE OF INCORPORATION...............................................................................A11
1.13 BYLAWS.....................................................................................................A11
1.14 DIRECTORS AND OFFICERS.....................................................................................A11
1.15 NO FURTHER RIGHTS..........................................................................................A11
1.16 CLOSING OF TRANSFER BOOKS..................................................................................A11
1.17 TAX AND ACCOUNTING CONSEQUENCES............................................................................A12

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................A12

2.1 ORGANIZATION AND QUALIFICATION OF THE COMPANY...............................................................A12
2.2 CAPITALIZATION..............................................................................................A12
2.3 SUBSIDIARIES................................................................................................A13
2.4 AUTHORIZATION OF TRANSACTION................................................................................A13
2.5 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS................................................................A14
2.6 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS........................................................A14
2.7 FINANCIAL STATEMENTS........................................................................................A15
2.8 ABSENCE OF UNDISCLOSED LIABILITIES..........................................................................A16
2.9 CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES.............................................................A16
2.10 PAYMENT OF TAXES...........................................................................................A17
2.11 TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES........................................................A18
2.12 COLLECTIBILITY OF ACCOUNTS RECEIVABLE......................................................................A19
2.13  INTENTIONALLY OMITTED.....................................................................................A20
2.14 INTELLECTUAL PROPERTY RIGHTS...............................................................................A20
2.15 CONTRACTS AND COMMITMENTS..................................................................................A22
2.16 LABOR AND EMPLOYEE RELATIONS...............................................................................A24
2.17 EMPLOYEE BENEFITS AND ERISA................................................................................A25
2.18 ENVIRONMENTAL MATTERS......................................................................................A28
2.19 FDA GOVERNMENT AUTHORIZATIONS..............................................................................A28
2.20 WARRANTY OR OTHER CLAIMS...................................................................................A29
2.21 LITIGATION.................................................................................................A29
2.22 BORROWINGS AND GUARANTEES..................................................................................A29
2.23 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY.........................................................A29
2.24 INSURANCE..................................................................................................A30
2.25 CORPORATE BOOKS, RECORDS AND ACCOUNTS......................................................................A31
2.26 FINDER'S FEE...............................................................................................A31
2.27 TRANSACTIONS WITH INTERESTED PERSONS.......................................................................A31
2.28 ABSENCE OF SENSITIVE PAYMENTS..............................................................................A31
2.30 DISCLOSURE OF MATERIAL INFORMATION.........................................................................A32
2.31 POOLING....................................................................................................A32
2.32 YEAR 2000..................................................................................................A32
2.33 REGULATORY CORRESPONDENCE..................................................................................A32

2.34 COMPANY ACTION.............................................................................................A32
2.34 HSR ACT....................................................................................................A32

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARENT  AND THE ACQUISITION
SUBSIDIARY......................................................................................................A32

3.1 ORGANIZATION OF PARENT AND ACQUISITION SUBSIDIARY...........................................................A33
3.2 CAPITALIZATION..............................................................................................A33
3.3 AUTHORIZATION OF TRANSACTION................................................................................A33
3.4 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS........................................................A34
3.5 REPORTS AND FINANCIAL STATEMENTS............................................................................A35
3.6 CLAIMS AND LEGAL PROCEEDINGS................................................................................A35
3.7 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS................................................................A35
3.8 PERMITS.....................................................................................................A36
3.9 DISCLOSURE OF MATERIAL INFORMATION..........................................................................A36
3.10 POOLING MATTERS............................................................................................A36

ARTICLE IV COVENANTS............................................................................................A36

4.1  REASONABLE BEST EFFORTS....................................................................................A36
4.2 NOTICES AND CONSENTS........................................................................................A36
4.3 SPECIAL CONSENT AND REGISTRATION STATEMENT..................................................................A36
4.4  OPERATION OF BUSINESS......................................................................................A38
4.5 ACCESS......................................................................................................A39
4.6 NOTICE OF BREACHES AND UPDATES..............................................................................A40
4.7 EXCLUSIVITY.................................................................................................A40
4.8 LISTING OF MERGER SHARES....................................................................................A41
4.9 EMPLOYEES W.................................................................................................A41
4.10 TAX-FREE MERGER; POOLING...................................................................................A41
4.11 INDEMNIFICATION............................................................................................A41
4.12 CURRENT REPORT.............................................................................................A41
4.13 WORKING CAPITAL LOAN.......................................................................................A41

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER..................................................................A42

5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS......................................................................A42
5.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE ACQUISITION SUBSIDIARY......................................A42
5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY....................................................................A44

ARTICLE VI SURVIVAL; INDEMNIFICATION............................................................................A44

6.1 SURVIVAL....................................................................................................A44
6.2 INDEMNIFICATION.............................................................................................A45
6.3 THIRD PERSON CLAIMS.........................................................................................A45
6.4 METHOD OF PAYMENT...........................................................................................A46
6.5 LIMITATIONS.................................................................................................A46
6.6 MAXIMUM LIABILITY AND REMEDIES..............................................................................A46

ARTICLE VII  TERMINATION OF AGREEMENT...........................................................................A46

7.1 TERMINATION.................................................................................................A46
7.2 TERMINATION BY THE PARENT...................................................................................A47
7.3 TERMINATION BY THE COMPANY..................................................................................A47
7.4 PROCEDURE FOR TERMINATION...................................................................................A47
7.5 EFFECT OF TERMINATION.......................................................................................A47
7.6 RIGHT TO PROCEED............................................................................................A48

ARTICLE VIII MISCELLANEOUS......................................................................................A48

8.1  FEES AND BROKER'S COMMISSION...............................................................................A48

8.2 NOTICES.....................................................................................................A48
8.3 PUBLICITY AND DISCLOSURES...................................................................................A49
8.4 ENTIRE AGREEMENT............................................................................................A49
8.5 SEVERABILITY................................................................................................A49
8.6 ASSIGNABILITY...............................................................................................A49
8.7 AMENDMENTS AND WAIVERS......................................................................................A49
8.8 GOVERNING LAW; VENUE........................................................................................A50
8.9 REMEDIES....................................................................................................A50
8.10 COUNTERPARTS...............................................................................................A50
8.11 EFFECT OF TABLE OF CONTENTS AND HEADINGS...................................................................A50
8.12 NO THIRD PARTY BENEFICIARIES...............................................................................A50
8.13 KNOWLEDGE..................................................................................................A50
8.14 INTEGRATION OF EXHIBITS....................................................................................A50

SIGNATURES......................................................................................................A52

                         AGREEMENT AND PLAN OF MERGER


         AGREEMENT entered into as of the 21st day of September, 1998, by and among BROOKS AUTOMATION, INC., a Delaware corporation (the "Parent"), FASTech ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of the Parent (the "Acquisition Subsidiary"), and FASTech INTEGRATION, INC., a Delaware corporation (the "Company"). The Parent, the Acquisition Subsidiary and the Company are referred to collectively herein as the "Parties."

         WHEREAS, the Boards of Directors of each of the Parties have agreed that it is in their best interests for the Acquisition Subsidiary to merge with and into the Company upon the terms and conditions set forth herein;

         WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company and in such merger, the stockholders of the Company will receive common stock of the Parent in exchange for their capital stock of the Company;

         WHEREAS, for federal income tax purposes, the Parties intend that such merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that such merger be treated as a "pooling of interests" transaction for accounting purposes under generally accepted accounting principles ("GAAP").

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereto agree as follows:

                                   ARTICLE I


                                  THE MERGER

         1.1      The Merger. Upon and subject to the terms and conditions of
                  ----------
                  this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), the Acquisition Subsidiary shall be merged with and into the Company (the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Acquisition Subsidiary file a certificate of merger in substantially the form attached hereto as Exhibit 1.1 (the "Certificate of Merger") in
                            -----------
                  accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Sections 251 and 259 of the DGCL.

         1.2      The Closing. The closing of the Merger (the "Closing") shall
                  -----------
                  take place at the offices of Brown, Rudnick, Freed & Gesmer, commencing at 9:00 a.m. local time on the day of the receipt of Requisite Stockholder Approval (as defined in Section 2.4), provided that on or prior thereto, all the conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Article V have been satisfied or waived, or on such other mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date"); provided, however, that the Closing Date shall be no
                          --------  -------
                  later than November 30, 1998.

         1.3      Actions at the Closing. At the Closing, subject to the
                  ----------------------
                  satisfaction or waiver of all of the conditions set forth in
                  Article V not theretofore satisfied or waived, (a) the Company and the Acquisition Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger and (b) the Acquisition Subsidiary shall deliver the Merger Consideration (as defined in Section 1.5(d) below) to Boston Equiserve or such other entity reasonably satisfactory to the

                  Company and the Parent to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.6.

         1.4      Additional Actions. The Surviving Corporation may, at any time
                  ------------------
                  after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Acquisition Subsidiary, in order to consummate the transactions contemplated by this Agreement.

         1.5      Conversion of Shares.
                  --------------------

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities, each share of common stock, $.000002 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of the Company's Common Stock which are Dissenting Shares (as hereafter defined),
                           (ii) shares of the Company's Common Stock which are owned by the Parent or the Acquisition Subsidiary and
                           (iii) shares of the Company's Common Stock which are held in the Company's treasury), shall be converted into and represent the right to receive, before reduction on a pro rata basis with all the Company capital stock for the Escrow Shares (as defined in Section 1.10 hereof), such number of shares of common stock, $.01 par value per share, of the Parent ("Parent Common Stock") as is equal to 0.127469 (the "Common Stock Conversion Ratio") provided that the total number of shares of Parent Common Stock issuable pursuant to this Section 1.5(a) shall not exceed 175,000 shares, subject to upward adjustment for shares of Company Common Stock issued upon exercise of Options (as defined in Section 1.8 below) outstanding on August 17, 1998 or conversion of Company Preferred Stock (as defined below).

                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities, each share of preferred stock, $.01 par value per share, of the Company ("Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock which are Dissenting Shares, (ii) shares of Company Preferred Stock owned by the Parent or the Acquisition Subsidiary and (iii) shares of Company Preferred Stock held in the Company's Treasury) shall be converted into and represent the right to receive, before reduction on a pro rata basis with all the Company capital stock for the Escrow Shares, the number of shares of Parent Common Stock, set forth below:

                                (A) Each share of Series A Company Preferred Stock shall be converted into and represent the right to receive the number of shares of Parent Common Stock as is equal to 0.147209;

                                (B) Each share of Series B Company Preferred Stock shall be converted into and represent the right to receive the number of shares of Parent Common Stock as is equal to 0.167118;

                                (C) Each share of Series C Company Preferred Stock shall be converted into and represent the right to receive the number of shares of Parent Common Stock as is equal to 0.197585;

                                (D) Each share of Series D Company Preferred Stock shall be converted into and represent the right to receive the number of shares of Parent Common Stock as is equal to 0.372104;

                                (E) Each share of Series E Company Preferred Stock shall be converted into and represent the right to receive the number of shares of Parent Common Stock as is equal to 0.252057.

Notwithstanding the foregoing, in no event shall the total number of shares of Parent Common Stock issuable pursuant to this Section 1.5(b) exceed 675,000 shares, subject to downward adjustment for conversion of Company Preferred Stock. Company Common Stock and Company Preferred Stock are collectively referred to herein as the "Company Shares."

                  (c) The number of shares of Parent Common Stock issuable pursuant to this Section 1.5 and other numbers and amounts set forth herein shall be subject to equitable adjustment in the event that the Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to the Parent Common Stock. Stockholders of record of the Company, including holders of Company Common Stock and Company Preferred Stock, in each case as of the Effective Time ("Company Stockholders") shall be entitled to receive all of the Parent Common Stock into which their Company Shares were converted pursuant to this
                           Section 1.5 upon tender of their Company Shares as set forth in Section 1.6 below ("Merger Shares").

                  (d) No certificates or scrip representing less than one Merger Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates"). In lieu of any such fractional share, each holder of Company Shares who would otherwise have been entitled to a fraction of a Merger Share upon surrender of Certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the average closing price per share of Parent Common Stock as reported on the Nasdaq National Market for the ten trading days on the Nasdaq National Market ending on the day prior to the date on which the Effective Time occurs. The Merger Shares and the cash to be received in lieu of fractional Merger Shares are collectively referred to herein as the "Merger Consideration."

                  (e) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned by the Parent or the Acquisition Subsidiary shall, by virtue of the Merger and without any further action, be canceled and retired without payment of any consideration therefor.

                  (f) The common stock, $.01 par value per share, of the Acquisition Subsidiary ("Acquisition Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence 100 shares of common stock, $.01 par value per share, of the Surviving Corporation.

                  (g) Holders of Company Shares shall also receive together with each share of Parent Common Stock issued in the Merger pursuant to this Section 1.5, an associated preferred stock purchase right ("Parent Purchase Right") pursuant to the Rights Agreement, as amended, between the Parent and the Rights Agent named therein. References herein to Parent Common Stock and to Merger Shares issuable in the Merger shall be deemed to include the associated Parent Purchase Rights.

         1.6      Exchange of Shares.
                  ------------------

                  (a) Prior to the Effective Time, the Parent and the Company shall mutually appoint the Exchange Agent (or such other Exchange Agent as the parties shall mutually agree) to effect the exchange for the Merger Consideration of Certificates. As soon as practicable after the Effective Time and no later than five (5) business days thereafter, the Parent shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Consideration. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor the Merger Consideration, without interest, determined pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration determined pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive certificates for the Merger Shares or cash payments to which they would otherwise be entitled until such Certificates are properly surrendered, or an affidavit is delivered pursuant to Section 1.6(c).

                  (b) If any Merger Consideration is to be issued or paid in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance and payment of such Merger Consideration that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers,
                           (ii) such transfer shall otherwise be proper and
                           (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

                  (c) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Parent shall direct the Exchange Agent to issue in exchange for such Certificate the Merger Consideration issuable or payable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Parent may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of such Certificate to give the Parent a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) At any time following six months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent any Merger Consideration which had been made available to the Exchange Agent by or on behalf of Parent and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         1.7      Dividends. No dividends or other distributions that are
                  ---------
                  payable to the holders of record of Parent Common Stock as of a date on or after the Effective Time shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates in accordance with Section 1.6. Upon such surrender, the Parent shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Parent Common Stock as of a date on or after the Effective Time and which were paid or delivered between the Effective Time and the time of such surrender provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

         1.8      Options and Warrants.
                  --------------------

                  (a) As of the Effective Time, all (i) options to purchase Company Common Stock granted by the Company pursuant to its stock option plans or otherwise ("Options") and (ii) warrants to purchase Company Common Stock ("Warrants"), whether vested or unvested, whether or not exercisable, shall be assumed by the Parent. Immediately after the Effective Time, each Option and Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such Option or Warrant at the Effective Time (without giving effect to the Merger), such number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to the unexercised portion of such Option or Warrant multiplied by a conversion ratio of 0.1275 (the "Conversion Ratio"), with any fraction resulting from such multiplication to be paid in cash upon the exercise of such Option or Warrant based upon the closing price of Parent Common Stock on the Nasdaq National Market on the date of exercise. The exercise price per share of each such assumed Option and Warrant shall be equal to the exercise price of such Option and Warrant immediately prior to the Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Options and Warrants shall otherwise remain unchanged. Without limiting the foregoing, for purposes of determining vesting of the Options and otherwise, employees of the Company will be credited for their full term during which they were employed by the Company.

                  (b) As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall deliver to the holders of Options and Warrants appropriate notices setting forth such holders' rights pursuant to such Options and Warrants, as amended by this
                           Section 1.8, and the agreements evidencing such Options and Warrants shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.8).

                  (c) The Board of Directors of the Company (or if appropriate, a committee thereof) shall adopt such resolutions and take such actions as may be required to cause each Option outstanding at the Effective Time to be assumed by the Parent in accordance with
                           Section 1.8(a).

                  (d) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Options and Warrants assumed in accordance with this Section 1.8. As soon as practicable after the Effective Time, and in any event within thirty (30) days thereafter, the Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") with respect to all shares of Parent Common Stock subject to Options that may be registered on a Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

         1.9      Dissenting Shares. Shares of Company Common Stock or Company
                  -----------------
                  Preferred Stock that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive Merger Consideration in accordance with this Agreement, at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws his demand for such appraisal in accordance with Section 262(k) of the DGCL or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the DCGL his demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive Merger Consideration into which his Company Common Stock or Company Preferred Stock was converted as of the Effective Time pursuant to this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Parent.

         1.10     Escrow Shares. At the Effective Time, the Parent shall deliver
                  -------------
                  to State Street Bank and Trust Company, or any successor escrow agent ("Escrow Agent") appointed pursuant to the escrow agreement (the "Escrow Agreement"), 85,000 shares of Parent Common Stock, such shares (the "Escrow Shares") to be held for a period of one (1) year from the Closing and applied in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit 1.10 with
                                                               ------------
                  such modifications thereto as may be required by the Escrow Agent and agreed to by the parties hereto.

         1.11     Stockholder Representatives.
                  ---------------------------

                  (a) Each Company Stockholder will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Andrew Marcuvitz (together with his permitted successors, the "Stockholder Representative"), as his true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on his behalf and to be his exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Parent or the Company may be entitled to indemnification and the Stockholder Representatives agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable.

                  (b) The Stockholder Representative shall not be liable to anyone for any action taken or not taken by him in good faith or for any mistake of fact or law for anything that he may do or refrain from doing in connection with his obligations under this Agreement
                           (i) with the consent of stockholders who, as of the date of this Agreement, owned a majority in number of the outstanding shares of Company Common Stock (treating the Company Preferred Stock on an as-converted basis) or (ii) in the absence of his own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders and Parent shall, jointly and severally, indemnify and hold the Stockholder Representative, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) which may arise out of any action taken or omitted by him as Stockholder Representative in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Stockholder Representative.

                  (c) The Stockholder Representative may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Stockholder Representative shall not be liable for other parties' forgeries, fraud or false presentations.

                  (d) The Stockholder Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholder Representative shall treat confidentially and not disclose any non-public information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  (e) If the Stockholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the shares of Company Common Stock outstanding (treating the Company Preferred Stock on an as-converted basis) at the Effective Time, and such successors shall serve and exercise the powers of the Stockholder Representative hereunder.

         1.12     Certificate of Incorporation. The Certificate of Incorporation
                  ----------------------------
                  of the Surviving Corporation shall be the Certificate of Incorporation of the Company as amended and restated in the Certificate of Merger.

         1.13     Bylaws. The Bylaws of the Surviving Corporation shall be the
                  ------
                  Bylaws of the Acquisition Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.14     Directors and Officers. The directors of the Acquisition
                  ----------------------
                  Subsidiary immediately prior to the Effective Time shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, retaining their respective positions. The directors and officers of the Company shall cease to be directors and officers of the Surviving Corporation after the Effective Time.

         1.15     No Further Rights. From and after the Effective Time, no
                  -----------------
                  Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, other than the right to receive Merger Consideration or as otherwise provided herein or by law.

         1.16     Closing of Transfer Books. At the Effective Time, the stock
                  -------------------------
                  transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Parent or the Exchange Agent, they shall be canceled and exchanged for Merger Consideration in accordance with Section 1.5.

         1.17     Tax and Accounting Consequences. It is intended by the Parties
                  -------------------------------
                  hereto that the Merger shall constitute (i) a reorganization of Acquisition Subsidiary and the Company within the meaning of Section 368 of the Code and (ii) a "pooling of interest" transaction for accounting purposes under GAAP. The Parties hereby adopt this Agreement as a "plan of reorganization" of Acquisition Subsidiary and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II.

     2.1  Organization and Qualification of the Company. The Company is a
          ---------------------------------------------
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Company's Certificate of Incorporation as amended to date ("Charter"), certified by the Delaware Secretary of State, and of the Company's Bylaws as amended to date, certified by the Company's Secretary, copies of which are attached as Schedule 2.1 of the Company Disclosure Schedule, are, and will be at the Closing, complete and correct. The Company is duly qualified to do business and in good standing as a foreign corporation in Massachusetts, California, Georgia, Maine, Missouri, Texas and Michigan and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, assets, revenues or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise (a "Company Material Adverse Effect").

     2.2  Capitalization.
          --------------

          (a)  Schedule 2.2 of the Company Disclosure Schedule describes the
               ------------
               authorized, issued and outstanding capital stock of the Company. No shares of capital stock of the Company are held in the treasury of the Company. Except as set forth on Schedule 2.2 of
                                                               ------------
               the Company Disclosure Schedule, all issued and outstanding
               -------------------------------
               Company Shares are and will be duly authorized and validly issued, fully paid, nonassessable, were issued in compliance with applicable Federal and State securities laws and are free of all preemptive rights. Except as set forth on Schedule 2.2 of the
                                                         ------------
               Company Disclosure Schedule, the Company is subject to no liability on account of the issuance or sale of any securities, including, without limitation, all outstanding Company Shares. Except as set forth on Schedule 2.2 of the Company Disclosure
                                      ------------
               Schedule (which lists, as applicable, the name of the holders, the number and kind of shares of capital stock subject to each instrument, the exercise price or conversion rate, as applicable, the term of such instrument and the extent to which the rights granted under such instrument are vested or may be exercised), there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or binding upon the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock; (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company; (iii) agreements related to the voting of the Company's capital stock; (iv) restrictions on the transfer of the Company's capital stock (other than restrictions under the Securities Act and state securities laws); (v) registration rights with respect to the Company; or (vi) other agreements among the Company or Company Stockholders and any other person related to the Company Shares. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of Company Shares.

          (b) Each Company Stockholder is the record and beneficial owner of the number and type of Company Shares set forth next to his name on Schedule 2.2 of the Company Disclosure Schedule hereto. Except
                  ------------
               as set forth on said Schedule 2.2 of the Company Disclosure
                                    ------------
               Schedule, no Company Stockholder owns of record or beneficially any other shares of capital stock of the Company, or any rights, options, or warrants with respect thereto.


     2.3  Subsidiaries. Schedule 2.3 of the Company Disclosure Schedule sets
          ------------  ------------
          forth for each corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect all of the directors (a "Subsidiary"), its name and jurisdiction of incorporation. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as disclosed in Schedule 2.3 of the Company Disclosure Schedule, each
                       ------------
          Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Except as disclosed in
          Schedule 2.3 of the Company Disclosure Schedule, the Company has
          ------------
          delivered to the Parent correct and complete copies of the Certificate of Incorporation and Bylaws of each Subsidiary, as amended to date. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are not outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreement nor understandings with respect to the voting of any capital stock of any Subsidiary. No Subsidiary is in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. The Company does not control directly or indirectly or have any direct or indirect equity or similar participation in any corporation, joint venture, partnership, trust or other business association which is not a Subsidiary.

     2.4  Authorization of Transaction. The Company has all requisite power and
          ----------------------------
          authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to this Agreement (the "Ancillary Agreements"); to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Subject to the adoption of this Agreement and the approval of the Merger by (i) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class, (ii) 60% of the outstanding shares of Company Preferred Stock, voting together as a single class, (iii) 60% of the outstanding shares of Series C Preferred Stock of the Company, voting as a separate class, (iv) 51% of the outstanding shares of Series D Preferred Stock of the Company, voting as a separate class, (v) a majority of the outstanding shares of Series A Preferred Stock of the company, voting together as a separate class, (vi) a majority of the outstanding shares of Series B Preferred Stock of the Company, voting together as a separate class, (vii) a majority of the outstanding shares of Series E Preferred Stock of the Company, voting together as a separate class, and (viii) a majority of the outstanding shares of Company Common Stock, voting together as a single class, entitled to vote on this Agreement and the Merger (collectively, the "Requisite

          Stockholder Approval"), all necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. The Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company and the Agreement is, and each of the Ancillary Agreements will be upon the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     2.5  Present Compliance with Obligations and Laws. Neither the Company nor
          --------------------------------------------
          any Subsidiary is: (a) in violation of its Charter or bylaws; (b) in default in any material respect in the performance of any obligation, agreement or condition of any debt instrument that (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of in any material respect (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (d) in violation of any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction (collectively, "Court Orders") or any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval (collectively, "Government Authorizations") that is held by the Company or any Subsidiary applicable to the Company or any Subsidiary or their respective businesses or assets except as set forth on Schedule 2.5 of the Company Disclosure Schedule. The Company
                   ------------
          and the Subsidiaries have conducted and are now conducting their businesses and the ownership and operation of their assets in compliance in all material respects with all applicable statutes, laws, ordinances, rules and regulations, including, without limitation, the Clayton Act, the Sherman Act, the Federal Trade Commission Act and the rules and regulations thereunder and all Environmental Laws (as defined in Section 2.18 hereof) (collectively, "Laws") except as set forth on Schedule 2.5 of the Company Disclosure
                                         ------------
          Schedule. All notices and complaints of violations or alleged violations of Law received by the Company or any Subsidiary in the last three (3) years are attached to Schedule 2.5 of the Company
                                               ------------
          Disclosure Schedule together with a description of the status and disposition of such matters

     2.6  No Conflict of Transaction With Obligations and Laws Subject to
          ----------------------------------------------------
          compliance with the applicable requirements of the Securities Act, any applicable state securities laws, the filing of the Certificate of Merger as required by the DGCL, obtaining the Requisite Stockholder Approval and obtaining the consents listed on Schedule 2.6 of the
                                                        ------------
          Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Charter or Bylaws of the Company or any Subsidiary; (ii) require any consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to any person, court, arbitration tribunal, administrative agency or commission or other governmental or regulatory agency or authority; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company or any Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any indebtedness; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of in any material respect any other agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their assets are bound; (v) result in the creation of any lien or encumbrance upon any of the assets of the Company or any Subsidiary; (vi) result in a violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to the Company or any Subsidiary, or their businesses or assets; or (vii) invalidate or adversely affect any material permit, license or authorization used in the Company's or any Subsidiary's business.

          Except as set forth in Schedule 2.6 of the Company Disclosure
                                 ------------
          Schedule, neither the execution, delivery and performance of this Agreement nor the performance of the transactions contemplated hereby will give rise to a right of any party (other than the Company or any Subsidiary) to terminate, modify or cancel any contract, agreement or other instrument required to be disclosed in the Company Disclosure Schedule.

     2.7  Financial Statements
          --------------------

          (a) The Company has delivered or, in the case of the Unaudited Financial Statements (as defined below), will deliver prior to the Closing Date to Parent the following financial statements:

               (i) Audited balance sheets of the Company with respect to the fiscal years ended 1997, 1996 and 1995 and audited statements of income, stockholders' equity and cash flows for the periods then ended, with all required footnotes, accompanied by the report thereon of PricewaterhouseCoopers LLP, independent public accountants (the "Audited Financial Statements"); and

               (ii) An unaudited balance sheet of the Company as of June 30,
                    1998 (herein the "Base Balance Sheet") and statements of income, stockholders' equity and cash flows for the six months then ended, with all footnotes required in connection with the filing of a Form 10-Q Quarterly Report under the Securities Exchange Act of 1934, as amended (subject to normal, recurring year-end adjustments), certified by the Company's chief executive officer (the "Unaudited Financial Statements"

Said financial statements have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations and cash flows for the periods covered thereby. The auditor's letters to management of the Company for fiscal years 1997, 1996 and 1995, are attached as Schedule 2.7(a) of the Company Disclosure Schedule.
   ---------------

          (b)  Except as set forth on Schedule 2.7(b) of the Company Disclosure
                                      ---------------
               Schedule, as of the date of the Base Balance Sheet, the Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet), except liabilities stated or adequately reserved against on the Base Balance Sheet or reflected in the Company Disclosure Schedules (including the Audited Financial Statements) furnished to Parent hereunder as of the date hereof and except for any liabilities not required under GAAP, applied consistently with the Company's past practice, to be disclosed as a liability on a balance sheet of the Company or in the footnotes thereto.

     2.8  Absence of Undisclosed Liabilities.  Neither the Company nor any
          ----------------------------------
          Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet, (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), and (c) liabilities disclosed on
          Schedule 2.8 of the Company Disclosure Schedule. To the knowledge of
          ------------
          the Company, there is no fact that materially adversely affects the business, properties, operations or conditions of the Company or any Subsidiary which has not been specifically disclosed herein or in a schedule hereto.

     2.9  Conduct of Business; Absence of Certain Changes. Since June 30, 1998,
          -----------------------------------------------
          the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company or any Subsidiary considered as one enterprise which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company or any Subsidiary considered as one enterprise. Without limiting the generality of the foregoing, except as disclosed on Schedule 2.9 of
                                                              ------------
          the Company Disclosure Schedule, since the Base Balance Sheet Date there has not been:

          (a) any amendment to the Charter or bylaws of the Company or any Subsidiary;

          (b) any contingent liability incurred by the Company or any Subsidiary as guarantor or otherwise with respect to the obligations of others;

          (c) any encumbrance placed on any of the properties of the Company or any Subsidiary which remains in existence on the date hereof;

          (d) any obligation or liability incurred by the Company or any Subsidiary other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

          (e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company or any Subsidiary other than
               (i) in the ordinary course of business or (ii) other than the Singapore Asset Sales (as defined in Section 4.4(e) of this Agreement);

          (f) any capital expenditure or commitment in excess of $25,000 with respect to any individual item or in excess of $50,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of $25,000 with respect to any individual item or in excess of $50,000 with respect to all such items;

          (g) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company or any Subsidiary;

          (h) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock or any issuance of any securities of the Company;

          (i) any labor trouble or claim of unfair labor practices involving the Company or any Subsidiary;

          (j) any material change in the compensation or other amounts payable or to become payable by the Company or any Subsidiary to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay (other than as set forth on Schedule 2.9 of the Company Disclosure Schedule
                            ------------
               consistent with the Company's or any Subsidiary's established severance pay practices); or any entrance into or material variation of the terms of any employment agreement or adoption of or increase in, the benefits under any Benefit Plan (as defined in Section 2.17 hereof);

          (k) any change with respect to the management or supervisory personnel of the Company or any Subsidiary other than as set forth on Schedule 2.9 of the Company Disclosure Schedules;

          (l) any payment or discharge of a material lien, claim, obligation or liability of the Company or any Subsidiary which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (m) any obligation or liability incurred by the Company or any Subsidiary to any of its officers, directors or shareholders or any loans or advances made by the Company or any Subsidiary to any of its officers, directors or shareholders, except normal compensation and expense allowances payable to officers other than as set forth on Schedule 2.9 of the Company Disclosure Schedule;

          (n) any write-offs as uncollectible of any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than $10,000 incurred in the ordinary course of business;

          (o) any disposal, sale, assignment, license or lapse of any rights to the use of any trademark, tradename, patent, copyright, license other than in the ordinary course of business or disposal, sale, assignment, or license of or disclosure to any person other than Parent of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements or in the ordinary course of business;

          (p) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

          (q) any agreement, whether in writing or otherwise, to take any action described in this Section 2.09.

    2.10  Payment of Taxes.

          (a) Each of the Company and the Subsidiaries has duly and timely filed all Federal, state, local, and foreign, government income, excise, gross receipts and franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns and all other tax returns, reports and declarations, including valid extensions therefor, or estimated taxes required to be filed by it, with respect to all applicable taxes (the "Tax Returns") including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description imposed by any governmental or quasi-governmental authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments ("Taxes"). All of the Tax Returns are complete and correct in all material respects. The Federal and state Tax Returns filed by the Company and the Subsidiaries for the most recent three (3) fiscal years have been provided to the Parent. All Taxes shown to be due on such Tax Returns have been paid or are being contested in good faith by the Company and such contest is being diligently pursued, all of which contested taxes are listed on Schedule 2.10 of the Company
                                                   -------------
               Disclosure Schedule. With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, to the Company's knowledge, adequate provision has been made in the pertinent financial statements referred to in Section 2.7 above (as of the date thereof). The provisions for Taxes reflected in the above-mentioned financial statements are adequate to cover any tax liabilities of the Company and the Subsidiaries in respect of their business, properties and operations during the periods covered by said financial statements and all prior periods. All Taxes and other assessments and levies which the Company or any Subsidiary is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required. All transfer, excise and other taxes payable to any jurisdiction by reason of the surrender of the Company Shares pursuant to this Agreement shall be paid or provided for by the Company Stockholders after the Closing out of the consideration payable by Parent hereunder.

          (b)  Except as set forth on Schedule 2.10 of the Company Disclosure
                                      -------------
               Schedule, the Tax Returns have never been examined by any
               governmental agency, including the Internal Revenue Service and The Commonwealth of Massachusetts Department of Revenue. The Company is not aware of any intention on the part of any governmental agency to examine any of the Tax Returns. Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, no
                            -------------
               deficiencies have been asserted or assessments made against the Company or any Subsidiary, nor is the Internal Revenue Service nor any other taxing authority now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect.

          (c)  Neither the Company nor any Subsidiary has filed a consent under
               Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company nor any Subsidiary has ever been part of an affiliated group filing consolidated returns, or entered into any tax allocation or tax sharing agreement.

    2.11  Title to Properties; Liens; Condition of Properties.
          ---------------------------------------------------

          (a) Neither the Company nor any Subsidiary owns any real property. Set forth on Schedule 2.11 of the Company Disclosure Schedule is
                            -------------
               a listing of all leases under which the Company or any Subsidiary leases real property, together with a description of such property, the name of the landlord and a description of the significant terms of each lease ("Real Property"). Also set forth on Schedule 2.11 of the Company Disclosure Schedule is a listing
                  -------------
               of the machinery, equipment and other tangible personal property with an original cost in excess of $5,000 used or owned by the Company and the Subsidiaries and a listing of all leases under which the Company or any Subsidiary leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "Material Personal Property"). Schedule 2.11
                                                                 -------------
               of the Company Disclosure Schedule lists all locations where Material Personal Property is located. Except for assets or properties acquired since June 30, 1998 and set forth on Schedule
                                                                        --------
               2.11 of the Company Disclosure Schedule, all of the assets and
               ----
               properties of the Company are reflected on the Base Balance Sheet (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned by the Company or used in the conduct of its business are the Company Intellectual Property Rights (as defined in Section 2.14) and the Company Third Party Intellectual Property Rights.

          (b) To the knowledge of the Company, all of the foregoing agreements set forth on Schedule 2.11 of the Company Disclosure Schedule are
                            -------------
               valid, subsisting and enforceable in accordance with their terms against the parties thereto. The Company and the Subsidiaries are in compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such agreements and neither the Company nor any Subsidiary has given or received notice of any alleged violation or of any default under any such agreement.

          (c)  Except as specifically disclosed on Schedule 2.11 of the Company
                                                   -------------
               Disclosure Schedule or on the Base Balance Sheet, the Company and the Subsidiaries have good and marketable title in fee simple to all of their personal property,. None of the real or personal property owned or used by the Company or any Subsidiary is subject to any encumbrance (other than for taxes not yet due and payable), or other adverse claim or charge or interest of any kind, except as specifically disclosed on Schedule 2.11 of the
                                                         -------------
               Company Disclosure Schedule or on the Base Balance Sheet.

          (d)  Except as set forth on Schedule 2.11 of the Company Disclosure
                                      -------------
               Schedule, all buildings, machinery and equipment used or owned by the Company and the Subsidiaries are in satisfactory condition, working order and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained.

          (e) There are no outstanding contracts made by the Company or any Subsidiary for the construction or repair of any improvements to the Real Property that have not been fully paid for.

          (f) Neither the Company nor any Subsidiary has received any written notice from any insurance carrier of any defects or inadequacies in the Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims of the Company or any Subsidiary related to the Real Property.

    2.12  Collectibility of Accounts Receivable.  All of the accounts
          -------------------------------------
          receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables ("Receivables") of the Company shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet are, and those existing on the Closing Date, will be, (a) valid and enforceable claims, (b) which arose out of transactions with unaffiliated parties,
          (c) to the knowledge of the Company, fully collectible within ninety
          (90) days of invoice date through normal means of collection, and (d) subject to no set-off, defense or counterclaim. The reserves for doubtful accounts and the values at which Receivables are accrued on the Base Balance Sheet are, and will be, accrued in accordance with GAAP applied on a basis consistent with prior financial statements of the Company. A complete and accurate list of each Receivable accrued on the Company's books on August 31, 1998, which lists the name, age and amount thereof, has been delivered to Parent. An accurate summary of the aging of the Company's Receivables on August 31, 1998 is attached as Schedule 2.12 of the Company Disclosure Schedule. Since
                      -------------
          January 1, 1997, there has not been a material change in the Company's receivables' aging practice.

    2.13  Intentionally Omitted.
          ---------------------

    2.14  Intellectual Property Rights.
          ----------------------------

          (a) The Company and the Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed by the Company or any Subsidiary to be used in the business of the Company or any Subsidiary as currently conducted (excluding any of the foregoing validly licensed or purchased from third parties as set forth on
               Schedule 2.14(b)(ii) of the Company Disclosure Schedule) (the
               -------------------
               "Company Intellectual Property Rights"). Schedule 2.14(a) of the
                                                        ----------------
               Company Disclosure Schedule sets forth a list of all trademarks, service marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned or licensed (and specifically identified in the license agreement) and used or held for use by the Company or any Subsidiary that relate to or are part of the Company's or any Subsidiary's products or products proposed by the Company or any Subsidiary or are used in the business of the Company or any Subsidiary, specifying as to each, as applicable: (i) the nature of such rights; (ii) the owner of such rights; and (iii) with respect to all trademarks, service marks, trade names and registered copyrights (and any applications for the registration thereof) owned by the Company, the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. The Company does not own any patents or patent applications. Where required, the Company and the Subsidiaries have received executed assignments for Company Intellectual Property Rights and have recorded such assignments with the appropriate domestic or foreign filing offices.

          (b)  Schedule 2.14(b)(i) and Schedule 2.14(b)(ii) of the Company
               --------------------    --------------------
               to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use (1) any third party patents, trademarks, trade secrets or copyrights (including software) (the "Company Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any Company product, or (2) any trade secret of a third party in or as to any product of the Company or any Subsidiary including the identity of all parties thereto. To the knowledge of the Company, the Company Third Party Intellectual Property Rights have been assigned to or licensed by the licensor of such right.

          (c)  Other than as set forth on Schedule 2.14 of the Company
                                          -------------
               Disclosure Schedule, neither the Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement described on Schedule 2.14(b) of the Company Disclosure Schedule.
                            ----------------
               No claims with respect to the Company Intellectual Property Rights, any trade secret that is material to the Company, or the Company Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Company Third Party Intellectual Rights by or through the Company), have been asserted or to the knowledge of the Company, are threatened by any person. Neither the Company nor any Subsidiary knows of any valid grounds for any bona fide claims against the Company (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Subsidiary infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use of any trademarks, tradenames, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or any Subsidiary's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property Rights or other trade secret that is material to the Company or any Subsidiary considered as one enterprise; or (iv) challenging the Company's or any Subsidiary's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, the Company Third Party Intellectual Property Rights.

          (d)  Other than as set forth on Schedule 2.14 of the Company
                                          -------------
               Disclosure Schedule, all registered trademarks, service marks, and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights or any trade secret material to the Company or any Subsidiary considered as one enterprise, or any Company Third Party Intellectual Property Right to the extent licensed by or through the Company or any Subsidiary, by any third party, including any employee or former employee of the Company or any Subsidiary. Except as set forth on
               Schedule 2.14(d) of the Company Disclosure Schedule, neither the
               ----------------
               Company nor any Subsidiary (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or any proprietary right of any third party; (ii) has been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has knowledge of valid grounds for any such threat or claim.

          (e) No Company Intellectual Property Right or trade secret that is material to the Company is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company. To the knowledge of the Company, no Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company or any Subsidiary. Except for contracts licensing the

               Company's products executed in the ordinary course of business and in accordance with the Company's past practices in the form attached to Schedule 2.14(e) of the Company Disclosure Schedule,
                           ----------------
               neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.

          (f) The Company and the Subsidiaries have taken reasonable measures to protect and preserve (i) the validity and enforceability of trademarks included in the Company Intellectual Property Rights,
               (ii) the validity and enforceability of copyrights included in the Company Intellectual Property Rights, and (iii) the confidentiality and validity and enforceability of its trade secrets and other confidential information it wishes to remain as confidential. Except as set forth on Schedule 2.14(f) of the
                                                    -----------------------
               Company Disclosure Schedule, all employees, contractors, agents
               ---------------------------
               and consultants of the Company and the Subsidiaries have executed a nondisclosure and assignment of inventions agreement in the form attached as Schedule 2.14(f) of the Company Disclosure
                                ----------------
               Schedule to protect the confidentiality and to vest in the Company and the Subsidiaries exclusive ownership of such intellectual property rights. To the knowledge of the Company and the Subsidiaries, no material trade secret or confidential information of the Company or any Subsidiary has been used, divulged, appropriated or misappropriated for the benefit of any person other than the Company and the Subsidiaries or otherwise to the detriment of the Company and the Subsidiaries considered as one enterprise. To the knowledge of the Company and the Subsidiaries, no employee, contractor, agent or consultant of the Company or any Subsidiary has used any trade secrets or other confidential information of any other person in the course of their work for the Company and the Subsidiaries. Except as set forth on Schedule 2.14(f) of the Company Disclosure Schedule,
                        ----------------
               neither the Company nor any Subsidiary has written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of the Company's Intellectual Property Rights so created by such individual.

          (g) To the knowledge of the Company, no officer, employee, contractor, agent or consultant of the Company or any Subsidiary is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company or any Subsidiary because of the nature of the business conducted or to be conducted by the Company or any Subsidiary or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

          (h)  Except as set forth on Schedule 2.14(h) of the Company
                                      ----------------
               Disclosure Schedule, neither the Company nor any Subsidiary has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither the Company nor any Subsidiary is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

    2.15  Contracts and Commitments.
          -------------------------

          (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15(a) hereto, neither the Company nor any
                            -------------
               Subsidiary is a party to or subject to any contract, agreement or commitment (written or oral):

               (i) for the purchase of any commodity, material, equipment or asset (except for purchase orders in the ordinary course of business involving payments of less than $10,000 each);

               (ii) creating any obligations of the Company or any Subsidiary after the Base Balance Sheet Date which call for payments of more than $20,000 during any month for agreements without a fixed term or more than $50,000 over the term of the agreement for agreements with a fixed term;

               (iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (iv) or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (v) relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (vi)     for joint marketing, teaming or development;

               (vii) with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative;

               (viii) pertaining to the Company's or any Subsidiary's maintenance or support of its products, services or supplies;

               (ix) which by its terms does not terminate or is not terminable without premium or penalty by the Company or any Subsidiary (or its successor or assign) upon ninety
                        (90) days notice;

               (x) for the sale or lease of its products not made in the ordinary course of business;

               (xi) with any sales agent or distributor of products of the Company or any Subsidiary;

               (xii) containing covenants limiting the freedom of the Company or any Subsidiary to compete in any line of business or with any person or entity;

               (xiii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

               (xiv) involving any arrangement or obligation with respect to the return of products other than on account of a defect in condition, or failure to conform to the applicable contract;

               (xv)     with the United States government; or

               (xvi) which is material to the assets or business of the Company and the Subsidiaries considered as one enterprise.

          (b) Each of the contracts, commitments, plans, agreements and licenses to which the Company or any Subsidiary is a party, including those listed on Schedule 2.15(a) (each a "Contract") is
                                         ----------------
               valid, binding and enforceable against the Company and the Subsidiaries, as applicable and, to the knowledge of the Company, against the other parties thereto; the Company and the Subsidiaries are in compliance in all material respects with all terms and conditions of each Contract; and, except as set forth on Schedule 2.15(b), no event has occurred or, to the knowledge
                  ----------------
               of the Company, no circumstance exists that (with or without notice or the passage of time or both) would constitute a material violation of or default under such Contract by the Company or any Subsidiary or, to the knowledge of the Company, by the other party or parties thereto, and neither the Company nor any Subsidiary has given or received notice of any alleged violation of or default under any such Contract.

          (c)  Except as set forth on Schedule 2.15(c), to the knowledge of the
                                      ----------------
               Company, neither the Company nor any Subsidiary is a party to any Contract or order for the sale of goods or the performance of services which, if performed by the Company or such Subsidiary, as applicable in accordance with its terms, could only be performed by the Company or such Subsidiaries, as applicable with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

          (d) Since January 1, 1998, except as set forth on Schedule 2.15(d) to the Company Disclosure Schedule, neither the Company nor any Subsidiary has experienced any termination, cancellation, limitation or modification or change in any business relationship with any material customer, nor has the Company or any Subsidiary received notice or otherwise have knowledge that any customer intends to cease, or materially reduce or change the terms of, doing business with the Company or any Subsidiary or to terminate any agreement with the Company or any Subsidiary where such action has had or would have a material adverse effect on the business of the Company or any Subsidiary considered as one enterprise. Schedule 2.15(d) lists every material customer of the
                           ----------------
               Company and the Subsidiaries considered as one enterprise and the amount of business with that customer. No supplier of the Company during fiscal 1995, 1996 and 1997, accounted for more than five percent (5%) by value of the orders of the Company and the Subsidiaries considered as one enterprise for purchase of all its raw materials and other products essential to its manufacturing processes for such year. A customer is material if it accounted for more than three percent (3%) by value of the orders of the Company and the Subsidiaries considered as one enterprise in either fiscal 1995, 1996 or 1997.

          (e) The total backlog of the Company and the Subsidiaries considered as one enterprise as of August 31, 1998 (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount set forth on Schedule 2.15(e), and the aggregate
                                           ----------------
               of all outstanding purchase orders issued by the Company and the Subsidiaries considered as one enterprise as of August 31, 1998 (including all contracts or commitments for the purchase by the Company of materials or other supplies) is not materially more than the purchase order amount set forth on such Schedule
                                                                --------
               2.15(e). All such sales and purchase commitments were made in the
               -------
               ordinary course of business.

    2.16  Labor and Employee Relations.
          ----------------------------

          (a)  Except as listed on Schedule 2.16 hereto, there are no currently
                                   -------------
               effective consulting or employment agreements or other agreements with individual consultants or employees to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary is a beneficiary (including noncompetition covenants). Complete and accurate copies of all such written agreements have been furnished to Parent. Also listed on Schedule 2.16 are the name and rate of compensation
                         -------------
               (including all bonus compensation and other remunerative payments of any kind) of each officer, employee or agent of the Company and the Subsidiaries.

          (b) None of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. No labor organization or group of employees has made a pending demand for recognition; there are no labor representation questions involving the Company or any Subsidiary; and, to the knowledge of the Company, there is no organizing activity involving the Company pending by any labor organization or group of employees. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances, lockouts, or other labor troubles pending, or, to the knowledge of the Company, threatened, with respect to the employees of the Company or any Subsidiary, nor has the Company or any Subsidiary experienced any work stoppage or other material labor difficulty during the five (5) years immediately preceding the date of this Agreement.

          (c) The Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

          (d) There are no complaints, proceedings, investigations or charges against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened before any Government Authority, court or arbitrator, including the National Labor Relations Board or any similar state or local labor agencies, or the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee or former employee of the Company or any Subsidiary.

          (e)  Except as disclosed on Schedule 2.16 of the Company Disclosure
                                      -------------
               the Company and the Subsidiaries have paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. The Company and the Subsidiaries do not have and will not have on the Closing Dat, any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract except as disclosed on Schedule
                                                                        --------
               2.16 of the Company Disclosure Schedule.
               ----

          (f)  Except as set forth on Schedule 2.16 of the Company Disclosure
                                      -------------
               Schedule, there has not been any citation, fine or penalty imposed or asserted against the Company or any Subsidiary under any foreign, federal, state or local law on regulations relating to employment, immigration or occupational safety matters.

    2.17  Employee Benefits and ERISA.

          (a)  Schedule 2.17 of the Company Disclosure Schedule sets forth a
               -------------
               brief description of every plan, arrangement or policy, written or oral, relating to current or former employees of the Company or of any member of a controlled group or affiliated service group (as defined in Internal Revenue Code Section 414(b), (c), (m) and
               (o)) which includes the Company and the Subsidiaries considered as one enterprise (an "Affiliate"), which is:

               (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

               (ii) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or

               (iii) a compensation, stock purchase, stock option, stock bonus, stock appreciation, severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clause (i) or (ii) above (including policies related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, charge-in-control agreements, and severance agreements).

(Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clauses
(i) and (ii) above and "Benefit Plan" refers to plans or arrangements under clauses (i) - (iii) above.)

          (b) There are no agreements or commitments of the Company, any Subsidiary or any Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on Schedule 2.17 of
                                                                -------------
               the Company Disclosure Schedule. Except as set forth on Schedule
                                                                       ---------
               2.17 of the Company Disclosure Schedule, there are no Benefit
               ----
               Plans for which the Company or any Subsidiary has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise. For any Benefit Plan for which a liability exists, the liability is identified on Schedule 2.17 of
                                                                -------------
               the Company Disclosure Schedule.

          (c) With respect to each Benefit Plan, the Company has furnished to Parent complete and accurate copies of each Benefit Plan described in Schedule 2.17 of the Company Disclosure Schedule,
                            -------------
               including all amendments thereto. With respect to each ERISA Benefit Plan, the Company has also furnished the most recent Form 5500s and the most recent Internal Revenue Service determination letter (if any), plan actuarial report, summary plan description, summary annual report and employee manual, as well as summaries of material modifications, material employee communications, and all reports of the Benefit Plan required by ERISA and the regulations thereunder. For each health plan offered to current or former employees, attached to Schedule 2.17 of the Company
                                                -------------
               Disclosure Schedule is a listing showing participants, coverage type, COBRA and participants. The Company has also furnished Parent copies of any insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

          (d)  Except as set forth on Schedule 2.17 of the Company Disclosure
                                      -------------
               Schedule, with respect to each ERISA Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA

               (i) The value of the ERISA Benefit Plan's assets equals or exceeds the total value of all vested and unvested employee benefits under such Plan, whether determined on an ongoing basis or termination basis;

               (ii) there is no "accumulated funding deficiency" and no "prohibited transaction" has occurred (as such terms are defined in ERISA), and the funding method and actuarial assumptions are reasonable and acceptable under ERISA;

               (iii) neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to the ERISA Benefit Plan;

               (iv) any Plan meant to be a qualified plan meets all applicable requirements of Section 401(a) of the Internal Revenue Code;


               (v) the Company and the Subsidiaries have properly and timely made all governmental filings with respect to ERISA Benefit Plans;

               (vi) the Base Balance Sheet reflects all accrued but unpaid liabilities with respect to such ERISA Benefit Plans;

               (vii) there has been no termination or partial termination of any ERISA Plan which is subject to Title IV of ERISA there has been no filing with the PBGC of an intent to terminate any ERISA Benefit Plan, nor has the PBGC instituted any proceedings to terminate any ERISA Benefit Plan; and neither the Company or any Subsidiary nor any Affiliate has received a notice of deficiency or liability or a demand for payment from, or incurred any liability to, the PBGC; and

               (viii) if such ERISA Benefit Plan is a multiemployer pension plan to which the Company, any Subsidiary or any Affiliate has made contributions, there would be no withdrawal liability on or after the Closing Date under Title IV of ERISA if the Company, any Subsidiary or any Affiliate ceased to make contributions to the Plan on the day of Closing;

          (e)  With respect to each Benefit Plan:

               (i) each Benefit Plan complies currently and has complied in the past, as to form and operation, with the provisions of all applicable Federal and state laws, such as ERISA and the Internal Revenue Code, including without limitation all requirements regarding discrimination, notification, disclosure, and continuation coverage (under ERISA and the Internal Revenue Code); and no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA) has occurred;

               (ii) all required government filings, reports, and notices have been properly and timely made, and all such filings and employee disclosures required to be made within thirty
                      (30) days after Closing that are based in whole or in part upon the period prior to the Closing shall have been prepared and delivered to Parent on or before the Closing;

               (iii) no such Benefit Plan is currently under audit or investigation by any governmental agency or body and no correction procedures have been initiated or completed with the Internal Revenue Service for any ERISA Benefit Plan meant to be qualified under Section 401 of the Code or with the Department of Labor for any ERISA Benefit Plan;

               (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

               (v) all premiums due in connection with the Benefit Plan, including without limitation premiums due the PBGC and premiums for life and health insurance and annuity contracts, have been paid in full when due and, except as specifically disclosed on Schedule 2.17 of the Company
                                                -------------
                      Disclosure Schedule, there are no such premiums that are attributable to any period of time before the Closing that will not have been paid or accrued for on or before the Closing;


               (vi) all reports and filings made pursuant to ERISA, including without limitation all form 5500 and attachments, summary annual reports, and participant reports, and any other documents reasonably necessary to enable Parent to perform its responsibilities with respect to any Benefit Plan subsequent to the Closing, are and shall be available at the offices of the Company on and immediately after the Closing;

               (vii) except as required by COBRA (Section 4980B of the Internal Revenue Code) or the Family Medical Leave Act, no Benefit Plan provides health or other welfare benefits to retirees, former employees, or their dependents.

          (f) Except as required by COBRA or the Family Medical Leave Act, neither the Company or any Subsidiary nor any Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

          (g) The execution and delivery of this Agreement by the Company Stockholders and the consummation of the transactions contemplated hereunder:

               (i) do not constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

               (ii) will not result in any obligation or liability of the Parent of the Company to any employee of the Company, any Subsidiary or any Affiliate or to the PBGC in respect of any Benefit Plan.

     2.18 Environmental Matters.
          ---------------------

          (a) The Company and the Subsidiaries have materially complied with all applicable foreign, national, federal, state and/or local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) that are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws").

          (b) Neither the Company nor the Subsidiaries have ever handled, generated, used, stored, transported or disposed of any material, substance or waste that is regulated by Environmental Laws, except for reasonable amounts of ordinary office supplies and/or office-cleaning supplies that have been handled in compliance with Environmental Laws.

          (c) To the Company's knowledge, there are no "Environmental Liabilities," which, for purposes of this Agreement, means any liabilities whatsoever of the Company or any Subsidiary which arise under any Environmental Laws whether vested or unvested, contingent or fixed, actual or potential, and which arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     2.19 Government Authorizations. The Company and the Subsidiaries hold all
          -------------------------
          material Government Authorizations that are required for them to own their properties and assets and to permit them to conduct their businesses as presently conducted. All such Government Authorizations are listed on Schedule 2.19 of the Company Disclosure Schedule of the Company Disclosure Schedule, together with the applicable expiration date, and are now, and will be after the Closing, valid and in full force and effect, and Parent shall have full benefit of the same, and no proceeding is pending, or to the knowledge of the Company, threatened seeking the revocation or limitations of any Government Authorization.

     2.20 Warranty or Other Claims. Except as disclosed on Schedule 2.20 of the
          -------------------------                        -------------
          Company Disclosure Schedule, no product manufactured, sold or leased by the Company or any Subsidiary is subject to any guaranty, warranty or, right of return beyond the applicable standard terms and conditions of sale or lease, which have been provided to the Parent, or that may be imposed by law. Schedule 2.20 of the Company Disclosure
                                         -------------
          Schedule sets forth the aggregate expenses incurred by the Company's customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company knows of no reason why such expenses should significantly increase as a percentage of sales in the future. Except as set forth in Schedule 2.20 of the Company Disclosure
                                         -------------
          Schedule, there are no existing or, to the knowledge of the Company threatened claims, against the Company or any Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Schedule 2.20
                                                                  -------------
          of the Company Disclosure Schedule, no claim has been asserted against the Company or any Subsidiary since January 1, 1997 for renegotiation or price redetermination of any completed business transaction. The Company's and the Subsidiaries' products are free from known significant defects and, to the knowledge of the Company, conform to the specifications, documentation and sample demonstration furnished to the Company's and the Subsidiaries' customers and made available to Parent.

     2.21 Litigation. Except for matters described in Schedule 2.21 of the
          ----------                                  -------------
          Company Disclosure Schedule, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Company, threatened) against or otherwise involving the Company or any Subsidiary or any of the Company Shares or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company or any Subsidiary (in their capacities as such) and there are no outstanding Court Orders to which the Company or any Subsidiary is a party or by which any of their assets are bound, any of which (a) question this Agreement or any Ancillary Agreement or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Company or any Subsidiary or (c) would individually or in the aggregate, have a Company Material Adverse Effect.

     2.22 Borrowings and Guarantees. Except as shown on Schedule 2.22 of the
          -------------------------                     -------------
          Company Disclosure Schedule, there are no agreements or undertakings pursuant to which the Company or any Subsidiary (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Parent.


     2.23 Financial Service Relations and Powers of Attorney. All of the
          --------------------------------------------------
          arrangements that the Company or any Subsidiary has with any bank depository institution or other financial services entity, whether or not in the Company's or any Subsidiary's name, are completely and accurately described on

          Schedule 2.23 of the Company Disclosure Schedule, indicating with
          -------------
          respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the balance as of June 30, 1998, banking institution and person or persons authorized in respect thereof. Neither the Company nor any Subsidiary has any outstanding power of attorney.

     2.24 Insurance.
          ---------

          (a) The Company and the Subsidiaries maintain (i) insurance on all of their property (including leased or owned) real or personal property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

          (b)  Schedule 2.24 of the Company Disclosure Schedule contains a
               -------------
               complete and correct list of all policies of insurance maintained by or on behalf of the Company and the Subsidiaries (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on Schedule 2.24 of the Company Disclosure Schedule (i) are
                  -------------
               sufficient to enable the Company and the Subsidiaries to comply in all material respects with all requirements of Laws and all agreements to which it is subject, (ii) will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.
               Schedule 2.24 of the Company Disclosure Schedule also sets forth
               -------------
               all other insurance policies in effect at any time during the 3-year period ended December 31, 1998 under which the Company currently may be entitled to give notice or otherwise assert a claim.

          (c) Except for amounts deductible under the policies of insurance described on Schedule 2.24 of the Company Disclosure Schedule or
                            -------------
               with respect to risks assumed as a self-insurer and described on such Schedule, neither the Company nor any Subsidiary is, nor has the Company or any Subsidiary at any time been subject to any liability as a self-insurer of the business or assets of the Company or any Subsidiary.

          (d)  Except as set forth on Schedule 2.24 of the Company Disclosure
                                      -------------
               Schedule, there are no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid or accrued and reflected on the Base Balance Sheet, and all such policies are in full force and effect in accordance with their respective terms. No notice of cancellation or termination has been received with respect to any such policy and, to the knowledge of the Company, there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal reduction of coverage or increase in premium has been received by the Company with respect to any such policy. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance.

          (e)  Except as set forth on Schedule 2.24 of the Company Disclosure
                                      -------------
               Schedule, neither the Company nor any Subsidiary has any current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

     2.25 Corporate Books, Records and Accounts.
          -------------------------------------

          (a)  Except as set forth on Schedule 2.25 of the Company Disclosure
                                      -------------
               Schedule, the minute books and stock ledgers of the Company and the Subsidiaries, copies of which have been made available for inspection by Parent, accurately record all material action taken by the Company's and the Subsidiaries' stockholders, board of directors and committees thereof.

          (b) The Company's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization;
               (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.26 Finder's Fee. Except as set forth on Schedule 2.26 of the Company
          ------------                         -------------
          Disclosure Schedule, neither the Company nor any Subsidiary has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.27 Transactions with Interested Persons. Except as set forth on Schedule
          ------------------------------------                         --------
          2.27 of the Company Disclosure Schedule, no officer, supervisory
          ----
          employee, director or 5% stockholder of the Company or any Subsidiary, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary or any organization that has a contract or arrangement (written or oral) with the Company or any Subsidiary, or (ii) has any contract or agreement (written or oral) with the Company or any Subsidiary, and all such agreements are on arms-length terms.

     2.28 Absence of Sensitive Payments. Neither the Company nor any Subsidiary
          -----------------------------
          has, nor to the knowledge of the Company, have any of the Company's or any Subsidiary's directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of the Company or any Subsidiary:

          (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic) or prohibited by the policy of the Company or any Subsidiary or of any of theirs suppliers or customers;

          (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

          (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Laws.

     2.29 Disclosure of Material Information. No representation or warranty by
          ----------------------------------
          the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule, any exhibit to this Agreement or certificate issued by or to be issued by the Company and furnished or to be furnished to the Parent pursuant to the Agreement contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     2.30 Pooling. Neither the Company or any Subsidiary nor any of the
          -------
          Company's "affiliates" (as defined in Opinion No. 16, as amended, of the Accounting Principles Board of the American Institute of Certified Public Accountants and the interpretive rulings issued thereunder) has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests under GAAP and applicable Securities and Exchange Commission ("SEC") interpretations.

     2.31 Year 2000. Except as set forth on Schedule 2.31 of the Company
          ---------                         -------------
          Disclosure Schedule, no operating codes, programs, utilities or other software produced by the Company or any Subsidiary and licensed or sold by the Company or any Subsidiary to third parties (the "Software"), will materially fail to operate in accordance with the published specifications for such Software due to the occurrence of the date January 1, 2000 or any subsequent date.

     2.32 Regulatory Correspondence. The Company has made available to the
          -------------------------
          Parent true and correct copies of any and all material correspondence from or to any federal, governmental or regulatory agencies or bodies since January 1, 1997.

     2.33 Company Action.
          --------------

          (a) The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved the Merger in accordance with the provisions of the DGCL, (iii) approved this Agreement, the Certificate of Merger and the Ancillary Agreements, (iv) authorized the execution and delivery of this Agreement, the Certificate of Merger and the Ancillary Agreements and (v) directed that this Agreement and the Merger be submitted to the Company Stockholders for their approval and resolved to recommend that Company Stockholders vote in favor of the approval of this Agreement and the Merger.

          (b) The Company has obtained and delivered to the Parent the written agreement of Steve Boulanger and James A. Pelusi substantially in the form attached hereto as Exhibit 2.33 (an "Affiliate
                                           ------------
               Agreement") pursuant to which among other things each such person has agreed to vote all Company Shares owned by him or over which he has voting control, in favor of the Merger and this Agreement and irrevocably granted a proxy, coupled with an interest, to the Parent or its designee to vote such Company Shares in favor of this Agreement and the Merger.

     2.34 HSR Act. The Company and its Subsidiaries considered as one enterprise do not have assets valued at $15,000,000 or more or annual net sales of $25,000,000 or more within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE PARENT
                        AND THE ACQUISITION SUBSIDIARY


     Each of the Parent and the Acquisition Subsidiary hereby jointly and severally represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

     3.1  Organization of Parent and Acquisition Subsidiary . The Parent is a
          -------------------------------------------------
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, assets, revenues or condition (financial or otherwise) of the Parent and its subsidiaries considered as one enterprise (a "Parent Material Adverse Effect"). The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Parent owns all of the issued and outstanding capital stock of the Acquisition Subsidiary. The Acquisition Subsidiary was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its incorporation, continuing existence or the transactions contemplated hereby, the Acquisition Subsidiary has not incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any kind whatsoever or entered into any agreements or arrangements with any person or entity.

     3.2  Capitalization. All of the Merger Shares will be, when issued in
          --------------
          accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable, free of all preemptive rights and issued in compliance with applicable federal and state securities laws. There are no authorized or outstanding options, warrants, calls, rights, commitments or other agreements of any character to which the Acquisition Subsidiary is a party or by which it is bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Acquisition Subsidiary. Each share of Parent Common Stock to be issued at the Effective Time will be accompanied by one Parent Purchase Right.

     3.3  Authorization of Transaction. Each of the Parent and the Acquisition
          ----------------------------
          Subsidiary has all requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the Merger and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the performance of this Agreement and the consummation by each of the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of each of the Parent and the Acquisition Subsidiary. This Agreement has been, and each of the Ancillary Agreements will be upon the Closing, duly and validly executed and delivered by each of the Parent and the Acquisition Subsidiary and the Agreement is, and each of the Ancillary Agreements will be upon the Closing, a legal, valid and binding obligation of the Parent and the Acquisition Subsidiary, enforceable against them in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.4  No Conflict of Transaction With Obligations and Laws. Subject to
          ----------------------------------------------------
          compliance with the applicable requirements of the DGCL, the Securities Act, any applicable state takeover or securities laws and the Nasdaq National Market and the filing of the Certificate of Merger and any other documents as required by the DGCL, neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Charter or Bylaws of the Parent or the Acquisition Subsidiary; (ii) require any consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to, any person, court, arbitration tribunal, administrative agency or commission or other governmental or regulatory agency or authority (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any indebtedness; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary is a party or by which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary or any of their assets are bound; (v) result in the creation of any lien or encumbrance upon any of the assets of the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary; (vi) result in a violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary, or their businesses or assets; or (vii) invalidate or adversely affect any permit, license or authorization used in the Parent's (including any subsidiary of the Parent) or the Acquisition Subsidiary's business, excluding from clauses (ii) through
          (vii) consents, waivers, exemptions, approvals or authorizations, declarations, filings or registrations, notices, conflicts, breaches, defaults, liens or encumbrances, or violations which would not, either individually or in the aggregate, have a Parent Material Adverse Effect or materially impair or preclude the Parent's or the Acquisition Subsidiary's ability to consummate the Merger or the transactions contemplated hereby. Neither the execution, delivery and performance of the Agreement nor the performance of the transactions contemplated hereby will give rise to a right of any party (other than the Parent) to terminate, modify or cancel any contract, agreement or other instrument of the Parent or Acquisition Subsidiary except where any terminations, modifications or cancellations, either individually or in the aggregate, would not have a Parent Material Adverse Effect.

     3.5  Reports and Financial Statements
          --------------------------------

          (a) The Parent has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years 1997 and 1996, as filed with the SEC, and amendments thereto, (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1997 and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Parent with the SEC since January 1, 1997 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred herein as the "Parent Reports"). The Parent Reports constitute all of the documents filed or required to be filed by the Parent with the SEC since January 1, 1997, other than any Registration Statement on Form S-
               8. As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements and consolidated unaudited interim financial statements of the Parent included in the Parent Reports (together, the "Parent Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated by Form 10-Q under the Exchange Act and subject to normal recurring year-end adjustments), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent and each of its subsidiaries as of the respective date thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent.

         (b) The consolidated balance sheet contained in the Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, including the footnotes thereto, is sometimes referred to hereinafter as the "Parent Base Balance Sheet."

     3.6  Claims and Legal Proceedings. As of the date hereof, there are no
          ----------------------------
          claims, actions, suits, arbitrations, proceedings or investigations pending (or, to the best knowledge of Parent, threatened) against Parent or any of its subsidiaries, and there are no outstanding court orders, court decrees, or court stipulations to which Parent or any of its subsidiaries is a party or by which any of their respective assets are bound, any of which (a) affect this Agreement or the transactions contemplated hereby, (b) would, individually or in the aggregate materially restrict the present business, properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Parent or any of its subsidiaries, or (c) would, individually or in the aggregate, have a Parent Material Adverse Effect or materially impair or preclude the Parent's or the Acquisition Subsidiary's ability to consummate the Merger or the other transactions contemplated hereby.

     3.7  Present Compliance with Obligations and Laws. As of the date hereof,
          --------------------------------------------
          neither the Parent nor the Acquisition Subsidiary is: (a) in violation of its Charter or Bylaws; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or breach of (with or without the passage of time or the giving of notice) any other contract to which it is party or by which it or its assets are bound; or (d) in violation of any Court Orders or Governmental Authorizations applicable to it or its business or assets, except where any violation or default under items
          (b), (c) or (d) would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Parent has conducted and is now conducting it business and ownership and operation of its assets in compliance with all applicable Laws, except where any noncompliance would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     3.8  Permits. As of the date hereof, each of the Parent and the Acquisition
          -------
          Subsidiary holds all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its business as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     3.9  Disclosure of Material Information. No representation or warranty by
          ----------------------------------
          the Parent or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the Parent Disclosure Schedule, any exhibit to this Agreement or certificate issued by or to be issued by the Parent and furnished or to be furnished to the Company pursuant to the Agreement contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3.10 Pooling Matters. To the Parent's knowledge, neither Parent nor any of
          ---------------
          its "affiliates" (as defined in Opinion No. 16, as amended, of the Accounting Principles Board of the American Institute of Certified Public Accountants and the interpretive rulings issued thereunder) has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests under GAAP and applicable SEC interpretation.


                                  ARTICLE IV

                                   COVENANTS

     4.1  Reasonable Best Efforts. Except as otherwise contemplated herein, each
          -----------------------
          of the Parties shall use, and the Parent shall cause the Acquisition Subsidiary to use, reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement, including, but not limited to the delivery of certificates reasonably requested in connection with any opinions to be delivered hereunder.


     4.2  Notices and Consents. Each of the Parties shall use, and the Parent
          --------------------
          shall cause the Acquisition Subsidiary to use, reasonable best efforts to obtain, at its reasonable expense, all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities or authorities, and to effect all such registrations, filings and notices with or to third parties and governmental entities or authorities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     4.3  Special Consent and Registration Statement.
          ------------------------------------------

          (a) The Company shall use all reasonable efforts to obtain any necessary approval of the Company Stockholders for the adoption of this Agreement and the approval of the Merger by written consent in compliance with the DGCL (the "Special Consent"). The Parent and Acquisition Subsidiary shall furnish all information as the Company may reasonably request in connection with the Special Consent.


          (b) The Parent shall prepare and file with the SEC under the Securities Act and all other applicable regulatory bodies as soon as reasonably practicable but in any event by September 30, 1998 (provided the Company complies with its obligations under this Section 4.3), a Registration Statement on Form S-4 with respect to shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), which shall include the prospectus/written consent to be used for the purpose of offering the Merger Shares to holders of Company Shares and soliciting written consents from holders of Company Shares with respect to the transactions contemplated hereby (such prospectus/written consent, together with any accompanying letter to stockholders, and form of written consent, shall be referred to herein as the "Prospectus/Written Consent"). The Company shall furnish to the Parent all information concerning the Company as the Parent may reasonably request in connection with the preparation of the Registration Statement. The Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC. The Parent shall notify the Company promptly of receipt from the SEC of a decision not to review the Registration Statement or of comments on the Registration Statement, and shall promptly provide the Company with copies of all correspondence relating to the Registration Statement between the Parent or its representatives, on the one hand, and the SEC or members of its staff on the other hand. The Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable. The Parent shall also take any and all such actions to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Prior to the Closing Date, the Parent shall use its reasonable, good faith efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger in each such jurisdiction.

          (c) Promptly following the resolution of any SEC comments on the Registration Statement and the declaration of effectiveness of the Registration Statement, the Company shall, subject to the other provisions of this Agreement, solicit written consents from Company Stockholders in accordance with the DGCL in favor of the adoption of this Agreement and the approval of the Merger.

          (d) The Company shall comply with all applicable provisions of the DGCL in the seeking the Special Consent. The information relating to the Company supplied by the Company in writing expressly for inclusion in the Registration Statement will not as of the effective date of the Registration Statement (or any amendment or supplement thereto) or at the effective date of the Special Consent, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements in the light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information in the Registration Statement other than the information relating to the Company supplied by the Company in writing expressly for inclusion therein).

          (e) The Parent shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation, filing and distribution of the Registration Statement and the offering and issuance of the Merger Shares. Without limiting the foregoing, the Parent shall make sure that the Registration Statement does not, as of its effective date, and as of the date of the solicitation of the Special Consent, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company in writing for inclusion in the Registration Statement). The information supplied by the Parent to the Company to be sent to Company Stockholders in connection with the solicitation of the Special Consent will not, on the date first mailed to Company Stockholders or at the effective date of the Special Consent, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

     4.4  Operation of Business. Except as contemplated by this Agreement or
          ---------------------
          consented to in writing by an authorized representative of the Parent, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the ordinary course of business and consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and maintain its goodwill and ongoing business in all material respects. Without limiting the generality of the foregoing and except as otherwise contemplated herein, prior to the Effective Time, the Company shall not, without the written consent of the Parent:

          (a) other than as contemplated in this Agreement or the Exhibits hereto, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities other than the issuance of Company Shares upon the exercise of outstanding Options, Warrants or derivative securities;

          (b) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) except in the ordinary course of business and consistent with past practice: create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) other than loans incurred to satisfy the working capital needs of the Company pursuant to Section 4.13 hereof; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

          (d) enter into, adopt or amend any ERISA Benefit Plan or Benefit Plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, pay any bonuses not accrued for in any of the Financial Statements, or pay any benefit not required by the terms in effect on the date hereof of any existing ERISA Benefit Plan or Benefit Plan, in each case except as set forth in Schedule 4.4(d) hereof;
                                      ---------------

          (e) acquire, sell, lease, encumber or dispose of any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof or any assets, other than purchases and sales of assets in the ordinary course of business and consistent with past practice and other than the sale of assets located in the Company's Singapore offices with a total fair market value no greater than $200,000 ("Singapore Assets Sales");

          (f)  amend its Charter or Bylaws, except as contemplated herein;

          (g) change in any respect its accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

          (h) discharge or satisfy any security interest, lien or other encumbrance or pay any obligation or liability other than (i) as may be required by contract or law, (ii) in the ordinary course of business and consistent with past practice or (iii) in connection with any Singapore Asset Sales;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any security interest, lien or other encumbrance, except in connection with Singapore Asset Sales;

          (j) sell, assign, transfer or license any Company Intellectual Property Rights, other than in the ordinary course of business and consistent with past practice;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or material default under, or waive any rights under, any material contract or agreement;

          (l) make or commit to make any capital expenditure in excess of $25,000 per item or $50,000 in the aggregate;

          (m) agree in writing or otherwise to take any of the foregoing actions.

     In addition, the Company shall not without prior oral consultation with the Parent hire any employees or retain any consultants other than nonmanagement or nonsupervisory personnel in the ordinary course of business.

     4.5  Access. Until the termination of the Agreement, the Company shall
          ------
          permit representatives of the Parent to have reasonable access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the Company) to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Company in order to conduct customary due diligence regarding the Company. Until the termination of the Agreement, representatives of the Company shall have access to the Parent's books and records (at all reasonable times and in a manner so as not to interfere with the normal business of the Parent) in order to conduct customary due diligence regarding the completeness of the Parent Reports and the Registration Statement and other information as the Company may reasonably request. Each Party
          (a) shall treat and hold as confidential any Confidential Information (as defined below), (b) shall not use any of the Confidential Information except in connection with this Agreement, and (c) if this Agreement is terminated for any reason whatsoever, shall return to the disclosing party all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any information of the disclosing Party that is furnished to another Party by the disclosing Party in connection with this Agreement; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving Party, (iii) which the receiving Party knew or to which the receiving Party had access prior to disclosure, or (iv) which is required by law to be disclosed.

     4.6  Notice of Breaches and Updates.
          ------------------------------

          The Company shall promptly deliver to the Parent written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Company Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such Party. The Parent or the Acquisition Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Parent or the Acquisition Subsidiary in this Agreement (including the Parent Disclosure Schedule) inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Parent or the Acquisition Subsidiary of, or a failure by the Parent or the Acquisition Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such Party. The Company shall have the right to update the Company Disclosure Schedule and certificates referred to in this Agreement from time to time prior to the Effective Time to reflect changes to such Disclosure Schedule or certificates; provided however, that any such changes shall have no effect for the purposes of determining whether the conditions to the obligations of the Parent and the Acquisition Subsidiary set forth in Section 5.2(a) and 5.2(c) have been satisfied, but shall have the effect of precluding any indemnity claim pursuant to Article VI with respect to any matters based on such changes.

         4.7      Exclusivity.
                  -----------

                  (a) Except as specifically permitted in this Section 4.7, the Company shall not, and the Company shall use commercially reasonable efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in negotiations with any third person or entity (other than the Parent or its affiliates) concerning any Acquisition Transaction or (ii) negotiate or take any other action intended or designed to facilitate the efforts of any third person or entity (other than Parent or its affiliates) relating to a possible Acquisition Transaction, or enter into any agreements, arrangements or understanding requiring the Company to abandon, terminate or fail to consummate the transaction. For purposes of this Agreement, the term "Acquisition Transaction" shall mean any merger, consolidation or other business combination involving the Company, acquisition of all or any significant portion of the assets or capital stock of the Company, or inquiries or proposals concerning or which could reasonably be expected to lead to, any of the foregoing.

                  (b) Notwithstanding anything herein to the contrary, in the event that there is an unsolicited written proposal for an Acquisition Transaction, the Company shall advise Parent orally and in writing of all the terms and conditions of such written proposal and (unless the disclosure of the identity of such party would constitute a breach of any confidentiality agreement of the Company existing on August 28, 1998) the identity of the party making any such proposal or on whose behalf such inquiry or proposal is being made, within one day following the Company's receipt of any such proposal. Notwithstanding anything herein to the contrary, in the event that any third party requests information, the Company may furnish to and communicate with such third party information and otherwise negotiate and enter into any agreement, arrangement or understanding with such party, only if
                           (i) one (1) business day prior written notice shall have been given to the Parent and (ii)(A) the Company's Board of Directors shall have determined in good faith, after conducting a reasonable investigation that such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction, (B) the Company's Board of Directors shall have considered the advice of independent counsel to the Company, regarding whether any failure to take such action would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to the Company Stockholders and (C) the Company's Board of Directors, after weighing such advice and in light of its investigation, determines in good faith that failing to take such action would constitute a breach of the Board's fiduciary responsibilities to the Company Stockholders. This
                           Section 4.7 shall remain in effect for a period extending from the date hereof through November 30, 1998 (the "Exclusivity Period") if the Registration Statement is reviewed by the SEC. The Exclusivity Period shall be thirty (30) days from the date hereof if the Registration Statement is not reviewed by the SEC.

         4.8      Listing of Merger Shares. On or before the Effective Time, the
                  ------------------------
                  Parent shall list the Merger Shares on the Nasdaq National Market.

         4.9      Key Employees. The Company shall use all reasonable efforts to
                  -------------
                  retain existing employees and to cause the Company employees ("Key Employees") listed on Schedule 4.9 of the Company Disclosure Schedule, to agree to serve as employees of Parent following the Closing. The Key Employees, in consideration of their continuing employment, shall receive Parent stock options to purchase Parent Common Stock at Closing under Parent's stock option plan. In addition, the Company shall use all reasonable efforts to cause certain Company employees designated by Parent to serve as employees of Parent following the Closing.

         4.10     Tax-Free Merger; Pooling. The Parent, the Acquisition
                  ------------------------
                  Subsidiary and the Company shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, shall cooperate in filing tax returns required by the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize or would otherwise be inconsistent with (i) the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code or (ii) the characterization of the receipt by the Company Stockholders of the Merger Shares as stock received in exchange for stock under Section 354 of the Code. The parties shall each use all reasonable efforts to cause the Merger to constitute a "pooling of interest" transaction for accounting purposes under GAAP.

         4.11     Indemnification.
                  ---------------

                  (a) At all times from and after the Effective Time, the Parent and the Surviving Corporation, jointly and severally, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (the "Indemnified Parties") in respect of acts or omissions, whether arising out of or pertaining to the transactions contemplated by this Agreement or otherwise, occurring on or prior to the Effective Time to the fullest extent permitted under the Company's Charter, Bylaws and indemnification agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                  (b) This section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Indemnified Parties, and shall be enforceable by the Indemnified Parties.

         4.12     Current Report. Parent shall prepare and file with the SEC no
                  --------------
                  later than February 15, 1999, a Current Report on Form 8-K or a Quarterly Report on Form 10-Q disclosing at least 30 days of combined financial results of the Parent and the Company.

         4.13     Working Capital Loan. If the Effective Time has not occurred
                  --------------------
                  on or prior to September 30, 1998, and the Company requires additional working capital, the Company may pursue a working capital loan in accordance with this Section 4.13. The Company shall first request that the Parent extend an unsecured working capital loan in the principal amount of up to $2,000,000 in addition to other customary terms and conditions mutually agreeable to the Parent and the Company (the "Working Capital Loan"). The Parent, in its sole discretion, may decline to extend the Working Capital Loan. In such event, the Company will be entitled to pursue a working capital loan for up to $2,000,000 from other sources. The Company shall not be deemed to violate any representations, warranties, covenants or other obligations of the Company under this Agreement as a result of obtaining a working capital loan from other sources; provided, however, that this Section 4.13 shall have no effect for the purpose of determining whether the conditions to the obligations of the Parent and the Acquisition Subsidiary set forth in Section 5.2 have been satisfied.

                                   ARTICLE V

                     CONDITIONS TO CONSUMMATION OF MERGER

         5.1      Conditions to Each Party's Obligations. The respective
                  --------------------------------------
                  obligations of each Party to consummate the Merger are subject to the satisfaction of or waiver by each of the Parties of the following conditions:

                  (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and applicable state securities laws, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or any state and remain in effect; and

                  (c) the Parent shall have filed with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the Merger Shares and the shares of Parent Common Stock issuable upon exercise of the Options and the Warrants.

         5.2      Conditions to Obligations of the Parent and the Acquisition
                  -----------------------------------------------------------
                  Subsidiary. The obligation of each of the Parent and
                  ----------
                  Acquisition Subsidiary to consummate the Merger is subject to the satisfaction of or waiver by the Parent and the Acquisition Subsidiary of the following additional conditions:

                  (a) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (b) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate of its Chairman or President and Treasurer to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) and (b) of this
                           Section 5.2 is satisfied;

                  (d) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations specified in Schedule 5.2(d) of this Agreement, and
                                        ---------------
                           effected all registrations, filings and notices specified in Schedule 5.2(d) of this Agreement;
                                        ---------------

                  (e) Parent shall have received executed affiliate agreements (the "Affiliate Agreements") in substantially the form attached as Exhibit 5.2(e)
                                                              --------------
                           from each person specified on Schedule 5.2(e) of this
                                                         ---------------
                           Agreement (the "Company Affiliates");

                  (f) Parent shall have been advised in writing by PricewaterhouseCoopers LLP, its independent auditors, that in its opinion the transactions contemplated herein meet the requirements for pooling-of-interests treatment under GAAP as set forth in Opinion No. 16, as amended, of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (g) no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against the Parent, the Acquisition Subsidiary or the Company which prohibits the consummation of the Merger; provided, however, that the

                           Parent or the Acquisition Subsidiary, as applicable, shall have contested or cooperated with the Company in contesting, the action, suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed;

                  (h) from the date of this Agreement to the Effective Time, there shall not have been any event or development that results in a Company Material Adverse Effect, nor shall there have occurred any event or development which is reasonably likely to result in a Company Material Adverse Effect;

                  (i) the Parent and the Acquisition Subsidiary shall have received from Testa, Hurwitz & Thibeault, LLP, or other counsel to the Company reasonably acceptable to the Parent, an opinion with respect to the matters set forth in Exhibit 5.2(i) attached hereto,
                                        --------------
                           addressed to the Parent and the Acquisition
                           Subsidiary and dated as of the Closing Date;

                  (j) there shall have been executed and delivered to Parent an Escrow Agreement in substantially the form attached hereto as Exhibit 1.10 with such
                                              ------------
                           modifications thereto as may be required by the Escrow Agent and agreed to by the parties hereto pursuant to which 85,000 shares of Brooks Common Stock shall be deposited in escrow for a period of one (1) year following the Closing Date to secure payment of indemnification payable to Parent hereunder;

                  (k) holders of not more than 10% of the issued and outstanding Company Shares shall have exercised appraisal rights pursuant to Section 262 of the DGCL;

                  (l)      each of the Key Employees listed on Schedule 4.9
                                                               ------------
                           shall have executed a noncompetition and proprietary information agreement substantially in the form of
                           Exhibit 5.2(l);
                           ---------------

                  (m) shall have executed a noncompetition and proprietary information agreement substantially in the form of
                           Exhibit 5.2(l);

                  (n) all agreements among the Company and any of its securityholders, or among any of the Company securityholders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of the Company securities or requiring the Company to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, shall have been terminated in their entirety.

         5.3      Conditions to Obligations of the Company. The obligation of
                  ----------------------------------------
                  the Company to consummate the Merger is subject to the satisfaction of or waiver by the Company of the following additional conditions:

                  (a) the representations and warranties of the Parent and the Acquisition Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (b) each of the Parent and the Acquisition Subsidiary shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) each of the Parent and the Acquisition Subsidiary shall have delivered to the Company a certificate of its President and Chief Financial Officer to the effect that each of the conditions specified in clauses (b) and (c) of
                           Section 5.1 and clauses (a), (b) and (d) of this
                           Section 5.3 is satisfied in all respects;

                  (d) the Parent and the Acquisition Subsidiary shall have obtained all waivers, permits, consents, approvals or other authorizations necessary to be obtained by them to consummate the Merger and effected all registrations, filings and notices, necessary to be effected by them to consummate the Merger;

                  (e) no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against the Parent, the Acquisition Subsidiary or the Company which prohibits the consummation of the Merger; provided, however, that the Company shall have contested or cooperated with Parent or the Acquisition Subsidiary, as applicable, in contesting, the action suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed; and

                  (f) the Company shall have received from Brown, Rudnick Freed & Gesmer, counsel to the Parent and the Acquisition Subsidiary, an opinion with respect to the matters set forth in Exhibit 5.3(f) attached
                                                    --------------
                           hereto, addressed to the Company and dated as of the Closing Date.


                                  ARTICLE VI

                           SURVIVAL; INDEMNIFICATION

         6.1      Survival. The covenants, agreements, representations and
                  --------
                  warranties of the Company contained in this Agreement shall survive the Closing until the one (1) year anniversary of the Closing Date, after which time claims for indemnity pursuant to this Article VI may no longer be made. Notwithstanding the preceding sentence, any claim for indemnification regarding any covenant, agreement, representation or warranty sought under Section 6.2 shall survive the time at which such covenant, agreement, representation or warranty shall terminate pursuant to the preceding sentence, if notice of such claim for indemnification shall have been given to the party against whom such indemnity is sought prior to such time. The covenants, agreements, representations and warranties of the Company and the rights and remedies that may be exercised by any Indemnitee (as defined below) shall not be limited, diminished or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have or be made by, or any knowledge of, any Indemnitee or any other party on behalf of any Indemnitee, except as otherwise contemplated herein.

         6.2      Indemnification. The Company Stockholders severally and not
                  ---------------
                  jointly agree that the Escrow Shares shall be available to the to compensate each of Parent and, effective at and as of the Effective Time, without duplication, the Company and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee") for any and all losses, liabilities, damages, judgments, rulings, assessments and any and all amounts paid in settlement of or related to any claim or litigation or amounts mutually agreed to by Parent and the Stockholder Representatives (collectively, "Actual Damages"), and any and all costs and expenses, interest, penalties, reasonable attorneys' fees and any and all other expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever (collectively "Litigation Damages," together with "Actual Damages," "Damages") (Damages in each case shall be net of the amount of any insurance proceeds, indemnity or contribution actually recovered by such Indemnitee), incurred by such Indemnitee as a result of, arising out of or incident to any of the following with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in
                  Section 6.1: (i) any breach of any
                  representation or warranty of the Company set forth herein, or in any certificate or other document delivered in connection herewith or therewith, or (ii) any breach by the Company of any covenant, agreement, or obligation contained herein, or in any certificate or other document delivered in connection herewith in each case, except to the extent waived by Parent.

         6.3      Third Person Claims. Promptly after an Indemnitee has received
                  -------------------
                  notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnitee shall, as a condition precedent to the claim with respect thereto being made against the Escrow Shares, give the Stockholder Representatives written notice of such claim or the commencement of such action or proceeding; provided, however that the failure to give such notice will not affect the Indemnitees' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholder Representatives or the Company Stockholders have been actually prejudiced as a result of such failure. If the Stockholder Representatives notify the Indemnitee within 30 days from the receipt of the foregoing notice that they wish to defend against the claim by the Third Person and if the estimated amount of the claim, together with all other claims made against the Escrow Shares that have not been settled, is less than the remaining balance of the Escrow Shares, then the Stockholder Representatives shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representatives shall be entitled to reimbursement out of the Escrow Shares for such defense. The Indemnitee may participate in the defense, at its sole expense, of any such claim for which the Stockholder Representatives shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representatives shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however, that Indemnitee shall control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification under Section 6.2 (subject to the limitations set forth in Section 6.4) for the reasonable fees and expenses of its counsel for any periods during which the Stockholder Representatives have not assumed the defense of any claim. Whether or not the Stockholder Representatives shall have assumed the defense of any claim, neither the Indemnitee nor the Stockholder Representatives shall make any settlement with respect to any such claim, suit or proceeding without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure to settle a claim expeditiously could have an adverse effect on the party wishing to settle, the failure of the party controlling the defense to act upon a request for consent to such settlement within five (5) business days of receipt of notice thereof shall be deemed to constitute consent to such settlement for purposes of this Article VI.

         6.4      Method of Payment. Parent or the Surviving Corporation shall
                  -----------------
                  only be entitled to satisfy claims for indemnification pursuant to this Article VI from the Escrow Shares. To the extent that Parent or the Surviving Corporation is entitled to indemnification hereunder, the Escrow Shares shall be valued as provided in the Escrow Agreement.

         6.5      Limitations. Notwithstanding any other provision in this
                  -----------
                  Article VI, Indemnitees shall be entitled to indemnification only to the extent that the aggregate Damages exceed $50,000 (the "Threshold Amount"), provided that at such time as the amount as to which the Indemnities are entitled to be indemnified exceeds the Threshold Amount, the Indemnities shall be entitled to be indemnified up to the full amount of Damages including the Threshold Amount.

         6.6      Maximum Liability and Remedies. The rights of Parent to make
                  ------------------------------
                  claims upon the Escrow Shares in accordance with this Article VI shall be the sole and exclusive remedy of the Indemnitees after the Effective Time for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith or the transactions contemplated hereby (except as expressly provided in the Escrow Agreement) and no Company Stockholder, and no person who is or was an optionholder, warrantholder, director, officer, employee or agent of the Company prior to the Effective Time shall have any personal liability to any Indemnitee after the Closing Date in connection with the Merger.


                                  ARTICLE VII

                           TERMINATION OF AGREEMENT

         7.1      Termination. In connection with the structure of the
                  -----------
                  transactions as described in this Agreement, the parties have agreed that this Agreement shall not be terminated, nor the Merger abandoned, except in accordance with the provisions of this Article VII, all strictly construed against the Party seeking such termination. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the Company
                  Stockholders:

                  (a)      by mutual written consent of the Parties;

                  (b) by either the Parent of the Company, if, without fault of such terminating party, the Merger shall not have been consummated on or before either (i) October 21, 1998 if the Registration Statement is not reviewed by the SEC or (ii) November 30, 1998 if the Registration Statement is reviewed by the SEC; or

                  (c) by either Parent or the Company if the Board of Directors of the Company shall have approved, recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Merger after determining, in compliance with the procedures outlined in Section 4.7(b) hereof, that the failure to approve, recommend or resolve to recommend such transaction would result in a breach by such Board of Directors of its fiduciary duties to the Company Stockholders.

         7.2      Termination by the Parent. This Agreement may be terminated
                  -------------------------
                  and the Merger may be abandoned by action of the Board of Directors of the Parent, at any time prior to the Effective Time, before or after the approval by the Company Stockholders, if:

                  (a) the Company shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the Closing condition set forth in Section 5.2(b) would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Company of written notice of such failure;

                  (b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the Closing condition set forth in Section 5.2(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 15 days of delivery to the Company of written notice of such breach; or

                  (c) on or prior to September 30, 1998, the Company shall furnish or disclose information to a third party with respect to any Acquisition Transaction, or shall have resolved to do the foregoing and publicly disclosed such resolution.

         7.3      Termination by the Company. This Agreement may be terminated
                  --------------------------
                  and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders, by action of the Board of Directors of the Company, if:

                  (a) the Parent or the Acquisition Subsidiary shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 5.3(b) would not be satisfied provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Parent of written notice of such failure; or

                  (b) there exists a breach or breaches of any representation or warranty of the Parent or the Acquisition Subsidiary contained in this Agreement such that the Closing condition set forth in Section 5.3(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 15 days of delivery to the Parent of written notice of such breach.

         7.4      Procedure for Termination. In the event of termination and
                  -------------------------
                  abandonment of the Merger by the Parent or the Company pursuant to this Article VII, written notice thereof shall forthwith be given to the other.

         7.5      Effect of Termination.
                  ---------------------

                  (a) In the event of termination of this Agreement in accordance with the provisions of this Article VII, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party, except as provided in this Section 7.5 and in Sections 4.5 and
                           8.3 of this Agreement, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 7.1(c) or 7.2(c) hereof shall not be deemed to violate any obligations of the Company under this Agreement.

                  (b) In the event of a termination of this Agreement pursuant to Sections 7.1(c) or 7.2(c), the Company shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent up to $150,000 for all documented out of pocket reasonable fees and expenses incurred by the Parent (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (subject to such $150,000 limit, "Parent Documented Expenses").

                  (c) In the event of a termination of this Agreement pursuant to Section 7.1(c), the Company shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent a fee of $300,000 (the "Termination Fee"), less any Parent Documented Expenses paid to Parent.

         7.6      Right to Proceed. Anything in this Agreement to the contrary
                  ----------------
                  notwithstanding, if any of the conditions specified in Section
                  5.2 hereof have not been satisfied, Parent shall have the right to waive the satisfaction of any such condition as provided in Section 5.2 and to proceed with the transactions contemplated hereby, however, it shall be deemed to have waived any claim for indemnification arising out of any condition which has been so waived, and if any of the conditions specified in Section 5.3 hereof has not been satisfied, the Stockholder Representatives shall have the right to waive the satisfaction of any such condition as provided in Section 5.3 and to proceed with the transactions contemplated hereby.

                                 ARTICLE VIII


                                 MISCELLANEOUS

         8.1      Fees and Broker's Commission. The Company, the Company
                  ----------------------------
                  Stockholders and Parent will each pay their respective legal, accounting, financial adviser and finders fees and other costs of closing; provided, however, that any legal, accounting, finders and financial adviser fees and expenses of the Company incurred in connection with the transactions contemplated hereby which aggregate in excess of $150,000 (or $175,000 if the Registration Statement is reviewed by the SEC and the Effective Time occurs after September 30, 1998) shall be paid by the Company Stockholders out of Escrow Shares.

         8.2      Notices. Any notice or other communication in connection with
                  -------
                  this Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been sent by nationally recognized overnight courier:

         If to the Company to:

         FASTech Integration
         Lincoln North
         55 Old Bedford Road
         Lincoln, MA 01773
         Attention:  James A. Pelusi, President
         Tel:     781 259 3131
         Fax:     781 259 3188

         with a copy to:

         Testa, Hurwitz & Thibeault, LLP
         125 High Street
         High Street Tower
         Boston, MA 02110-2711
         Attention:  Michael A. Conza, Esquire
         Tel:     (617) 248-7000
         Fax:     (617) 248-7100

         If to the Parent or the Acquisition Subsidiary, to:

         Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA 01824
         Attention:  Robert J. Therrien
         Tel:     (978) 262-2610
         Fax:     (978)262-2502

         with a copy to:

         Brown, Rudnick, Freed & Gesmer, P.C.
         One Financial Center
         Boston, MA  02111
         Attention:  Lawrence M. Levy, Esquire
         Tel:     (617) 856-8200
         Fax:     (617) 856-8201

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of deemed delivery thereof as set forth in this Section 8.2.

         8.3      Publicity and Disclosure. Neither Parent nor Company shall
                  ------------------------
                  issue any press releases or make any other written public disclosure of the transactions contemplated by this Agreement without the prior knowledge and written consent of the other party (which may be evidenced by the initials of an authorized officer of the consenting Party on the document to be disclosed) which consent shall not be unreasonably withheld or delayed.

         8.4      Entire Agreement. This Agreement (including all exhibits or
                  ----------------
                  schedules appended to this Agreement) constitutes the entire agreement between the Parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any Party hereto, have been expressed herein or therein or in the documents incorporated herein or therein by reference.

         8.5      Severability. The invalidity or unenforceability of any
                  ------------
                  provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         8.6      Assignability. This Agreement may not be assigned otherwise
                  -------------
                  than by operation of law (a) by the Parent or the Acquisition Subsidiary without the prior written consent of the Company or
                  (b) by the Company without the prior written consent of the Parent. However, any or all rights of the Parent to receive performance (but not the obligations of the Parent to Company hereunder) of the Company hereunder, may be assigned by the Parent to any direct or indirect subsidiary, parent or other affiliate of the Parent. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

         8.7      Amendments and Waivers. The Parties may mutually amend any
                  ----------------------
                  provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected
                                --------  -------
                  subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8.8      Governing Law; Venue.
                  --------------------

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts.

                  (b) Any claim, action, suit or other proceeding initiated by any Party, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the Commonwealth of Massachusetts, as the Party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the Parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the Parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         8.9      Remedies. The Parties hereto acknowledge that the remedy at
                  --------
                  law for any breach of the obligations undertaken by the Parties hereto is and will be insufficient and inadequate and that the Parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties shall waive the defense that there is an adequate remedy at law. Without limiting any remedies the Parties may otherwise have hereunder or under applicable law, in the event any Party refuses to perform its obligations under this Agreement, the other Parties shall have, in addition to any other rights at law or equity, the right to specific performance.

         8.10     Counterparts. This Agreement may be executed in multiple
                  ------------
                  counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.11     Effect of Table of Contents and Headings. Any table of
                  ----------------------------------------
                  contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

         8.12     No Third Party Beneficiaries. This Agreement shall not confer
                  ----------------------------
                  any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning
                  --------  -------
                  issuance of the Merger Consideration are intended for the benefit of the Company Stockholders, Section 1.8 is intended to benefit the Company's Option holders and Warrant holders,
                  Section 4.9 is intended to benefit the Key Employees, Section
                  4.11 is intended for the benefit of the persons specified therein and Section 4.12 is intended for the benefit of the persons set forth on Schedule 5.2(e); and provided further
                                       ---------------
                  that the provisions specified in the preceding proviso shall be enforceable by the persons specified in such proviso.

         8.13     Knowledge. "To the knowledge," "to the best knowledge,
                  ---------
                  information and belief," or any similar phrase shall be deemed to refer to the actual knowledge of the directors and executive officers of a party and to include the assurance that such knowledge is based upon a reasonable investigation by such persons, unless otherwise expressly provided.

         8.14     Integration of Exhibits. All Exhibits and Schedules attached
                  -----------------------
                  to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


                                            BROOKS AUTOMATION, INC.


                                            BY: /s/ Robert J. Therrien
                                                --------------------------------
                                                Name:   Robert J. Therrien
                                                Title:  President and CEO


                                            FASTech ACQUISITION CORPORATION


                                            BY: /s/ Robert J. Therrien
                                                --------------------------------
                                                Name:   Robert J. Therrien
                                                Title:  President and CEO


                                            FASTech INTEGRATION, INC.


                                            BY: /s/ James A. Pelusi
                                                --------------------------------
                                                Name:  James A. Pelusi
                                                Title:  President

                                  EXHIBIT 1.1

                             CERTIFICATE OF MERGER

                                      OF

            FASTech ACQUISITION CORPORATION, a Delaware Corporation

                                 WITH AND INTO

                           FASTech INTEGRATION, INC.

                             ********************

         Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY
CERTIFY:

         FIRST: That the name and state of incorporation of each of the
         -----
constituent corporations are as follows:

         NAME                                     STATE OF INCORPORATION
         ----                                     ----------------------

1.       FASTech Acquisition Corporation          Delaware


2.       FASTech Integration, Inc.                Delaware

         SECOND:  That an Agreement and Plan of Merger dated September 21, 1998
         ------
by and among FASTech Acquisition Corp. and FASTech Integration, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is FASTech
         -----
Integration, Inc. (the "Surviving Corporation").

         FOURTH: The Certificate of Incorporation of the Surviving Corporation
         ------
shall be Amended and Restated in its entirety to read as set forth in Exhibit A
                                                                      ---------
attached hereto.

         FIFTH: That the executed copy of the Agreement and Plan of Merger is on
         -----
file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773.

         SIXTH: That a copy of the Agreement and Plan of Merger will be
         -----
furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

         IN WITNESS WHEREOF, the undersigned, being the President of FASTech Acquisition Corp., does hereby execute this Certificate of Merger and certify, affirm and acknowledge under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this ____ day of September, 1998.

                             FASTech ACQUISITION CORP.


                             By: ______________________________
                                  Name:  Robert J. Therrien
                                  Title: President

         IN WITNESS WHEREOF, the undersigned, being the President of FASTech Integration, Inc., does hereby execute this Certificate of Merger and so certify, affirm and acknowledge under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this ______ day of September, 1998.

                             FASTech INTEGRATION, INC.


                             By: ______________________________
                                  Name:  James A. Pelusi
                                  Title: President

                                   Exhibit A
                                      to
                             Certificate of Merger
                             ---------------------

                             AMENDED AND RESTATED
                             --------------------

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                           FASTech INTEGRATION, INC.
                           -------------------------

          FIRST:  The name of the corporation (hereinafter called the
          -----
"Corporation") is Fastech Integration, Inc.

          SECOND: The address, including street, number, city, and county, of
          ------
the registered office of the Corporation in the State of Delaware is ____________, _________, Delaware, _________; and the name of the registered agent of the Corporation in the State of Delaware at such address is
__________________.

          THIRD: The nature of the business and the purposes to be conducted and
          -----
promoted by the Corporation, shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation
          ------
shall have authority to issue is as follows:

          100 shares of Common Stock, $.01 par value.

          FIFTH:  The Corporation shall have perpetual existence.
          -----

          SIXTH: Whenever a compromise or arrangement is proposed between
          -----
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: For the management of the business and for the conduct of the
          -------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

          2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

          3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

          EIGHTH: (a) The Corporation may, to the fullest extent permitted
          ------
by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify (and advance expenses to) any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this paragraph (a) of this Article Eighth shall adversely affect any right or protection of a person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

          (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          NINTH:  From time to time any of the provisions of this Certificate of
          -----
Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

                                  EXHIBIT 1.10

                                ESCROW AGREEMENT

     This Escrow Agreement dated as of September __, 1998 (the "Closing Date"), by and among Brooks Automation, Inc., a Delaware corporation ("Parent"), Andrew Marcuvitz (the "Stockholder Representative"), as the representative of the stockholders (the "Company Stockholders") of FASTech Integration, Inc., a Delaware corporation (the "Company") and State Street Bank and Trust Company, as escrow agent ("Escrow Agent").

                                   RECITALS:


     A. On September __, 1998, Parent and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which FASTech Acquisition Corporation, a wholly-owned subsidiary of Parent, shall be merged with and into the Company (the "Merger").

     B. The consideration to be paid by Parent to the Company Stockholders in connection with the Merger shall be in the form of shares of Parent common stock, par value $.01 per share ("Parent Common Stock").

     C. Section 1.10 of the Merger Agreement provides that an aggregate of 85,000 shares of Parent Common Stock shall be deposited with the Escrow Agent subject to the terms and conditions of this Escrow Agreement, as security for the indemnification and certain expense obligations of the Company Stockholders under the Merger Agreement.

     D. Pursuant to Section 1.11 of the Merger Agreement, the Company Stockholders have irrevocably appointed the Stockholder Representative as their agent and attorney-in-fact to enter into this Agreement and other transactions in connection with the Merger on behalf of the Company Stockholders.

     E. The execution and delivery of this Escrow Agreement is a condition precedent to the obligation of Parent to effect the Merger and the other transactions contemplated by the Merger Agreement.

     NOW THEREFORE, in consideration of the recitals and other good and valuable consideration, including the inducement of Parent to effect the Merger, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

     1.   ESTABLISHMENT OF ESCROW

     (a) On the date hereof, Parent shall deliver to the Escrow Agent a single certificate for the shares set forth on the attached Schedule A (the "Initial Reserve Shares") registered in the name of Escrow Agent or, in its discretion, in the name of its nominee, and Escrow Agent acknowledges receipt of such shares and agrees to hold and administer said shares subject to the terms of this Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Initial Reserve Shares. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Initial Reserve Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement.

     (b) In the event of any stock dividend, stock split, recapitalization or other changes affecting the outstanding Parent Common Stock as a class effected without consideration, then any new, substituted or additional securities or other property (excluding money paid as a cash dividend that shall be distributed directly to the Company Stockholders) that is by reason of any such transaction distributed with respect to the Initial Reserve Shares, shall immediately be deposited with Escrow Agent. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Initial Reserve Shares to reflect the effect of any such transaction upon Parent's capital structure, and Parent and the Stockholder Representative shall forward a revised

Schedule A to the Escrow Agent. The Initial Reserve Shares and any adjustments pursuant to this Section 1(b) shall be collectively referred to as the "Reserve Shares."

     (c) The Reserve Shares have been deposited with the Escrow Agent to assure that funds will be available to meet certain indemnification and expense obligations of the Company Stockholders under the Merger Agreement.

     (d) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Reserve Shares pursuant to the terms and conditions hereof. The Escrow Agent shall not be responsible for computing or ascertaining any amount of Reserve Shares required to be deposited pursuant to paragraph (b) of this Section 1. The Escrow Agent shall have no duty to invest any funds hereunder.

     2.   DISPUTE RESOLUTION

     It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Reserve Shares, or should any claim be made upon such Reserve Shares by a third party, the Escrow Agent upon receipt of a written notice of such dispute or claim by the parties hereto or a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Reserve Shares until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceeding which relates to the Reserve Shares.

     3.   CLAIMS

     (a) From time to time on or before one year from the date of acceptance by the Delaware Secretary of State of the Certificate of Merger effecting the Merger (the "Expiration Time", which date shall be certified to the Escrow Agent in writing by Parent and the Stockholder Representative), Parent may give written notice ("Notice") to the Stockholder Representative and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim ("Claim") it may have under Article VI or Section 8.1 of the Merger Agreement. Parent may make more than one Claim with respect to any underlying state of facts. If the Stockholder Representative gives written notice to Parent and Escrow Agent disputing any Claim (a "Counter Notice") within twenty (20) days following receipt by Escrow Agent and the Stockholder Representative of the Notice regarding such Claims, such Claim shall be resolved as provided in
Section 3(b) hereof. If no Counter Notice is received by Escrow Agent within such twenty day period, then the dollar amount of the Claim as set forth by Parent in its Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreement and, at the end of such twenty-day period, Escrow Agent shall deliver the certificate representing the Reserve Shares to Boston Equiserve (the "Transfer Agent") and direct the Transfer Agent to pay Parent the full amount of such Claim by delivery of Reserve Shares (taken proportionately from each Company Stockholder holding Reserve Shares hereunder) having a fair market value (determined as hereafter provided in Section 3(c) hereof) equal to the amount of such Claim. Following any such payment, the Escrow Agent shall receive a new stock certificate representing the remaining Reserve Shares and a revised Schedule A from the Parent and the Stockholder Representative to reflect the remaining holdings of Reserve Shares by each Company Stockholder.

     (b) If a Counter Notice is given with respect to a Claim, Escrow Agent shall deliver the Reserve Shares to the Transfer Agent and direct the Transfer Agent to make payment with respect to such Claim only in accordance with (i) joint written instructions of Parent and the Stockholder Representative or (ii) a final nonappealable order of a court of competent jurisdiction which contains specific instructions to the Escrow Agent, as regards to payment of any Claim. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

     (c) For purposes of this Agreement, the per share fair market value of the Reserve Shares equals $____ (based upon the closing price of Parent Common Stock on the Nasdaq National Market on the date of the consummation of the Merger).

     4.   TERMINATION OF ESCROW

     At the Expiration Time, Escrow Agent shall deliver to the Transfer Agent for distribution to the Company Stockholders 100% of the then amount of Reserve Shares (less the amount of any Claims satisfied by the Reserve Shares) to Company Stockholders in accordance with Schedule A unless any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Reserve Shares (and the balance, if any, paid to Company Stockholders proportionately in accordance with Schedule A). The Escrow Agent shall only retain the Reserve Shares in accordance with this Section 4 until it receives joint written instructions of Parent and the Stockholder Representative or a final nonappealable order of a court of competent jurisdiction and legal opinion as contemplated by Section 3(b) of this Escrow Agreement and, at such time, the Escrow Agent shall deliver to the Transfer Agent for distribution to the Company Stockholders such retained Reserve Shares.

     5.   DUTIES OF ESCROW AGENT

     (a) Parent and the Company Stockholders acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein including, without limitation the Merger Agreement, but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement each of which is ministerial in nature and shall not be construed as fiduciary; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and (iv) may consult counsel satisfactory to it, including house counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Parent covenants and agrees to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or exposure of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     (c) Each Company Stockholder, severally and not jointly, shall assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Reserve Shares under this Escrow Agreement, and agrees to indemnify, and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment for any obligations imposed now or hereafter by applicable tax law with respect to the payment of Reserve Shares under this Escrow Agreement. Parent and the Stockholder Representative jointly undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. Each Company Stockholder, severally and not jointly, agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The Escrow Agent shall have the right to satisfy a Company Stockholder's indemnification obligation to the Escrow Agent under this Section 5 from the sale of Reserve Shares from such Company Stockholder's ownership interest as set forth on Schedule A.

     (d) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or escrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

     (e) Parent agrees to pay or reimburse the Escrow Agent for any legal fees and expenses incurred in connection with the preparation of this Escrow Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached as Schedule B hereto. Any extraordinary fees and expenses including attorneys' fees, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of the Reserve Shares or the validity of a Claim or Claims by the Parent will be paid by the nonprevailing party in such dispute, provided, however, if neither party has clearly prevailed, the judge shall apportion such fees and expenses between the Parent and the Company Stockholders, subject to the provisions of this Section 5(e) and
Section 20. The Company Stockholders' liability for the extraordinary fees and expenses of the Escrow Agent pursuant to this Section 5(e) may be paid by the Parent and recovered as a Claim hereunder out of the Reserve Shares pursuant to
Section 3 hereof.

     In the event the Reserve Shares remaining are not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, the Parent agrees to reimburse the Escrow Agent for its extraordinary fees and expenses in excess of the fair market value of the remaining Reserve Shares. Parent shall be solely responsible for such fees and expenses and Parent shall not have any right to pursue the Company Stockholders for payment of such fees and expenses. Notwithstanding the foregoing, no reimbursements need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

     (f) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to the other parties hereto. Prior to the effective date of the resignation as specified in such notice, Parent will issue to the Escrow Agent a written instruction authorizing redelivery of the Reserve Shares to a successor escrow agent that it selects subject to the reasonable consent of the Stockholders Representative. If, however, Parent shall fail to name a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Stockholders Representative shall be entitled to name such successor escrow agent. If no successor escrow is named by Parent or the Stockholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Any successor escrow agent shall be a bank or trust company, organized and existing under the laws of the United States or any state thereof, subject to examination by state or federal authorities, and have capital surplus in excess of $100,000,000. The provision of Sections 5(b) and 5(c) of this Escrow Agreement shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

     6.   INCORPORATION BY REFERENCE

     With respect to the Parent and the Company Stockholders only, the parties agree that the terms of Article VI and Section 8.1 of the Merger Agreement shall be deemed to be incorporated by reference in this Escrow Agreement as if such provisions had been set forth in their entirety herein provided that only the provisions of this Escrow Agreement shall control the responsibilities and obligations of the Escrow Agent and the Escrow Agent shall not have any responsibility for any matters addressed in the Merger Agreement including, without limitation Article VI and Section 8.1 thereof.

     7.   VOTING RIGHTS, ETC.

     Upon its timely receipt of a notice of meeting or solicitation of shareholder consent, the Escrow Agent shall provide appropriate notice to the Stockholder Representative and shall exercise any and all voting rights pertaining to the Reserve Shares which at any time may be held by the Escrow Agent pursuant to this Agreement, as directed in writing by the Stockholder Representative not less than three business days prior to such vote. In the absence of any direction, the Escrow Agent shall not vote the Reserve Shares and shall not exercise or otherwise be responsible for any other rights.

     8.   OWNERSHIP FOR TAX PURPOSES

     (a) The parties hereto agree that, for tax reporting purposes, all interests or other income earned from the investment of the Reserve Shares, and any interest or other income thereon, shall be allocable to Company Stockholders according to their proportionate ownership of Reserve Shares.

     (b) The Stockholder Representative shall provide the Escrow Agent with a certified tax identification number by signing (or causing to be signed) and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent for each Company Stockholder within thirty (30) days from the date hereof. The Stockholder Representative understands that, in the event the tax identification numbers of a Company Stockholder is not certified to the Escrow Agent, the Internal Revenue Code may require with respect to such stockholder withholding or backup withholding of a portion of any interest or other income earned on the investment of the Reserve Shares, in accordance with the Internal Revenue Code, as amended from time to time.

     9.   NOTICES

     Any notice permitted or required hereunder shall be deemed to have been duly given: (i) if delivered personally or, (ii) if mailed, certified or registered mail, postage prepaid, to the parties at their addresses set forth below or to such other address as they may hereafter designate, and in the case of the Escrow Agent, upon its receipt of such mailed item.

Company Stockholders:
c/o Stockholder Representative:     Andrew Marcuvitz
                                    Matrix Partners
                                    Bay Colony Corporate Center
                                    1000 Winter Street, Suite 4500
                                    Waltham, MA  02454

in each case
with a copy to:                     Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    High Street Tower
                                    Boston, MA 02110-2711
                                    Attention:  Michael A. Conza, Esquire
                                    Telecopy No:  (617) 248-7100

Parent:                             Brooks Automation, Inc.
                                    15 Elizabeth Drive
                                    Chelmsford, MA  01824
                                    Attn:  Robert J. Thierren, President
                                    Telecopy No.:  978 262 2500

with a copy to:                     Brown Rudnick Freed & Gesmer
                                    One Financial Center
                                    Boston, MA 02111
                                    Attn:  Lawrence M. Levy, Esquire
                                    Telecopy No.:  (617) 856-8201

Escrow Agent:                           State Street Bank and
                                        Trust Company
                                        Two International Place
                                        Boston, MA 02110
                                        Attn:  Brooks Automation/FASTech Escrow
                                        Agreement
                                        Corporate Trust Department

Transfer Agent:                         Boston Equiserve
                                        1250 Hancock Street
                                        Quincy, MA

     10.  JURISDICTION; SERVICE OF PROCESS

     Parent, the Stockholder Representative and the Company Stockholders hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any federal court located in said Commonwealth in connection with any actions or proceedings brought against Parent, Stockholder Representative or the Company Stockholders by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding Parent, the Stockholder Representative and the Company Stockholders hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first class mail directed to Parent and the Stockholder Representative as the case may be, at their respective addresses in accordance with Section 9 hereof.

     11.  COUNTERPARTS

     The Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

     12.  SECTION HEADINGS

     The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

     13.  WAIVER

     No waiver by any party to this Escrow Agreement of any condition or of any breach of any provision of this Escrow Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or a waiver of any other condition or breach of any other provision contained in this Escrow Agreement.

     14.  EXCLUSIVE AGREEMENT AND MODIFICATION

     (a) Except as set forth in the Merger Agreement, this Escrow Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Escrow Agreement with respect to the subject matter of this Escrow Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Escrow Agreement, provided that with respect to the Escrow Agent, this Escrow Agreement (without reference to any other agreements) sets forth entire understanding of the parties. Notwithstanding anything to the contrary in the previous sentence, Parent and the Company Stockholders agree that, in the event that any term(s) or provision(s) of this Escrow Agreement conflict(s) with a term or provision of the Merger Agreement, the term(s) and condition(s) of the Merger Agreement will control (except with respect to the responsibilities of the Escrow Agent). The express terms of this Escrow

Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Escrow Agreement

     (b) This Escrow Agreement may not be altered or modified without the written consent of the parties hereto.

     15.  FORCE MAJEURE

     No party to this Escrow Agreement shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, fire, communication line failures, power failures, earthquakes or other disasters.

     16.  GOVERNING LAW

     This Escrow Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

     17.  BINDING EFFECT

     This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     18.  NO ENCUMBRANCE

     Neither the Reserve Shares, nor any beneficial interest therein, may be pledged, sold, assigned or transferred, including by operation of law, by the Company Stockholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Company Stockholders (other than pursuant to this Escrow Agreement).

     19.  REPRODUCTION OF DOCUMENTS

     This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     20.  LIMITATION OF LIABILITIES

     Section 6.6 of the Merger Agreement provides that notwithstanding any other provision therein to the contrary, the provisions of Article VI shall be the sole and exclusive remedy of the Indemnitees (as defined in the Merger Agreement), and no Company Stockholder, and no person who is or was an optionholder, warrantholder, director, officer, employee or agent of the Company prior to the effective time of the merger shall have any personal liability to any Indemnitee after such effective time with respect to the Merger. Except as set forth in Section 5(c) hereof, nothing in this Agreement shall be construed to expand the liability of the Company Stockholders beyond that set forth in the Merger Agreement. Notwithstanding any other provision herein to the contrary, the sole liability of the Stockholders Representative shall be as set forth in
Section 21 hereof and except as set forth in Section 5(c) hereof, the sole liability of any Company Stockholder to the parties hereto shall be such Company Stockholder's several portion of the Reserve Shares.

     21.  STOCKHOLDER REPRESENTATIVE

     (a) The Stockholder Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Escrow Agreement in the absence of adjudicated gross negligence or willful misconduct. The Stockholder Representative may consult with counsel and other experts as may be reasonably necessary to advise him with respect to his rights and obligations hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of such counsel or experts. The Stockholder Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness or documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Stockholder Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine. The Escrow Agent may rely on the Stockholder Representative as the exclusive representative of the Company Stockholders in the discharge of its duties hereunder and shall be indemnified and held harmless, by the Company Stockholders in reliance thereon.

     (b) In the event of the death or permanent disability of the Stockholder Representative, or his resignation as the Stockholder's Representative, a successor Stockholder Representative shall be elected by a majority vote of the Company Stockholders, with each Company Stockholder to be given a vote equal to his proportionate share of the Reserve Shares. The Stockholders shall cause to be delivered to Parent and the Escrow Agent prompt written notice of such election of a successor Stockholder Representative. Each successor Stockholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholder Representative, and the term, "Stockholder Representative" as used herein shall be deemed to include any successor Stockholder Representative.

     IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

                              BROOKS AUTOMATION, INC.

                              By: ______________________________________
                                  Robert J. Therrien
                                  President and CEO


                              ESCROW AGENT

                              State Street Bank and Trust Company

                              By: ______________________________________
                                   Name:________________________________


                              STOCKHOLDER REPRESENTATIVE:

                                   _____________________________________
                                   Name:


                              TRANSFER AGENT

                              Boston Equiserve


                              By:_______________________________________
                                  Name:_________________________________

                                   SCHEDULE A

                                 RESERVE SHARES
                                 --------------

                                                                                            Number of
                                                                              Reserve Shares (as adjusted for any
                                                     Number of                paid Claims) Proportionate Ownership
Stockholder                                   Initial Reserve Shares                    Percentage  _____%
-----------                                   ----------------------          ------------------------------------










Total................................                 85,000

                                   SCHEDULE B

                                  FEE SCHEDULE
                                  ------------
                                      FOR
                                      ---
                                ESCROW SERVICES
                                ---------------

                                 MERGER BETWEEN
                                 --------------
                            BROOKS AUTOMATION, INC.
                            -----------------------
                                      AND
                                      ---
                           FASTECH INTEGRATION, INC.
                           -------------------------


Acceptance Fee:                             Waived

Administrative Fee:                         $3,500.00 per year or part thereof

Out-of-Pocket Expenses:                     At Cost

Legal Fees (Peabody & Arnold):              At Cost

                                 EXHIBIT 2.33
                              AFFILIATE'S AGREEMENT

                                                     September __, 1998



Brooks Automation, Inc.
Attn:  President
15 Elizabeth Drive
Chelmsford, MA  01824

Dear Sirs:

     Reference is made to an Agreement and Plan of Merger dated as of the date hereof (the "Agreement") entered into by and between Brooks Automation, Inc. (the "Parent"), FASTech Acquisition Corp. (the "Acquisition Subsidiary") and FASTech Integration, Inc. (the "Company"). The Agreement provides for the merger of the Acquisition Subsidiary with and into the Company (the "Merger").

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

1.   Voting Agreement.  Until the termination of the Agreement, the undersigned
     ----------------
     agrees to vote or give written consents with respect to all of the Company Common Stock and Company Preferred Stock held by the undersigned and any of the Company Common Stock and Company Preferred Stock over which the undersigned has voting control, in favor of the Merger and the Agreement.

2.   Irrevocable Proxy.  Until the termination of the Agreement, the undersigned
     -----------------
     hereby irrevocably appoints Parent or any designee of Parent as the undersigned's lawful agent, attorney and proxy to vote or give consents with respect to the shares of Company Common Stock and Company Preferred Stock held by the undersigned and any shares of Common Stock and Company Preferred Stock over which the undersigned has voting control, in favor of the approval of the Merger and the Agreement. The undersigned intends this proxy to be irrevocable and coupled with an interest. Parent agrees that it or its designee shall vote the shares of Company Common Stock and Company Preferred Stock held by the undersigned and any shares of Company Common Stock and Company Preferred Stock over which the undersigned has voting control, in favor of the approval of the Merger and the Agreement, and any amendments to the Company charter which are necessary to permit the Merger. The agents, attorneys and proxies named herein may not exercise this proxy on any other matter except as provided herein. The undersigned may vote all shares of Company Common Stock and Company Preferred Stock held by the undersigned and any shares of Company Common Stock and Company Preferred Stock over which the undersigned has voting control on all other matters.

3.   Pooling Requirements.
     --------------------

     (a) The undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any shares of the Parent's common stock, $.01 par value per share ("Parent Common Stock"), presently owned by the undersigned, or any Parent Common Stock issued to the undersigned upon exercise of any employee stock options or warrants, until after the earlier of such time as the Parent has published (within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Company and the Parent or the termination of the Agreement.

     (b) Until the earlier of the Effective Time (as defined in the Agreement) of the Merger or the termination of the Agreement, the undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to any shares of the Company's capital stock, presently owned by the undersigned.

4.   Rule 145.  The undersigned will not offer, sell, pledge, transfer or
     --------
     otherwise dispose of any of the shares of Parent Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act of 1933, as amended, (the "Securities Act"), (ii) the undersigned shall have furnished to the Parent an opinion of counsel, satisfactory to the Parent, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act. Parent has no intention of filing a registration statement under the Securities Act with respect to the resale of shares of Parent Common Stock held by the undersigned.

5.   Legend.  The undersigned understands that all certificates representing the
     ------
     Parent Common Stock deliverable to the undersigned pursuant to the Merger shall, until the occurrence of one of the events referred to in Section 4 above, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of Rule 145 of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliates Agreement dated as of September __, 1998 between the holder of this certificate and Brooks Automation, Inc., a copy of which Agreement may be inspected by the holder of the certificate at the offices of Brooks Automation, Inc."

     The Parent, in its discretion and in a manner consistent with the legend set forth above, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Parent Common Stock which are required to bear the foregoing legend.

6.   Miscellaneous.
     -------------

     (a) This agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

                                             Very truly yours,

                                             _________________________________
                                             Signature

                                             _________________________________
                                             Print Name

Accepted:

BROOKS AUTOMATION, INC.


By:   /s/ Robert J. Therrien
     ----------------------------
     Name:  Robert J. Therrien
     Title: President

     Dated:  ____________________

                                EXHIBIT 5.2(e)

                             AFFILIATE'S AGREEMENT


                                         September __, 1998

Brooks Automation, Inc.
Attn:  President
15 Elizabeth Drive
Chelmsford, MA  01824

Dear Sirs:

     Reference is made to an Agreement and Plan of Merger dated as of the date hereof (the "Agreement") entered into by and between Brooks Automation, Inc. (the "Parent"), FASTech Acquisition Corp. (the "Acquisition Subsidiary") and FASTech Integration, Inc. (the "Company"). The Agreement provides for the merger of the Acquisition Subsidiary with and into the Company (the "Merger").

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

1.   Pooling Requirements.
     --------------------

     (a) The undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any shares of the Parent's common stock, $.01 par value per share ("Parent Common Stock"), presently owned by the undersigned, or any Parent Common Stock issued to the undersigned upon exercise of any employee stock options or warrants, until after the earlier of such time as the Parent has published (within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Company and the Parent or the termination of the Agreement.

     (b) Until the earlier of the Effective Time (as defined in the Agreement) of the Merger or the termination of the Agreement, the undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to any shares of the Company's capital stock, presently owned by the undersigned.

2.   Rule 145.  The undersigned will not offer, sell, pledge, transfer or
     --------
     otherwise dispose of any of the shares of Parent Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act of 1933, as amended, (the "Securities Act"), (ii) the undersigned shall have furnished to the Parent an opinion of counsel, satisfactory to the Parent, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act. Parent has no intention of filing a registration statement under the Securities Act with respect to the resale of shares of Parent Common Stock held by the undersigned.

3.  Legend.  The undersigned understands that all certificates representing the
    ------
    Parent Common Stock deliverable to the undersigned pursuant to the Merger shall, until the occurrence of one of the events referred to in Section 2 above, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of Rule 145 of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliates Agreement dated as of September __, 1998 between the holder of this certificate and Brooks Automation, Inc., a copy of which Agreement may be inspected by the holder of the certificate at the offices of Brooks Automation, Inc."

     The Parent, in its discretion and in a manner consistent with the legend set forth above, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Parent Common Stock which are required to bear the foregoing legend.

4.  Miscellaneous.
    -------------

    (a) This agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

    (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

    The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

                                        Very truly yours,

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name


Accepted:

BROOKS AUTOMATION, INC.


By:  _______________________________
     Name:  Robert J. Therrien
     Title: President

Dated:  ____________________________

                                EXHIBIT 5.2(i)
                           Opinion of Company Counsel

     The following opinions will be subject to customary assumptions and qualifications.

1. Under the laws of the States of Delaware the Company has legal existence and is a corporation duly incorporated and in good standing. The Company has the corporate power and authority to own or lease its properties and to conduct its business as presently conducted.

2. The Company has the corporate power and authority to enter into the Transaction Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company, and each Transaction Document has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The authorized capital stock of the Company consists of (i) 2,824,637 shares of Preferred Stock, 731,156 of which shares have been designated Series A Preferred Stock, 480,572 of which shares have been designated Series B Preferred Stock, 600,000 of which shares have been designated Series C Preferred Stock, 942,909 of which shares have been designated Series D Preferred Stock and 70,000 of which shares have been designated Series E Preferred Stock, and (ii) 5,500,000 shares of Common Stock. Immediately prior to the Closing, 1,372,880 shares of Common Stock, 731,156 shares of Series A Preferred Stock, 480,572 shares of Series B Preferred Stock, 600,000 shares of Series C Preferred Stock, 942,909 shares of Series D Preferred Stock and 70,000 shares of Series E Preferred Stock are issued and outstanding. All such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable, and to our knowledge, are subject to no liens or restrictions imposed by or through the Company except as set forth on the Company Disclosure Schedule. Except as set forth on the Company Disclosure Schedule, to our knowledge the Company is not obligated to register under the Securities Act any of its outstanding securities or any of its securities which may hereafter be issued. Immediately prior to the Closing, to our knowledge, the stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Preferred Stock and Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by them, are as set forth in the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, to our knowledge immediately prior to the Closing no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. To our knowledge, except as set forth in the Agreement or the Company Disclosure Schedule or as provided for in the Charter of the Company, there are no (i) special voting rights with respect to the capital stock of the Company, (ii) stock appreciation, phantom stock or similar rights granted by the Company or (iii) preemptive rights with respect to the issuance or sale of shares of the Company's capital stock.

4. The execution and delivery of the Transaction Documents and the consummation of the Merger and the other transactions contemplated thereby will not contravene or conflict with the Charter or Bylaws of the Company. To our knowledge, neither the Company nor any Subsidiary is a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by the Company of its obligations under the Transaction Documents.

5. No consent, approval, authorization, order, registration or qualification of or with any United States federal or Massachusetts governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any United States federal or Massachusetts court or any Delaware court acting pursuant to the Delaware General Corporation Law is required to permit the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and the consummation of the Merger and the other transactions contemplated thereby, except for the filing and acceptance of the Certificate of Merger with the Delaware Secretary of State and except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under federal or state securities or Blue Sky laws in connection with the issuance of Merger Shares or (ii) which if not obtained would not reasonably be expected to have a Company Material Adverse Effect.

6. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of the Merger or the other transactions contemplated thereby will violate any United States federal or Massachusetts statute or the Delaware General Corporation Law known to us that is currently in effect and binding upon or applicable to the Company (other than applicable antifraud provisions of United States federal securities laws and related state securities laws, as to which we express no opinion), except for a violation or violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

7. Other than as set forth in the Company Disclosure Schedule, to our knowledge there is no litigation or governmental proceeding or investigation pending or threatened against the Company or the Subsidiary.

8. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective in accordance with the terms and provisions of the Merger Agreement, the Certificate of Merger and the Delaware General Corporation Law.

                                EXHIBIT 5.2(l)
              NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT
                                  (__________)

    AGREEMENT entered into as of this ___ day of September, 1998, by and among FASTech Integration, Inc., a Delaware corporation (the "Company"), Brooks Automation, Inc., a Delaware corporation (the "Parent") and James A. Pelusi, an individual residing in Massachusetts ("Pelusi").

                              W I T N E S S E T H:

    WHEREAS, Parent and the Company entered into an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement"), pursuant to which FASTech Acquisition Corporation, a wholly-owned subsidiary of Parent, shall be merged with and into the Company (the "Merger"); and

    WHEREAS, it is condition to the Merger and to the Company's employment of Pelusi that this Noncompetition and Proprietary Information Agreement be entered into; and

    WHEREAS, prior to the date hereof, Pelusi was a [stockholder], [director]
                                                     -----------    --------
[executive officer] and employee of the Company; and
-------------------

    WHEREAS, during the course of such affiliations, Pelusi has become knowledgeable and experienced in one or more aspects of the business of the Company, and the growth and success of the business of the Company has been due in part to the services and unique talents of Pelusi; and

    WHEREAS, in his capacity as an [officer] [employee] of the Company, Pelusi
                                    -------   ---------
has and will continue to have, access to the Company's business activities, business plans, personnel, financial status and other confidential and proprietary information including, but not limited to, existing and potential customers, customer information, target market areas, potential and future products, methods, techniques, trade secrets and other information of and about the Company and its affiliates and their customers and suppliers, all of which are of significant value to Parent and the Company and which are not generally known but are confidential; and

    WHEREAS, the Company and its affiliates currently, and will in the future, produce and license and sell products and technologies to their customers on a worldwide basis; and

    WHEREAS, as a result of Pelusi's involvement with and knowledge of the business of the Company and his access to customers of the Company and related customer information, Pelusi acknowledges the need for and agrees to impose certain restrictions on the ability of Pelusi to compete with the Company and/or any of its affiliates, including Parent, in order to keep intact the Company's business organization, to keep available its present officers, employees and agents and to preserve the good will of all suppliers, customers and other persons having business relations with the Company and/or any affiliates thereof, including Parent, and to preserve the good will of the Company and/or any affiliate thereof, including Parent, as a going concern, upon the terms and conditions contained in this Agreement;

    NOW THEREFORE, in consideration of the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

1.     Covenant Not To Compete.
       -----------------------

      (a) For a period of 2 years after the date hereof (the "Noncompetition Period"), for any reason or no reason, directly or indirectly, whether with or without cause, Pelusi shall not, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any current competitor of Parent, the Company or any of their respective affiliates now or hereafter existing (each an "Affiliate" and collectively the "Affiliates") or any successor to all or substantially all of the business of Parent or the Company (each a "Successor"), or engage or attempt to engage in any employment, consultancy or other activity, which activity competes directly or indirectly, with the Business of Parent, the Company, any Affiliate or any Successor, anywhere in the world where the Company or Parent currently conducts the Business. Notwithstanding the foregoing, Pelusi may be an employee of or consultant to a firm, corporation, business or other commercial enterprise that engages in two or more lines of business, including the Business of the Parent, so long as Pelusi (i) does not provide any services to, or exercise any financial, managerial, operational or other control over the subsidiary or division that engages in the Business of the Parent and
           (ii) provides services or exercises any financial, managerial, operational or other control over a completely separate subsidiary or division of such person which is not involved in the Business. For purposes of this Agreement, the term "Business" shall mean the provision of manufacturing execution system software and automation and control software solely to the semiconductor and flat panel display industries . For purposes of this Agreement, the term "employment" shall include the retention of Pelusi as an employee, consultant, agent, independent contractor or otherwise. Pelusi acknowledges that his participation in the conduct of any such Business alone or with any person other than the Company will materially impair the business and prospects of Parent and the Company.

      (b) In addition to and without limiting the foregoing, for a period of 2 years after the date hereof (the "Nonsolicitation Period"), Pelusi shall not, nor shall he attempt to or assist any other person in attempting to do any of the following: (i) solicit for employment or other engagement any director, officer, employee, or agent of the Company or any Affiliate or Successor, or encourage any such person to terminate such relationship with the Company or any Affiliate or Successor, (ii) encourage any customer, client, supplier or other business relationship of the Company or any Affiliate or Successor to terminate or alter such relationship, whether contractual or otherwise, written or oral, with the Company or any Affiliate or Successor, (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Company or any Affiliate or Successor; or (iv) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company or any Affiliate or Successor, and any customer, supplier or other business relationship of the Company or any Affiliate or Successor.

      (c) In addition to and without limiting the foregoing, during the term of the Noncompetition Period, Pelusi will not, either directly or indirectly, solicit, pursue, call upon or take away, either for himself or for the benefit of any other person or entity, any of the customers of the Company or any Affiliate or Successor, upon whom Pelusi called or with whom Pelusi became acquainted during his employment or affiliation with the Company.

      (d) Nothing in this Agreement shall preclude Pelusi from making passive investments of not more than 1% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934, as amended.

      (e) The Noncompetition Period shall immediately terminate in the event that Pelusi's employment with the Company is terminated by the Company other than for "cause," as such term is defined in the Company's form of Incentive Stock Option Agreement under its 1998 Stock Plan.

2.    Protection of Proprietary Information.  Pelusi recognizes that the Company
      -------------------------------------
      and its Affiliates are engaged in a continuous program of research and development relating to their respective business opportunities, market forecasting, data processing, operating procedures, products, methods, systems, techniques, machinery, tooling, hardware, computer software programs and applications, designs, formulae, schematics, maskworks, specifications, processes, plans, "know how," trade secrets, and other tangible and intangible proprietary information and that the Company and its Affiliates have developed information regarding costs, profits, markets, operating procedures, products, methods, systems, techniques, customer lists, machinery, tooling, hardware, computer software programs and applications, designs, formulae, schematics, maskworks, specifications, processes, "know-how" designs, plans for present and future development and expansion into new markets and other tangible and intangible proprietary information, which is secret and confidential in nature and is not available to the public, which gives the Company and its Affiliates a special competence in their respective and various fields of endeavor which are otherwise deemed to be proprietary to the Company and/or its Affiliates, all of which have been acquired or developed at considerable expense to the Company and its Affiliates. Pelusi acknowledges that a relationship of confidence and trust has been developed and will continue to develop between Pelusi and the Company with respect to information of a confidential or secret nature made known to Pelusi during his employment by the Company. The information referred to in the preceding two sentences is hereafter collectively referred to as the "Company Information." Pelusi further recognizes that the Company and its Affiliates have obtained and have access to certain information concerning their respective customers and suppliers which the Company and such Affiliates treat and desire to continue to treat on a confidential basis ("Customer Information") and that Pelusi, during the course of his employment with the Company had and will continue to have access to such Customer Information. Accordingly, Pelusi agrees that:

      (a) Pelusi shall not disclose, either directly or indirectly, under any circumstances, at any time, any of the Company Information or Customer Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except in connection with the performance of his duties while employed by the Company; provided that Pelusi shall not be deemed to be in breach of such covenant if (i) Pelusi makes such disclosure pursuant to an order of a court of competent jurisdiction from which no appeal may be taken, and (ii) Pelusi shall have promptly given written notice to the Company of the request or demand for such disclosure, and (iii) the Company has been afforded the right to participate at its own expense in objecting to or limiting the nature and scope of such disclosure, and to seek judicial protection available for like material, such as protective orders and sealed records of proceedings. Pelusi further agrees not to use any of the Company Information or Customer Information for his own benefit or for the benefit of any other person, firm, corporation, association or other entity for any reason or purpose whatsoever.

      (b) Pelusi further agrees that at any time upon the request of the Company, Pelusi will deliver to the Company all documents and data of any nature pertaining to any Company Information and Customer Information which is in the direct or indirect possession, or under the direct or indirect control, of Pelusi.

      (c) Pelusi represents that Pelusi's performance of all the terms of this Agreement does not and will not breach any agreement by which Pelusi is bound to keep in confidence proprietary information or trade secrets of any other person acquired by Pelusi in confidence or in trust and Pelusi agrees not to enter into any agreement either written or oral in conflict herewith.

      (d) The obligations of confidentiality and nondisclosure shall not include information which Pelusi can show is (i) in the public domain unless there by reason of Pelusi's improper disclosure, (ii) was disclosed to Pelusi in good faith by a third party having the right to disclose such information, (iii) already in Pelusi's possession as of the date hereof or (iv) is independently developed by or on Pelusi's behalf independently of any disclosure hereunder.

3.    Remedies. Pelusi expressly acknowledges that, in the event that the
      --------
      provisions of Section 1 or 2 hereof are breached, the Company will suffer damages incapable of ascertainment and will be irreparably damaged if any provision of such Sections is not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of any provision of said Sections 1 or 2, Pelusi agrees and consents that, in addition to any and all other remedies available to the Company, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach of threatened breach of any of such provisions. Pelusi consents that, for purposes of any action initiated against Pelusi hereunder, service of process may be effected by certified mail or overnight receipted courier as set forth in
      Section 7 hereof and shall be acceptable and adequate to satisfy the requirement that service of process be served on Pelusi in connection therewith. All such proceedings may be pursued and such remedies sought and obtained concurrently or consecutively at the election of the Company.

4.    Integral Part of Transaction; Protection of Interests.  The undertakings
      -----------------------------------------------------
      and covenants of Pelusi contained in this Agreement are an integral part of the transactions set forth in the Merger Agreement. Pelusi acknowledges, warrants and agrees that the restrictive covenants contained in Sections 1 and 2 of this Agreement are necessary for the protection of the business investment by the Parent in the capital stock of the Company and the legitimate business interests of the Company and its Affiliates, respectively, and are reasonable in scope and content. Pelusi further acknowledges and agrees that the territorial, time and other limitations imposed hereunder upon the current and future business activities of Pelusi are reasonable and properly required for the adequate protection of the business investment by the Parent in the capital stock and the business affairs of the Company and its Affiliates, respectively, and in the event any such territorial, time or other limitations are found to be unreasonable by a court of competent jurisdiction, Pelusi agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation contained in Sections 1 or 2 of this Agreement is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, Pelusi agrees that such limitations shall be and remain valid in all other jurisdictions.

5.    Severability.  The parties agree that each provision contained in this
      ------------
      Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

6.    Assignment.  The Company and Parent shall each have the right to assign
      ----------
      this Agreement to its respective successors of all or substantially all of their respective businesses, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

7.    Notices.  All notices to be sent pursuant to this Agreement shall be in
      -------
      writing and shall have been deemed to have been adequately given if delivered in person or mailed by registered or certified mail, postage prepaid or overnight receipted courier.

      If to the Parent to:


      Brooks Automation, Inc.
      15 Elizabeth Drive
      Chelmsford, MA 01824
      Attention:  Chief Financial Officer
      Tel:  (978) 262-2610
      Fax:  (978) 262-2502

      with a copy to:

      Lawrence M. Levy, Esquire
      Brown, Rudnick, Freed & Gesmer, P.C.
      One Financial Center
      Boston, MA  02111
      Tel:  (617) 856-8200
      Fax:  (617) 856-8201

      If to the Company to:

      FASTech Integration, Inc.

      Lincoln North
      55 Old Bedford Road
      Lincoln, MA 01773
      Attention:  Chief Executive Officer
      Tel:  781 259 3131
      Fax:  781 259 3188

      with a copy to:

      Lawrence M. Levy, Esquire
      Brown, Rudnick, Freed & Gesmer, P.C.
      One Financial Center
      Boston, MA  02111
      Tel:  (617) 856-8200
      Fax:  (617) 856-8201

      If to Pelusi to:

      _________________

      _________________

      _________________

      with a copy to:

      Testa, Hurwitz & Thibeault, LLP
      125 High Street
      High Street Tower
      Boston, MA 02110-2711
      Attention:  Michael Conza, Esquire
      Tel:  (617) 248-7000
      Fax:  (617) 248-7100

8.    Waivers.  No term or condition of this Agreement shall be deemed to have
      -------
      been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein.

9.    Modifications.  No modifications of any provisions of this Agreement shall
      -------------
      be made unless made in writing and signed by the parties hereto.

10.   Governing Law.  This Agreement shall be governed by and construed and
      -------------
      enforced in accordance with the laws of The Commonwealth of Massachusetts.

11.   Counterparts.  This Agreement may be executed in multiple counterparts,
      ------------
      each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.   Headings.  The headings of sections and paragraphs herein are included
      --------
      solely for convenience of reference and shall not affect the meaning or construction of any of the provisions hereof.

                           [SIGNATURES ON NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto, or their duly authorized representatives, have signed, sealed and delivered this Agreement effective as of the day and year first above written.


                                          FASTech INTEGRATION, INC.


                                          By: _____________________________
                                                Name:
                                                Title:

                                          BROOKS AUTOMATION, INC.

                                          By: _____________________________
                                                Name:  Robert J. Therrien
                                                Title: President and Chief
                                                       Executive Officer



                                          __________________________________
                                          James A. Pelusi

                                 EXHIBIT 5.3(f)
                          Opinion of Parent's Counsel

     The following opinions will be subject to customary assumptions and qualifications.

1. Under the laws of the State of Delaware, each of the Parent and the Acquisition Subsidiary has legal existence and is a corporation duly incorporated and in good standing. The Parent has the corporate power and authority to own or lease its properties and to conduct its business as presently conducted.

2. Each of the Parent and the Acquisition Subsidiary has the corporate power and authority to enter into the Transaction Documents and to perform its respective obligations thereunder. The execution and delivery by the Parent of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Parent, and each Transaction Document has been duly executed and delivered by the Parent, and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms. The execution and delivery by the Acquisition Subsidiary of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Acquisition Subsidiary, and each Transaction Document has been duly executed and delivered by the Acquisition Subsidiary, and constitutes a valid and binding obligation of the Acquisition Subsidiary, enforceable against the Acquisition Subsidiary in accordance with its terms.

3. All of the Merger Shares will be, when issued in accordance with the Agreement, duly authorized, validly issued, fully paid and nonassessable and no holder of the Merger Shares is or will be subject to personal liability solely by reason of ownership of such Merger Shares. To our knowledge, the issuance of the Merger Shares by the Parent is not subject to the preemptive or other similar rights of any stockholder of the Parent. All of the shares of Parent Common Stock issuable after the Effective Time upon the exercise of Options and Warrants will be, when issued in accordance with the agreement relating to such Option or Warrant, as applicable, duly authorized, validly issued, fully paid and nonassessable and no holder of such shares of Parent Common Stock will be subject to personal liability solely by reason of ownership of such shares. To our knowledge, as of the date hereof, the issuance of any shares of Parent Common Stock by the Parent after the Effective Time upon the exercise of Options and Warrants is not subject to the preemptive or other similar rights of any stockholder of the Parent.

4. The execution and delivery of the Transaction Documents and the consummation of the Merger and the other transactions contemplated thereby will not contravene or conflict with the Charter or Bylaws of the Parent or the Acquisition Subsidiary. To our knowledge, neither the Parent nor the Acquisition Subsidiary is a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by the Parent or the Acquisition Subsidiary of their obligations under the Transaction Documents.

5. No consent, approval, authorization, order, registration or qualification of or with any United States federal or Massachusetts governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any United States federal or Massachusetts court or Delaware court acting pursuant to the Delaware General Corporation Law is required to permit the execution and delivery by each of the Parent and the Acquisition Subsidiary of, and the performance of each of the Parent and the Acquisition Subsidiary of their obligations under, the Transaction Documents and the consummation of the Merger and the other transactions contemplated thereby, except for the filing and acceptance of the Certificate of Merger with the Delaware

     Secretary of State and except for such consents, approvals, authorizations, orders, registrations or qualifications (I) as may be required under state securities or Blue Sky laws in connection with the issuance of Merger Shares or (ii) which if not obtained would not reasonably be expected to have a Parent Material Adverse Effect.

6. Neither the execution, delivery or performance of the Transactions Documents by the Parent and the Acquisition Subsidiary nor the consummation of the Merger and the other transactions contemplated thereby will violate any United States federal or Massachusetts statute or the Delaware General Corporation Law known to us that is currently in effect and binding upon or applicable to the Parent or the Acquisition Subsidiary (other than applicable antifraud provisions of United States federal securities laws and related state securities laws, as to which we express no opinion), except for a violation or violations which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

7. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective in accordance with the terms and provisions of the Merger Agreement, the Certificate of Merger and the Delaware General Corporation Law.

8. The Registration Statement has become effective under the Securities Act and to the best of our knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the SEC.

9. To our knowledge, there is no litigation, investigation or proceeding pending or threatened before or by any court or governmental agency or authority, or before any arbitrator, against the Parent which is required to be disclosed in the Registration Statement and is not so disclosed.

                                                                      APPENDIX B
                                                                      ----------


                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           FASTECH INTEGRATION, INC.

     FASTech Integration, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That, the Board of Directors of the Corporation, at a meeting duly called and held on September 22, 1998, in accordance with the provisions of
Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). The resolutions setting forth the proposed amendment are as follows:

RESOLVED:   That it is hereby proposed and deemed advisable that the
            Corporation's Amended and Restated Certificate of Incorporation, as amended, be amended by adding the following sentence at the end of
            Section 4.3 of Article FOURTH thereof:

            "Notwithstanding anything in this Section 4.3 to the contrary, the merger with or other acquisition of the Corporation prior to December 31, 1998 by Brooks Automation, Inc., a Delaware corporation, or any wholly-owned subsidiary of such corporation, shall not be deemed, for purposes of this Section 4, to be a liquidation, dissolution or winding up of the Corporation."

RESOLVED:   That such amendment be submitted to the stockholders of the
            Corporation for their approval, and that upon such approval, each of the proper Officers be, and each of them hereby is, authorized and directed to prepare, execute and file, or cause to be filed, with the Delaware Secretary of State, a Certificate of Amendment to the Corporation's Certificate of Incorporation in such form as may be prescribed by the State of Delaware.

          SECOND: That, the holders of: (i) a majority of the outstanding shares of Common Stock, par value $.000002 per share (the "Common Stock"), and Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the "Corporation, voting together as a single class; (ii) a majority of the outstanding shares of Common Stock, voting as a single class; (iii) at least sixty percent (60%) of the outstanding shares of Preferred Stock, voting as a single class; (iv) a majority of the outstanding shares of Series A Preferred Stock of the Corporation, voting as a separate class; (v) a majority of the outstanding shares of Series B Preferred Stock of the Corporation, voting as a separate class; (vi) at least 60% of the outstanding shares of Series C Preferred Stock of the Corporation, voting as a separate class; (vii) at least 51% of the outstanding shares of Series D Preferred Stock of the Corporation, voting as a separate class; and (viii) a majority of the outstanding shares of Series E Preferred Stock of the Corporation, voting as a separate class; duly adopted such resolutions by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and Article FOURTH, Sections 2.2, 2.3 and 3 of the Corporation's Certificate of Incorporation.

          THIRD: That, such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          THE UNDERSIGNED, being the President of this Corporation, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this ___ day of September, 1998.


                              FASTECH INTEGRATION, INC.


                              By: __________________________
                                  James A. Pelusi
                                  President

                                                                      APPENDIX C
                                                                      ----------



                            DELAWARE CODE ANNOTATED
                Copyright (c) 1975-1997 by The State of Delaware
                              All rights reserved.

          *** THIS SECTION IS CURRENT THROUGH THE 1997 SUPPLEMENT *** *** (1997 REGULAR SESSION OF THE 139TH GENERAL ASSEMBLY) ***

                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

                            8 Del. C. (S) 262 (1997)

(S) 262. Appraisal rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders;- and further provided that no appraisal rights shall be available for any shares of stock of the' constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251,252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Article 10 of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the Delaware General Corporation Law. Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provided that indemnification shall be provided if the party in question is successful on the merits or otherwise. The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. Brooks may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended. The Registrant also maintains directors and officers liability insurance.

Item 21. Exhibits and Financial Statement Schedules.

(a)    Exhibits

Exhibit
No.                                                   Description                                          Reference
-----------     ---------------------------------------------------------------------------------------  --------------
       2.01     Agreement and Plan of Merger dated as of September 21, 1998, between the Registrant,     Filed herewith
                FASTech Acquisition Corp. and FASTech Integration, Inc. (contained in Appendix A hereto).
       3.01     Certificate of Incorporation of the Registrant.                                          A**
       3.02     Bylaws of the Registrant.                                                                A**
       3.03     Certificate of Designation of Series A Junior Participating Preferred Stock.             H**
       4.01     Specimen Certificate for shares of the Registrant's Common Stock.                        A**
       4.02     Description of Capital Stock (contained in the Certificate of Incorporation of the       A**
                Registrant, filed as Exhibit 3.01).
       4.03     Rights Agreement dated July 23, 1997.                                                    I**
       5.01     Opinion of Brown, Rudnick, Freed & Gesmer.                                               Filed herewith
       8.01     Form of Opinion of Brown, Rudnick, Freed & Gesmer with respect to federal income tax     Filed herewith
                matters.
      10.01     Agreement between the Registrant and Robert J. Therrien.                                 A**
      10.02     Employment Agreement between the Registrant and Robert J. Therrien dated as of           A**
                October 1, 1994.
      10.03     Employment Agreement between the Registrant and Stanley D. Piekos.                       A**

      10.04     intentionally omitted.
      10.05     intentionally omitted.
      10.06     Form of Indemnification Agreement for directors and officers of the Registrant.          A**
      10.07     Form of Selling Stockholder's Agreement.                                                 B**
      10.08     Lam Promissory Note.                                                                     A**
      10.09     Lam Security Agreement.                                                                  A**
      10.10     Lam Production and Terms of Purchase Agreement.                                          A**
      10.11     Lam Term Sheet.                                                                          A**
      10.12     Revolving Credit and Security Agreement with USTrust.                                    A**
      10.13     Loan and Security Agreement with the Massachusetts Business Development Corporation.     A**
      10.14     Guarantee of Robert J. Therrien of Revolving Credit Agreement with USTrust and Release.  A**
      10.15     Guarantee of Jeffrey Hohl of Revolving Credit Agreement with USTrust and Release.        A**
      10.16     Guarantee of Robert J. Therrien of Loan Agreement with Massachusetts Business            A**
                Development Corporation.
      10.17     Guarantee of Norman B. Brooks of Revolving Credit Agreement with USTrust and Release.    A**
      10.18     Lease Extension Agreement.                                                               C**
      10.19     Headquarters Lease.                                                                      B**
      10.20     Loan Agreement between Brooks Automation, Inc. and USTrust dated June 25, 1996.          D**
      10.21     intentionally omitted.
      10.22     Loan Agreement First Amendment dated April 30, 1997.                                     F**
      10.23     Revolving Loan Note First Amendment dated April 30, 1997.                                F**
      10.24     Participation Agreement dated April 30, 1997.                                            F**
      10.25     Loan Agreement Second Amendment dated June 30, 1997.                                     G**
      10.26     Loan Agreement First Amendment dated June 3, 1997.                                       G**
      10.27     1993 Nonemployee Director Stock Option Plan.                                             J**
      10.28     1992 Combination Stock Option Plan.                                                      K**
      10.29     1995 Employee Stock Purchase Plan.                                                       E**

      21.01     Subsidiaries of the Registrant.                                                          L**
      23.01     Consents of Brown, Rudnick, Freed & Gesmer (contained in Exhibit 5 and Exhibit 8).       Filed herewith
      23.02     Consent of PricewaterhouseCoopers LLP.                                                   Filed herewith
      27.01     Financial Data Schedules.                                                                Filed herewith
      99.01     Form of FASTech Integration, Inc. Consent Form.                                          Filed herewith

A            Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No.
             33-87296).  The number set forth herein is the number of the Exhibit in said registration statement.
B            Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No.
             33-93102).  The number assigned to each Exhibit above is the same as the number assigned to the
             Exhibit in said registration statement.
C            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1995.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
D            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1996.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
E            Incorporated by reference to Exhibit 99.04 in the Registrant's registration statement on Form S-8
             (No. 333-07315).
F            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended December 31, 1996.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
G            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1997.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
H            Incorporated by reference to the Registrant's registration statement on Form S-3 (No. 333-34487).
             The number assigned to each Exhibit above is the same as the number assigned to the Exhibit in said registration statement.
I            Incorporated by reference to the Registrant's current report on Form 8-K filed on August 7, 1997.
J            Incorporated by reference to Exhibit 99.01 in the Registrant's registration statement on Form S-8
             (No. 333-22717).
K            Incorporated by reference to Exhibit 99.02 in the Registrant's registration statement on Form S-8
             (No. 333-07313).
L            Incorporated by reference to the Registrant's annual report on Form 10-K for the annual period ended September 30, 1997.  The number set forth herein is the number of the Exhibit in said annual report.
**           In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

(b)  Financial Statement Schedules.

  The following financial statement schedules of the Registrant are included herewith:

  Schedule II--Valuation and Qualifying Accounts and Reserves.


  All other schedules are omitted as the information required is inapplicable or the information is presented in the financial statements or the related notes.

  (c)  None

Item 22. Undertakings.

  The Registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts on the 22nd day of September, 1998.

                                        BROOKS AUTOMATION, INC.


                                        By: /s/ Robert J. Therrien
                                           ------------------------------
                                           Robert J. Therrien, President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Therrien, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                    Title                              Date
                  ----------                                    ------                             ----

      /s/ Robert J. Therrien                     Director and President (Principal          September 22, 1998
-----------------------------------------------  Executive Officer)
      Robert J. Therrien

      /s/ Deborah D. Fox                         Corporate Controller (Principal            September 21, 1998
-----------------------------------------------  Accounting Officer)
      Deborah D. Fox

      /s/ Roger D. Emerick                       Director                                   September 21, 1998
-----------------------------------------------
      Roger D. Emerick

      /s/ Amin J. Khoury                         Director                                   September 21, 1998
-----------------------------------------------
      Amin J. Khoury

                            BROOKS AUTOMATION, INC.
         Schedule II - Valuation and Qualifying Accounts and Reserves
                                (in thousands)

                                                                                Additions
                                                        Balance at      Charged to     Charged to     Deductions       Balance
                                                        beginning       costs and      other          and              at end
Description                        Year ended           of period       expenses       accounts       write-offs       of period
-------------------------------    ------------------   ---------       --------       --------       ----------       ---------
Allowance for doubtful accounts    September 30, 1997    $   100         $   162        $    -         $  (102)         $   160
                                   September 30, 1996         80              20             -               -              100
                                   September 30, 1995         80               -             -               -               80

                                 EXHIBIT INDEX

Exhibit
No.                                                   Description                                          Reference
-----------     ---------------------------------------------------------------------------------------  --------------
       2.01     Agreement and Plan of Merger dated as of September 21, 1998, between the Registrant,     Filed herewith
                FASTech Acquisition Corp. and FASTech Integration, Inc. (contained in Appendix A hereto).
       3.01     Certificate of Incorporation of the Registrant.                                          A**
       3.02     Bylaws of the Registrant.                                                                A**
       3.03     Certificate of Designation of Series A Junior Participating Preferred Stock.             H**
       4.01     Specimen Certificate for shares of the Registrant's Common Stock.                        A**
       4.02     Description of Capital Stock (contained in the Certificate of Incorporation of the       A**
                Registrant, filed as Exhibit 3.01).
       4.03     Rights Agreement dated July 23, 1997.                                                    I**
       5.01     Opinion of Brown, Rudnick, Freed & Gesmer.                                               Filed herewith
       8.01     Form of Opinion of Brown, Rudnick, Freed & Gesmer with respect to federal income tax     Filed herewith
                matters.
      10.01     Agreement between the Registrant and Robert J. Therrien.                                 A**
      10.02     Employment Agreement between the Registrant and Robert J. Therrien dated as of           A**
                October 1, 1994.
      10.03     Employment Agreement between the Registrant and Stanley D. Piekos.                       A**
      10.04     intentionally omitted.
      10.05     intentionally omitted.
      10.06     Form of Indemnification Agreement for directors and officers of the Registrant.          A**
      10.07     Form of Selling Stockholder's Agreement.                                                 B**
      10.08     Lam Promissory Note.                                                                     A**
      10.09     Lam Security Agreement.                                                                  A**
      10.10     Lam Production and Terms of Purchase Agreement.                                          A**
      10.11     Lam Term Sheet.                                                                          A**
      10.12     Revolving Credit and Security Agreement with USTrust.                                    A**
      10.13     Loan and Security Agreement with the Massachusetts Business Development Corporation.     A**
      10.14     Guarantee of Robert J. Therrien of Revolving Credit Agreement with USTrust and Release.  A**
      10.15     Guarantee of Jeffrey Hohl of Revolving Credit Agreement with USTrust and Release.        A**
      10.16     Guarantee of Robert J. Therrien of Loan Agreement with Massachusetts Business            A**
                Development Corporation.
      10.17     Guarantee of Norman B. Brooks of Revolving Credit Agreement with USTrust and Release.    A**

      10.18     Lease Extension Agreement.                                                               C**
      10.19     Headquarters Lease.                                                                      B**
      10.20     Loan Agreement between Brooks Automation, Inc. and USTrust dated June 25, 1996.          D**
      10.21     intentionally omitted.
      10.22     Loan Agreement First Amendment dated April 30, 1997.                                     F**
      10.23     Revolving Loan Note First Amendment dated April 30, 1997.                                F**
      10.24     Participation Agreement dated April 30, 1997.                                            F**
      10.25     Loan Agreement Second Amendment dated June 30, 1997.                                     G**
      10.26     Loan Agreement First Amendment dated June 3, 1997.                                       G**
      10.27     1993 Nonemployee Director Stock Option Plan.                                             J**
      10.28     1992 Combination Stock Option Plan.                                                      K**
      10.29     1995 Employee Stock Purchase Plan.                                                       E**

      21.01     Subsidiaries of the Registrant.                                                          L**
      23.01     Consents of Brown, Rudnick, Freed & Gesmer (contained in Exhibit 5 and Exhibit 8).       Filed herewith
      23.02     Consent of PricewaterhouseCoopers LLP.                                                   Filed herewith
      27.01     Financial Data Schedules.                                                                Filed herewith
      99.01     Form of FASTech Integration, Inc. Consent Form.                                          Filed herewith


A            Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No.
             33-87296).  The number set forth herein is the number of the Exhibit in said registration statement.
B            Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No.
             33-93102).  The number assigned to each Exhibit above is the same as the number assigned to the
             Exhibit in said registration statement.
C            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1995.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
D            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1996.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
E            Incorporated by reference to Exhibit 99.04 in the Registrant's registration statement on Form S-8
             (No. 333-07315).
F            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended December 31, 1996.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.

G            Incorporated by reference to the Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1997.  The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in said quarterly report.
H            Incorporated by reference to the Registrant's registration statement on Form S-3 (No. 333-34487).
             The number assigned to each Exhibit above is the same as the number assigned to the Exhibit in said registration statement.
I            Incorporated by reference to the Registrant's current report on Form 8-K filed on August 7, 1997.
J            Incorporated by reference to Exhibit 99.01 in the Registrant's registration statement on Form S-8
             (No. 333-22717).
K            Incorporated by reference to Exhibit 99.02 in the Registrant's registration statement on Form S-8
             (No. 333-07313).
L            Incorporated by reference to the Registrant's annual report on Form 10-K for the annual period ended September 30, 1997.  The number set forth herein is the number of the Exhibit in said annual report.
**           In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.